As filed with the Securities and Exchange Commission on October 15, 2004

                           Registration No. 333-
               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM S-4
           REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933

                      FIRST NATIONAL LINCOLN CORPORATION
            (Exact name of Registrant as specified in its charter)

          Maine                      6021                      01-0404322
(State or other jurisdiction  (Primary Standard            (I.R.S.  Employer
     of incorporation             Industrial                 Identification
     or organization)       Classification Code No.)              No.)

                        223 Main Street,  P.O. Box 940
                        Damariscotta, Maine 04543-0940
                                (207) 563-3195
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                             Daniel R. Daigneault
                    President and Chief Executive Officer
                     First National  Lincoln Corporation
                         223 Main Street,  P.O. Box 940
                         Damariscotta, Maine 04543-0940
                                (207) 563-3195
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with a copy to:
        Keith C. Jones, Esq.                        James B. Zimpritch, Esq.
         Verrill Dana, LLP                             Pierce Atwood LLP
        One Portland Square                   One Monument Square, P.O. Box 586
       Portland, Maine  04101                     Portland, Maine  04112-0586
           (207) 791-1100                               (207) 774-4000

       Approximate date of commencement of proposed sale to the public:
              Upon consummation of the merger described herein.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. __

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __





Calculation of Registration Fee


-------------------------------------------------------------------------------
                                     Proposed      Proposed
                                     Maximum        Maximum
Title of Each Class    Amount    Offering  Price   Aggregate     Amount  of
Of Securities to be    to be        Per Share      Offering     Registration
    Registered       Registered      Or Unit        Price(1)       Fee(1)
-------------------------------------------------------------------------------
 Common Stock, par
value $.01 per share    N/A           $42.00      $47,598,600      $6,031
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculation of the registration fee. In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant's common stock expected to be issued upon consummation of the merger of FNB Bankshares ("FNB") with and into the Registrant, taking into account the maximum number of shares of FNB (1,133,300) that may be exchanged, including shares issuable upon the exercise of outstanding options to acquire FNB common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.





























[FNLC LOGO]                                                   [FNB LOGO]

To the shareholders of First National Lincoln Corporation and FNB Bankshares:

A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of First National Lincoln Corporation ("FNLC') and FNB Bankshares ("FNB") have approved an agreement to merge our two companies. Also, it is expected that FNB's bank subsidiary, The First National Bank of Bar Harbor, will be merged with The First National Bank of Damariscotta, the bank subsidiary of FNLC, to create a single bank subsidiary of the combined company. The resulting bank subsidiary will have 14 banking offices and three investment management offices serving coastal Maine communities from Brunswick to Calais. As a result of the merger, the combined company will have assets of approximately $870 million, with combined loans of approximately $602 million and combined deposits of approximately $570 million, based upon June 30, 2004 balances. In addition, the combined bank will have more than $265 million of investments under management. We believe the combined company will enhance our ability to serve the financial needs of our communities, which will enable us to enhance long-term shareholder value for both companies.

     In the proposed merger, FNB will merge into FNLC and FNLC will issue shares of its common stock to the shareholders of FNB in exchange for their shares in FNB. Each outstanding share of FNB is expected to be converted into FNLC stock valued at $42.00. The actual exchange ratio, and hence the number of FNLC shares into which FNB stock will be converted, will vary depending on the per share market price of FNLC common stock prior to closing, but FNB shareholders will receive not less than 1.91, nor more than 2.47, shares of FNLC for each share of FNB they hold. The common stock of FNLC (ticker symbol
FNLC) trades on the Nasdaq Stock Market, Inc.'s National Market. We urge you to obtain current market quotations for FNLC common stock.

     We expect the merger will qualify as a reorganization for federal income tax purposes. Accordingly, FNB shareholders generally will not recognize any gain or loss for federal income tax purposes on the exchange of shares of FNB common stock for FNLC common stock in the merger, except with respect to any cash received instead of fractional shares of common stock of the combined company. Upon completion of the merger, we estimate that FNB's former shareholders will own between approximately 21% and 26 % of the common stock of FNLC.

     At our respective special meetings, which will be held on [
], 2004, in addition to other business, we will each ask our common shareholders to approve the merger. Information about these meetings and the merger is contained in this document. In particular, see "Risk Factors" beginning on page __. We urge you to read this document carefully and in its entirety.

     Whether or not you plan to attend your special meeting, please return your completed proxy card as soon as possible to make sure that your shares are represented at the meeting. If you do not vote, it will have the same effect as voting against the merger.

     Each of our Boards of Directors unanimously recommends that shareholders vote "FOR" the merger. We strongly support this combination of our companies and join our Boards in their recommendations.

         Daniel R. Daigneault                         Tony C. McKim
 President and Chief Executive Officer    President and Chief Executive Officer
  First National  Lincoln Corporation                FNB  Bankshares

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF THE FIRST NATIONAL BANK OF DAMARISCOTTA OR THE FIRST NATIONAL BANK OF BAR HARBOR, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. FNLC MAY NOT SELL THE SECURITIES BEING OFFERED BY USE OF THIS DOCUMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OF WHICH THIS DOCUMENT IS A PART, IS DECLARED EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND FNLC IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

This document is dated ________________________, 2004, and is first being mailed to shareholders of First National Lincoln Corporation and FNB Bankshares on or about ____________________________, 2004.









































REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about FNLC from documents that may not be included in or delivered with this document. You can obtain copies of documents incorporated by reference in this document but not otherwise accompanying this document through the Securities and Exchange Commission website at http:/www.sec.gov or by requesting them in writing or by telephone from FNLC at the following address and telephone number:

FIRST NATIONAL LINCOLN CORPORATION
223 Main Street
P.O. Box 940
Damariscotta, Maine 04543-0940
Attention: Carrie A. Warren
(207) 563-3195

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by _______________________, 2004 in order to receive them before your special meeting.

See "Where You Can Find More Information" on page __.






































FIRST NATIONAL LINCOLN CORPORATION
223 Main Street
Damariscotta, Maine 04543-0940
(207) 563-3195


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on ______________________________, 2004

To the shareholders of First National Lincoln Corporation:

We will hold a special meeting of shareholders of First National Lincoln
Corporation ("FNLC") at       .m., local time, on ___________________, 2004, at
_________________________________ Maine, for the following purposes:


1. to consider and vote upon a proposal to approve an agreement and plan of merger, dated as of August 25, 2004, between First National Lincoln Corporation and FNB Bankshares, as described in the attached document;

2. to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

3. to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


We have fixed the close of business on __________________________, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of FNLC common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

Our Board of Directors has determined that the merger agreement is in the best interests of FNLC and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the merger agreement.

Your vote is very important. Even if you plan to be present at the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope. Failure to vote your shares will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors


Charles A. Wootton
Clerk

Damariscotta, Maine
______________________, 2004








FNB BANKSHARES
102 Main Street
Bar Harbor, Maine 04609
(207) 288-3341


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on _____________________________, 2004

To the shareholders of FNB Bankshares:

We will hold a special meeting of shareholders of FNB Bankshares at ________________________ _.m., local time, on __________________________, 2004, at _______________________________, Maine, for the following purposes:


1. to consider and vote upon a proposal to approve an agreement and plan of merger, dated as of August 25, 2004, between First National Lincoln Corporation and FNB Bankshares, as described in the attached document;

2. to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

3. to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


We have fixed the close of business on ______________________, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of FNB common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

If the merger agreement is approved by shareholders at the special meeting and the merger is consummated, any shareholder of record as of the record date for the special meeting (i) who delivers to FNB, before the shareholder vote on the merger agreement, a written objection to the merger stating that he, she or it intends to demand payment for his, her or its shares through the exercise of his, her or its statutory appraisal rights; (ii) whose shares are not voted in favor of approving the merger agreement; and (iii) who satisfies the requirements set forth in the appraisal notice delivered by FNB or its successor within the time period set forth therein, shall be entitled to receive payment for his, her or its shares. FNB, its successor and any such shareholder shall in such case have the rights and duties and shall follow the procedures set forth in 13-C M.R.S.A. ch. 13, which are described under "The Merger -- Appraisal Rights" in the accompanying document and a copy of which are attached as Annex III to such document.

Our Board of Directors has determined that the merger agreement is in the best interests of FNB and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the merger agreement.







Your vote is very important. Even if you plan to be present at the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope. Failure to vote your shares will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors

Ronald J. Wrobel, Clerk
Bar Harbor, Maine
________________________, 2004


















































TABLE OF CONTENTS

                                                                           Page
REFERENCES TO ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS

SUMMARY

RISK FACTORS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

GENERAL INFORMATION

THE FNLC SPECIAL MEETING
     Time, Date and Place
     Matters to be Considered
     FNLC Shares Outstanding and Entitled to Vote; Record Date
     How to Vote Your FNLC Shares
     FNLC Votes Required
     Solicitation of FNLC Proxies
     Recommendations of the FNLC Board of Directors

THE FNB SPECIAL MEETING
     Time, Date and Place
     Matters to be Considered
     FNB Shares Outstanding and Entitled to Vote; Record Date
     How to Vote Your FNB Shares

FNB Votes Required
     Solicitation of FNB Proxies
     Recommendations of the FNB Board of Directors

THE MERGER (FNLC and FNB Proposal 1)
     General
     Background of the Merger
     FNB's Reasons for the Merger
     FNLC's Reasons for the Merger
     Opinion of FNB's Financial Advisor
     Analyses of RBC Capital Markets
     Merger Consideration
     Procedures for Exchanging FNB Common Stock Certificates
     Treatment of FNB Stock Options
     Conditions to the Merger
     Regulatory Approvals
     FNB Business Pending the Merger
     FNB Board of Directors' Covenant to Recommend the Merger Agreement No Solicitation by FNB
     Representations and Warranties of the Parties
     Effective Time of the Merger
     Amendment of the Merger Agreement
     Termination of the Merger Agreement
     Interests of Certain Persons in the Merger
     Certain Employee Matters
     Bank Merger
     Resale of FNLC Common Stock
     Federal Income Tax Consequences
     Accounting Treatment of the Merger

                                                                           Page
     Expenses of the Merger
     Listing of the FNLC Common Stock
     Termination Fee
     Shareholder Agreements
     Appraisal Rights
     Operations of FNLC After the Merger

ADJOURNMENT OF THE SPECIAL MEETING (FNB and FNLC Proposal 2)

MARKET FOR FNLC COMMON STOCK AND DIVIDENDS

MARKET FOR FNB COMMON STOCK AND DIVIDENDS

INFORMATION ABOUT FNLC
     General
     FNLC Management and Additional Information

INFORMATION ABOUT FNB
     General
FNB's Management's Discussion and Analysis
     FNB Management and Additional Information
     SUPERVISION AND REGULATION OF FNLC AND FNB
     General
     Activities and Other Limitations
     Capital and Operational Requirements
     Distributions
     "Source of Strength" Policy
     Sarbanes-Oxley Act of 2002

DESCRIPTION OF FNLC CAPITAL STOCK
     FNLC Common Stock
     Other Provisions
     Transfer Agent

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

CERTAIN BENEFICIAL OWNERS OF FNB COMMON STOCK

LEGAL OPINION

EXPERTS

PROPOSALS FOR THE 2005 FNLC ANNUAL MEETING

WHERE YOU CAN FIND MORE INFORMATION

ANNEXES:
      Annex I Agreement and Plan of Merger, dated as of August 25, 2004, between FNLC and FNB
      Annex II  Opinion of RBC Capital Markets Corporation
      Annex III Chapter 13 of the Maine Business Corporation Act
      Annex IV  FNB Financial Statements







QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS

Q:     What do I need to do now?

A:     After you have carefully read this document, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at your special meeting.

Q:     Why is my vote important?

A:     The merger agreement must be approved by holders of at least 67% of the outstanding shares of FNB common stock and by the holders of at least a majority of the outstanding shares of FNLC common stock. If you do not vote it will have the same effect as a vote against the merger agreement.

Q:     If my shares are held in "street name" by my broker or bank, will my broker or bank automatically vote my shares for me?

A:     No. Your broker, bank or other nominee will not be able to vote shares held by it in street name on your behalf without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, following the directions your broker, bank or other nominee provides.

Q:     What if I fail to instruct my broker or bank?

A:     If you fail to instruct your broker, bank or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement.

Q:     Can I attend the meeting and vote my shares in person?

A:     Yes. All FNB shareholders are invited to attend the FNB special meeting.
FNB shareholders of record on     , 2004 can vote in person at that special
meeting. All FNLC shareholders are invited to attend the FNLC special meeting.
FNLC shareholders of record on          , 2004 can vote in person at that
special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank or other nominee how you can vote at your special meeting.

Q:     Can I change my vote?

A:     Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

* First, you may send a written notice to the clerk of FNB or FNLC, as appropriate, stating that you would like to revoke your proxy before the special meeting.
* Second, you may complete and submit a new proxy card before your special meeting. Any earlier proxies will be revoked automatically.
* Third, if you are a record holder, you may attend your special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions you receive from your broker, bank or other nominee to change your vote.

Page 1
Q:     Should I send in my stock certificates now?

A:     No. You should not send in your stock certificates at this time. If you are an FNB shareholder, you will be sent instructions for surrendering your FNB common stock certificates in exchange for FNLC shares after we complete the merger. If you are an FNLC shareholder, you will keep your existing shares, which will remain outstanding and unchanged following the merger.

Q.     Why am I receiving this document?

A. We are delivering this document to you because it is serving as both a joint proxy statement of FNB and FNLC and a prospectus of FNLC. It is a joint proxy statement because it is being used by our Boards of Directors to solicit the proxies of our respective common shareholders for the votes on the merger. It is a prospectus because FNLC is offering shares of its common stock in exchange for shares of FNB common stock if the merger is completed.

Q:     Whom should I call with questions?

A:     If you have questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact:

    If you are an FNLC shareholder:             If you are an FNBshareholder:
  First National Lincoln Corporation                    FNB Bankshares
         223 Main Street                               102  Main Street
          P.O.  Box 940                                  P.O. Box 258
   Damariscotta, Maine  04543-0940                 Bar Harbor, Maine 04609
     Attention: Carrie A. Warren                 Attention: Robin Sue McLeod

          (207) 563-3195                                (207) 288-3341




























Page 2
SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement and the other documents to which we have referred you. See "Where You Can Find More Information" on page __. Page references are included in this summary to direct you to a more complete description of the topics.

     Throughout this document, "FNB," refers to FNB Bankshares, "FNBBH" refers to FNB's banking subsidiary, The First National Bank of Bar Harbor, "FNLC" refers to First National Lincoln Corporation and "FNBD" refers to The First National Bank of Damariscotta, FNLC's banking subsidiary. Also, the proposed merger between FNB and FNLC is referred to as the "merger," the merger between FNBBH and FNBD as the "bank merger" and the Agreement and Plan of Merger, dated as of August 25, 2004, between FNB and FNLC as the "merger agreement." The terms "we" and "our" refer to both FNLC and FNB.

Parties to the Proposed Merger (Pages __ and __)

     FNLC.     FNLC was incorporated under the Maine Business Corporation Act on January 15, 1985, for the purpose of becoming the parent holding company of FNBD. The common stock of FNBD is the principal asset of FNLC, which has no other subsidiaries. FNBD was chartered as a national bank under the laws of the United States on May 30, 1864. FNBD has seven offices in Mid-Coast Maine, including its principal office located on Main Street, Damariscotta, Maine and six branch offices located at U.S. Route 1, Waldoboro, Maine; Townsend Avenue, Boothbay Harbor, Maine; Route 27, Wiscasset, Maine; U.S. Route 1, Rockport, Maine; Elm Street, Camden, Maine; and Route 1, Rockland, Maine. FNBD offers investment management and personal trust services through Pemaquid Advisors, a division of FNBD, which has three offices on Bristol Road, Damariscotta, Maine, Pleasant Street, Brunswick, Maine, and Townsend Avenue, Boothbay Harbor, Maine. FNBD also maintains an Operations Center at the corner of Bristol Road and Cross Street in Damariscotta. The mailing address of FNLC's principal executive office is 223 Main Street, P.O. Box 940, Damariscotta, Maine 04543-0940, and the telephone number for FNLC's executive offices is (207) 563-3195. FNBD offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer and trust investment services. As of June 30, 2004, FNLC's outstanding shares consisted of one class of common stock, $.01 par value per share, of which there were 7,342,690 shares outstanding and held of record by approximately 1,000 shareholders.

     FNB.     FNB was incorporated under the Maine Business Corporation Act on
December 3, 1984, for the purpose of becoming the parent holding company of FNBBH. The common stock of FNBBH is the principal asset of FNB, which has no other subsidiaries. FNBBH was chartered as a national bank under the laws of the United States on November 17, 1888. FNBBH has seven full-service banking offices in the "Down East" region of Maine's Hancock and Washington counties. The mailing address of FNB's principal executive office is 102 Main Street, P.O. Box 258, Bar Harbor, Maine 04609, and the telephone number for FNB's executive offices is (207) 288-3341. FNBBH offers a full range of banking services and products to individuals, businesses and governments throughout its market areas, including commercial, consumer and trust investment services. As of June 30, 2004, FNB's outstanding shares consisted of one class of common stock, $.80 par value per share, of which there were 1,046,497 shares outstanding and held of record by approximately 315 shareholders.

Page 3
     FNB Shareholders will Receive Whole Shares of FNLC Common Stock in Exchange for Each Share of FNB Common Stock Pursuant to the Merger; FNLC Shareholders Will Keep Their Shares (Page __)

     We propose a merger in which FNB will merge with and into FNLC. If the merger is completed, each outstanding share of FNB common stock (subject to certain exceptions) will be converted into the right to receive a number of whole shares of FNLC common stock determined by dividing $42.00 by the average sales price of FNLC common stock prior to the merger, provided that FNB shareholders will not receive more than 2.47, nor less than 1.91, FNLC shares for each FNB share they hold and will receive cash in lieu of any fractional share interest. The average sales price shall be the sum of the average of the high and low sales price reported for each trading day during the 30-day period ending with the fifth business day prior to the merger, divided by the number of trading days during such period.

     FNLC will not issue fractional shares. Instead, FNB shareholders will receive the value of any fractional share interest in cash based on the average sales price of FNLC common stock prior to the merger computed in the same manner as used to determine the exchange ratio in the merger.

     If you are an FNB shareholder, you will need to surrender your FNB common stock certificates to receive the appropriate merger consideration, but you should not send in any certificates now. Shortly after the merger is completed, you will receive detailed instructions on how to exchange your FNB shares.

     FNLC shareholders will keep their shares, which will remain outstanding and unchanged as shares of FNLC, following the merger.

Comparative Per Share Market Price Information (Page __)

     Shares of FNLC currently trade on the Nasdaq Stock Market Inc.'s National Market under the symbol "FNLC". Shares of FNB are not traded on any exchange, but are traded in the over-the-counter market. On August 24, 2004, the last trading day preceding public announcement of the proposed merger for which a trade in FNLC common stock was reported, the last sales price reported for FNLC common stock was $17.50 per share. On August 25, 2004, the last trading day preceding public announcement of the proposed merger for which a trade in FNB common stock was reported, the last sales price reported for FNB common stock was $24.75 per share. On _________________, 2004, the last sales price reported for FNLC common stock was $ ______ per share and the last sales price reported for FNB common stock was $ ______ per share.

     The exact number of shares of FNLC common stock which FNB shareholders will be entitled to receive as a result of the merger will be based on the high and low sales prices reported for each trading day during the 30-day period ending with the fifth business day prior to the merger. Based on the average high and low prices of FNLC common stock during the 30-day period ended on September 30, 2004, the exchange ratio would be 2.18 of shares of FNLC common stock for each share of FNB common stock.

     FNLC cannot assure you that its stock price will continue to trade at the prices shown above. You should obtain current stock price quotations for FNLC common stock from a newspaper, via the internet or by calling your broker.





Page 4
Dividend Policy (Page __)

     We currently pay regular cash dividends to our respective shareholders. During the third quarter of 2004, FNLC declared a regular quarterly cash dividend of 11.5 cents per share of FNLC common stock. FNLC currently intends to continue to pay a quarterly cash dividend to its shareholders. On September 28, 2004, FNB declared a quarterly cash dividend of 16.0 cents per share of FNB common stock. Pursuant to the merger agreement, FNB may continue to declare and pay regular semi-annual dividends at a rate not in excess of $0.33 per share on FNB common stock during the period prior to consummation of the merger, and to the extent necessary so that FNB shareholders do not fail to receive a dividend for any semi-annual period with respect to their FNB shares, or following the merger, for any quarterly period with respect to the FNLC shares received in the merger, a quarterly dividend at the same annualized rate as regular dividends paid by FNB, on the same record date provided by FNLC for its quarterly dividend.

The Exchange of FNLC Common Stock for FNB Common Stock in the Merger has been structured as a Tax-Free Transaction (Page __)

     We expect to receive an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a "reorganization" for federal income tax purposes and, accordingly, FNB shareholders generally will not recognize any gain or loss on the conversion of shares of FNB common stock solely into shares of FNLC common stock. However, FNB shareholders generally will be taxed if they receive cash instead of any fractional share of FNLC common stock that the FNB shareholder would otherwise be entitled to receive. Our obligation to complete the merger is conditioned on our receipt of the same opinion, dated as of the effective date of the merger, regarding the federal income tax treatment of the merger to us and the shareholders of FNB.

     Tax matters are complicated, and the tax consequences of the merger to an FNB shareholder will depend upon the facts of that shareholder's particular situation. In addition, FNB shareholders may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge FNB shareholders to consult their own tax advisors for a full understanding of the tax consequences to them of the merger.

FNLC's Board of Directors Recommends Approval of the Merger (Page __)

     Based on FNLC's reasons for the merger described herein, the FNLC Board of Directors believes that the merger is fair to its shareholders and in their best interests and unanimously recommends that FNLC shareholders vote "FOR" approval of the merger agreement.

Date, Time and Location of FNLC Special Meeting (Page __)

     The FNLC special meeting will be held at ____ _..m., local time, on __________________, 2004, at ________________________, Maine. At the special meeting, FNLC shareholders will be asked (i) to approve the merger agreement,
(ii) to approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement, and
(iii) to act on any other matters that may properly come before the special meeting.



Page 5
Record Date and Voting Rights for the FNLC Special Meeting (Page __)

     FNLC shareholders are entitled to vote at the FNLC special meeting if they owned shares of FNLC common stock as of the close of business on _____________, 2004. FNLC shareholders will have one vote at the special meeting for each share of FNLC common stock they owned on that date.

     Shareholders of record may vote by proxy or by attending the special meeting and voting in person. Each proxy returned to FNLC (and not revoked) by a holder of FNLC common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Approval of the Merger Agreement Requires a Majority Vote by FNLC Shareholders (Page __)

     The affirmative vote of the holders of a majority of the outstanding shares of FNLC common stock is necessary to approve the merger agreement on behalf of FNLC. Not voting, or failure by a beneficial owner to instruct a broker, bank or other nominee how to vote shares held for the beneficial owner, will have the same effect as voting against the merger agreement. Any adjournment of the special meeting will require the affirmative vote of the holders of a majority of the outstanding shares of FNLC present at the special meeting, regardless of whether a quorum is present.

Management of FNLC Owns Shares Which May Be Voted at the FNLC Special Meeting (Pages __)

     The directors and executive officers of FNLC and their respective affiliates collectively owned approximately ____% of the outstanding shares of FNLC common stock as of the record date for the FNLC special meeting.

FNB's Board of Directors Recommends Approval of the Merger (Page __)

     Based on FNB's reasons for the merger described herein, including the fairness opinion of RBC Capital Markets, the FNB Board of Directors believes that the merger is fair to FNB shareholders and in their best interests and unanimously recommends that FNB shareholders vote "FOR" approval of the merger agreement.

FNB's Financial Advisor Believes that the Merger Consideration is Fair to FNB Shareholders (Page __)

     Among other factors considered in deciding to approve the merger, the FNB Board of Directors received the opinion of its financial advisor, RBC Capital Markets Corporation, a member company of RBC Financial Group, that, as of August 25, 2004 (the date on which the FNB Board of Directors approved the merger agreement), the merger consideration was fair to the holders of FNB common stock from a financial point of view. The opinion was reaffirmed by RBC Capital Markets Corporation as of the date on which this document was first mailed to FNB shareholders, and is included as Annex II. FNB shareholders should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by RBC Capital Markets in providing its opinion. The opinion of RBC Capital Markets is directed to the FNB Board of Directors and does not constitute a recommendation to any shareholder as to any

Page 6
matters relating to the merger. To date, FNB has paid RBC Capital Markets a $25,000 retainer fee and $75,000 for the fairness opinion rendered by it. In addition, FNB has agreed to pay RBC Capital Markets, upon consummation of the merger, a contingency fee which is estimated to amount to approximately $240,000, based on the $42.00 per share merger consideration.

Date, Time and Location of FNB Special Meeting (Page __)

     The FNB special meeting will be held at _______ _..m., local time, on ___________________, 2004, at ____________________________, Maine. At the
special meeting, FNB shareholders will be asked (i) to approve the merger agreement, (ii) to approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement, and (iii) to act on any other matters that may properly come before the special meeting.

Record Date and Voting Rights for the FNB Special Meeting (Page __)

     FNB shareholders are entitled to vote at the FNB special meeting if they owned shares of FNB common stock as of the close of business on ______________, 2004. FNB shareholders will have one vote at the special meeting for each share of FNB common stock they owned on that date.

     Shareholders of record may vote by proxy or by attending the special meeting and voting in person. Each proxy returned to FNB (and not revoked) by a holder of FNB common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement, and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Approval of the Merger Agreement Requires a 67% Vote by FNB Shareholders (Page
__)

     The affirmative vote of the holders of a 67% of the outstanding shares of FNB common stock is necessary to approve the merger agreement on behalf of FNB. Not voting, or failure by a beneficial owner to instruct a broker, bank or other nominee how to vote shares held for the beneficial owner, will have the same effect as a vote against the merger agreement. Any adjournment of the special meeting will require the affirmative vote of the holders of a majority of the outstanding shares of FNB present at the special meeting, regardless of whether a quorum is present.

Management of FNB Owns Shares Which May Be Voted at the FNB Special Meeting (Pages __)

     The directors and executive officers of FNB and their respective affiliates collectively owned approximately ____% of the outstanding shares of FNB common stock as of the record date for the FNB special meeting. The directors of FNB who are also officers of FNB, have entered into shareholder agreements with FNLC pursuant to which they have agreed to vote approximately 9.9% of the votes entitled to be cast at the special meeting in favor of the merger agreement.





Page 7
We Must Meet Several Conditions to Complete the Merger (Page __)

     Completion of the merger depends on meeting a number of conditions, including the following:

* our respective shareholders must approve the merger agreement;
* we must receive all required regulatory approvals for the merger and for the bank merger, and any waiting periods required by law must have passed;
* there must be no law, injunction or order enacted or issued preventing completion of the merger or the bank merger;
* we must receive a legal opinion confirming the tax-free nature of the merger;
* the FNLC common stock to be issued in the merger must have been listed for trading on the Nasdaq Stock Market's National Market;
* the representations and warranties of each of FNLC and FNB in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect on FNLC and FNB, respectively;
* we must each have complied in all material respects with our respective covenants in the merger agreement; and
* shares as to which appraisal rights have been exercised shall not represent 10% or more of the outstanding FNB common stock.

     Unless prohibited by law, either of us could elect to waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

We Must Obtain Regulatory Approvals to Complete the Merger (Page __)

     To complete the merger and the bank merger, we need the prior approval of or waiver from the Federal Reserve Board, the Office of the Comptroller of the Currency of the United States and the Maine Bureau of Financial Institutions. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. We have filed all necessary applications and notices with the applicable regulatory agencies. We cannot predict, however, whether the required regulatory approvals will be obtained or whether any such approvals will have conditions which would be detrimental to FNLC following completion of the merger.

We may Terminate the Merger Agreement (Page __)

     We can mutually agree at any time to terminate the merger agreement before completing the merger, even if our shareholders have already voted to approve it.

Either of us also can terminate the merger agreement:

* if any required regulatory approval for consummation of the merger or the bank merger is not obtained;
* if the merger is not completed by May 31, 2005;
* if the shareholders of either company do not approve the merger agreement; or
* if the other company breaches any of its representations, warranties or obligations under the merger agreement in a manner which would reasonably be expected to have a material adverse effect on it and the breach cannot be or has not been cured within 30 days of notice of the breach.



Page 8
     In addition, FNLC may terminate the merger agreement at any time prior to the FNB special meeting if the FNB Board of Directors withdraws or modifies its recommendation to the FNB shareholders that the merger agreement be approved in any way which is adverse to FNLC, or breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement and prohibiting the solicitation of other offers. FNB also may terminate the merger agreement at any time prior to the special meeting in order to concurrently enter into an acquisition agreement or similar agreement with respect to an unsolicited "superior proposal," as defined in the merger agreement, which has been received and considered by FNB in compliance with the applicable terms of the merger agreement, provided that FNB has notified FNLC at least five business days in advance of any such action and given FNLC the opportunity during such period, if FNLC elects in its sole discretion, to negotiate amendments to the merger agreement which would permit FNB to proceed with the proposed merger with FNLC. Termination of the merger agreement as a result of the circumstances discussed in this paragraph may require FNB to pay FNLC a termination fee of $1.5 million. See "Termination Fee," on page __.

We may Amend and Extend the Merger Agreement (Page __)

     We may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after the special meeting which by law requires further approval by our shareholders, without obtaining such approval.

FNB's Directors and Executive Officers Have Some Interests in the Merger that Differ From the Interests of FNB Shareholders (Page __)

     Some of FNB's directors and executive officers have agreements and stock options that provide them with interests in the merger that are different from, or in addition to, the interests of other FNB shareholders. FNBBH has entered into employment continuity agreements with its executive officers Tony C. McKim, Daniel Lay, Jeffrey Dalrymple and Ronald Wrobel which generally provide that if the officer's employment is terminated or he elects to resign within 30 days of a change in control of FNBBH or FNB the officer will have the right to receive a lump sum severance payment. If the merger is consummated, the 30-day period will be extended to 24 months and certain other changes will be made in these agreements. In addition, pursuant to the merger agreement, Tony C. McKim and Mark N. Rosborough will be appointed to the Board of Directors of FNLC upon consummation of the merger. FNLC also has agreed to honor the indemnification obligations of FNB to FNB's directors, officers and employees, as well as to permit FNB to purchase liability insurance for FNB's directors and officers for a six-year period following the merger, subject to the terms of the merger agreement.

     The Board of Directors of FNB was aware of the foregoing interests (other than the identity of the second director to be appointed to FNLC's Board) and other interests of executive officers of FNB in the merger and considered them, among other matters, in approving the merger agreement and the merger.

FNB is Prohibited from Soliciting Other Offers (Page __)

     FNB has agreed that, while the merger is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party other than FNLC regarding extraordinary transactions such as a merger, business combination or sale of substantially all of its assets or sale of 10% or more of its outstanding capital stock.

Page 9
The Merger Will be Accounted for Under the Purchase Method (Page __)

     FNLC will use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their fair values. To the extent that this purchase price exceeds the fair value of the net tangible assets acquired at the effective time of the merger, FNLC will allocate the excess purchase price to intangible assets, including goodwill. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense; however, core deposit and other intangibles with definite useful lives recorded by FNLC in connection with the merger will be amortized to expense in accordance with the these rules.

Shareholders of FNLC and FNB Have Different Rights (Page __)

     Shareholders of FNB who receive shares of FNLC common stock in exchange for their shares of FNB common stock will become shareholders of FNLC and their rights as shareholders of FNLC will be governed by FNLC's articles of incorporation and bylaws. Although both FNLC and FNB are Maine corporations subject to the Maine Business Corporation Act, the rights of shareholders of FNLC differ in certain respects from the rights of shareholders of FNB.

Termination Fee (Page __)

     FNB must pay FNLC a termination fee of $1.5 million if the merger agreement is terminated under specified circumstances.

FNB's Shareholders Have Appraisal Rights (Page __)

     Under Maine law, holders of FNB common stock have the right, if the merger is consummated and all requirements of Maine law are satisfied, to receive payment equal to the fair value of their shares of FNB common stock, determined in the manner set forth in Maine law. The procedures which must be followed in connection with the exercise of appraisal rights by shareholders are described herein under "The Merger - Appraisal Rights" and in 13-C M.R.S.A. ch. 13, a copy of which is attached as Annex III to this document. A shareholder seeking to exercise appraisal rights must deliver to FNB, before the shareholder vote on the merger agreement at the special meeting, a written objection to the merger stating that he, she or it intends to demand payment for his, her or its shares, if the merger agreement is approved, through the exercise of his, her or its statutory appraisal rights and must not vote his, her or its shares in favor of approval of the merger agreement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver thereof.

The Shares of FNLC Common Stock to be Issued in the Merger will be listed on Nasdaq (Page __)

     Pursuant to the merger agreement, the shares of FNLC common stock issued in connection with the merger will be listed on the Nasdaq Stock Market's National Market.







Page 10
Unaudited Comparative Per Share and Selected Financial Data

     The following tables show per share financial information reflecting the merger of FNLC and FNB (which is referred to as "pro forma" information) and summary historical data for each of FNLC and FNB. The pro forma information assumes that the acquisition of FNB had been completed on the dates and at the beginning of the earliest periods indicated.

     FNLC expects that the merger will result in certain one-time reorganization and restructuring expenses. The pro forma income and dividends data do not reflect any anticipated reorganization and restructuring expenses resulting from the merger. It is also anticipated that the merger will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. The pro forma information does not reflect any of these anticipated cost savings or benefits. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the merger under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company actually would have performed had FNLC and FNB been combined throughout the indicated periods.

      The summary historical financial data of FNLC has been derived from financial information that FNLC has included in prior filings with the SEC. Certain amounts in the historical financial data of FNB have been reclassified to conform with the historical financial statement presentation of FNLC. When you read the summary financial information provided in the following tables, you should also read the more detailed financial information included elsewhere in this document and in documents regarding FNLC incorporated herein. See Annex IV, and "Where You Can Find More Information," on page __.

Unaudited Comparative Per Share Data

-------------------------------------------------------------------------------
                                       FNLC                     FNB
                                   Common Stock            Common Stock
                                   ------------            ------------
                                          Pro Forma                 Pro Forma
                              Historical  Combined(1) Historical  Equivalent(2)
-------------------------------------------------------------------------------
Net income per basic share:
  Six Months Ended June 30, 2004    0.54      0.52          1.06       1.13
  Year ended December 31, 2003      1.02      0.96          1.92       2.09
Net income per diluted share:
  Six Months Ended June 30, 2004    0.53      0.51          1.00       1.11
  Year ended December 31, 2003      1.00      0.94          1.86       2.05
Dividends declared per share:
  Six Months Ended June 30, 2004    0.21      0.21          0.30       0.46
  Year ended December 31, 2003      0.38      0.38          0.47       0.83
Book value per share:
  June 30, 2004                     6.74      9.55         15.06      20.82
  December 31, 2003                 6.57      9.35         14.66      20.38
Tangible book value per share:
  June 30, 2004                     6.73      6.79         15.06      14.80
  December 31, 2003                 6.55      6.58         14.66      14.34
-------------------------------------------------------------------------------




Page 11
(1) Pro forma combined amounts are calculated by adding together the historical amounts reported by FNLC and FNB, as adjusted for: (i) the estimated purchase accounting adjustments to be recorded (consisting of mark-to-market valuation adjustments for assets acquired and liabilities assumed and adjustments for intangible assets established, and the resultant amortization/accretion of certain of such adjustments over appropriate future periods), (ii) lower net interest income related to funding the cash portion of the purchase price and
(iii) the estimated number of additional shares of FNLC common stock to be issued in connection with the merger. The number of shares used in the calculations assumes an exchange ratio of 2.18 shares of FNLC for each FNB share, based upon an average sales price of $19.22 per share for FNLC common stock during the 30-day period ended September 30, 2004. The average sales price shall be the sum of the average of the high and low sales price reported for each trading day during the 30-day period ending with the fifth business day prior to the merger, divided by the number of trading days during such period.
(2) Pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts by an assumed exchange ratio of 2.18, as explained above.
(3) It is anticipated that the initial dividend rate will be equal to the current dividend rate of FNLC. Accordingly, pro forma combined dividends per share of FNLC common stock represent the historical dividends per common share paid by FNLC.





































Page 12
Selected Consolidated Financial Data of FNLC
(Dollars in Thousands, Except Per Share Data)

-------------------------------------------------------------------------------
                      June 30,                     December 31,
                      -------   -----------------------------------------------
                         2004      2003      2002      2001      2000      1999
-------------------------------------------------------------------------------
Balance Sheet Data:
Total assets          613,972   568,812   494,068   434,466   393,216   341,287
Securities            141,301   136,689   122,073   108,186   105,220    87,999
Total loans and
  leases, net (1)     438,853   394,695   328,374   298,304   262,628   230,491
Goodwill and
  other intangibles       125       125        63         -         -         -
Deposits              386,573   359,077   334,224   262,689   254,566   205,458
Borrowings            173,661   157,822   113,365   131,357   102,919   105,048
Shareholders' equity   49,515    47,718    42,695    37,334    33,160    28,662
Nonperforming assets    1,566     1,537     1,070       667     2,366       681
Book value per share     6.74      6.57      5.89      5.20      4.65      4.03
Tangible book value
  per share              6.73      6.55      5.89      5.20      4.65      4.03
-------------------------------------------------------------------------------




































Page 13
-------------------------------------------------------------------------------
                  Six Months Ended               For the Years Ended
                       June 30                       December 31,
                  ----------------  -------------------------------------------
                     2004     2003     2003     2002     2001     2000     1999
-------------------------------------------------------------------------------
Operations Data:
Interest and
  dividend income $14,538  $13,672  $27,540  $29,307  $30,062  $27,923  $23,540
Interest expense    4,353    5,408    9,796   12,204   15,031   15,153   11,591
                  -------  -------  -------  -------  -------  -------  -------
Net interest
  income           10,185    8,264   17,744   17,103   15,031   12,770   11,949
Provision for
  loan losses         480      450      907    1,323    1,230      700      645
                  -------  -------  -------  -------  -------  -------  -------
Net interest income
  after provision   9,705    7,814   16,837   15,780   13,801   12,070   11,304
                  -------  -------  -------  -------  -------  -------  -------
Net securities
  gains (losses)        -        -        -        -       73        -        -
Other non-interest
  income            2,222    2,433    5,148    4,951    3,825    2,967    2,808
Non-interest
  expense           6,357    5,515   11,600   11,545    9,978    8,537    7,789
                  -------  -------  -------  -------  -------  -------  -------
Income before income
  tax expense       5,570    4,732   10,385    9,186    7,721    6,500    6,323
Income tax expense  1,589    1,324    2,958    2,679    2,228    1,893    1,872
                  -------  -------  -------  -------  -------  -------  -------
Net income         $3,981   $3,408   $7,427   $6,507   $5,493   $4,607   $4,451
                  =======  =======  =======  =======  =======  =======  =======
-------------------------------------------------------------------------------
Net income per share:
Basic               $0.54    $0.47    $1.02    $0.90    $0.77    $0.64    $0.61
Diluted              0.53     0.46     1.00     0.88     0.75     0.63     0.59
Dividends per share  0.21     0.18     0.38     0.33     0.27     0.22     0.17
-------------------------------------------------------------------------------
Other Data:
Return on
  average assets     1.39     1.35     1.41     1.39     1.33     1.27     1.39
Return on
  average equity    16.37    15.68    16.39    16.34    15.51    15.15    15.67
Average equity to
  average assets     8.47     8.63     8.58     8.49     8.55     8.36     8.88
Net interest
  margin(2)          3.92     3.65     3.73     4.00     3.99     3.88     4.12
Tier 1 leverage
  capital at
  end of period      7.95     8.31     8.06     8.19     8.56     8.58     9.00
Dividend payout
  ratio             39.51    39.01    37.13    36.16    35.65    34.20    27.17
Efficiency ratio(3) 48.91    49.06    48.32    50.49    50.60    52.06    50.93
Nonperforming assets
  to total assets    0.27     0.23     0.29     0.27     0.20     0.69     0.30
-------------------------------------------------------------------------------
(1) Does not include loans held for sale.
(2) Ratios are on a fully-tax equivalent basis.
(3) The efficiency ratio represents operating expenses as a percentage of net interest income and noninterest income, excluding securities transactions.


Selected Consolidated Financial Data of FNB
(Dollars in Thousands, Except for Per Share Data)

-------------------------------------------------------------------------------
                      June 30,                     December 31,
                      -------   -----------------------------------------------
                         2004      2003      2002      2001      2000      1999
-------------------------------------------------------------------------------
Balance Sheet Data:
Total assets          227,521   219,634   195,414   184,629   175,271   150,423
Securities             30,309    35,356    32,635    30,911    40,928    34,382
Total loans and
  leases, net (1)     175,210   159,138   147,306   138,787   113,056   101,462
Goodwill and other
  intangibles               -         -         -         -         -         -
Deposits              185,793   185,712   162,088   137,923   125,413   115,953
Borrowings             24,296    16,607    17,622    32,504    36,324    22,540
Shareholders' equity   15,760    15,323    13,975    12,486    12,054    10,365
Nonperforming assets      842     1,029     1,085     4,542     2,363     1,704
Book value per share    15.06     14.66     13.24     11.86     11.06      9.42
Tangible book value
  per share             15.06     14.66     13.24     11.86     11.06      9.42
-------------------------------------------------------------------------------




































Page 15
-------------------------------------------------------------------------------
                  Six Months Ended               For the Years Ended
                       June 30                       December 31,
                  ----------------  -------------------------------------------
                     2004     2003     2003     2002     2001     2000     1999
-------------------------------------------------------------------------------
Operations Data:
Interest and
  dividend income  $5,292   $5,320  $10,524  $11,501  $12,997  $12,512  $10,283
Interest expense    1,247    1,397    2,693    3,652    5,408    5,550    4,472
                  -------  -------  -------  -------  -------  -------  -------
Net interest
  income            4,045    3,923    7,831    7,849    7,589    6,962    5,811
Provision for
  loan losses         120      180      410      822      600      410      565
                  -------  -------  -------  -------  -------  -------  -------
Net interest income
  after provision   3,925    3,743    7,421    7,027    6,989    6,552    5,246
                  -------  -------  -------  -------  -------  -------  -------
Net securities
  gains (losses)        -      -      -           40      307       18        9
Other non-interest
  income            1,777    1,433    3,647    2,987    2,603    2,508    2,008
Non-interest
expense             4,213    3,832    8,321    8,082    8,093    7,153    6,510
                  -------  -------  -------  -------  -------  -------  -------
Income before income
  tax expense       1,489    1,344    2,747    1,972    1,806    1,925      753
Income tax expense    377      355      728      495      516      580      239
                  -------  -------  -------  -------  -------  -------  -------
Net income         $1,112     $989   $2,019   $1,477   $1,290   $1,345     $514
                  =======  =======  =======  =======  =======  =======  =======
-------------------------------------------------------------------------------
Net income per share:
Basic               $1.06    $0.94    $1.92    $1.40    $1.21    $1.23    $0.47
Diluted              1.00     0.91     1.86     1.37     1.19     1.23     0.47
Dividends per share  0.30     0.18     0.47     0.37     0.30     0.27     0.23
-------------------------------------------------------------------------------
Other Data:
Return on
  average assets     1.00     1.01     0.99     0.78     0.72     0.83     0.36
Return on
  average equity    14.23    13.82    13.90    11.20    10.50    12.00     4.90
Average equity to
  average assets     7.06     7.13     7.11     6.71     6.89     6.77     7.34
Net interest
  margin(2)          4.13     4.44     4.30     4.49     4.63     4.79     4.53
Tier 1 leverage
  capital at end
  of period          6.98     7.40     6.80     6.80     6.80     7.30     7.40
Dividend payout
  ratio             28.30    19.15    24.14    26.19    24.46    21.62    50.00
Efficiency ratio(3) 71.77    72.08    73.22    73.11    75.21    74.15    81.59
Nonperforming assets
  to total assets    0.43     0.42     0.39     0.58     2.56     1.36     1.73
-------------------------------------------------------------------------------
(1) Does not include loans held for sale.
(2) Ratios are on a fully-tax equivalent basis.
(3) The efficiency ratio represents operating expenses as a percentage of net interest income and noninterest income, excluding securities transactions.
RISK FACTORS

     Upon completion of the merger, FNB shareholders will receive shares of FNLC common stock. Prior to deciding whether or not to approve the transaction, FNB shareholders should be aware of and consider the following risks and uncertainties that are applicable to the merger, in addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption "Cautionary Statement Concerning Forward-Looking Statements" on page __.

The value of the stock consideration and number of FNLC shares to be received by FNB shareholders may vary with fluctuations in FNLC's stock price.

     If the merger is completed, each outstanding share of FNB common stock (subject to certain exceptions) will be converted into the right to receive a number of whole shares of FNLC common stock determined by dividing $42.00 by the average sales price of FNLC common stock prior to the merger, provided that FNB shareholders will not receive more than 2.47, nor less than 1.91, FNLC shares for each FNB share they hold and will receive cash in lieu of any fractional share interest. The average sales price shall be the sum of the average of the high and low sales price reported for each trading day during the 30-day period ending with the fifth business day prior to the merger, divided by the number of trading days during such period. The market price of the FNLC common stock at the time former shareholders of FNB receive certificates evidencing shares of FNLC common stock following the merger may be higher or lower than the market price at the date of this document, on the date of the FNB special meeting or on the date of the merger. Changes in the price of the FNLC common stock may result from a variety of factors, including general market and economic conditions, changes in the business, operations or prospects of FNLC and regulatory considerations. Accordingly, at the time of the special meetings, you will not know the exact value of the stock consideration to be received by FNB shareholders or the exchange ratio used to determine the number of shares of FNLC common stock to be received when the merger is completed. As a consequence of the maximum and minimum established for the exchange ratio, it is possible that FNB shareholders will receive shares of FNLC having an aggregate value of less than (or more than) $42.00 in exchange for each share of FNB stock. In addition, there will be a time period between the completion of the merger and the time at which former FNB shareholders actually receive certificates evidencing FNLC common stock. Until stock certificates are received, FNB shareholders will not be able to sell their FNLC shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of the FNLC common stock during this period.

Directors and officers of FNB have interests in the merger that differ from the interests of shareholders.

     When considering the recommendation of FNB's Board of Directors, FNB shareholders should be aware that some executive officers and directors of FNB have interests in the merger that differ from their interests. For example, certain executive officers have entered into agreements with FNBBH which provide benefits in the event of a termination of the executive officer's employment following the merger. These agreements may create potential conflicts of interest. These and certain other additional interests of FNB's directors and executive officers may cause some of these persons to view the proposed transaction differently than other FNB shareholders view it. See "Interests of Certain Persons in the Merger" beginning on page __.


Page 17
Failure to successfully integrate operations and personnel following merger could reduce future earnings.

     The failure to integrate successfully the operational systems, data processing, operating procedures and technologies of FNBD and FNBBH following the merger, particularly the transition of FNBBH's data systems to the platform currently used by FNLC, could have a material adverse effect on the results of operations of the combined company. In addition, the success of the merger is dependent in part upon the integration of key personnel from FNB into the management structure of FNLC, including Messrs. Tony McKim, Daniel Lay, Ronald Wrobel and Jeffrey Dalrymple. Following the merger, departments and business processes will be re-assigned among the existing work forces and locations of both FNBD and FNBBH. The failure to retain the services of any key FNB employee or to redeploy personnel and reassign business processes successfully could have a material adverse effect on the integration of the two companies and the results of operations of the surviving bank

Costs may exceed the anticipated benefits of the merger.

     The merger and integration of our systems and procedures will also involve significant cost and substantial management time and effort, which FNLC anticipates may disrupt its operating activities and may adversely affect FNLC's ability to realize the anticipated benefits of the merger. Achieving the anticipated benefits of the merger will depend on, among other things, FNLC's ability to realize anticipated cost savings and to combine our businesses in a manner that does not materially disrupt the existing customer relationships of FNB or result in decreased revenues from the loss of customers and that permits growth opportunities to occur. If FNLC is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The market price of shares of FNLC common stock may be affected by factors which are different from those affecting shares of FNB common stock; limited market for FNLC Stock.

     Some of FNLC's current products, services and markets differ from those of FNB and, accordingly, the results of operations of FNLC after the merger may be affected by factors different from those currently affecting the results of operations of FNB. For a discussion of our businesses and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this document and referred to under "Where You Can Find More Information" on page __, and information included in this document under "Information about FNB," beginning on page __. In addition, while FNLC's common stock is currently listed for trading on the Nasdaq Stock Market's National Market, the average daily trading volume of such stock is low, which may affect the ability of an FNB shareholder to sell a large amount of FNLC stock received as a result of the merger in a short period of time or at a favorable price.












Page 18
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated herein by reference contain forward-looking statements by us within the meaning of the federal securities laws. These forward-looking statements include information about the financial condition, results of operations and business of FNLC upon completion of the merger, including statements relating to the estimated cost savings that might be realized from the merger, and the transaction fees and expenses expected to be incurred in connection with the merger. This document also includes forward-looking statements about the consummation and anticipated timing of the merger, the exchange ratio and the tax-free nature of the merger. In addition, any of the words "believes," "expects," "anticipates," "estimates," "predicts" and similar expressions indicate forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

* we may not realize cost savings from the merger or the bank merger;
* we may suffer deposit attrition, customer loss or revenue loss following the bank merger;
* competitive pressure among depository and other financial institutions may increase significantly;
* we may encounter costs or difficulties related to the integration of our businesses;
* changes in the interest rate environment may reduce interest margins;
* general economic or business conditions, either nationally or in the markets in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;
* legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which we are engaged;
* adverse changes may occur in the securities markets; and
* our competitors may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than we do.

     Management of FNLC and FNB each believes that the forward-looking statements about their respective companies are reasonable; however, you should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of FNLC following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict.

     We expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this section.










Page 19
GENERAL INFORMATION

     This document constitutes an FNB proxy statement and is being furnished to all record holders of FNB common stock in connection with the solicitation of proxies by the Board of Directors of FNB to be used at a special meeting of shareholders of FNB to be held on ______________, 2004 and any adjournment or postponement of the FNB special meeting. It also constitutes an FNLC proxy statement and is being furnished to all record holders of FNLC common stock in connection with the solicitation of proxies by the Board of Directors of FNLC to be used at a special meeting of shareholders of FNLC to be held on _____________, 2004 and any adjournment or postponement of the FNLC special meeting. The purposes of both special meetings are to consider and vote upon the merger agreement between FNLC and FNB, which provides, among other things, for the merger of FNB with and into FNLC, and a proposal to adjourn the special meeting if necessary to solicit additional votes on the merger agreement.

      This document also constitutes a prospectus of FNLC relating to the FNLC common stock to be issued to holders of FNB common stock upon completion of the merger. Based on (i) the number of shares of FNB common stock outstanding on the record date for the special meeting, (ii) the number of shares of FNB common stock issuable upon the exercise of employee and director stock options outstanding on such date, and (iii) an assumed exchange ratio of 2.18 based upon the price of FNLC stock during the 30-day period ended September 30, 2004, approximately 2,283,000 shares of FNLC common stock will be issuable upon completion of the merger. The actual total number of shares of FNLC common stock to be issued in the merger will depend on the number of shares of FNB common stock outstanding at the time of the merger and the actual exchange ratio.

      FNLC has supplied all information contained or incorporated by reference herein relating to FNLC, and FNB has supplied all information contained herein relating to FNB.



























Page 20
THE FNLC SPECIAL MEETING

Time, Date and Place

     A special meeting of shareholders of FNLC will be held at __________________ _..m., local time, on __________________________, 2004 at
__________________, Maine.

Matters to be Considered

     The purposes of the FNLC special meeting are to consider and approve the merger agreement, to consider and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement, and to consider any other matters that may be properly submitted to a vote at the special meeting. At this time, the FNLC Board of Directors is unaware of any matters, other than specifically set forth in the preceding sentence, that may be presented for action at the special meeting.

FNLC Shares Outstanding and Entitled to Vote; Record Date

     The close of business on ______________________, 2004 has been fixed by FNLC as the record date for the determination of holders of FNLC common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the FNLC special meeting. At the close of business on the record date, there were _______________ shares of FNLC common stock outstanding and entitled to vote. Each share of FNLC common stock entitles the holder to one vote at the FNLC special meeting on all matters properly presented at the meeting.

How to Vote Your FNLC Shares

      FNLC shareholders of record may vote by proxy or by attending the special meeting and voting in person. If you choose to vote by proxy, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

     If your FNLC shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your FNLC shares to be voted. Also, please note that if the holder of record of your FNLC shares is a broker, bank or other nominee and you wish to vote at the FNLC special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares and authorizing you to vote those shares.

      Any FNLC shareholder executing a proxy may revoke it at any time before it is voted by:
* delivering to the clerk of FNLC prior to the special meeting a written notice of revocation addressed to First National Lincoln Corporation, P.O. Box 940, Damariscotta, Maine 04543-0940 (Attention: Charles A. Wootton, Clerk);
* delivering to FNLC prior to the FNLC special meeting a properly executed proxy with a later date; or
* attending the special meeting and giving notice of such revocation in person.

      Attendance at the FNLC special meeting will not, in and of itself, constitute revocation of a proxy.



Page 21
     Each proxy returned to FNLC (and not revoked) by a holder of FNLC common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

     At this time, the FNLC Board of Directors is unaware of any matters, other than set forth above, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

FNLC Vote Required

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of FNLC common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

     The affirmative vote of the holders of a majority of the outstanding shares of FNLC common stock, voting in person or by proxy, is necessary to approve the merger agreement on behalf of FNLC. The affirmative vote of a majority of the votes cast on the matter at the special meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement and any other matter properly submitted to shareholders for their consideration at the special meeting.

     Any "broker non-votes" submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the merger agreement and to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the holders of a majority of the outstanding shares of FNLC common stock, abstentions and broker "non-votes" will have the same effect as a vote against the proposal to approve the merger agreement. For the same reason, the failure of an FNLC shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. Because of the vote required to adjourn the special meeting, abstentions and broker "non-votes" will have no effect on this proposal.

     The directors and executive officers of FNLC and their respective affiliates collectively owned approximately ______% of the outstanding shares of FNLC common stock as of the record date for the FNLC special meeting.

     As of the close of business on the record date for the FNLC special meeting, neither FNB nor, to the knowledge of FNB, any of its directors and executive officers, beneficially owned any shares of FNLC common stock.



Page 22
Solicitation of FNLC Proxies

     FNLC will bear its costs of mailing this document to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that we will share equally the cost of printing this document. In addition to solicitation by mail, the directors, officers and employees of FNLC may solicit proxies from shareholders of FNLC in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

     Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FNLC will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendations of the FNLC Board of Directors

The FNLC Board of Directors has approved the merger agreement and the transactions contemplated by the merger agreement. Based on FNLC's reasons for the merger described in this document, the Board of Directors of FNLC believes that the merger is in the best interests of FNLC's shareholders and unanimously recommends that FNLC shareholders vote "FOR" approval of the merger agreement. See "FNLC's Reasons for the Merger" beginning on page __. The FNLC Board of Directors also unanimously recommends that FNLC shareholders vote "FOR" the proposal to adjourn the special meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.































Page 23
THE FNB SPECIAL MEETING

Time, Date and Place

     A special meeting of shareholders of FNB will be held at _______________ _..m., local time, on ______________, 2004 at the _______________________,
Maine.

Matters to be Considered

     The purposes of the FNB special meeting are to consider and approve the merger agreement, to consider and approve a proposal to adjourn the FNB special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the FNB special meeting to approve the merger agreement and to consider any other matters that may be properly submitted to a vote at the FNB special meeting. At this time, the FNB Board of Directors is unaware of any matters, other than specifically set forth in the preceding sentence, that may be presented for action at the special meeting.

FNB Shares Outstanding and Entitled to Vote; Record Date

      The close of business on _______, 2004 has been fixed by FNB as the record date for the determination of holders of FNB common stock entitled to notice of and to vote at the FNB special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were ____________ shares of FNB common stock outstanding and entitled to vote. Each share of FNB common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your FNB Shares

     FNB shareholders of record may vote by proxy or by attending the FNB special meeting and voting in person. If you choose to vote by proxy, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

     If your FNB shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your FNB shares to be voted. Also, please note that if the holder of record of your FNB shares is a broker, bank or other nominee and you wish to vote at the FNB special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares and authorizing you to vote those shares.

     Any FNB shareholder executing a proxy may revoke it at any time before it is voted by:
* delivering to the clerk of FNB prior to the special meeting a written notice of revocation addressed to FNB Bankshares, P.O. Box 258, Bar Harbor, Maine 04609 (Attention: Ronald J. Wrobel, Clerk);
* delivering to FNB prior to the special meeting a properly executed proxy with a later date; or
* attending the FNB special meeting and giving notice of such revocation in person.

     Attendance at the FNB special meeting will not, in and of itself, constitute revocation of a proxy.


Page 24
     Each proxy returned to FNB (and not revoked) by a holder of FNB common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

     At this time, the FNB Board of Directors is unaware of any matters, other than set forth above, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

FNB Vote Required

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of FNB common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

     Article VI of FNB's bylaws requires a specific vote to approve "business combinations" such as the merger. As a result, the affirmative vote of the holders of 67% of the outstanding shares of FNB common stock, voting in person or by proxy, is necessary to approve the merger agreement on behalf of FNB. The affirmative vote of a majority of the votes cast on the matter at the FNB special meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement and any other matter properly submitted to shareholders for their consideration at the special meeting.

     Any "broker non-votes" submitted by brokers or nominees in connection with the FNB special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. "Broker non-votes" are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the merger agreement and to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement is required to be approved by the holders of 67% of the outstanding shares of FNB common stock, abstentions and broker "non-votes" will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. For the same reason, the failure of an FNB shareholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. Because of the vote required for the proposal to adjourn the special meeting, abstentions and broker "non-votes" will have no effect on this proposal.










Page 25
     The directors and executive officers of FNB and their respective affiliates collectively owned approximately _____% of the outstanding shares of FNB common stock as of the record date for the special meeting. Directors of FNB who are also executive officers hold of record common shares entitling them to cast approximately 9.9% of the votes entitled to be cast at the FNB special meeting and have entered into shareholder agreements with FNLC pursuant to which they have agreed to vote such shares in favor of the merger agreement. See "Certain Beneficial Owners of FNB Common Stock" on page __ and "Shareholder Agreements" on page __.

     As of the close of business on the record date for the FNB special meeting, neither FNLC nor, to the knowledge of FNLC, any of its directors and executive officers, beneficially owned any shares of FNB common stock.

Solicitation of FNB Proxies

     FNB will bear its costs of mailing this document to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that we will share equally the cost of printing this document. In addition to solicitation by mail, the directors, officers and employees of FNB may solicit proxies from shareholders of FNB in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

     Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FNB will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendations of the FNB Board of Directors

     The FNB Board of Directors has approved the merger agreement and the transactions contemplated by the merger agreement. Based on FNB's reasons for the merger described in this document, including the fairness opinion of RBC Capital Markets, the Board of Directors of FNB believes that the merger is in the best interests of FNB's shareholders and unanimously recommends that FNB shareholders vote "FOR" approval of the merger agreement. See "FNB's Reasons for the Merger" beginning on page __. The FNB Board of Directors also unanimously recommends that FNB shareholders vote "FOR" approval of the proposal to adjourn the special meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.
















Page 26
THE MERGER
(FNLC and FNB Proposal 1)

     The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this document, including the merger agreement. You are urged to carefully read the annexes in their entirety.

General

     Under the terms and conditions set forth in the merger agreement, FNB will be merged with and into FNLC. At the effective time of the merger, each share of common stock of FNB outstanding immediately before the effective time of the merger (except as provided below) will, by virtue of the merger and without any action on the part of the shareholder, be converted into the right to receive the number of whole shares of FNLC common stock determined by dividing $42.00 by the average sales price of FNLC common stock prior to the merger, provided that FNB shareholders will not receive more than 2.47, nor less than 1.91, FNLC shares for each FNB share they hold, and cash in lieu of any fractional share interest. The average sales price shall be the sum of the average of the high and low sales price reported for each trading day during the 30-day period ending with the fifth business day prior to the merger, divided by the number of trading days during such period.

     Shares of FNB common stock held by FNLC or FNB, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, or by FNB shareholders who have elected appraisal rights, will not be converted into the right to receive the merger consideration upon consummation of the merger.

Background of the Merger

     As part of their on-going efforts to improve FNB's community banking franchise and enhance shareholder value, FNB's management and Board of Directors have periodically considered various strategic alternatives, including continuing as an independent institution, growing internally, or entering into a strategic combination with, or being acquired by, another institution. At least annually over the last few years, management and the Board have specifically focused on the strategic alternatives available to FNB.
     Consistent with these efforts, and in the ordinary course of business dealings, Tony C. McKim, President, Chief Executive Officer and a director of FNB, has from time to time had informal conversations with directors and management of other Maine banking institutions. During one such conversation initiated by another Maine financial institution's chief executive officer in December 2003, the topic of a potential strategic transaction between FNB and the other party was discussed. This conversation was general in nature and was followed with another discussion in January 2004, after which Mr. McKim informed the FNB Board of the other institution's informal solicitation, and suggested that the Board consider a more formal process regarding a potential business combination.

     On January 27, 2004, FNB's Board of Directors created a special committee to consider potential business combinations and the processes to be followed in the pursuit of a potential sale of FNB. The committee consisted of Mr. McKim, Mark N. Rosborough (a non-employee director and the Chairman of the Board), William K. McFarland (a non-employee director), and Steven K. Parady (an employee director). Daniel Lay, a senior vice president of FNBBH and head of its Trust Department, was asked to assist the committee. The committee was

Page 27
charged specifically with responsibility to manage the process for a potential sale of FNB and to report to the Board of Directors. The committee was not given any authority to bind or commit FNB without a further vote of the Board of Directors.

     Later in January 2004, Mr. McKim initiated informal discussions with the chief executive officer of another Maine financial institution about a potential transaction between FNB and that party. These discussions were also general in nature.

     In February, 2004, Messrs. McKim and Lay discussed with FNB's legal counsel, Pierce Atwood LLP, various issues and considerations that might be expected in a merger or acquisition transaction, as well as the possible engagement of a financial advisor to assist FNB in connection with the pursuit of a possible business combination, including rendering a fairness opinion on any resulting transaction. Together they identified potential financial advisors to be interviewed.

     On February 23, 2004, the FNB committee met at the offices of Pierce Atwood in Portland, Maine. Legal counsel reviewed with committee members their fiduciary obligations to FNB's shareholders and their obligations in connection with a proposed combination with another company. At that meeting, the committee also interviewed selected financial advisors. The committee subsequently reported to the FNB Board its recommendation to engage RBC Capital Markets Corporation as its exclusive financial advisor to assist FNB in pursuing a business combination.

     Near the end of February 2004, Mr. McKim made a preliminary contact with the chief executive officer of another Maine financial institution regarding a possible business combination. The conversation was again general in nature, with the other party indicating that it would like to review a package from FNB's financial advisor, but otherwise would not participate in further discussions.

     On March 23, 2004, FNB engaged RBC Capital Markets as its exclusive financial advisor in connection with pursuing a business combination.

     Throughout April and May, 2004, Mr. McKim and Mr. Lay participated in a number of conversations and exchanges of information with RBC Capital Markets about FNB. Included in the information provided to RBC Capital Markets were customary materials requested by RBC Capital Markets to facilitate its drafting of a confidential information memorandum for FNB to make available to prospective acquirors.

     On May 3, 2004, Mr. McKim, Mr. Lay and Pierce Atwood met with RBC Capital Markets at its offices in Boston, Massachusetts to address preliminary due diligence items and identify financial institutions to which the confidential information memorandum might be sent. RBC Capital Markets also articulated its views with respect to a possible timetable for a business combination.

     On June 11, 2004, members of the FNB committee met with RBC Capital Markets in Bar Harbor, Maine to review a draft of the confidential information memorandum and to finalize the list of financial institutions that RBC Capital Markets would contact on FNB's behalf. The list was finalized at seven institutions, including FNLC.




Page 28
     On June 14, 2004, the FNB committee approved the confidential information memorandum and provided RBC Capital Markets with the authority to contact the institutions from the list of seven institutions identified.

     From June 14, 2004 through June 18, 2004, RBC Capital Markets contacted these seven financial institutions to determine whether such institutions would have an interest in pursuing exploratory discussions with regard to a strategic transaction with a Maine bank. During this period, a representative of RBC Capital Markets contacted Robert B. Gregory, the non-employee chairman of FNLC's Board of Directors. During this same week and the following week, six institutions, including FNLC, elected to execute confidentiality agreements providing for, among other things, the confidentially of information to be exchanged in connection with their consideration of a potential transaction with FNB, the nondisclosure of any negotiations regarding such transaction and prohibition on FNB and such other party contacting or soliciting the other's employees.

     After each of the six institutions had signed a confidentiality agreement, RBC Capital Markets spoke by telephone with each institution's executive management to discuss in general terms FNB and each institution's possible interest in pursuing a strategic transaction with FNB and to explain the process FNB had elected to follow with respect to such a transaction.

     Five institutions, including FNLC, requested copies of the confidential information memorandum, which RBC Capital Markets provided to each institution subsequent to receipt of that institution's executed confidentiality agreement.

     During the last half of June and the first week of July 2004, Mr. McKim, Mr. Lay and representatives of RBC Capital Markets engaged in discussions, answered questions, and provided information to each of these five institutions. These discussions involved a wide range of topics, including the perceived advantages of a possible business combination between FNB and the various interested parties and, where relevant, their corresponding financial advisors, questions regarding the process with respect to such a transaction and additional information necessary to enable each institution to submit a written initial non-binding indication of interest, including financial terms.

     On June 22, 2004, after consulting with senior management and other FNLC Board members, Mr. Gregory wrote to RBC Capital Markets confirming FNLC's interest in pursuing a transaction with FNB and laying out his view of the advantages of such a transaction.

     On June 30, 2004, FNLC submitted its initial indication of interest to RBC Capital Markets.

     By July 7, 2004, the deadline for the submission of the written initial non-binding indication of interest, RBC Capital Markets had received three indications, including one from FNLC, all of which RBC Capital Markets immediately forwarded to Mr. McKim, Mr. Lay and Pierce Atwood. Two of the five institutions that originally requested copies of the confidential information memoranda elected to withdraw from the process.

     From July 8, 2004 through July 11, 2004, Mr. McKim and Mr. Lay discussed with RBC Capital Markets certain aspects of each of the written initial non-binding indications of interest.




Page 29
     On July 12, 2004, a telephonic meeting was held among the FNB committee, RBC Capital Markets and Pierce Atwood to update the members of the committee on the status of the transaction process and to discuss the merits of the three written initial non-binding indications of interest. The committee elected to eliminate one of the three bidders as that institution's written initial indication of interest was not competitive with the others on a financial basis. The committee then agreed to allow RBC Capital Markets to contact the two remaining parties, including FNLC, to inform them of the committee's decision and request that the remaining two institutions continue with the transaction process.

     On July 13, 2004, RBC Capital Markets contacted all three prospective purchasers to inform them of the committee's decision. RBC Capital Markets informed two institutions, one of which was FNLC, of the plans for the coming weeks with respect to scheduled due diligence, document requests and meeting times with Mr. McKim and Mr. Lay. Later that day, Messrs. McKim, Lay and Rosborough met with management and two outside directors of FNLC. The discussion included FNLC's interest in FNB, business culture issues, the transaction process, and potential treatments of outstanding FNB stock options.

     From July 14, 2004 to July 29, 2004, Mr. McKim and Mr. Lay met or spoke telephonically on numerous occasions with officers and representatives of both remaining parties and their financial advisors, where applicable, to discuss a range of issues that each party considered important to that institution's evaluation of a strategic transaction with FNB. In addition, during this time period, the two remaining parties conducted financial, business, regulatory and legal due diligence, including reviews of documents at FNBBH and at off-site locations to which Mr. McKim had delivered relevant due diligence documentation.

     On July 15, 2004, Mr. Gregory and Daniel R. Daigneault, the President and CEO of FNLC, made a presentation to the full FNLC Board on the current state of discussions regarding a possible business combination with FNB and received instructions to proceed with the discussions and attempt to reach an agreement on both monetary and non-monetary terms, as requested by the RBC Capital Markets solicitation for offers.

     On July 16, 2004, Mr. Gregory met Mr. McKim in Thomaston, Maine to discuss FNLC's interest in a business combination, the reasons for FNB's desire to pursue the transaction process, and issues surrounding the potential combination of the two management teams.

     On July 17, 2004, Mr. Gregory had a conference call with Mr. McKim and Mr. Lay to further discuss issues surrounding the potential merger of management teams in a business combination between FNLC and FNB. Mr. Gregory subsequently requested RBC Capital Markets to assemble documents for review before final offers were to be presented.

     On July 22, 2004, Messrs. Gregory and Daigneault, together with Charles A. Wootton, a Senior Vice President of FNBD, F. Stephen Ward, the Treasurer and Chief Financial Officer of FNLC, and Carrie Warren, the Executive Secretary of FNBD, met with RBC Capital Markets and Mr. McKim in Bar Harbor to review documents and ask questions about FNB and FNBBH as part of FNLC's due diligence review.

     On July 27, 2004, FNLC finalized a revised offer and sent it to RBC Capital Markets for consideration.


Page 30
     By July 30, 2004, the announced deadline for the submission of written final indications of interest, RBC Capital Markets had received the two remaining parties' final indications, which RBC Capital Markets immediately forwarded to Mr. McKim, Mr. Lay and Pierce Atwood.

     On August 2, 2004, Mr. McKim, Mr. Lay, RBC Capital Markets and Pierce Atwood convened via conference call to assess the remaining parties' final indications of interest, at which time a number of issues were identified that required clarification from each remaining party in order to permit FNB and its advisors to compare the final bids, arrive at a final decision and select a winning party. It was concluded from the conference call that RBC Capital Markets would, with FNB's assistance, draft and distribute to each of the two final parties separate letter requests for clarification of that party's final offer. These letters were sent on August 3, 2004.

     On August 5, 2004, RBC Capital Markets received responses from the two remaining parties. RBC Capital Markets immediately forwarded these to Mr. McKim, Mr. Lay and Pierce Atwood. Mr. McKim, Mr. Lay, RBC Capital Markets and Pierce Atwood subsequently participated in a conference call to discuss the clarification points from the two letters and concluded that the information provided was sufficient to warrant the selection of a winning party.

     On August 6, 2004, a telephonic meeting was held by the FNB committee, with RBC Capital Markets and Pierce Atwood also participating, to update the members on the status of the transaction process and discuss the merits of the two final indications of interest. RBC Capital Markets advised the committee that, based on a number of factors, it believed that the FNLC proposal was superior and thus the committee should recommend to the Board of Directors that FNB pursue the negotiation of a definitive merger agreement with FNLC. Following the presentations by management, RBC Capital Markets and Pierce Atwood, and discussion among its members, the committee unanimously agreed to make such recommendation to the Board of Directors of FNB.

     On August 10, 2004, a special meeting of the FNB Board was held to address the recommendation of the committee. Senior management of FNB, Pierce Atwood and RBC Capital Markets (telephonically) participated in the meeting. Prior to the meeting, RBC Capital Markets furnished to the members of the Board its financial analysis of the bids and of the two bidders. Mr. McKim updated the Board of Directors on the transaction process and described the events leading up to the committee's recommendation. Pierce Atwood reviewed with the Board its fiduciary obligations to shareholders. RBC Capital Markets reviewed with the directors the information that had been provided in advance of the meeting, describing its analysis, the process that had been followed, a comparison of the final bids, the attributes of FNLC and its stock as a currency, FNLC's performance, metrics and fundamentals, its liquidity, and related matters. RBC Capital Markets indicated its overall positive view of the FNLC bid. Management, RBC Capital Markets and Pierce Atwood addressed questions from Board members. The FNB Board then unanimously voted to authorize FNB's officers to pursue negotiation of a definitive merger agreement with FNLC, substantially in accordance with FNLC's final written proposal. That evening, Mr. McKim and RBC Capital Markets called Mr. Gregory and informed him that the FNB Board had unanimously authorized management to proceed with negotiations for a binding merger agreement with FNLC. The next morning RBC Capital Markets informed the other party of the Board of Directors' decision.





Page 31
     On August 10, the Board of Directors of FNLC met to discuss the status of the transaction process and to authorize Mr. Gregory and management to negotiate a definitive agreement with FNB.

     On August 12, 2004, FNB's counsel provided FNLC and its counsel, Verrill Dana, LLP, with a draft of the merger agreement. Representatives of FNB and FNLC negotiated the merger agreement and the other ancillary documents over the next two weeks. Among the items discussed during the course of negotiations were the treatment of certain outstanding options to acquire FNB stock, the application of a general "material adverse effect" condition to the parties' obligations under the agreement, the number of FNB directors that would be appointed to the FNLC Board of Directors after the merger, the suspension of FNLC's stock repurchase program and the treatment of employee benefit and compensation matters. During this time, FNLC continued its due diligence investigation of financial and business matters affecting FNB.

     On August 19, 2004, at a regularly scheduled meeting of FNLC's Board, Messrs. Gregory and Daigneault updated directors on the status of negotiations with FNB and on FNLC's continuing due diligence review of FNB.

     On August 25, 2004, the FNLC Board met to review the terms of the draft merger agreement and the results of FNLC's continued due diligence investigation. At that meeting, the FNLC Board determined that the merger was in the best interests of FNLC shareholders, approved the merger agreement and recommended that shareholders approve the merger agreement and the transactions contemplated therein. The FNLC Board also authorized Mr. Daigneault to execute and deliver the merger agreement on behalf of FNLC.

     Later on August 25, 2004, the Board of Directors of FNB reviewed the proposed definitive merger agreement at a special meeting called for that purpose. Prior to the meeting the directors had received a copy of the proposed agreement, a memorandum from Pierce Atwood summarizing the material provisions of the proposed agreement, and copies of FNLC's most recent filings with the SEC on Forms 10-K and 10-Q, as well as FNLC's most recent annual report to shareholders. Management reviewed with the Board developments since the August 10, 2004 Board meeting. Pierce Atwood reviewed with the Board the negotiations that had taken place and the terms of the proposed definitive merger agreement. RBC Capital Markets again reviewed with the Board FNB's and FNLC's respective financial, operational and stock performance on a historical and pro forma basis under various assumptions, the current mergers and acquisitions market for financial institutions and FNB's and FNLC's respective historical and current market values and projected market values under various scenarios. RBC Capital Markets then reviewed the financial aspects of the proposed transaction that had been negotiated and delivered its opinion that the merger consideration was fair to FNB's shareholders from a financial point of view. After extensive review and discussion, FNB's Board of Directors unanimously approved the transaction and instructed management to execute and deliver the merger agreement.

     Following the FNB Board meeting, Pierce Atwood contacted counsel for FNLC to inform them of the FNB Board's approval of the merger agreement and to arrange for its execution. Late in the evening of August 25, 2004, the merger agreement was executed and delivered by FNB and FNLC. The next morning, before the opening of the equity markets, FNB and FNLC issued a joint press release announcing the execution of the definitive merger agreement.




Page 32
FNB's Reasons for the Merger

     After careful consideration, FNB's Board of Directors determined that the merger agreement is advisable, in the best interests of FNB's shareholders and on terms that are fair to the shareholders of FNB. Accordingly, the FNB Board of Directors approved the merger agreement and the merger, and unanimously recommends that FNB shareholders vote "FOR" approval of the merger agreement.

     FNB's Board of Directors consulted with senior management and FNB's financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement and to unanimously recommend that FNB's shareholders vote "FOR" adoption and approval of the merger agreement.

     The following discussion of FNB's reasons for the merger contains a number of forward-looking statements that reflect the current views of FNB with respect to future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed under "Cautionary Statements Regarding Forward-Looking Statements" on page___.

     Status of the Banking Industry. The FNB Board of Directors considered the current and prospective economic, regulatory and competitive climate facing FNB and independent community banking organizations generally, including but not limited to margin pressure, limited prospects for deposit growth, rising expenses, slowing revenue growth, the impact of prolonged maintenance of a historically low federal funds interest rate, the importance of capitalizing on developing opportunities in the banking and finance industries, the pace and scope of consolidation in the banking industry and competition from larger institutions with greater resources than FNB. The FNB Board also considered the challenges facing FNB in remaining an independent community banking institution, the lack of opportunities for growth through acquisitions and the impacts of these factors on increasing shareholder value.

     Review of Prospects of Remaining Independent. FNB's Board of Directors considered FNB's financial condition, results of operations and business and earnings prospects in various interest rate environments if it were to remain an independent entity, and the likely benefits to shareholders, compared with the value of the merger consideration being offered by FNLC.

     Review of Historical Performances. Together with management and its financial advisors, the FNB Board of Directors reviewed and considered the respective businesses, operations, asset quality, financial condition, earnings, competitive positions and stock price performance of FNB and FNLC. The FNB Board also noted the relative illiquidity of the FNB common stock as compared to the FNLC common stock.

     Compatibility of Cultures. The FNB Board of Directors considered the similar community banking cultures and business philosophies of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification and meeting local banking needs and the companies' compatible management teams. The FNB Board of Directors was particularly cognizant of FNLC's focus on providing community banking services.


Page 33
     Projected Strength of Combined Entity. The FNB Board of Directors considered the projected market capitalization and market position of the combined entity (and in particular the increasing importance of economies of scale and access to greater financial resources to capitalize on opportunities in the banking and financial services markets), the diversification of the companies' asset and deposit bases, the introduction of several new products and services not presently offered by FNB, and the ability of the combined company to compete more effectively in Mid-Coast Maine.

     Geographic Fit of Branch Networks. The FNB Board considered the geographic span of FNLC's branch network, its extension by FNB's branch network, and the effect that such complementary geographic coverage would have on the combined enterprise's ability to prosper in its banking markets.

     Projected Cost Savings. The FNB Board of Directors considered the financial effects of the proposed transaction, including the potential cost savings (resulting from back office efficiencies, consolidations and other cost savings) and enhanced revenue anticipated from the merger, and the effects of the merger on the risk-based and leverage capital ratios of the combined company and its subsidiary banks.

     Effects on Employees and Customers. The FNB Board of Directors considered the likely impact of the proposed merger on the employees and customers of FNB and its subsidiaries, and on the communities in which FNB presently conducts its business. Considered especially were the expanded range of financial services the combined company would be well situated to offer. In particular, the FNB Board of Directors considered the potential that a merger with FNLC might be expected to provide FNB employees with continued employment, career advancement and other benefits that might not be available to the employees if FNB were to remain independent.

     Continued Board Representation. The FNB Board also considered the benefit, to FNB and the communities it serves, of the appointment of two members of FNB's Board to the Board of FNLC, as well as FNLC's agreement to consider appointment of a third individual from FNB's market area to the Board of FNLC.

     Merger Consideration. FNB's Board considered the amount and form of the consideration offered by FNLC in relation to the estimated value of FNB's common stock. In particular the FNB Board of Directors considered the premium represented by the consideration to be offered to the holders of FNB common stock in the merger. The consideration valuation of $42.00 represented a premium of 69.4% to the last trading price of FNB common stock of $24.80 on August 23, 2004. The FNB Board also considered that the merger consideration, in the form of FNLC stock, would provide FNB shareholders with the ability to continue to participate in the growth of the combined company on a tax-deferred basis but also with the benefit of the increased liquidity of the FNLC common stock. In addition, the FNB Board noted that the value of the merger consideration, $42.00 per share, was subject to limits, or "collars," thereby ensuring that fluctuations in the FNLC stock price would not affect the value of the overall consideration to be received by the FNB shareholders beyond the agreed limits.

     Dividend Enhancement. FNB's Board also considered that (i) based on a hypothetical two-for-one exchange ratio, (ii) assuming continuation of FNLC's current annual dividend rate of $0.44 per share, (iii) assuming continuation of FNB's current and budgeted annual dividend rate of $0.63, and (iv) continuation of FNLC's dividend practices, FNB shareholders would realize an annual cash dividend increase of approximately 40% (an increase of $0.25, from $0.63 to $0.88, per share of FNB common stock).
Page 34
     Advice from FNB's Financial Advisor. Among other factors considered, FNB's Board of Directors also considered the presentations made by RBC Capital Markets with respect to the proposed consideration to be offered to the holders of FNB common stock in the merger. The FNB Board of Directors considered RBC Capital Markets' oral opinion, confirmed in writing, that as of the date of its opinion, the consideration to be received by FNB's shareholders in connection with the merger was fair from a financial point of view. The full text of this opinion is attached to this document as Annex II.

     Certain Terms of the Merger Agreement. In evaluating the adequacy of the consideration to be received, the FNB Board of Directors considered the terms of the merger agreement, including the following:

* The provisions providing for a fixed value of the stock consideration payable to the FNB shareholders, with limits on the exchange ratio due to changes in the FNLC stock price prior to the closing of the merger;
* The provisions pertaining to FNB's ability in certain circumstances to withdraw its recommendation of the merger to the FNB shareholders and FNB's ability to recommend another transaction to the FNB shareholders and pursue such transaction in certain circumstances;
* The provisions providing salary and benefits continuation for FNB employees;
and
* The provisions providing protection of executive termination benefits and the benefits to be made available to former FNB employees, if any, terminated after the merger.

     The FNB Board noted that the termination fee provision of the merger agreement could have the effect of discouraging alternative proposals for a business combination between FNB and a third party. However, the Board of Directors concluded that the amount of the fee that FNB would be obligated to pay and the circumstances under which it may be payable are typical for transactions of this size and type, are not likely to discourage any such proposals and were necessary to induce FNLC to enter into the merger agreement.

     Limited Closing Conditions and Likelihood of Obtaining Approval. The FNB Board of Directors considered the limited nature of the closing conditions included in the merger agreement and the likelihood of obtaining the regulatory and shareholder approvals that would be required in order to consummate the merger within a reasonable time frame.

     Tax Treatment of Merger. The FNB Board of Directors considered the treatment of the merger as a tax-free reorganization for federal income tax purposes. The FNB Board also noted that generally FNB common shareholders who receive FNLC common stock in exchange for shares of FNB common stock are not expected to recognize gain or loss for United States federal income tax purposes in connection with the receipt of such FNLC common stock, except for taxes payable in respect of cash received instead of fractional shares.

     In considering the opinion of RBC Capital Markets that the consideration to be received by FNB's shareholders in connection with the merger is fair from a financial point of view, the FNB Board took into account that the various types of financial analyses ordinarily used to support this type of opinion inevitably have limitations. These limitations were explained to the FNB Board by RBC Capital Markets at the time the FNB Board considered and approved the merger and the merger agreement.




Page 35
     The foregoing discussion of the information and factors considered by FNB's Board of Directors, while not exhaustive, includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the merger, FNB's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

Opinion of FNB's Financial Advisor

      Pursuant to an engagement letter dated as of March 23, 2004, FNB retained RBC Capital Markets Corporation, a member company of RBC Financial Group, to act as its financial advisor in connection with the merger. On August 25, 2004, the Board of Directors of FNB held a meeting to evaluate the proposed merger. At this meeting, RBC Capital Markets rendered its oral and written opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration was fair, from a financial point of view, to the FNB shareholders.

     RBC Capital Markets is a nationally-recognized investment banking and advisory firm. RBC Capital Markets as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes.

     In the ordinary course of its business, RBC Capital Markets may actively trade shares of FNB's common stock and shares of FNLC's common stock for its own account and the accounts of its customers, may continue to do so, and, accordingly, may at any time hold long or short positions in such securities.

     FNB did not provide specific instructions to, or place any limitation on, RBC Capital Markets with respect to the procedures to be followed or factors to be considered by RBC Capital Markets in performing its analyses or providing its opinion.

     The full text of the RBC Capital Markets opinion rendered on August 25, 2004, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by RBC Capital Markets is attached as Annex II to this Proxy Statement/Prospectus and is incorporated in this document by reference. FNB shareholders are urged to read RBC Capital Markets' opinion carefully and in its entirety. This opinion was reaffirmed by RBC Capital Markets, in accordance with the terms of its engagement with FNB, as of the date on which this proxy statement is first mailed to FNB shareholders.

     RBC Capital Markets' opinion is directed to, and may only be relied upon by, the Board of Directors of FNB and addresses only the fairness, from a financial point of view, of the merger consideration to be paid to FNB shareholders. The opinion does not address any other aspect of the merger or any related transaction, constitute a recommendation to any shareholder as to how to vote at the FNB special meeting or comment on the form of consideration received. The summary of the fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.






Page 36
     In arriving at its opinion, RBC Capital Markets, among other things:

* reviewed and analyzed the financial terms in the draft merger agreement dated August 25, 2004;
* reviewed and analyzed certain publicly available financial and other data with respect to FNB and FNLC and certain other historical operating data relating to FNB and FNLC made available to RBC Capital Markets from published sources and from the internal records of FNB and FNLC;
* conducted discussions with members of the senior management of FNB with respect to the business prospects and financial outlook of FNB independently and as combined with FNLC;
* conducted discussions with members of the senior management of FNLC with respect to the business prospects and financial outlook of FNLC independently and as combined with FNB;
* received and reviewed financial forecasts prepared by FNB's management on the potential future performance of FNB as a stand-alone entity;
* reviewed publicly available materials and reports with respect to the business and financial outlook of FNLC;
* reviewed the publicly reported prices and trading activity for FNLC common stock and FNB common stock;
* compared the financial performance of FNLC and FNB and the prices of FNLC common stock and FNB common stock with that of certain other publicly traded companies and their securities that RBC Capital Markets deemed comparable;
* reviewed the financial terms, to the extent publicly available, of certain merger transactions that RBC Capital Markets deemed comparable to the proposed merger; and
* compared the relative contribution to certain balance sheet and income statement items of each company with their pro-forma ownership in the combined company.

     In RBC Capital Markets' review, it also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

     In rendering its opinion, RBC Capital Markets assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. FNB provided RBC Capital Markets with forecasted financial information through December 31, 2007. With respect to these financial projections and projected cost savings and synergies provided by FNB resulting from the merger, RBC Capital Markets assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of FNB. RBC Capital Markets is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of FNB or FNLC, nor reviewed any individual credit files of FNB or FNLC or was requested to conduct such a review. As a result, RBC Capital Markets has assumed that the respective allowances for loan losses for FNB and FNLC are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

     For purposes of rendering its opinion, RBC Capital Markets assumed that, in all respects material to its analyses:

* the executed version of the merger agreement was in all material respects identical to the last draft reviewed by RBC Capital Markets;
* the merger will be consummated pursuant to the terms of such agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder;

Page 37
* the representations and warranties of each party contained in such agreement are true and correct, and each party will perform all of the covenants and agreements required to be performed by it under such agreement; and
* the transaction will qualify as a tax-free reorganization for United States federal income tax purposes and all governmental, regulatory and other consents and approvals contemplated by such agreement will be obtained and, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

     In performing its analysis for its opinion, RBC Capital Markets relied upon the closing prices of FNB's common stock and FNLC's common stock as of August 23, 2004. Accordingly, RBC Capital Markets assumed that the respective closing prices of FNB's common stock and FNLC's common stock did not materially change as of August 25, 2004.

     RBC Capital Markets did not make any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of FNB, nor did FNB furnish it with any such appraisals. RBC Capital Markets did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of FNB or FNLC. Its opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to RBC Capital Markets as of, the date thereof. RBC Capital Markets did not undertake to reaffirm or revise the opinion or otherwise comment upon any events occurring after the date it was rendered and, except as set forth in its engagement with FNB, does not have any obligation to update, revise or reaffirm this opinion.

Analyses of RBC Capital Markets

     In performing its analyses, RBC Capital Markets made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RBC Capital Markets, FNB and FNLC. Any estimates contained in the analyses performed by RBC Capital Markets are not necessarily indicative of actual values or future results which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The RBC Capital Markets opinion was among several factors taken into consideration by FNB's Board of Directors in making its determination to approve the merger agreement and the merger. In addition, FNB's Board did not rely on a single analysis in making its determination. Consequently, the analyses described below should not be viewed as determinative of the decision of FNB's Board of Directors or management with respect to the fairness of the merger consideration.

     The following is a summary of the material financial analyses presented by RBC Capital Markets to the Board of Directors of FNB on August 25, 2004 in connection with the rendering of its opinion on that date. The summary is not a complete description of the analyses underlying the RBC Capital Markets opinion or the presentation made by RBC Capital Markets to FNB's Board of Directors, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.
Page 38
     In arriving at its opinion, RBC Capital Markets did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, RBC Capital Markets believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors covered by it or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses performed by RBC Capital Markets.

Calculation of Transaction Value.

     RBC Capital Markets reviewed the terms of the merger and noted that pursuant to the merger agreement, each issued and outstanding share of FNB common stock will be converted into, and shall be canceled in exchange for, the right to receive the number of shares of FNLC common stock which is equal to the quotient determined by dividing (x) $42.00 by (y) the average share price of the FNLC common stock; provided, however, that the exchange ratio shall be not more than 2.47 and not less than 1.91 shares of FNLC common stock per share of FNB common stock. The average share price of FNLC's common stock shall mean the sum of the average of the high and low sales price of a share of FNLC's common stock, for each trading day for which a high and low sales price is reported on Nasdaq (as reported by an authoritative source), during the 30-day period ending with the fifth business day immediately preceding the closing date, divided by the number of trading days for which a high and low price is so reported during such period. In addition, FNLC will pay up to approximately $2.7 million in cash to retire certain outstanding FNB stock options, with the remaining options to be converted into options to acquire FNLC stock.

     RBC Capital Markets noted that, for purposes of the analysis accompanying its fairness opinion, the most recently available closing price of FNB common stock preceding the FNB Board meeting on August 25, 2004 was $24.80 and that the most recent closing price of FNLC common stock was $18.80. RBC Capital Markets also noted that, based on the per share merger consideration, cash out of FNB stock options and roll-over of FNB stock options, the transaction had an implied aggregate value of approximately $47.9 million as of August 25, 2004.

     Transaction Pricing Multiple Analysis. Based on the closing prices referenced above the merger consideration to be paid to FNB shareholders was approximately $47.9 million as of August 25, 2004. RBC Capital Markets then calculated the merger consideration value as a multiple of FNB's last twelve months' earnings of approximately $2.1 million, FNB's estimated earnings for the year 2004 (based on FNB management's estimate as of August 25, 2004 of approximately $2.2 million), FNB's estimated earnings for the year 2005 (based on FNB management's estimate as of August 25, 2004 of approximately $2.3 million) and FNB's stated book value and its stated tangible book value (based on financial data for the period ended June 30, 2004). RBC Capital Markets also calculated the premium to the per share closing price of FNB's common stock on August 23, 2004. The results of RBC Capital Markets' analysis are set forth in the following table.





Page 39
     Merger consideration as a multiple or percentage of, or premium to, FNB's:

Multiple of last twelve months' earnings .................. 22.4x
Multiple to estimated year 2004 earnings .................. 22.1x
Multiple to estimated year 2005 earnings .................. 21.1x
Price to book value .......................................  304%
Price to tangible book value ..............................  314%
Premium to FNB's closing stock price on August 23, 2004 ... 69.4%

     Peer Group Stock Trading Analysis - FNB. RBC Capital Markets compared selected operating and stock market results of FNB to the publicly available corresponding data for the following companies, which, excluding Camden National Corporation with assets of approximately $1.4 billion, are northeastern banks with assets between $100 million and $700 million and return on average equity greater than 4.0%, that RBC Capital Markets determined were comparable to FNB:

Camden National Corporation          Merrill Merchants Bancshares, Inc.
Community Bancorp                    Salisbury Bancorp, Inc.
Cornerstone Bancorp, Inc.            Union Bankshares, Inc.
Factory Point Bancorp, Inc.          Wilton Bank
First National Lincoln Corporation

     The following table compares selected financial data of FNB with corresponding median data for the companies selected by RBC Capital Markets, which data is based on financial data at or for the year-to-date ended June 30, 2004 and market prices as of August 23, 2004.

-------------------------------------------------------------------------------
                                                         FNB  Peer Group Median
-------------------------------------------------------------------------------
Return on average assets                                0.95%             1.35%
Return on average equity                               13.36%            14.58%
Loans / Deposits                                       95.50%             88.1%
Tangible equity / Tangible assets                       6.93%             8.17%
Market value / Assets                                  11.41%            19.83%
Market value / Book value                              164.9%            222.5%
Market value / Tangible book value                     170.2%            240.0%
Market value / Last twelve months' earnings per share   12.9x             15.8x
Market value / Core deposits                           14.79%            28.64%
-------------------------------------------------------------------------------

     Peer Group Analysis - FNLC. RBC Capital Markets also compared selected operating and stock market results of FNLC to the publicly available corresponding data for the following companies which, excluding Camden National Corporation with assets of approximately $1.4 billion, are northeastern banks with assets between $200 million and $800 million, that RBC Capital Markets determined were comparable to FNLC:

Bar Harbor Bankshares                    FNB Bankshares
Beverly National Corporation             Merrill Merchants Bancshares, Inc.
Cambridge Bancorp                        Northway Financial, Inc.
Camden National Corporation              Patriot National Bancorp, Inc.
Community Bancorp                        Salisbury Bancorp, Inc.
Community Bank & Trust Company           Slade's Ferry Bancorp
Connecticut River Bancorp, Inc.          Union Bankshares Company
Cornerstone Bancorp, Inc.                Union Bankshares, Inc.
Factory Point Bancorp, Inc.              Wainwright Bank & Trust Company
First Litchfield Financial Corporation   Westbank Corporation
Page 40
     The following table compares selected financial data of FNLC with corresponding median data for the companies selected by RBC Capital Markets, which data is based on financial data at or for the year-to-date ended June 30, 2004 and market prices as of August 23, 2004.

-------------------------------------------------------------------------------
                                                         FNLC Peer Group Median
-------------------------------------------------------------------------------
Return on average assets                                1.39%             0.98%
Return on average equity                               16.37%            11.77%
Loans / Deposits                                       114.7%             84.9%
Tangible equity / Tangible assets                       8.05%             7.81%
Market value / Assets                                  22.50%            13.81%
Market value / Book value                              278.9%            185.2%
Market value / Tangible book value                     279.8%            195.6%
Market value / Last twelve months' earnings             17.4x             15.8x
Market value / Core deposits                           42.82%            20.19%
-------------------------------------------------------------------------------

     Comparative Merger Analysis. RBC Capital Markets also compared the foregoing analyses to comparable data from selected northeastern merger transactions in the banking and thrift industries that have occurred since January 1, 2003. The following transactions were reviewed by RBC Capital Markets in this process:

-------------------------------------------------------------------------------
Acquiror                                   Acquiree
-------------------------------------------------------------------------------
Webster Financial Corporation              First City Bank
Fulton Financial Corporation               First Washington Financial Corp.
Leesport Financial Corp.                   Madison Bancshares Group, Ltd.
Sun Bancorp, Inc.                          Community Bancorp of New Jersey
Fairfield County Bank Corp.                Bank of Westport
Community Bank Systems, Inc.               First Heritage Bank
National Penn Bancshares, Inc.             Peoples First, Inc.
Salisbury Bancorp, Inc.                    Canaan National Bancorp, Inc.
Shore Bancshares, Inc.                     Midstate Bancorp, Inc.
Lakeland Bancorp, Inc.                     Newton Financial Corporation
Harleysville National Corporation          Millennium Bank
Banknorth Group, Inc.                      First & Ocean Bancorp
Royal Bank of Scotland, Plc                Community Bancorp, Inc.
South Shore Savings Bank                   Horizon Bank & Trust Company
Provident Bancorp, Inc.                    E.N.B. Holding Company, Inc.
Community Bank Systems, Inc.               Grange National Banc Corp.
Webster Financial Corp.                    North American Bank & Trust Company
Univest Corporation of Pennsylvania        Suburban Community Bank
National Penn Bancshares, Inc.             HomeTowne Heritage Bank
Lakeland Bancorp, Inc.                     CSB Financial Corp.
Woori Financial Group                      PanAsia Bank NA
Univest Corporation of Pennsylvania        First County Bank
-------------------------------------------------------------------------------

     The following table compares selected pro forma financial data of the FNB / FNLC merger with corresponding median data from northeastern merger transactions selected by RBC Capital Markets. For the transactions selected by RBC Capital Markets, the comparable data used was taken as of the announcement date of those transactions.


Page 41
-------------------------------------------------------------------------------
                                           FNLC /FNB   Comparable Merger Median
-------------------------------------------------------------------------------
Price / Book value                            303.8%                     250.6%
Price / Tangible book value                   314.1%                     260.5%
Price / Assets                                 21.0%                      22.6%
Premium to core deposits                       18.6%                      20.9%
Price to last twelve months' earnings          22.4x                      22.3x
Premium to market value                        69.4%                      39.2%
-------------------------------------------------------------------------------

     RBC Capital Markets further selected comparable bank and thrift industry merger transactions within the state of Maine that have occurred since January 1, 2000. The following transactions were reviewed by RBC Capital Markets in this process:

-------------------------------------------------------------------------------
Acquiror                                  Acquiree
-------------------------------------------------------------------------------
Chittenden Corporation                    Ocean National Corporation
Norway Bancorp                            First Coastal Corporation
Chittenden Corporation                    Maine Bank Corp.
Union Bankshares Company                  Mid-Coast Bancorp, Inc.
-------------------------------------------------------------------------------

     The following table compares selected financial data of the FNB / FNLC merger with corresponding median data from the Maine merger transactions selected by RBC Capital Markets. For the transactions selected by RBC Capital Markets, the comparable data used was taken as of the announcement date of those transactions.

-------------------------------------------------------------------------------
                                           FNLC /FNB        Maine Merger Median
-------------------------------------------------------------------------------
Price / Book value                            303.8%                     199.8%
Price / Tangible book value                   314.1%                     200.4%
Price / Assets                                 21.0%                      18.4%
Premium to core deposits                       18.6%                      14.5%
Price to last twelve months' earnings          22.4x                      20.2x
Premium to market value                        69.4%                     125.6%
-------------------------------------------------------------------------------

     No transaction used in the analysis described above is identical to the FNB / FNLC transaction. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which FNB and FNLC are being compared. In addition, mathematical analyses, such as determining median, are not of themselves meaningful methods of using comparable transaction data or comparable company data.

     Discounted Cash Flow Analysis. RBC Capital Markets performed a discounted cash flow analysis to estimate a range of present values per share of FNB common stock assuming FNB operated as a stand-alone entity. This range was determined by adding (i) the present value of future cash flows derived from applying an optimal leverage ratio to the projected financial performance of FNB through December 31, 2009, and (ii) the present value of the terminal value of FNB common stock, which is a representation of the value of the entity over the long term.
Page 42
     In calculating a terminal value of FNB common stock, RBC Capital Markets applied terminal earnings multiples of 12.0x, 14.0x and 16.0x to year 2009 projected earnings. The cash flows and terminal values were then discounted back using discount rates of 14.0%, 15.0% and 16.0%. RBC Capital Markets viewed these rates as the appropriate range of discount rates for a company with FNB's operating history and risk characteristics.

     In performing this analysis, RBC Capital Markets projected FNB's earnings estimates through 2009 based on FNB's management forecasts and FNB's historical performance. RBC Capital Markets determined that the present value range of the FNB common stock is from $28.95 to $39.79 per share. This compares favorably to the $42.00 value per share of FNB common stock to be received by FNB shareholders in the merger.

     The analysis set forth in the discounted cash flow analysis discussion does not necessarily indicate actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. The discount rates applied to FNB referred to in the paragraphs above were based on several factors, including RBC Capital Markets' knowledge of FNB and the industry in which it operates, the business risk of FNB and the overall interest rate environment. The discounted free cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Affordability Valuation Analysis. RBC Capital Markets analyzed and calculated a range of values which a sophisticated buyer would assign to FNB assuming such buyer had a required internal rate of return of 14.0%, 16.0% and 18.0%. This valuation methodology is similar to the discounted cash flow analysis set forth above, and uses the same financial projections, the same terminal value price-to-earnings multiples of 12.0x, 14.0x and 16.0x to FNB's year 2009 projected earnings, and the same optimal leverage ratio to the projected financial performance of FNB through December 31, 2009. The analysis also uses anticipated cost savings equal to approximately 15% of FNB's non-interest expense.

     In performing this analysis, RBC Capital Markets determined that the present value range of the FNB common stock is from $26.27 to $42.05 per share. This compares favorably to the $42.00 value per share of FNB common stock to be received by FNB shareholders in the merger.


















Page 43
     Pro Forma Financial Impact. Based on the per share merger consideration of $42.00, RBC Capital Markets also analyzed the pro forma per share financial impact of the merger on FNLC's earnings per share ("EPS") and cash earnings per share for 2005 and 2006 calculated under generally accepted accounting principles ("GAAP"). RBC Capital Markets also analyzed the pro forma financial impact of the merger on FNLC's book value per share, tangible book value per share and leverage ratio. This analysis was based on managements' earnings estimates and estimated pre-tax cost-savings synergies of approximately 15% of FNB's non-interest related expenses. The analysis indicated that the impact of the merger would be marginally dilutive to FNLC EPS on a GAAP basis for 2005 and would be marginally accretive, or additive, to FNLC on a GAAP basis for 2006. The analysis indicated that the impact of the merger would be accretive, or additive, to FNLC on a cash earnings per share basis for both 2005 and 2006. The analysis further indicated that the merger would be accretive to FNLC's book value per share, dilutive to, or decrease, FNLC's tangible book value per share, and dilutive to FNLC's leverage ratio. The following table sets forth the results of RBC Capital Markets' analysis. All projected results are for 2005 unless otherwise specified.

---------------------------------------------------
                             Accretion / (Dilution)
---------------------------------------------------
FNLC GAAP EPS Impact
   - 2005                                   (1.31%)
   - 2006                                    0.82%
FNLC Cash EPS Impact
   - 2005                                    1.39%
   - 2006                                    3.28%
FNLC Book Value per share                   44.23%
FNLC Tangible Book Value per share          (8.91%)
FNLC Leverage Ratio                         (8.68%)
---------------------------------------------------

     The results referenced above are projections. Actual operating and financial results achieved by the pro forma combined company will vary from projected results and variations may be material as a result of business and operational risks, the timing, amount and costs associated with achieving cost savings and revenue enhancements, as well as other factors.

     Pursuant to a letter agreement between FNB and RBC Capital Markets, dated as of March 23, 2004, FNB agreed to pay RBC Capital Markets for financial advisory services rendered through the closing of the merger. Based on the aggregate merger consideration, the aggregate fee payable to RBC Capital Markets is approximately $340,000, of which $25,000 was paid as a retainer, $75,000 became due when the fairness opinion was rendered by RBC Capital Markets, and the balance of which is contingent upon closing of the merger. FNB also agreed, among other things, to reimburse RBC Capital Markets for certain expenses incurred in connection with services provided by RBC Capital Markets, and to indemnify RBC Capital Markets and its affiliates from and against certain liabilities and expenses, which may include certain liabilities under federal securities laws, in connection with its engagement.








Page 44
FNLC's Reasons for Merger

     In evaluating the proposed merger, the FNLC Board of Directors consulted with FNLC's management, as well as its legal counsel and accountants, and considered a number of factors. The material factors considered by the Board in reaching its decision to approve the merger and recommend unanimously that FNLC shareholders vote "FOR" approval of the merger are described below.

     This discussion of FNLC's reasons for the merger contains a number of forward-looking statements that reflect the current views of FNLC with respect to future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed under "Cautionary Statement Concerning Forward-Looking Statements" on page __.

     Review of Historic Performance. Together with management, the FNLC Board reviewed and considered historical information concerning the business, operations, competitive position, financial performance and condition, earnings and prospects of FNB, taking into account FNLC's due diligence review of FNB's business.

     Geographic Fit and Growth Opportunities. The merger of the bank subsidiaries of FNLC and FNB will extend the reach of FNLC's franchise from its current seven Mid-Coast Maine branches in Lincoln and Knox counties by the addition of seven branches in semi-contiguous markets in the "Down East" coastal Maine counties of Hancock and Washington not currently served by FNLC. The FNLC Board believes that the combined entity will be a stronger, larger community bank offering services to both existing and new customers in its markets more effectively than either bank could offer if the merger were not to occur, primarily in FNB's market area, where the combined company's legal lending limit will be significantly higher than FNB's limit prior to the merger.

     Projected Strength of Combined Entity. The FNLC Board considered the projected regulatory capital and market position of the combined entity, and believes the larger size would provide the opportunity to compete more effectively, especially in the Down East coastal Maine markets now served by FNB. In addition, the FNLC Board expects the combined companies to benefit from economies of scale and access to greater financial resources in order to capitalize on opportunities in the banking and investment management markets. The merger will also allow greater customer and geographic diversification of the two companies' asset and deposit bases.

     Greater Total Market Capitalization and Liquidity. The total market capitalization of the combined companies will represent a substantial increase over FNLC's total market capitalization prior to the merger. The FNLC Board believes that the increased total market capitalization of the combined company should provide enhanced liquidity for shareholders and enhance the appeal of FNLC stock as an investment choice. The FNLC Board also believes that size of the combined company will increase the recognition and credibility it has within the banking and financial services industries.





Page 45
     Compatibility of Cultures and Tradition. The FNLC Board considered the similar community banking cultures and business philosophies of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification and meeting local banking needs and the companies' compatible management teams. The FNLC Board was particularly cognizant of FNB's focus on providing community banking services and the history of two nationally chartered institutions bearing the name "The First National Bank" with century-plus traditions in their markets.

     Earnings. The FNLC Board believes that the merger will result in improved long-term earnings growth and value-enhanced opportunities through operating efficiencies and increased capitalization for the combined entity that the bank subsidiaries would not have if the merger were not to occur. Savings are expected accrue in the form of operational efficiencies, primarily from the elimination of outsourced services by FNB which will be provided directly by FNLC after the merger.

     Terms and Conditions of the Merger Agreement. The FNLC Board considered the terms and conditions of the merger agreement in consultation with legal counsel and viewed the terms and conditions as favorable to FNLC and its shareholders.

     The FNLC Board also considered certain potentially negative factors which could arise from the merger. These factors included, among others, the significant transaction costs involved in connection with the merger, the substantial management time and effort required to effectuate the merger and integrate the businesses of FNB and FNLC and the related disruption to FNLC's operating activities. The FNLC Board also considered the risk that the combined companies may be unable to successfully integrate the operating practices of FNLC and FNB and the possibility that the anticipated benefits of the merger might not be fully realized. In addition, the FNLC Board considered the regulatory and shareholder approvals required for the completion of the merger. For a more detailed discussion of the risk factors considered by the FNLC Board, see "Risk Factors" beginning on page __. The FNLC Board also evaluated the benefits of the transaction to be received by certain officers and directors of FNB. See "Interests of Certain Persons in the Merger" on page __. The FNLC Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the merger.

     The foregoing discussion of the information and factors considered by the FNLC Board is not intended to be exhaustive, but includes the material factors considered by the FNLC Board. The FNLC Board did not assign relative weights to the above factors or determine that any factor was of greater importance than another. A determination of various weights would, in the view of the FNLC Board, be impractical. Rather, the FNLC Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the FNLC Board may have given different weights to different factors.

     The FNLC Board has unanimously approved and adopted the merger agreement and the matters and transactions contemplated thereby, including the merger, and recommends that FNLC shareholders vote "FOR" approval of the merger.







Page 46
Merger Consideration

     Upon consummation of the merger, each outstanding share of FNB common stock (except for shares held by FNB or FNLC other than in a fiduciary capacity and any shares as to which appraisal rights have been exercised) will be converted into the number of whole shares of FNLC common stock determined by dividing $42.00 by the average sales price of FNLC common stock prior to the merger, provided that FNB shareholders will not receive more than 2.47, nor less than 1.91, FNLC shares for each FNB share they hold.

     For purposes of the merger agreement, the "average sales price" means the sum of the average of the high and low sales prices reported on Nasdaq for each trading day during the 30-day period ending with the fifth business day prior to the effective date of the merger, divided by the number of trading days during such period. The following table illustrates the number of shares of FNLC stock that would be issuable to FNB shareholders in exchange for each FNB share in the merger depending on the average sales price of FNLC common stock determined in accordance with the merger agreement. The average sales price to be used in the calculation will be rounded to the nearest one-tenth cent.

------------------------------------------------------------------
Average sales price of FNLC stock     Number of FNLC shares
as of effective date of merger        issuable for each FNB share
------------------------------------------------------------------
$22.00 and above                                           1.91
$21.00                                                     2.00
$20.00                                                     2.10
$19.00                                                     2.21
$18.00                                                     2.33
$17.00 and below                                           2.47
------------------------------------------------------------------

     The value of the FNLC common stock to be received by FNB shareholders will depend on the market price of the FNLC common stock prior to the effective time of the merger. The market price of FNLC common stock is subject to change at all times based on the future financial condition and operating results of FNLC, future market conditions and other factors. The market price of the FNLC common stock at the effective time of the merger or at the time that FNB shareholders actually receive stock certificates evidencing those shares may be higher or lower than recent prices. For further information concerning the historical prices of the FNLC common stock, see "Market for Common Stock and Dividends" on page __. FNB shareholders are urged to obtain current market prices for FNLC common stock in connection with voting their shares on the merger agreement at the FNB special meeting.

     No fractional shares of FNLC common stock will be issued in connection with the merger. Instead, FNLC will make a cash payment to each FNB shareholder who would otherwise receive a fractional share based on the average sales price of FNLC common shares computed as of the effective time of the merger.










Page 47
Procedures for Exchanging of FNB Common Stock Certificates

     Within five business days after the completion of the merger, the exchange agent (which will be a bank or trust company selected by FNLC), will mail to each holder of record of FNB common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate for FNB common stock for exchange and cancellation to the exchange agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive such merger consideration allocated to him or her and the certificate for FNB common stock so surrendered will be canceled.

     No stock certificates representing fractional shares of FNLC common stock will be issued upon the surrender for exchange of FNB stock certificates. In lieu of the issuance of any such fractional share, FNLC will pay to each former shareholder of FNB who otherwise would be entitled to receive a fractional share of FNLC common stock an amount in cash determined by multiplying the fraction of a share of FNLC common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by the average sales price of FNLC common stock as of the effective date of the merger calculated as provided for the merger consideration. No interest will be paid or accrued on any cash in lieu of fractional shares.

     FNB shareholders who receive shares of FNLC common stock in the merger will receive dividends on FNLC common stock or other distributions declared after the completion of the merger only if they have surrendered their FNB stock certificates. Only then will they be entitled to receive all previously withheld dividends and distributions, without interest.

     After completion of the merger, no transfers of FNB common stock issued and outstanding immediately prior to the completion of the merger will be allowed. FNB stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for the appropriate merger consideration.

     FNLC will only issue an FNLC stock certificate in a name other than the name in which a surrendered FNB stock certificate is registered if the person submitting the FNB stock certificate presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of FNB common stock formerly represented by such FNB stock certificate, and shows that such person paid any applicable stock transfer taxes.

     If an FNB stock certificate has been lost, stolen or destroyed, the FNB shareholder may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any FNLC stock certificate to which he or she may be entitled.

     FNB shareholders should not return their FNB stock certificates with the enclosed proxy, and stock certificates should not be forwarded to FNLC, FNB or any other party until they have received the transmittal forms.







Page 48
Treatment of FNB Stock Options

     At the effective time of the merger, each option to purchase shares of FNB common stock granted under FNB's stock option plan, which is outstanding and unexercised immediately prior thereto, whether or not then vested and exercisable, will cease to represent a right to acquire shares of FNB common stock and, except for certain options held by officers of FNB, will be converted automatically into the right to receive cash in the amount of $42.00 for each share subject to the option less the exercise price per share of the option, subject to downward adjustment should the average sales price of FNLC common stock as calculated under the merger agreement fall below $17.00. If the average sales price is below $17.00, the cash price to be paid to the holders of options to purchase FNB shares shall be the average sales price multiplied by 1.91, less the exercise price per share of the option.

     Certain options held by officers and directors of FNB will instead be converted into options to purchase shares of FNLC common stock. The options which will be converted are as follows:

--------------------------------------------------------------------------
                                                                 Number of
                                                                FNB Shares
                                                                Subject to
Holder                 Exercise Price      Expiration Date          Option
--------------------------------------------------------------------------
Steven K. Parady                $8.93            7/30/2011           3,675
Mark N. Rosborough              $8.93            7/30/2011           2,250
Tony C. McKim                   $8.93            7/30/2011          14,205
Ronald J. Wrobel                $8.93            7/30/2011           6,500
Jeffrey C. Dalrymple            $8.93            7/30/2011           5,000
Daniel M. Lay                   $8.93            7/30/2011           9,000
--------------------------------------------------------------------------
  TOTAL                                                             40,630
--------------------------------------------------------------------------

     FNLC will assume these FNB stock options in accordance with the terms of the FNB stock option plan and stock option agreement by which they are evidenced, including without limitation all terms pertaining to the acceleration and vesting of the holder's option exercise rights, except that from and after the effective time of the merger:
* FNLC and the options committee of the Board of Directors of FNLC shall be substituted for FNB and the FNB Board of Directors as the administrators of the FNB stock option plan;
* each FNB stock option assumed by FNLC will be exercisable solely for shares of FNLC common stock;
* the number of shares of FNLC common stock subject to such FNB stock option will be equal to the number of shares of FNB common stock subject to such FNB stock option immediately before the effective time of the merger multiplied by the exchange ratio, rounded down to the nearest share; and
* the per share exercise price under each such FNB stock option will be adjusted by dividing the per share exercise price under each such FNB stock option by the exchange ratio, rounded up to the nearest cent.

     Pursuant to the merger agreement, FNLC agreed to register under the Securities Act of 1933 the shares of FNLC common stock issuable upon exercise of the substitute stock options to be issued pursuant to the merger agreement within five business days after consummation of the merger.


Page 49
Conditions to the Merger

     Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each party's obligation to consummate the merger under the merger agreement is subject to the following conditions:
* the holders of 67% of the outstanding FNB common stock and a majority of the outstanding FNLC common stock must vote affirmatively to approve the merger agreement;
* all regulatory approvals required to consummate the merger and the bank merger by any governmental authority must have been obtained and shall remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval can contain any condition, restriction or requirement which FNLC's Board of Directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger and the bank merger to such a degree that FNLC would not have entered into the merger agreement had such conditions, restrictions or requirements been known as of the date of the merger agreement;
* no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered which prohibits, restricts or makes illegal the consummation of the merger or the bank merger;
* the registration statement of FNLC of which this document is a part must have become effective under the Securities Act of 1933, and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn;
* the shares of FNLC common stock to be issued in connection with the merger must have been listed for trading on the Nasdaq Stock Market's National Market; and
* each of us must have received an opinion of Verrill Dana, LLP (or in the absence of such firm's opinion, an opinion of Pierce Atwood LLP) to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     In addition to the foregoing conditions, the obligation of FNLC to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by FNLC:
* the representations and warranties of FNB in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of FNB will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect on FNB;
* FNB must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;
* FNLC must have received a certificate from specified officers of FNB attesting to compliance with the foregoing conditions;
* shares as to which FNB shareholders have exercised appraisal rights must represent less than10% of the outstanding FNB common stock;
* FNLC shall have received an opinion from Pierce Atwood LLP, in substantially the form provided in the merger agreement;
* each director of FNB who is also an officer shall have entered into a shareholder agreement with FNLC, which condition was satisfied at the time the merger agreement was signed (see "Shareholder Agreements" on page __); and
* FNLC shall have received such certificates of FNB's officers or others and such other documents to evidence fulfillment of the conditions to its obligations as FNLC may reasonably request.
Page 50
     In addition to the other conditions set forth above, the obligation of FNB to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by FNB:
* the representations and warranties of FNLC in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and except that the representations and warranties of FNLC will be deemed true and correct unless the failure or failures of those representations and warranties to be true and correct has had or is reasonably likely to have a material adverse effect on FNLC;
* FNLC must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;
* FNB must have received a certificate from specified officers of FNLC attesting to compliance with the foregoing conditions;
* FNB shall have received an opinion from Verrill Dana, LLP, counsel to FNLC, in substantially the form provided in the merger agreement; and
* FNB shall have received such certificates of FNLC's officers or others and such other documents to evidence fulfillment of the conditions to its obligations as FNB may reasonably request.

     Under the terms of the merger agreement, a material adverse effect on either FNLC or FNB is defined to mean any effect that (1) is material and adverse to the financial position, results of operations or business of such entity and its subsidiaries taken as a whole or (2) would materially impair the ability of such entity and its subsidiaries to perform their respective obligations under the merger agreement or the bank merger agreement or otherwise materially impede the consummation of the transactions contemplated by the merger agreement. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:
* changes in banking, corporate or tax laws or regulations of general applicability or interpretations of them by governmental authorities;
* changes in United States generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally;
* changes in interest rates or general economic conditions affecting banks and their holding companies generally;
* modifications or changes to valuation policies and practices, or expenses incurred, in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with them; and
* with respect to FNB only, the effects of any action or omission taken with the prior consent of FNLC or as otherwise contemplated by the merger agreement.

















Page 51
Regulatory Approvals

     Consummation of the merger is subject to prior receipt of all required approvals of, and consents to, the merger and the bank merger by all applicable federal and state regulatory authorities.

     Federal Reserve Board. The merger is subject to the prior approval of or waiver from the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, as amended. Pursuant to the Bank Holding Company Act, the Federal Reserve Board may not approve the merger if:
* such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or
* the effect of such transaction, in any section of the country, may be substantially to lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless in each case the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In every case, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company or companies and the banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of each participating bank holding company in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank holding company and its subsidiaries. In addition, the Bank Holding Company Act requires that the Federal Reserve Board take into account the record of compliance of each bank holding company with applicable state community reinvestment laws. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

     Any transaction approved by the Federal Reserve Board may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

     Section 225.12(d)(2) of the Federal Reserve Board's Regulation Y provides that the approval of the Federal Reserve Board is not required for certain acquisitions by bank holding companies if the acquisition has a component that will be approved by a federal supervisory agency under the Bank Merger Act and certain other requirements are met. Under this regulation, the acquiring bank holding company must submit a notice to the Federal Reserve Board at least ten days prior to the transaction and no application for approval of the proposed acquisition under the Bank Holding Company Act will be required unless the Federal Reserve Board informs the proposed acquirer to the contrary prior to expiration of this period. FNLC believes that the proposed merger and bank merger satisfy these requirements and, accordingly, has submitted a notice to the Federal Reserve Board under this regulation.







Page 52
     OCC. The parties currently intend to merge FNB's banking subsidiary, FNBBH, into FNBD immediately after the merger of FNB into FNLC. The bank merger is subject to the prior approval of the Office of the Comptroller of the Currency of the United States under the Bank Merger Act. The bank merger is expected to qualify for expedited review and a streamlined application, which means it would be approved 45 days after receipt by the OCC of the appropriate application, or the 15th day following the close of the comment period, and FNLC has submitted a streamlined application to the OCC. The OCC will review the bank merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve Board in evaluating transactions for approval under Section 3 of the Bank Holding Company Act, as discussed above, except that the OCC will not conduct an independent antitrust analysis of the bank merger if the Federal Reserve Board does so. Applicable regulations require publication of notice of the application for approval of the bank merger and an opportunity for the public to comment on the application in writing and to request a hearing.

     Any transaction approved by the OCC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the OCC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

     State Approvals and Notices. The prior approval of the Superintendent of the Bureau of Financial Institutions of the State of Maine is required under Sections 1013(1)(A) and 1015 of Title 9-B of the Maine Revised Statutes for the acquisition by a Maine financial institution holding company such as FNLC of more than 5% of the voting shares of a Maine financial institution holding company such as FNB. Under Maine law, the Maine Superintendent shall not approve an application for such a transaction unless he determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and advantage of the public.

     Status of Applications and Notices. We have filed all required applications and notices with applicable regulatory authorities in connection with the merger and the bank merger. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to FNLC that had such condition or requirement been known FNLC, in its reasonable judgment, would not have entered into the merger agreement. If any such condition or requirement is imposed, FNLC may elect not to consummate the merger. See "Conditions to the Merger" beginning on page __.














Page 53
FNB Business Pending the Merger

     The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Annex I hereto, are briefly described below.

     Pending consummation of the merger, FNB may not, and will cause each FNB subsidiary not to, among other things, take the following actions without the prior written consent of FNLC:
* conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and FNLC the goodwill of the customers of FNB and its subsidiaries and others with whom business relations exist;
* issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or permit any additional shares of stock to become subject to grants of stock options, other than upon the exercise of stock options outstanding on the date of the merger agreement under FNB's stock option plan;
* declare any dividend on its capital stock, other than regular semi-annual cash dividends on the FNB common stock at a rate not in excess of $0.33 per share and to the extent necessary so that FNB shareholders do not fail to receive a dividend for any semi-annual period with respect to their FNB shares, or following the merger, for any quarterly period with respect to the FNLC shares received in the merger, a quarterly dividend at the same annualized rate as regular dividends paid by FNB, on the same record date provided by FNLC for its quarterly dividend;
* amend its articles of incorporation and bylaws or the articles and bylaws (or equivalent documents) of any subsidiary;
* take specified actions with respect to its business, including without limitation enter into or amend an employment, consulting or severance agreement with, or increase the rate of compensation of, its directors, officers or employees; enter into, establish, adopt or amend any employee benefit plan; purchase or sell assets or deposits; make capital expenditures; change its methods of accounting; enter into, amend or modify material contracts; settle litigation claims; enter into new businesses; change its principal policies; enter into derivatives contracts; incur indebtedness; make certain real estate investments; make or modify loans outside of the ordinary course; or acquire any debt security or equity investment of a type or in an amount that is not permissible for a national bank; except in the case of each of the foregoing as permitted by the merger agreement;
* take any action that would prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code;
* take any action that would result in (1) any of the representations and warranties of FNB not being true and correct in any material respect at or prior to the effective time of the merger, (2) any of the conditions to consummation of the merger set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation; or
* agree to do any of the foregoing.







Page 54
     The merger agreement also provides that pending consummation of the merger FNLC may not, and will cause each subsidiary of FNLC not to, take the following actions without the prior written consent of FNB:
* take any action that would result in (1) any of the representations and warranties of FNLC not being true and correct in any material respect at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation; or
* agree to do any of the foregoing.

FNB Board of Directors' Covenant to Recommend the Merger Agreement

     Pursuant to the merger agreement, the FNB Board of Directors is required to recommend that FNB shareholders approve the merger agreement at all times prior to and during the meeting of FNB shareholders at which the merger agreement is to be considered by them. However, nothing in the merger agreement prevents the FNB Board of Directors from withholding, withdrawing, amending or modifying its recommendation if it determines, after consultation with its outside counsel, that such action is legally required in order for the directors of FNB to comply with their fiduciary duties to the FNB shareholders under applicable law, provided that any such action in connection with an "acquisition proposal" must comply with the requirements described under "No Solicitation by FNB" below.

No Solicitation by FNB

    The merger agreement provides that neither FNB nor any of its subsidiaries shall, and that FNB shall direct and use its reasonable best efforts to cause its and each such subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of, FNB or more than 10% of the outstanding equity securities of FNB or any of its subsidiaries (any such proposal or offer is hereinafter referred to as an "acquisition proposal"). In the merger agreement, FNB also agreed that neither it nor any of its subsidiaries shall, and that FNB shall direct and use its reasonable best efforts to cause its and each such subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. However, nothing in the merger agreement prevents FNB or its Board of Directors from:
* complying with its disclosure obligations under federal or state law;
* providing information in response to a request therefor by a person who has made an unsolicited bona fide written acquisition proposal if the FNB Board of Directors receives from the person so requesting such information an executed confidentiality agreement;
* engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or







Page 55
* recommending such an acquisition proposal to the shareholders of FNB, if and only to the extent that in each of the last three cases referred to above, (1) the FNB Board of Directors determines in good faith after consultation with outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (2) the FNB Board of Directors determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to FNB's shareholders from a financial point of view than the merger with FNLC. An acquisition proposal which is received and considered by FNB in compliance with the requirements set forth in the merger agreement and which meets the requirements set forth in the preceding sentence is referred to as a "superior proposal." FNB is required to notify FNLC if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, FNB or any of its representatives as soon as FNB becomes aware of the same.

Representations and Warranties of the Parties

    Pursuant to the merger agreement, each of us made certain customary representations and warranties relating to our respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Annex I hereto. Such representations and warranties generally must remain accurate through the completion of the merger unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See "Conditions to the Merger" beginning on page __.

Effective Time of the Merger

     The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Maine pursuant to the Maine Business Corporation Act, unless a different date and time is specified as the effective time in such documents. Articles of merger will be filed only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement on a date selected by FNLC after such satisfaction or waiver which is not later than the later of (A) five business days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or on such other date as we may mutually agree upon.

     A closing will take place immediately prior to the effective time of the merger or on such other date as we may mutually agree upon.

Amendment of the Merger Agreement

     We may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made after the special meeting which by law requires further approval by the shareholders of FNB and FNLC without obtaining such approval.





Page 56
Termination of the Merger Agreement

The merger agreement may be terminated:
* by mutual consent of the parties;
* by a non-breaching party if the other party (1) breaches any covenants or undertakings contained in the merger agreement or (2) breaches any representations or warranties contained in the merger agreement, in each case if such breach has not been cured within thirty days after notice from the terminating party and which breach would be reasonably expected, individually or in the aggregate with other breaches, to result in a material adverse effect with respect to the breaching party;
* by either party if the merger is not consummated by May 31, 2005, unless the failure to consummate the merger is due to a breach by the party seeking such termination of its obligations under the merger agreement or, if FNB is seeking to terminate, by any director and executive officer of FNB through such director and executive officer's breach of his respective shareholder agreement;
* by either party if any required regulatory approval for consummation of the merger or the bank merger is not obtained;
* by either party if the shareholders of FNB or FNLC do not approve by the requisite vote the merger agreement at the meetings of the shareholders of FNB and FNLC duly called for such purpose;
* by FNLC, prior to the special meeting, if FNB shall have breached the covenants described under "No Solicitation by FNB" on page __, the FNB Board of Directors shall have failed to recommend that the shareholders of FNB approve the merger agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse to FNLC, or FNB breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement; and
* by FNB, at any time prior to the special meeting, in order to concurrently enter into an acquisition agreement or similar agreement with respect to an unsolicited "superior proposal," as defined in the merger agreement and under "No Solicitation by FNB" on page __, which has been received and considered by FNB in compliance with the applicable terms of the merger agreement, provided that FNB has notified FNLC at least five business days in advance of any such action and given FNLC the opportunity during such period, if FNLC elects in its sole discretion, to negotiate amendments to the merger agreement which would permit FNB to proceed with the proposed merger with FNLC.

Interests of Certain Persons in the Merger

    When FNB shareholders are considering the recommendation of FNB's Board of Directors with respect to approving the merger agreement, they should be aware that some directors and executive officers of FNB may be deemed to have interests in the merger in addition to their interests as shareholders generally. The FNB Board of Directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

     Stock Options. The merger agreement provides that at the effective time of the merger each outstanding and unexercised option to purchase shares of FNB common stock granted pursuant to the FNB stock option plans will cease to represent the right to acquire shares of FNB common stock. All outstanding options to purchase FNB common stock that are presently unvested shall become fully vested and exercisable in the event of a change of control, as defined in the relevant plan, which would include the merger.



Page 57
     Except for certain options held by executive officers and directors of FNB, outstanding options of FNB will be converted automatically into the right to receive cash in the amount of $42.00 for each share subject to the option less the exercise price per share of the option, subject to downward adjustment should the average sales price of FNLC common stock as calculated under the merger agreement fall below $17.00. Certain options held by executive officers of FNB will be converted into options to purchase shares of FNLC common stock. See "Treatment of FNB Stock Options" on page __.

     At the record date for the special meeting, the directors, executive officers, and certain other employees of FNB held options to purchase an aggregate of 126,208 shares of FNB common stock. Of these, options to purchase 40,630 shares of FNB common stock held by Messrs. Parady, Rosborough, McKim, Wrobel, Dalrymple and Lay, will be converted into options to acquire shares of FNLC common stock in accordance with the merger agreement, and the remainder of the outstanding options to acquire FNB shares along with the remaining options held by directors, executive officers, and all other optionees of FNB, will be converted into the right to receive cash as provided in the merger agreement. Directors, executive officers, and all other optionees of FNB will each receive cash equal to $42.00 less the applicable exercise price for remaining options in accordance with the merger agreement. The total amount to retire options to acquire FNB shares not converted as part of the merger will be $2,567,127. The following table lists the unexercised options to purchase FNB common stock held by FNB's directors, executive officers, and all other optionees as a group, as of the record date of the special meeting, as well as the options which will be converted into options to purchase FNLC stock in accordance with the merger agreement and those which will be converted into the right to receive cash.

-------------------------------------------------------------------------------
                              Total      Options to   Options to          Total
                        unexercised    be converted be converted           cash
                            options to FNLC options      to cash       proceeds
-------------------------------------------------------------------------------
 Loren H. Clarke              2,850               -        2,850        $90,605
 Jeffrey C. Dalrymple        11,250           5,000        6,250        193,006
 Wiliam C. Fernald            2,286               -        2,286         66,642
 David J. Fletcher            1,725               -        1,725         53,398
 Gregory R. Grant             5,100               -        5,100        164,030
 Milton Albert Harmon Jr      4,900               -        4,900        158,405
 Carroll E. Harper            3,600               -        3,600        109,853
 Daniel M. Lay               18,000           9,000        9,000        261,120
 William K. McFarland         4,350               -        4,350        134,658
 Tony C. McKim               30,750          14,205       16,545        492,388
 Steven K. Parady             6,225           3,675        2,550         70,558
 Mark N. Rosborough           3,222           2,250          972         28,493
 Ronald J. Wrobel            14,400           6,500        7,900        224,739
 All Other Optionees         17,550               -       17,550        519,233
-------------------------------------------------------------------------------
                            126,208          40,630       85,578     $2,567,127
===============================================================================









Page 58
     Agreements with Executive Officers of FNB. Pursuant to the merger agreement, FNLC agreed to honor employment continuity agreements and certain other arrangements already in effect between FNBBH and each of Messrs. McKim, Lay, Dalrymple and Wrobel, subject to certain amendments.

     The employment continuity agreements provide that if the employment of an executive officer is terminated, or he elects to resign, within 30 days following a "change of control" of FNBBH, the executive will receive a lump sum severance payment equal to 299% of his "base amount' within 10 days after such termination or resignation. The term "change in control" is defined to include the direct or indirect acquisition of 25% or more of the combined voting power of the outstanding securities of FNBBH by a person other than FNB. If effected, the merger would constitute a change of control. The employment continuity agreements define "base amount" by reference to applicable provisions of the Internal Revenue Code. Under those provisions, the term "base amount" means, in general, the average annual compensation paid to the executive by FNBBH that was includible in his gross income for the most recent five taxable years ending before the date on which the change in control occurs. The employment continuity agreements provide that if the payments due thereunder, alone or together with other payments the executive is entitled to receive from FNBBH on account of the change in control, would constitute a "parachute payment" under federal income tax law, the payment under the employment continuity agreement would be reduced to the largest amount that would not be subject to the excise tax applied to parachute payments. Under the current terms of each employment continuity agreement, each executive agrees that if he receives payments thereunder he will not accept employment with any financial institution which has an office or branch in Hancock County for a period of one year from the date of his termination or resignation.

     The merger agreement calls for each employment continuity agreement to be amended as of the effective time to (i) establish that each executive's base salary as of December 31, 2004 will be considered the "base amount" for purposes of determining the maximum payment to be made under his agreement,
(ii) extend from 30 days to 24 months the period during which a termination or resignation will trigger the severance payments, and (iii) expand the geographic scope of the restrictive covenant so as to prohibit an executive from accepting employment with a financial institution having an office or branch in any of Knox, Lincoln, Hancock or Washington counties, Maine. It is anticipated that Messrs. McKim, Lay, Dalrymple and Wrobel will sign amendments to their employment continuity agreements to effect the proposed amendment, effective on the date of the merger.

     Assuming that the merger is consummated, the employment continuity agreements are amended (as described above) and there are no changes in their base salaries before January 1, 2005, Messrs. McKim, Lay, Dalrymple and Wrobel would be entitled to receive approximately $464,000, $296,000, $283,000 and $256,000, respectively, subject to reduction to the extent that such amounts exceed the maximum permitted without imposition of excise tax under Section 280G of the Internal Revenue Code, under his respective employment continuity agreements if his employment were terminated or he were to resign during the twenty-four month period following the merger. Each severance payment would be made in a single lump sum.







Page 59
          In addition to the employment continuity agreements, each of the four executives is a party to a split dollar agreement with FNBBH. The split dollar agreements require FNBBH to pay all premiums due on each of the insurance policies issued on the lives of the executives, which are subject to the terms of the split dollar agreements. Under the split dollar agreements, FNBBH is the owner of each policy, but certain rights with respect to each policy may have been "endorsed" over to the executive and each executive has the right to designate a beneficiary to receive a death benefit from one or more of the policies insuring his life. For Mr. McKim, the amount of the death benefit is $250,000; for Messrs. Lay, Dalrymple and Wrobel the death benefit is $150,000. As currently in effect, the split dollar agreements provide that any proceeds in excess of the death benefit will be paid to FNBBH. If an executive ceases to be employed by FNBBH before attaining age 65, his benefits under the split dollar agreement are forfeited. Finally, under certain circumstances (including a termination of the split dollar agreement), FNBBH must offer to sell the underlying insurance policies to the executives for a payment equal to the cash surrender value of the policies. If the split dollar agreements are not terminated by FNBBH prior to the date of the merger, FNLC will assume FNBBH's obligation under the split dollar agreements.

     Board of Directors and Executive Officers of FNLC following merger. Pursuant to the merger agreement, Mr. McKim and one other director of FNB will be added to the FNLC Board of Directors as of the date of the merger to serve on the same basis as other directors of FNLC. We have determined that the second director will be Mark N. Rosborough. Subject to compliance with their fiduciary duties, the FNLC Board will nominate Mr. McKim for election at FNLC's next annual meeting to serve until the 2007 annual meeting and Mr. Rosborough to serve until the 2006 annual meeting. FNLC's Board of Directors has also agreed to consider nominating another person who is a resident of the area served by FNBBH to serve as a director following the first FNLC annual meeting after the merger on the same basis as other directors of FNLC. See "FNB Management and Additional Information", starting on page __, for further information regarding Messrs. McKim and Rosborough.

     FNLC directors do not receive compensation for serving as such. Each current director of FNLC also serves on the Board of Directors of FNBD. Currently, directors of FNBD receive $550 for each directors meeting attended and $300 for each meeting attended of a committee of which the director is a member. In addition, non-employee directors of FNBD are reimbursed for 85% of the cost of the director's health insurance premiums. FNB nominees who are elected to the Board of Directors of FNLC will also be elected to the Board of FNBD.

     In accordance with the terms of the merger agreement, all employees of FNB or FNBBH as of the effective time will become employees of FNLC or FNBD. We expect Mr. McKim to become the Executive Vice President of FNLC and Executive Vice President of FNBD and Messrs. Lay, Dalrymple and Wrobel to assume management positions with FNBD at salaries equivalent to their current salaries, or $155,300, $98,999, $94,500, and $85,690 for Messrs. McKim, Lay,
Dalrymple and Wrobel, respectively. See "FNB Management and Additional Information", starting on page __, for further information regarding Messrs. McKim, Lay, Dalrymple and Wrobel.







Page 60
     Indemnification and Insurance. FNB's directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in FNB's bylaws and the merger agreement. Pursuant to the merger agreement, FNLC agreed to indemnify and hold harmless each present and former director, officer and employee of FNB or an FNB subsidiary determined as of the effective time of the merger against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FNB or a subsidiary of FNB or is or was serving at the request of FNB or a subsidiary of FNB as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the bylaws of FNB or the constituent documents of any FNB subsidiary, as applicable, or any agreement, arrangement or understanding disclosed by FNB to FNLC pursuant to the merger agreement, in each case as in effect on the date of the merger agreement. Pursuant to the merger agreement, FNLC also generally agreed to honor all limitations on liability existing in favor of these indemnified parties as provided in the articles of incorporation, bylaws or similar governing instruments of FNB and its subsidiaries as in effect as of the date of the merger agreement with respect to matters occurring prior to the effective time of the merger.

     Pursuant to the merger agreement, FNB shall purchase an extended reporting period endorsement under FNB's existing directors' and officers' liability insurance which covers persons who are currently covered by FNB's directors' and officers' liability insurance that shall provide such directors and officers with coverage for a period of six years after the effective time of the merger on terms no less favorable than those in effect on the date of the merger agreement; provided, however, that FNB may substitute for its existing coverage a policy or policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date of the merger agreement if necessary or advisable to obtain such extension of coverage.

     Other than as set forth above, no director or executive officer of FNB has any direct or indirect material interest in the merger, except insofar as ownership of FNB common stock might be deemed such an interest. See "Certain Beneficial Owners of FNB Common Stock" on page __.

Certain Employee Matters

     The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.








Page 61
     Pre-Merger Covenants. Pursuant to the merger agreement, FNB will not, and will cause FNBBH not to, enter into or amend or renew any employment arrangement except normal compensation increases and hiring in the ordinary course of business subject to certain limits, changes required by law, changes required contractually, grants or awards to newly-hired employees consistent with past practice and increases in the premium costs of insured employee benefits. FNB or FNBBH may pay discretionary bonuses in the ordinary course of business and consistent with past practice to employees for services rendered during the period January 1, 2004 to the effective time of the merger of up to $200,000 in the aggregate for all employees. These bonuses will be reduced in the case of any individual recipient to the extent necessary to ensure that the bonus, either alone or in combination with the payment of other amounts, would not be nondeductible by FNB or FNBBH for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code or subject to the excise tax imposed under Section 4999 of the Code.

     Pursuant to the merger agreement, FNB and/or FNBBH may make cash contributions to FNBBH's 401(k) Plan for the 2004 calendar year as long as the total amount of such cash contributions do not exceed the amount derived by application of the calendar 2003 formula based on calendar 2004 compensation levels.

     Post-Merger Covenants. Following the merger, FNLC will honor all benefit obligations and contract rights of current or former employees of FNB and its subsidiaries provided that FNLC may at any time amend or terminate any FNB benefit plan in accordance with its terms. As soon as administratively practicable after the effective time of the merger, FNLC will take all reasonable action so that employees of FNB and its subsidiaries will be entitled to participate in the FNLC employee benefit plans of general applicability to the same extent as similarly-situated employees of FNLC and its subsidiaries. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, other than for accrual of pension benefits, under the FNLC employee benefit plans, FNLC will recognize years of service with FNB and its subsidiaries to the same extent as such service was credited for such purpose by FNB, provided that the recognition of such service shall not result in the duplication of benefits or violate the law.

     If employees of FNB or any of its subsidiaries become eligible to participate in a medical, dental or health plan of FNLC, FNLC will cause each such plan to:
* waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of FNLC,
* provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and
* waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the effective time of the merger.








Page 62
     All employees of FNB or an FNB subsidiary as of the effective time of the merger will become employees of FNLC or an FNLC subsidiary as of such time, and FNLC or an FNLC subsidiary will use its best efforts to give such persons (other than any person who is party to an employment agreement, a severance agreement or a special termination agreement) at least 60 days' prior written notice of any job elimination during the 90-day period after the effective time of the merger. Subject to such 60-day notice requirement, FNLC or an FNLC subsidiary will have no obligation to continue the employment of any employee of FNB or an FNB subsidiary and nothing contained in the merger agreement will be deemed to give any employee of FNB or any FNB subsidiary a right to continuing employment with FNLC or an FNLC subsidiary after the effective time of the merger. An employee of FNB or an FNB subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) who is involuntarily terminated other than for cause within two years following the effective time of the merger will be entitled to receive severance payments equal to one week's compensation for each year of service with FNB or an FNB subsidiary.

     For a period of two years following the effective time of the merger, FNLC will provide job counseling and outplacement services to all employees of FNB and its subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the effective time of the merger. During that period, FNLC also will notify those former employees who wish to continue to be so notified of opportunities for positions with FNLC or an FNLC subsidiary for which FNLC reasonably believes such persons are qualified and will consider any application for such positions submitted by such persons. However, any decision to offer employment to any such person will be made in the sole discretion of FNLC.

     In the merger agreement, FNB agreed to take the steps to terminate FNB's employee stock ownership plan and provide that the account of each participant in the plan become fully vested and nonforfeitable as of the effective time of the merger.

Bank Merger

     Pursuant to the merger agreement, FNBBH will be merged with and into FNBD, as soon as practicable following consummation of the merger.

Resale of FNLC Common Stock

     The FNLC common stock issued pursuant to the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any FNB shareholder who may be deemed to be an affiliate of FNLC for purposes of Rule 144 promulgated under the Securities Act of 1933 or an affiliate of FNB for purposes of Rule 145 promulgated under the Securities Act of 1933. Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (1) FNLC or FNB at the time of the special meeting or (2) FNLC at or after the effective time of the merger.









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     Rule 145 will restrict the sale of FNLC common stock received in the merger by affiliates and certain of their family members and related interests. Generally speaking, during the year following the effective time of the merger, a person who is an affiliate of FNB at the time of the special meeting, provided he or she is not an affiliate of FNLC at or following the effective time of the merger, may publicly resell any FNLC common stock received by him or her in the merger, subject to certain limitations as to, among other things, the amount of FNLC common stock sold by him or her in any three-month period and as to the manner of sale. After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to FNLC as required by Rule 144. Persons who are affiliates of FNLC after the effective time of the merger may publicly resell the FNLC common stock received by him or her in the merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. At the present time, it is not anticipated that any affiliates of FNB will become affiliates of FNLC after the merger, other than Messrs. McKim, Lay, Dalrymple, Wrobel and Rosborough.

     The ability of affiliates to resell shares of FNLC common stock received in the merger under Rules 144 or 145 as summarized herein generally will be subject to FNLC's having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale. Affiliates also would be permitted to resell FNLC common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933 or another available exemption from the Securities Act of 1933 registration requirements. Neither the registration statement of which this prospectus/proxy statement is a part nor this prospectus/proxy statement cover any resales of FNLC common stock received by persons who may be deemed to be affiliates of FNLC or FNB in the merger.

     FNB has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of it for purposes of Rule 145 to deliver to FNLC a letter agreement intended to ensure compliance with the Securities Act of 1933.

























Page 64
Federal Income Tax Consequences

     General. The following is a description of the material federal income tax consequences of the merger to shareholders of FNB, which is based upon the opinion of Verrill Dana, LLP, counsel to FNLC. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each FNB shareholder's individual circumstances or tax status. Accordingly, this description is not a complete description of all of the consequences of the merger and, in particular, may not address federal income tax considerations that may affect the treatment of FNB shareholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of FNB common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold FNB common stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. This description is based on laws, regulations, rulings and judicial decisions as in effect on the date of this prospectus/proxy statement, without consideration of the particular facts or circumstances of any holder of FNB common stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this description would not be different.

     Tax matters are very complicated, and the tax consequences of the merger to an FNB shareholder will depend upon the facts of his or her particular situation. Accordingly, we strongly urge each FNB shareholder to consult his or her own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to him or her of the merger.

     The Merger. Based on facts and representations and assumptions regarding factual matters that were provided by us and that are consistent with the state of facts that we believe will be existing as of the effective time of the merger, the opinion of Verrill Dana, LLP with respect to the material federal income tax consequences of the merger is as follows.
* The merger, when consummated in accordance with the terms of the merger agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and, accordingly, neither FNLC nor FNB will recognize any taxable gain or loss as a result of the merger.

     An FNB shareholder will not recognize gain or loss on the exchange for such shareholder's shares of FNB common stock pursuant to the merger except to the extent the FNB shareholder receives cash in lieu of a fractional share interest in FNLC common stock. The shareholder's tax basis in the FNLC common stock received pursuant to the merger will equal such shareholder's tax basis in the shares of FNB common stock being exchanged, reduced by any amount allocable to a fractional share interest of FNLC common stock for which cash is received. The holding period of FNLC common stock received will include the holding period of the shares of FNB common stock being exchanged.








Page 65
     Cash in Lieu of Fractional Shares. No fractional shares of FNLC common stock will be issued in the merger. An FNB shareholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by FNLC. An FNB shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder's tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the FNB common stock exchanged was held for more than one year.

     Shareholders Who Exercise Appraisal Rights. Holders of FNB common stock who exercise appraisal rights with respect to the merger, as discussed under "Appraisal Rights" beginning on page __, and who receive cash in respect of their shares of FNB common stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the shareholder's aggregate tax basis for such shares of FNB common stock, which gain or loss will be long-term capital gain or loss if such shares of FNB common stock were held for more than one year. If, however, any such FNB shareholder constructively owns shares of FNB common stock that are exchanged for shares of FNLC common stock in the merger or owns shares of FNLC common stock actually or constructively after the merger, the attribution to the shareholder of stock owned by a related party may prevent the payment of cash for shares pursuant to the exercise of appraisal rights from qualifying for capital gain rates and instead result in any gain being treated as the distribution of a dividend. Under the constructive ownership rules under the Internal Revenue Code, a shareholder may be treated as owning stock that is actually owned by another person or entity. FNB shareholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of FNB common stock will be treated as a dividend.

     An FNB shareholder who exercises appraisal rights in part and receives both FNLC common stock and cash consideration in exchange for all of his or her shares of FNB common stock generally will recognize gain, but not loss, to the extent of the lesser of:
* the excess, if any, of (a) the sum of the aggregate fair market value of the FNLC common stock received (including any fractional share of FNLC common stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of FNLC common stock) over (b) the shareholder's aggregate tax basis in the shares of FNB common stock exchanged in the merger; and
* the amount of cash received by such shareholder.

     For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any such gain will be long-term capital gain if the shares of FNB common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, in which case such gain will be treated as a dividend to the extent of such shareholder's ratable share of the undistributed accumulated earnings and profits of FNB. FNB shareholders who are considering exercising appraisal rights should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their FNB common stock will be treated as a dividend.



Page 66
     An FNB shareholder's aggregate tax basis in the FNLC common stock received pursuant to the merger will equal such shareholder's aggregate tax basis in the shares of FNB common stock being exchanged, reduced by any amount allocable to a fractional share interest of FNLC common stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of taxable gain, if any, recognized by such shareholder in the merger (including any portion of such gain that is treated as a dividend).

     Closing Opinion. It is a condition precedent to the obligations of FNLC and FNB to effect the merger that they receive an opinion from Verrill Dana, LLP (or in the absence of such firm's opinion, an opinion of Pierce Atwood
LLP), dated as of the effective time of the merger, with respect to the federal income tax consequences of the merger described under the subheading "The Merger" on page __. Such opinion will be based upon facts existing at the effective time of the merger, and in rendering such opinion, counsel will require and rely upon facts, representations and assumptions that will be provided by FNLC, FNB and others.

     We have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

     Backup Withholding. Non-corporate holders of FNB common stock may be subject to information reporting and backup withholding on any cash payments they receive. FNB shareholders will not be subject to backup withholding, however, if they:
* furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal they will receive; or
* demonstrate that they are otherwise exempt from backup withholding.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against an FNB shareholder's United States federal income tax liability, provided the shareholder furnishes the required information to the Internal Revenue Service.

     Reporting Requirements. FNB shareholders who receive FNLC common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with their United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

















Page 67
Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, FNB's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of FNLC. Any difference between the purchase price for FNB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by FNLC in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of FNLC issued after the merger will reflect the results attributable to the acquired operations of FNB beginning on the date of completion of the merger. The unaudited per share pro forma financial information contained herein has been prepared using the purchase method of accounting. See "Summary -- Unaudited Comparative Per Share and Selected Financial Data" beginning on page __.

Expenses of the Merger

     The merger agreement provides that each of FNB and FNLC will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing this document will be shared equally between us.

Listing of the FNLC Common Stock

     FNLC has agreed to use its reasonable best efforts to cause the shares of FNLC common stock to be issued in the merger to be listed for trading on the Nasdaq Stock Market's National Market before the completion of the merger, subject to official notice of issuance.

Termination Fee

     The merger agreement provides that FNB must pay FNLC a $1.5 million termination fee under the circumstances described below:
* if the merger agreement is terminated by FNLC for any of the reasons described in the penultimate bullet point under "Termination of the Merger Agreement" on page __ or by FNB for the reasons described in the last bullet point in such section, FNB must pay the termination fee to FNLC concurrently with the termination of the merger agreement; or












Page 68
* if (x) the merger agreement is terminated by FNLC pursuant to the second bullet point under "Termination of the Merger Agreement" on page __ or by either FNLC or FNB because the shareholders of FNB have not approved the merger agreement as required, and in the case of any termination referenced in this bullet point an acquisition proposal (as defined under "No Solicitation by FNB" on page __) shall have been publicly announced or otherwise communicated or made known to the Board of Directors of FNB (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time that shareholders of FNB vote on the merger agreement or the date of termination of the merger agreement, as applicable, and (y) within 18 months after such termination FNB or a subsidiary of FNB enters into an agreement with respect to an acquisition proposal or consummates a transaction which is the subject of an acquisition proposal, then FNB shall pay to FNLC the termination fee on the date of execution of such agreement or consummation of a transaction which is the subject of an acquisition proposal, as applicable, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of the merger agreement, the termination fee shall be payable by FNB to FNLC only upon consummation of a transaction which is the subject of an acquisition proposal, regardless whether such consummation occurs within 18 months after termination of the merger agreement.

     Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by FNLC.

     If FNB fails to timely pay the termination fee to FNLC, FNB will be obligated to pay the costs and expenses incurred by FNLC to collect such payment, together with interest.

Shareholder Agreements

     In connection with the execution of the merger agreement, each director of FNB who was also an officer of FNB (that is, Messrs. Rosborough, McKim and Parady) entered into a shareholder agreement with FNLC pursuant to which each director agreed that at any meeting of the shareholders of FNB, or in connection with any written consent of the shareholders of FNB, the director shall:
* appear at such meeting or otherwise cause all shares of FNB common stock held of record by him to be counted as present thereat for purposes of calculating a quorum; and
* vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of FNB common stock held of record by him:
* in favor of adoption and approval of the merger agreement,
* against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FNB contained in the merger agreement or of the director contained in the shareholder agreement and
* against any acquisition proposal (as defined in the merger agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the shareholder agreement.




Page 69
     Pursuant to the shareholder agreement, such directors also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the shares of FNB common stock held of record by him prior to the meeting at which shareholders of FNB will consider the merger agreement.

     The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

     FNB also agreed to use its reasonable best efforts to cause those persons who may be deemed to be affiliates of FNB pursuant to Rule 145 under the Securities Act of 1933 to deliver to FNLC prior to the date of the special meeting a written agreement containing certain restrictions on the transfer of shares of FNLC common stock acquired in the merger which are intended to ensure compliance with applicable federal securities laws in connection with the transfer of such shares. See "Resale of FNLC Common Stock" on page __.

Appraisal Rights

     The following is a summary of Chapter 13 of the Maine Business Corporation Act, which sets forth the procedures that FNB shareholders must follow in order to object to the proposal to approve and adopt the merger agreement and demand statutory appraisal rights. The full text of Chapter 13 is included as Annex III to this document. Failure to follow those provisions exactly could result in the loss of an FNB shareholder's appraisal rights. See "Federal Income Tax Consequences" beginning on page __ for a discussion of the tax consequences of exercising appraisal rights.

     FNB shareholders who desire to exercise their appraisal rights must satisfy each of the applicable conditions of Chapter 13. The shareholder must file with FNB, before the vote on the proposal relating to the merger agreement is taken, a written objection to the proposed merger that states that the shareholder intends to demand payment for his, her or its shares. The written objection should be filed with FNB at FNB Bankshares, P.O. Box 258, Bar Harbor, Maine 04609, Attention: Ronald J. Wrobel, Clerk. The written objection must specify the shareholder's name and mailing address, that the shareholder objects to the proposal regarding the merger agreement and that he, she or it is demanding appraisal of his, her or its shares of FNB common stock.

     FNB shareholders electing to exercise their appraisal rights must not vote for approval of the merger agreement. If a shareholder returns a signed proxy but does not specify a vote against approval of the merger agreement or a direction to abstain, the proxy will be voted "FOR" approval of the merger agreement, which will have the effect of waiving that shareholder's appraisal rights. Also, voting against, abstaining from voting, or failing to vote with respect to the merger agreement alone will not constitute a demand for appraisal for purposes of Maine law.

     Within 10 days after the merger becomes effective, FNLC, as the surviving corporation, must notify by registered or certified mail each shareholder who has satisfied the requirements for demanding appraisal that the merger has become effective. The notice from FNLC will not, itself, create any rights in its recipient to payment for his, her or its shares of FNB common stock, but shall include a form, together with instructions by which a shareholder may make a demand, and, among other things, FNLC's estimate of the fair value of the shares in question.
Page 70
     If, within the time period set forth in the notice (which must be between 40 to 60 days after the date FNLC mails the notice), any shareholder to whom FNLC was required to give notice returns the form (together with his, her or its share certificates, in the case of certificated shares), certifying that his, her or its beneficial ownership of the shares in question was acquired before the effective date of the merger, and that he, she or it did not vote in favor of the transaction, that the shareholder thereby perfects his, her or its right to payment from FNLC for his, her or its shares of FNB common stock.

     FNLC, within 30 days after the form and other required materials are due, shall pay in cash to any shareholder who has satisfied the above requirements its estimate of the fair value of the shareholder's shares, plus interest, and provide to the shareholder, among other things, certain FNB financial statements, unless the shareholder shall have timely withdrawn from the appraisal process by written notice to FNLC.

     If a shareholder fails to certify in a timely manner that beneficial ownership of all his, her or its shares for which appraisal rights are asserted was acquired before the effective date of the merger, but has otherwise complied with the above requirements, the corporation may elect to withhold payment from the shareholder, but shall provide, in addition to the information which would otherwise be provided to the shareholder together with payment, an offer to pay (together with instructions for obtaining payment) for after-acquired shares.

     If dissatisfied with FNLC's payment or offer, a shareholder may, within 30 days after receiving FNLC's payment or offer of payment, notify FNLC in writing of his, her or its estimate of the fair value of the shares. If such a shareholder has been paid, he, she or it must demand payment of his, her or its estimate, plus interest, less any payment already made. If such a shareholder has received an offer, but not payment, he, she or it must reject the offer and demand the amount of his, her or its estimate, plus interest.

     If FNLC and the objecting shareholder are unable to agree upon the value of the FNB common stock, FNLC shall, within 60 days after receiving the objecting shareholder's payment demand, petition the appropriate court in Lincoln County to determine the fair value of the shares in question, plus interest. If FNLC shall fail to commence such an action within the 60-day period, it shall pay the amount demanded, plus interest.

     If FNLC files such an action, it must name all shareholders who have demanded payment for their shares and with whom FNLC has not yet reached agreement as to the value of the FNB common stock held by them, and must serve all parties with a copy of the petition.

     After a hearing, the court will enter a decree determining the fair value of the FNB common stock owned by the objecting shareholders who have become entitled to the valuation of and payment for their shares and will order FNLC to make payment, together with interest, if any, to the objecting shareholders entitled thereto upon the transfer by them of the certificates representing their shares of FNB common stock. The value of the shares will be determined as of the day preceding the date of the shareholder vote approving and adopting the merger agreement using customary and current valuation concepts and techniques generally employed for entities similar to FNB, without discounting for lack of marketability or minority status, and will exclude any element of value arising from the expectation or accomplishment of the merger.



Page 71
     The costs associated with the proceeding, including the fees and expenses of court-appointed appraisers, and of counsel and experts retained by any party, may be assessed by the court, as the court deems equitable.

     Any objecting shareholder who has demanded payment for his, her or its shares of FNB common stock will not thereafter be entitled to notice of any shareholders' meeting, to vote such shares for any purpose or to receive any dividends or distributions on the stock (except dividends or distributions payable to shareholders of record as of a date before the date of the vote approving the merger agreement) unless:
* a proceeding to determine the fair value of the FNB common stock is not commenced within the statutory time period;
* a proceeding, if filed, has been dismissed as to such shareholder; or
* such shareholder has, with the written approval of FNLC, as successor to FNB, delivered a written withdrawal of his, her or its objections and an acceptance of the merger.

     Notwithstanding the above three bullet points, inclusive, the shareholder shall only have the rights of a shareholder who did not demand payment for his, her or its FNB common stock as provided by Chapter 13 of the Maine Business Corporation Act.

     The enforcement by an objecting shareholder of his, her or its right to receive payment for his, her or its shares in this manner will be an exclusive remedy, except that the shareholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the merger will be or is illegal or fraudulent as to such shareholder.

     Written notices and demands addressed by a shareholder to FNLC shall be sent to First National Lincoln Corporation, P.O. Box 940, Damariscotta, Maine 04543-0940, Attention: Charles A. Wootton, Clerk.

Operations of FNLC After the Merger

     FNLC expects to achieve some cost savings subsequent to the merger from the elimination of services now outsourced by FNB and integration of back-office operations. In addition, because FNBBH will be merged with and into FNBD, the costs associated with FNB operating as a separate regulated bank will be eliminated.

     Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings will be realized, that any such cost savings will be realized over the time period currently anticipated or that such cost savings will not be offset to some degree by increases in other expenses, including expenses related to integrating the two companies or by declines in revenues due to deposit loss or other causes. Although management of FNLC has performed substantial financial analysis of the proposed merger, identification of all cost savings associated with the merger has not been completed. Moreover, no assurances can be given that cost savings will be realized at any given time in the future.

     It is anticipated that transaction costs will be incurred in connection with the merger for investment banking, legal and accounting services. These costs will be assigned to FNLC's goodwill and none will be charged to earnings as a special charge related to the merger transaction.



Page 72
ADJOURNMENT OF THE SPECIAL MEETING
(FNB and FNLC Proposal 2)

     In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at the time of the special meetings, the merger agreement could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, We have submitted the question of adjournment to shareholders as a separate matter for their consideration. Our Boards of Directors unanimously recommend that their respective shareholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the special meetings, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the applicable special meeting of the hour, date and place to which the special meeting is adjourned.











































Page 73
MARKET FOR FNLC COMMON STOCK AND DIVIDENDS

     The common stock of FNLC (ticker symbol FNLC) trades on the Nasdaq Stock Market's National Market. As of June 30, 2004, there were 7,342,690 shares of FNLC common stock outstanding, which were held by approximately 1,000 shareholders of record. The last known transaction in FNLC's stock before the date of this document was on _____________, 2004 at $ ____ per share. There are no warrants outstanding with respect to FNLC's common stock, and, other than options issued under FNLC's 1995 Stock Option Plan, FNLC has no securities outstanding which are convertible into common equity.

     The following table reflects the high and low prices of actual sales of FNLC common stock in each quarter of 2004, 2003 and 2002. Such quotations do not reflect retail mark-ups, mark-downs or brokers' commissions.

-------------------------------------------------------------------------------
           2004                   2003                  2002
-------------------------------------------------------------------------------
                 High         Low        High         Low       High        Low
1st Quarter   $ 16.833    $ 14.800    $ 12.500    $ 10.000    $ 9.400   $ 7.250
2nd Quarter     24.520      15.083      13.767      11.173     10.667     9.117
3rd Quarter     19.700      17.000      14.333      13.060     10.333     8.533
4th Quarter                             17.017      14.167     11.500     9.000
-------------------------------------------------------------------------------

     The table below sets forth the cash dividends declared by FNLC in the last two fiscal years:

-------------------------------------------------------------------------------
    Date Declared            Amount Per Share             Date Payable
-------------------------------------------------------------------------------
    March 27, 2002                     $0.077             April 30, 2002
    June 20, 2002                      $0.080             July 31, 2002
    September 19, 2002                 $0.083             October 31, 2002
    December 19, 2002                  $0.087             January 31, 2003
-------------------------------------------------------------------------------
    March 20, 2003                     $0.090             April 30, 2003
    June 19, 2003                      $0.093             July 31, 2003
    September 25, 2003                 $0.097             October 31, 2003
    December 18, 2003                  $0.100             January 30, 2004
-------------------------------------------------------------------------------
    March 11, 2004                     $0.103             April 30, 2004
    June 17, 2004                      $0.110             July 30, 2004
    September 16, 2004                 $0.115             October 29, 2004
-------------------------------------------------------------------------------

     All per share data presented above has been adjusted to reflect the three-for-one stock split, effected through a 200% stock dividend, paid June 1, 2004, to FNLC shareholders of record on May 12, 2004.

     The ability of FNLC to pay cash dividends depends on receipt of dividends from FNBD. Dividends may be declared by FNBD out of its net profits as the directors deem appropriate, subject to the limitation that the total of all dividends declared by FNBD in any calendar year may not exceed the total of its net profits for that year plus retained net profits of the preceding two years. FNBD is also required to maintain minimum amounts of capital-to-total-risk-weighted-assets, as defined by banking regulators. At June 30, 2004, FNBD was required to have minimum Tier 1 and Tier 2 risk-based capital ratios of 4.00% and 8.00%, respectively. FNBD's actual ratios were 10.98% and 12.09%, respectively, as of June 30, 2004.
MARKET FOR FNB COMMON STOCK AND DIVIDENDS

     The common stock of FNB (ticker symbol FBSH) trades on the NASD Over-the-Counter Market. The following table reflects the high and low prices of actual sales in each quarter of 2003 and 2002. On April 2, 2004, FNB effected a 3-for-1 stock split. The split was accomplished by issuing a 200% stock dividend. The information below is all on a post-split basis. Such quotations do not reflect retail mark-ups, mark-downs or brokers' commissions.

-------------------------------------------------------------------------------
                       2004                     2003                  2002
-------------------------------------------------------------------------------
                   High        Low       High        Low       High         Low
1st Quarter     $ 22.05    $ 18.43    $ 13.17    $ 12.47    $ 11.42    $ 11.17
2nd Quarter       24.68      22.05      14.83      12.52      12.00      11.17
3rd Quarter       41.90      23.50      17.50      14.50      12.33      11.55
4th Quarter                             19.00      17.25      13.83      12.02
-------------------------------------------------------------------------------

     The last known transaction of FNB's stock before the date of this document was $ _____ per share on ________________________ 2004. There are no warrants outstanding with respect to FNB's common stock, and FNB has no securities outstanding which are convertible into common equity other than options issued under FNB's Stock Option Plan.

     The table below sets forth the cash dividends declared by FNB in the last two fiscal years and in 2004 through June 30, 2004:

-------------------------------------------------------------------
    Date Declared          Amount Per Share*     Date Payable
-------------------------------------------------------------------
    May 28, 2002                  $0.15000     June 30, 2002
    November 26, 2002              0.21666     December 30, 2002
-------------------------------------------------------------------
    May 27, 2003                   0.18333     June 30, 2003
    November 25, 2003              0.28333     December 30, 2003
-------------------------------------------------------------------
    May 25, 2004                   0.30000     June 30, 2004
    September 28, 2004             0.16000     October 29, 2004
-------------------------------------------------------------------
* adjusted to reflect 2004 stock dividend.

     The ability of FNB to pay cash dividends depends on receipt of dividends from FNBBH. Dividends may be declared by FNBBH out of its net profits as the directors deem appropriate, subject to the limitation that the total of all dividends declared by FNBBH in any calendar year may not exceed the total of its net profits for that year plus retained net profits of the preceding two years. FNBBH is also required to maintain minimum amounts of capital-to-total-risk-weighted-assets, as defined by banking regulators. At June 30, 2004, FNBBH was required to have minimum Tier 1 and Tier 2 risk-based capital ratios of 4.00% and 8.00%, respectively. FNBBH's actual ratios were 8.8% and 10.1%, respectively, as of June 30, 2004.

     FNB contributes shares to FNBBH's employee stock ownership plan. During 2003, 1,350 shares were contributed to this Plan. There were no contributions to the plan during the first six months of 2004.



Page 75
INFORMATION ABOUT FNLC

General

     FNLC was incorporated under the Maine Business Corporation Act on January 15, 1985, for the purpose of becoming the parent holding company of FNBD. The common stock of FNBD is the principal asset of FNLC, which has no other subsidiaries. As of September 30, 2004, FNLC's outstanding shares consisted of one class of common stock, $.01 par value per share, of which there were 7,350,040 shares outstanding and held of record by approximately 1,000 shareholders.

     FNBD was chartered as a national bank under the laws of the United States on May 30, 1864. FNBD's capital stock consists of one class of common stock, of which 120,000 shares, par value $2.50 per share, are authorized and outstanding. All of FNBD's common stock is owned by the FNLC.

     FNBD has seven offices in Mid-Coast Maine, including its principal office located on Main Street, Damariscotta, Lincoln County, Maine and six branch offices located at U.S. Route 1, Waldoboro, Maine; Townsend Avenue, Boothbay Harbor, Maine; Route 27, Wiscasset, Maine; U.S. Route 1, Rockport, Maine; Elm Street, Camden, Maine; and U.S. Route 1, Rockland, Maine. FNBD also maintains an Operations Center at the corner of Bristol Road and Cross Street in Damariscotta. The mailing address of FNLC's principal executive office is 223 Main Street, P.O. Box 940, Damariscotta, Maine 04543-0940, and the telephone number for FNLC's executive offices is (207) 563-3195

     FNBD emphasizes personal service to the community, concentrating on retail banking. FNBD's customers are primarily small businesses and individuals for whom FNBD offers a wide variety of services, including checking, savings and investment accounts, consumer and commercial and mortgage loans. The banking business in FNBD's market area historically has been seasonal with lower deposits in the winter and spring and higher deposits in the summer and fall. This swing is fairly predictable and has not had a materially adverse effect on FNBD.

     In addition to providing traditional banking services, FNBD provides investment management and private banking services through Pemaquid Advisors, which is an operating division of FNBD. In 2000, FNBD separated its Trust and Investment Services Department into a separate division with a different brand identity. Under the name of Pemaquid Advisors, the division is focused on taking advantage of opportunities created as larger banks have altered their personal service commitment to clients not meeting established account criteria. Pemaquid Advisors is able to offer a comprehensive array of private banking, financial planning, investment management and trust services to individuals, businesses, non-profit organizations and municipalities of varying asset size, and to provide the highest level of personal service. The staff includes investment and trust professionals with extensive experience.

     In June, 2001, FNBD acquired White Pine Asset Management of Portland, Maine, which then became part of Pemaquid Advisors. Pemaquid Advisors operates from offices on Bristol Road in Damariscotta, Maine, Pleasant Street, in Brunswick, Maine, and Townsend Avenue, in Boothbay Harbor, Maine.






Page 76
     FNBD has concentrated on extending business loans to customers in the Bank's primary market area and to extending investment and trust services to clients with accounts of all sizes. FNBD's management also makes decisions based upon, among other things, the knowledge of FNBD's employees regarding the communities and customers in the Bank's primary market area. The individuals employed by FNBD, to a large extent, reside near the branch offices and thus are generally familiar with their communities and customers. This is important in local decision-making and allows the Bank to respond to customer questions and concerns on a timely basis and fosters quality customer service.

FNLC Management and Additional Information

     Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to FNLC is incorporated by reference or set forth in FNLC's annual report on Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q for the three months ended March 31, 2004 and June 30, 2004 which are incorporated herein by reference. FNLC or FNB shareholders desiring copies of such documents may contact FNLC at its address or telephone number indicated under "Where You Can Find More Information" on page __.






































Page 77
INFORMATION ABOUT FNB

General

     FNB was incorporated under the general business laws of the State of Maine on May 7, 1985, for the purpose of becoming the parent holding company of FNBBH. The common stock of FNBBH is the principal asset of FNB, which has no other subsidiaries. As of September 30, 2004, FNB's shares consisted of one class of common stock, $.80 par value per share, of which there were approximately 315 shareholders of record and 1,045,272 shares outstanding, adjusted for a 3-to-1 stock split on April 2, 2004 accomplished by issuing a 200% stock dividend. All figures in this document related to FNB common stock and values per share are on a post-split basis.

     FNBBH was chartered as a national bank under the laws of the United States on November 17, 1888. FNBBH's capital stock consists of one class of common stock of which 7,500 shares, par value $90.00 per share, are authorized, issued, and outstanding. All of FNBBH's common stock is owned by FNB.

     FNBBH has seven offices in Down East Maine, including its principal office located on Main Street, Bar Harbor, Hancock County, Maine and seven branch offices located at 350 Main St, Southwest Harbor, Maine; Seal Cove Road, Southwest Harbor, Maine; 235 High St., Ellsworth, Maine; 102 Washington St., Eastport, Maine; 1 South St., Blue Hill, Maine; 161 North Street, Calais, Maine; and 102B Main St., Northeast Harbor, Maine.

     FNBBH emphasizes personal service to the community, concentrating on retail banking. Customers are primarily small businesses and individuals for whom FNBBH offers a wide variety of services, including checking, savings and investment accounts, consumer and commercial and mortgage loans. The banking business in FNBBH's market area historically has been seasonal with lower deposits in the winter and spring and higher deposits in the summer and fall. This swing is fairly predictable and has not had a materially adverse effect on FNBBH.

     In addition to providing traditional banking services, FNB provides trust and investment management services through its Trust and Investment Services Department. The Trust and Investment Services Department offers investment management and trust services to individuals, businesses, non-profit organizations and municipalities of varying asset size. The staff includes investment and trust professionals with extensive experience.

     As of June 30, 2004 FNB had total assets amounting to $227.5 million, loans amounting to $177.3 million, and deposits amounting to $185.8 million.

     FNBBH has concentrated on extending business loans to customers in FNBBH's primary market area and to extending investment and trust services to clients with accounts of all sizes. FNBBH's management also makes decisions based upon, among other things, the knowledge of FNBBH's employees regarding the communities and customers in FNBBH's primary market area. The individuals employed by FNBBH, to a large extent, reside near the branch offices and thus are generally familiar with their communities and customers. This is important in local decision-making and allows FNBBH to respond to customer questions and concerns on a timely basis and fosters quality customer service.

     FNBBH's ability to make decisions close to the marketplace, management's commitment to providing quality banking products, the caliber of the professional staff, and the community involvement of FNBBH's employees are all factors affecting FNBBH's ability to be competitive.
Page 78
Employees

     At June 30, 2004, FNB had 84 employees and full-time equivalency of 82 employees. FNB enjoys good relations with its employees. A variety of employee benefits, including health, group life and disability insurance, a defined contribution retirement plan, and an incentive bonus plan, are available to qualifying officers and employees.

Properties

     The principal office of FNBBH is located in Bar Harbor, Maine, and serves the people of Bar Harbor, Mount Desert, Southwest Harbor, Tremont, and Trenton. A branch office opened in Southwest Harbor in 1952, which is located approximately fifteen miles from Bar Harbor, serving the population of Southwest Harbor, Tremont, Swans Island and the Cranberry Islands.

     In 1967, FNBBH opened a branch office in Calais, which is situated approximately 115 miles from Bar Harbor. Calais is located in Washington County which is contiguous to Hancock County. This office serves the communities of Calais, Princeton, Baileyville, Robbinston, Charlotte, Alexander, Baring, and Red Beach, Maine; St. Stephen, New Brunswick, Canada; and neighboring areas.

     In 1971, a branch office was opened in Ellsworth, which is approximately twenty-two miles from Bar Harbor. This office serves the towns of Ellsworth, Lamoine, Trenton, Surry, Franklin, Sullivan, Hancock, Waltham, Mariaville, Otis and neighboring areas.

     In 1988 a drive up facility was opened in Southwest Harbor which is located approximately one mile from the Southwest Harbor branch.

     In 1990, a branch was opened in Eastport, Maine. This office serves the communities of Eastport, Perry, Pembroke, Dennysville, Robbinston and neighboring areas.

     In June of 1998, FNBBH opened its branch in Northeast Harbor. The office serves the towns of Mount Desert, Islesford, and neighboring areas.

     In December of 1999 a branch was opened in Blue Hill located inside the Tradewinds supermarket. This was FNBBH's first supermarket branch. In August of 2004 a free standing branch was opened in Blue Hill adjacent to the supermarket and the supermarket branch was closed. The Blue Hill branch serves the communities of Blue Hill, Surry, Brooklin, Deer Isle, Stonington, Penobscot, Sedgwick and neighboring areas.

     FNB owns all of its facilities except for the land on which the Ellsworth branch is located, the Calais branch, the Southwest Harbor drive-up facility and the Northeast Harbor branch, for which FNBBH has entered into long-term leases. Management believes that FNBBH's current facilities are suitable and adequate in light of its current needs and its anticipated needs over the near term.









Page 79
FNB SELECTED FINANCIAL DATA


-------------------------------------------------------------------------------
Dollars in thousands, except for per share amounts
Years ended December 31,              2003     2002     2001     2000     1999
-------------------------------------------------------------------------------
Summary of Operations
Operating Income                  $ 14,171   14,528   15,907   15,038   12,300
Operating Expense                   11,014   11,734   13,501   12,702   10,981
Net Interest Income                  7,830    7,849    7,589    6,962    5,810
Provision for Loan Losses              360      722      600      410      565
Net Income                           2,019    1,477    1,290    1,344      514

Per Common Share Data (b)
Net Income
   Basic                              1.92     1.40     1.21     1.23     0.47
   Diluted                            1.86     1.37     1.19     1.23     0.47
Cash Dividends (Declared)             0.47     0.37     0.30     0.27     0.23
Book Value                           14.66    13.24    11.86    11.06     9.42
Market Value                         18.33    13.83    12.08     9.00     8.83

Financial Ratios
Return on Average Equity(a)           13.9%    11.2%    10.5%    12.0%     4.9%
Return on Average Assets(a)           0.99     0.78     0.72     0.83     0.36
Average Equity to Average Assets      7.11     6.71     6.89     6.77     7.34
Net Interest Margin (Tax-Equivalent)  4.30     4.49     4.63     4.79     4.53
Dividend Payout Ratio (Declared)     24.14    26.19    24.46    21.62    50.00
Allowance for Loan Losses/Total Loans 1.23     1.14     1.18     1.28     1.11
Non-Performing Loans to Total Loans   0.53     0.76     3.37     2.09     2.54
Non-Performing Assets to Total Assets 0.39     0.58     2.56     1.36     1.73
Efficiency Ratio (Tax-Equivalent)(c) 73.22    73.11    75.21    74.15    81.59

At Year End
Total Assets                     $ 219,634  195,414  184,629  175,271  150,423
Total Loans                        161,127  149,006  140,442  114,517  102,597
Total Investment Securities         35,356   32,635   30,911   40,928   34,382
Total Deposits                     185,712  162,088  137,923  125,412  115,953
Total Shareholders' Equity          15,323   13,975   12,486   12,054   10,365
-------------------------------------------------------------------------------
                                                                 High      Low
Market price per common share of stock during 2003            $ 19.00    12.47
-------------------------------------------------------------------------------

(a) Annualized using a 365-day basis
(b) Adjusted for a three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22,
2004.
(c) FNB uses the following formula in calculating its efficiency ratio:

Non-Interest Expense  -  Loss on Securities Sales - Loss on Mortgage Sales
------------------------------------------------------------------------------
Tax-Equivalent Net Interest Income + Non-Interest Income - Gains on Securities
- Gains on Mortgage Sales

------------------------------------------------------------------------------



Page 80
-----------------------------------------------------------------------------
                                     For the six months     For the quarters
Dollars in thousands,                     ended June 30,       ended June 30,
except for per share amounts           2004        2003      2004        2003
-----------------------------------------------------------------------------
Summary of Operations
Operating Income                     $7,069      $6,753     $3,554     $3,455
Operating Expense                     5,580       5,409      2,842      2,764
Net Interest Income                   4,045       3,923      2,042      2,006
Provision for Loan Losses               120         180         60         90
Net Income                            1,112         989        531        506
-----------------------------------------------------------------------------
Per Common Share Data(b)
Basic Earnings per Share              $1.06       $0.94      $0.50      $0.48
Diluted Earnings per Share             1.00        0.91       0.47       0.47
Cash Dividends Declared                0.30        0.18       0.30       0.18
Book Value                            15.06       14.17      15.06      14.17
Market Value                          24.25       14.50      24.25      14.50
-----------------------------------------------------------------------------
Financial Ratios
Return on Average Equity (a)          14.23%      13.82%     13.50%     13.72%
Return on Average Assets (a)           1.00%       1.01%       .93%      1.03%
Average Equity to Average Assets       7.06%       7.13%      6.87%      7.54%
Net Interest Margin Tax-Equivalent (a) 4.13%       4.44%      4.09%      4.62%
Dividend Payout Ratio                 28.30%      19.15%     62.06%     36.53%
Allowance for Loan
  Losses to Total Loans                1.14%       1.19%      1.14%      1.19%
Non-Performing Loans
  to Total Loans                       0.55%       0.54%      0.47%      0.45%
Non-Performing Assets
  to Total Assets                      0.43%       0.42%      0.37%      0.35%
Efficiency Ratio (Tax-Equivalent)(c)  71.77%      72.08%     75.80%     75.30%
-----------------------------------------------------------------------------
At Period End
Total Assets                        227,521     200,156     227,521   200,156
Total Loans                         177,261     155,248     177,261   155,248
Total Investment Securities          30,309      24,744      30,309    24,744
Total Deposits                      185,793     169,254     185,793   169,254
Total Shareholders' Equity           15,760      14,959      15,760    14,959
-----------------------------------------------------------------------------

(a) Annualized using a 365-day basis
(b) Adjusted for a three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22,
2004.
(c) FNB uses the following formula in calculating its efficiency ratio:

Non-Interest Expense  -  Loss on Securities Sales - Loss on Mortgage Sales
------------------------------------------------------------------------------
Tax-Equivalent Net Interest Income + Non-Interest Income - Gains on Securities
- Gains on Mortgage Sales
------------------------------------------------------------------------------







Page 81
FNB MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NOTE: The following section discusses FNB's financial condition and results of operations for the years ended December 31, 2003, 2002 and 2001, and for the six months ended June 30, 2004. It should be read in conjunction with FNB's financial statements for the corresponding periods contained in Annex IV.

Overview

     FNB was incorporated in the State of Maine on January 15, 1985, to become the parent holding company of FNBBH. FNB generates almost all of its revenues from FNBBH, which was chartered as a national bank under the laws of the United States on November 17, 1888. FNBBH has seven offices in Down East Maine, including its principal office in Bar Harbor, as well as branch offices in Ellsworth, Southwest Harbor, Northeast Harbor, Blue Hill, Calais and Eastport. FNBBH emphasizes personal service to the communities it serves, concentrating primarily on small businesses and individuals.

     FNB does not have operations separate from its bank subsidiary. FNBBH offers a wide variety of traditional banking services and derives the majority of its revenues from net interest income - the spread between what it earns on loans and investments and what it pays for deposits and borrowed funds. While net interest income typically increases as earning assets grow, the spread can vary up or down depending on the level and direction of movements in interest rates. Management believes FNBBH has limited exposure to changes in interest rates, as discussed in "Interest Rate Risk Management" on page __. In addition, the banking business in FNBBH's market area historically has been seasonal with lower deposits in the winter and spring and higher deposits in the summer and fall. This seasonal swing is fairly predictable and has not had a materially adverse effect on FNBBH.

     Non-interest income is FNBBH's secondary source of revenue and includes fees and service charges on deposit accounts, fees for processing merchant credit card receipts, income from the sale and servicing of mortgage loans, and income from trust and investment management services. Gains on the sale of mortgages have been substantial in 2002 and 2003 as low interest rates have caused more purchases and refinances. This trend has continued into 2004 as rates have remained low. The activity is expected to subside as a large portion of the mortgage portfolio has refinanced.

     FNB posted record earnings in 2003, 2002, and 2000, with 2001 earnings four percent lower than in 2000. During this four-year period, FNB focused on market share, asset growth, asset quality, and increased efficiency to increase its profitability. In 2000, FNB's management set five year goals of becoming a high-performing bank, establishing goals of return on equity of 15.0% and return on assets of 1.0%. In 2003 these goals were nearly reached with a return on average equity of 13.9% and return on average assets of 0.99%. Through June 30, 2004, FNB earned a return on average equity of 14.2% and return on average assets of 1.0%. The Holden branch, which was an under performing location, was sold in February 2000. Impaired loans were reduced by approximately $1.5 million in 2000 and decreased from $3,762,000 at December 31, 1999 to $847,000 as of December 31, 2003.

     FNB's efficiency ratio in 2003 amounted to 73.22%, versus 73.11% in 2002. The efficiency ratio was up slightly in 2003 but has improved over the past five years from a high of 81.59% in 1999 as a result of higher net income and a focus on controlling operating expenses. Year to date through June 30, 2004 the efficiency ratio amounted to 71.77%.

Page 82
FNB Critical Accounting Policies

     Management's discussion and analysis of FNB's financial condition is based on the consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to the allowance for loan losses and the valuation of mortgage servicing rights. FNB management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets that are not readily apparent from other sources. Actual results are likely to differ from the amount derived from management's estimates and assumptions, and such differences could be substantial.

     FNB's management believes the allowance for loan losses is a critical accounting policy that requires the most significant estimates and assumptions used in the preparation of the consolidated financial statements. The allowance for loan losses is based on FNB management's evaluation of the level of the allowance required in relation to the estimated loss exposure in the loan portfolio. Management believes the allowance for loan losses is a significant estimate and therefore regularly evaluates it for adequacy by taking into consideration factors such as prior loan loss experience, the character and size of the loan portfolio, business and economic conditions and management's estimation of potential losses. The use of different estimates or assumptions could produce different provisions for loan losses. The allowance for loan losses is discussed in more detail under "Assets and Asset Quality" on page __.

     The valuation of mortgage servicing rights is also a critical accounting policy which requires significant estimates and assumptions. FNBBH often sells mortgage loans it originates and retains the ongoing servicing of such loans, receiving a fee for these services, generally 0.25% of the outstanding balance of the loan per annum. Mortgage servicing rights are recognized when they are acquired through sale of loans and are reported in other assets. They are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. FNB's management uses an independent firm which specializes in the valuation of mortgage servicing rights to determine the fair value recorded on the balance sheet. This includes an evaluation for impairment based upon the fair value of the rights, which can vary depending upon current interest rates and prepayment expectations, as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. The use of different assumptions could produce a different valuation for both mortgage servicing rights and impairment.













Page 83
FNB Results of Operations
-------------------------------------------------------------------------------

     Net income for the year ended December 31, 2003 was $2.019 million -- the highest ever recorded by FNB. This represents a 36.7%, or $542,000, increase from net income of $1.477 million posted in 2002 and is $729,000, or 56.5%, above 2001 net income of $1.290 million. The results are attributable to strong asset growth, improved asset quality, increased non-interest income and controlled operating expenses.

     FNB's net income for the six months ended June 30, 2004 equaled $1.112 million versus net income of $989,000 for the corresponding period ended June 30, 2003. This represents a $123,000, or 12.5%, increase.

FNB Net Interest Income

     Net interest income in 2003 was $7.831 million, a decrease of $18,000, or 0.2%, from the $7.849 million posted by FNB in 2002. While significant growth in earning assets was posted in 2003, at the same time FNB experienced margin compression as a result of Federal Reserve policy on interest rates.

     FNB's net interest income for the six months ended June 30, 2004 was $4.045 million, an increase of $122,000, or 3.1%, over the $3.923 million realized for the six months ended June 30, 2003.

     Asset growth was responsible for FNB's net interest income, on a tax-equivalent basis, increasing by $466,000 in 2003, while margin compression reduced the increase by $420,000, resulting in a net decrease of $10,000 after adjusting for other decreasing factors of $56,000.

     The following tables present changes in interest income and expense attributable to changes in interest rates, volume, and rate/volume for interest-earning assets and interest-bearing liabilities of FNB. Tax-exempt income is calculated on a tax-equivalent basis, using a 35.0% tax rate in 2003, 2002 and 2001.

-------------------------------------------------------------------------------
Year ended December 31, 2003 compared to 2002
Dollars in thousands               Volume       Rate   Rate/volume1    Total
-------------------------------------------------------------------------------
Interest on earning assets
Interest-bearing deposits         $    1         -          (1)          -
Investment securities                 26       (470)        (7)        (451)
Loans held for sale                  123         (8)       (25)          90
Loans                                413       (981)       (40)        (608)
-------------------------------------------------------------------------------
Total interest income                563     (1,459)       (73)        (969)
-------------------------------------------------------------------------------
Interest expense
Deposits                             357       (813)       (99)        (555)
Other borrowings2                   (260)      (226)        82         (404)
-------------------------------------------------------------------------------
Total interest expense                97     (1,039)       (17)        (959)
-------------------------------------------------------------------------------
Change in net interest income     $  466       (420)       (56)         (10)
===============================================================================



Page 84
-------------------------------------------------------------------------------
Year ended December 31, 2002 compared to 2001
Dollars in thousands               Volume       Rate   Rate/volume1      Total
-------------------------------------------------------------------------------
Interest on earning assets
Interest-bearing deposits          $    1         (2)            -          (1)
Investment securities                (184)      (593)           44        (733)
Loans held for sale                    (7)        (4)            1         (10)
Loans                               1,431     (1,779)         (239)       (587)
-------------------------------------------------------------------------------
Total interest income               1,241     (2,378)         (194)     (1,331)
-------------------------------------------------------------------------------
Interest expense
Deposits                             (100)      (983)           25      (1,058)
Other borrowings2                    (309)      (497)          108        (698)
-------------------------------------------------------------------------------
Total interest expense               (409)    (1,480)          133      (1,756)
-------------------------------------------------------------------------------
Change in net interest income      $1,650       (898)         (327)        425
===============================================================================
1 Represents the change attributable to a combination of change in rate and change in volume.
2 Includes federal funds purchased.

     The following table presents, for the years ended December 31, 2003, 2002 and 2001, the interest earned or paid for each major asset and liability category, the average yield for each major asset and liability category, and the net yield between assets and liabilities. Tax-exempt income has been calculated on a tax-equivalent basis using a 35% rate. Unrecognized interest on non-accrual loans is not included in the amount presented, but the average balance of non-accrual loans is included in the denominator when calculating yields.



























Page 85
-------------------------------------------------------------------------------
Years ended December 31,           2003              2002             2001
                            ---------------   --------------   ---------------
                              Amount    Avg     Amount   Avg     Amount    Avg
                                  of  Yield/        of Yield/        of  Yield/
Dollars in thousands        interest   Rate   interest  Rate   interest   Rate
-------------------------------------------------------------------------------
Interest-earning assets
Interest-bearing deposits   $      1   0.61%         1  1.49%         2   6.46%
Investments                    1,311   3.59%     1,762  4.90%     2,495   6.43%
Loans held for sale              132   6.27%        42  7.83%        52   8.51%
Loans                          9,469   6.21%    10,077  6.88%    10,664   8.25%
-------------------------------------------------------------------------------
Total interest-earning
 assets                       10,913   5.71%    11,881  6.49%    13,213   7.83%
-------------------------------------------------------------------------------
Interest-bearing liabilities
Deposits                       2,380   1.64%     2,935  2.27%     3,993   3.01%
Other borrowings                 313   1.93%       717  2.82%     1,415   4.34%
-------------------------------------------------------------------------------
Total interest-bearing
liabilities                    2,693   1.67%     3,652  2.36%     5,407   3.27%
-------------------------------------------------------------------------------
Net interest income         $  8,220             8,229            7,806
===============================================================================
Interest rate spread                   4.04%            4.13%             4.56%
Net interest margin                    4.30%            4.49%             4.63%
-------------------------------------------------------------------------------

FNB Non-Interest Income

     Non-interest income increased by 20.5% from $3.027 million in 2002 to $3.647 million in 2003. The increase was attributable to increased income on mortgage origination and servicing due to higher volumes of loan sales in a favorable interest rate climate, increased merchant credit card volume and increased document preparation fees on loans. Non-interest income increased 4.0% in 2002 to $3.027 million from 2001's level of $2.91 million. The increase was attributable to increased income on mortgage origination and servicing due to higher volumes of loan sales, document preparation fees on loans, and increased merchant credit card volume offset by a decrease in gains on sales of securities.

     FNB's non-interest income amounted to $1.77 million in the first six months of 2004 which was an increase of $0.337 million, or 23.5%, over the $1.433 million during the first six months of 2003. FNB introduced an overdraft protection product in January of 2004 which was the primary factor causing an 86.0%, or $153,000, increase in service charges on deposit accounts in the six months ended June 30, 2004 over the same period in 2003.

FNB Non-Interest Expense

     Non-interest expense increased 2.97% to $8.32 million in 2003 from $8.08 million in 2002. The increase was the result of increased expenses related to the merchant credit card program. In 2002, non-interest expense stayed substantially the same as in 2001, decreasing to $8.08 million from $8.09 million. There were increases in salaries and benefits, occupancy and equipment, and merchant credit card program expenses. There was a drop of $.268 million in realized losses on securities available to $0.038 million in 2002 from $.306 million in 2001.
Page 86

     Non-interest expense of $4.2 million for the six months ended June 30, 2004 is an increase of 10% over non-interest expense of $3.8 million for the first six months of 2003. Normal increases in the costs of personnel, products and services as well as increases in merchant credit card processing fees, due to increased volume, and publicity and advertising, due to marketing efforts, were primary causes of the increase.

FNB Net Income

     Net income for 2003 was $2.019 million - a 36.7%, or $0.542 million, increase from net income of $1.477 million that was posted in 2002. While net interest income decreased 0.2%, the significant increase in non-interest income and decrease in provision for loan losses played a major role in FNB's overall performance. Diluted earnings per share for the year ended December 31, 2003 increased 36% to $1.86, compared to $1.37 in 2002, and $1.19 in 2001. Both earnings per share and net income reported by FNB set new records in 2003. Book value per share was $14.66 on December 31, 2003, up from $13.24 on December 31, 2002 and $11.86 on December 31, 2001. Net income for the year ended December 31, 2002 was $1.477 million - a 14.5% or $.187 million increase from net income of $1.29 million that was posted in 2001. Increased net interest income, higher levels of non-interest income and controlled operating expenses were the major factors in these results.

     Net income of $1.11 million through the first six months of 2004 increased 12% over net income of $.99 million for the same period in 2003. Provisions for loan losses in the six months ended June 30, 2004 amounted to $120,000 versus $180,000 for the same period in 2003.

FNB Key Ratios

     Return on average assets in 2003 was .99%, up from .78% in 2002 and .72% in 2001. Return on average equity was 13.9% in 2003, compared to 11.2% in 2002 and 10.5% in 2001. The increase in 2003 was primarily due to the record earnings caused by the factors noted above.

     Annualized return on average assets for the first six months of 2004 was 1%, down slightly from 1.01% during the same period in 2003. Annualized return on average equity was 14.23% for the first six months of 2004, up from 13.82% for the first six months of 2003. FNB's efficiency ratio for the first six months of 2004 was 71.77%, compared to 72.08% for the same period in 2003.

FNB Investment Management and Fiduciary Activities

     As of December 31, 2003, FNBBH's trust and investment services department had assets under management with a market value of $113 million, consisting of 590 trust accounts, estate accounts, agency accounts, custody accounts, and self-directed individual retirement accounts. This compares to December 31, 2002 when 603 accounts with market value of $90.8 million were under management. The growth in assets under management during 2003 was the result of a combination of new assets as well as an increase in the market value of existing assets. Increased business development efforts resulted in the increase in new accounts opened in 2003 and the first six months of 2004.

     As of June 30, 2004 assets under management consisted of 566 accounts with a market value of $124 million. Fiduciary income amounted to $.323 million during the first six months of 2004, an increase of $.094 million, or 41%, over the $.229 million generated during the first six months of 2003.

Page 87
FNB Average Daily Balance Sheets

The following table shows FNB's average daily balance sheets for the years ended December 31, 2003, 2002 and 2001.
-------------------------------------------------------------------------------
Dollars in thousands
Years ended December 31,                2003            2002            2001
-------------------------------------------------------------------------------
Cash and due from banks            $   7,186           6,537           6,070
Interest-bearing deposits                108              47              32
Federal funds sold                     6,227           4,565           2,949
Investments
   U.S. Treasury securities
     & government agencies             8,430           6,895          11,450
   Obligations of states
     & political subdivisions          7,430           7,681           3,262
Other securities                      14,399          16,808          21,153
-------------------------------------------------------------------------------
Total investments                     30,259          31,384          35,865
-------------------------------------------------------------------------------
Loans held for sale                    2,103             533             613
-------------------------------------------------------------------------------
Loans
   Commercial                         89,126          83,427          75,428
   Consumer                            7,637           6,782           5,995
   State and municipal                 9,202           7,024           4,290
   Real estate                        48,742          49,897          43,549
-------------------------------------------------------------------------------
   Total loans                       154,707         147,130         129,262
Allowance for loan losses              1,873           1,561           1,606
-------------------------------------------------------------------------------
   Net loans                         152,834         145,569         127,656
Fixed assets                           3,148           3,072           3,518
OREO                                      --              34              --
Other assets                           2,901           2,548           2,503
-------------------------------------------------------------------------------
      Total assets                 $ 204,766         194,289         179,206
===============================================================================





















Page 88
FNB Average Daily Balance Sheets, Continued


-------------------------------------------------------------------------------
Dollars in thousands
Years ended December 31,                2003            2002            2001
-------------------------------------------------------------------------------
Deposits
   Demand                          $  26,964          24,499          22,340
   NOW                                38,375          30,216          20,495
   Money market                       14,239           9,272           5,722
   Savings                            42,847          41,500          38,977
   Certificates of deposit            40,045          36,511          34,102
   Certificates of deposit
     over $100,000                     9,546          11,833          10,954
-------------------------------------------------------------------------------
Total deposits                       172,016         153,831         132,590
Federal funds purchased                  916             574           1,479
Securities sold under agreements
    to repurchase                      9,398          12,351          15,458
FHLB short term advances               3,043           8,505          10,797
FHLB long term advances                2,500           2,800           3,000
Treasury, tax & loan deposits            354           1,208           1,827
Other liabilities                      1,871           1,901           1,657
-------------------------------------------------------------------------------
   Total liabilities                 190,098         181,170         166,808
-------------------------------------------------------------------------------
Common stock                             298             300             300
Additional paid in capital               784             755             755
Retained earnings                     14,431          12,754          12,050
Treasury stock                          (845)           (690)           (707)
 ------------------------------------------------------------------------------
   Total capital                      14,668          13,119          12,398
-------------------------------------------------------------------------------
     Total liabilities and capital $ 204,766         194,289         179,206
===============================================================================























Page 89
FNB Average Daily Balance Sheets

The following table shows FNB's average daily balance sheets for the six-month periods ended June 30, 2004 and 2003

--------------------------------------------------------------------------
                                          Six-Month Periods ended June 30,
Dollars in thousands                                 2004            2003
--------------------------------------------------------------------------
Cash and due from banks                           $ 7,198       $   6,157
Interest bearing deposits                             134             142
Federal funds sold                                    505             690
Investments
 U.S. Treasury securities & government agencies    10,257           6,640
 Obligations of states & political subdivisions     7,735           7,201
 Other securities                                  15,028          15,309
                                                 ---------       ---------
Total investments                                  33,020          29,150
                                                 ---------       ---------
Loans held for sale                                 1,090           1,264
                                                 ---------       ---------
Loans
   Commercial                                      96,164          88,164
   Consumer                                         8,331           7,724
   State and municipal                             13,363           8,085
   Real estate                                     53,591          49,976
                                                 ---------       ---------
   Total loans                                    171,449         153,949
Allowance for loan losses                          (2,031)         (1,810)
                                                 ---------       ---------
   Net loans                                      169,418         152,139
                                                 ---------       ---------
Bank premises and equipment, net                    3,821           3,049
Other assets                                        6,085           2,412
                                                 ---------       ---------
   Total assets                                  $221,271       $ 195,003
                                                 =========       =========






















Page 90
FNB Average Daily Balance Sheets, Continued


--------------------------------------------------------------------------
                                          Six-Month Periods ended June 30,
Dollars in thousands                                 2004            2003
--------------------------------------------------------------------------
Deposits
   Demand                                        $ 29,318       $  23,089
   NOW                                             40,082          35,440
   Money market                                    20,612          10,262
   Savings                                         44,653          40,635
   Certificates of deposit                         39,763          40,127
   Certificates of deposit over $100,000           10,428           9,525
                                                 ---------       ---------
Total deposits                                    184,856         159,078
                                                 ---------       ---------
Federal funds purchased                             2,340           1,847
Securities sold under agreements
    to repurchase                                  10,138           8,885
FHLB short term advances                            3,780           5,920
FHLB long term advances                             2,500           2,500
Treasury, tax & loan deposits                         200             569
Other liabilities                                   1,828           1,905
                                                 ---------       ---------
   Total liabilities                              205,642         180,704
                                                 ---------       ---------
Common stock                                          600             300
Additional paid-in capital/surplus                    350             755
Retained earnings                                  15,622          13,635
Net unrealized gain on
   securities available for sale                      207             294
Treasury stock                                     (1,150)           (685)
                                                 ---------       ---------
   Total shareholders' equity                      15,629          14,299
                                                 ---------       ---------
   Total liabilities and shareholders' equity    $221,271       $ 195,003
                                                 =========       =========
---------------------------------------------------------------------------




















Page 91
FNB Assets and Asset Quality
-------------------------------------------------------------------------------

     FNB experienced 12.4% asset growth in 2003, with the loan portfolio increasing by $12.091 million, or 8.12%, and the investment portfolio increasing $2.721 million, or 8.86%. Total assets increased by $24.2 million from $195.4 million to $219.6 million. Asset growth was funded with deposits, which increased $23.6 million, or 14.6%. Net interest margin decreased from 4.49% in 2002 to 4.30% in 2003 resulting in a decrease in tax-equivalent net interest income of $0.01 million, or 0.12%, to $8.219 million. In FNB management's opinion, significant improvements have been made to loan quality over the past three years. FNBBH's loan delinquency ratio decreased in 2003 to 0.50% at year end, versus 0.85% on December 31, 2002 and 1.50% on December 31, 2001. The percentage of classified loans to Tier 1 capital decreased in 2003 to 8.75%, versus 18.70% on December 31, 2002 and 41.43% on December 31, 2001. In
FNB management's opinion, there has been no pattern or trend in loan delinquencies which is of concern. The levels seen in 2003 and 2002 are reflective of FNBBH's ability to control loan quality and resolve delinquency issues quickly.

     FNB's total assets increased from $200.2 million at June 30, 2003 to $227.5 million at June 30, 2004, an increase of 13.7%. Total loans increased by $21.8 million, or 14.2%, while the investment portfolio decreased by $1.9 million, or 5.8%, over the same period.

FNB Investment Activities

     During 2003, FNB's investment portfolio increased 8.3% to end the year at $35.36 million, compared to $32.6 million on December 31, 2002. Much of the Company's investment portfolio consists of callable securities, and the declining interest rate environment in 2003 resulted in a number of these securities being called by issuers. FNB was able to replace these securities at favorable levels and post a $2.7 million net growth in the portfolio in 2003. Due to calls on U.S. Government Agency securities and pay downs on mortgage-backed securities, FNB's total investments decreased to $30.3 million on June 30, 2004, a decrease of 16.8% from December 31, 2003.

     FNB's investment securities are classified into two categories: securities available for sale and securities to be held to maturity, with substantially all of FNB's investment securities held in the available for sale category. Securities available for sale consist primarily of debt securities which FNB management intends to hold for indefinite periods of time. They may be used as part of FNB's funds management strategy, and may be sold in response to changes in interest rates, changes in prepayment risk, changes in liquidity needs, a need to increase capital ratios, or for other similar reasons. Securities to be held to maturity consist primarily of debt securities that FNB has acquired solely for long-term investment purposes, rather than for trading or future sale. For securities to be categorized as held to maturity, FNB management must have the intent and FNB must have the ability to hold such investments until their respective maturity dates. FNB does not hold trading account securities.

     All investment securities are managed in accordance with a written investment policy adopted by FNB's Board of Directors. It is FNB's general policy that investments be limited to government debt obligations, time deposits, banker's acceptances, corporate bonds and commercial paper with one of the three highest ratings given by a nationally recognized rating agency.



Page 92
     In 2003, the growth in FNB's investment portfolio was primarily in U.S. Government Agency securities. These were selected to provide earnings on seasonal deposits above the fed funds rate and to enhance the portfolio's overall yield while not materially adding to FNB's level of interest rate risk. The following table sets forth FNB's investment securities at their carrying amounts as of December 31, 2003, 2002, and 2001.

-------------------------------------------------------------------------------
Dollars in thousands                        2003          2002          2001
-------------------------------------------------------------------------------
Securities available for sale
U.S. Treasury and agency               $  12,520          8,726        5,024
Mortgage-backed securities                13,174         14,901       16,358
State and political subdivisions           7,246          6,527        6,988
Corporate securities                          --             --           --
Federal Home Loan Bank stock               1,896          1,896        1,896
Federal Reserve Bank stock                    40             40           40
Other equity securities                       --             --           --
-------------------------------------------------------------------------------
                                       $  34,876         32,090       30,306
-------------------------------------------------------------------------------
Securities to be held to maturity
State and political subdivisions             480            545          605
-------------------------------------------------------------------------------
                                             480            545          605
-------------------------------------------------------------------------------
Total securities                       $  35,356         32,635       30,911
===============================================================================































Page 93
     The following table sets forth certain information regarding the yields and expected maturities of FNB's investment securities as of December 31, 2003. Yields on tax-exempt securities have been computed on a tax-equivalent basis using a tax-rate of 35%. Mortgage-backed securities are presented according to their final contractual maturity date, while the calculated yield takes into effect the intermediate cashflows from repayment of principal which results in a much shorter average life.

-------------------------------------------------------------------------------
                              Available for sale            Held to maturity
                              ------------------            ----------------
Dollars in thousands                Fair   Yield to   Amortized    Yield to
                                   value   maturity        cost    maturity
-------------------------------------------------------------------------------
U.S. Treasury and agency
Due in 1 year or less          $       -          -     $     -           -
Due in 1 to 5 years                1,501       2.50%          -           -
Due in 5 to 10 years               9,415       2.14%          -           -
Due after 10 years                 1,604       4.23%          -           -
-------------------------------------------------------------------------------
                                  12,520       2.45%          -           -
-------------------------------------------------------------------------------
Mortgage-backed securities
Due in 1 year or less                 12       5.59%          -           -
Due in 1 to 5 years                  446       2.70%          -           -
Due in 5 to 10 years               7,131       4.00%          -           -
Due after 10 years                 5,585       5.03%          -           -
-------------------------------------------------------------------------------
                                  13,174       4.37%          -           -
-------------------------------------------------------------------------------
State and political subdivisions
Due in 1 year or less                  -          -           -          -
Due in 1 to 5 years                    -          -          90       3.80%
Due in 5 to 10 years                 124       3.20%        390       3.80%
Due after 10 years                 7,122       4.79%          -          -
-------------------------------------------------------------------------------
                                   7,246       4.76%        480       3.80%
-------------------------------------------------------------------------------
Corporate debt securities
Due in 1 year or less                  -          -           -          -
Due in 1 to 5 years                    -          -           -          -
Due in 5 to 10 years                   -          -           -          -
Due after 10 years                     -          -           -          -
-------------------------------------------------------------------------------
                                       -          -           -          -
-------------------------------------------------------------------------------
Equity securities                  1,936       3.11%          -          -
-------------------------------------------------------------------------------
                              $   34,876       3.69%       $480       3.80%
===============================================================================









Page 94
FNB Lending Activities

     FNB's loan portfolio experienced growth during 2003, with the most significant increases seen in commercial real estate loans and municipal loans offset by a decrease in residential loans. The decrease in residential loans was in large part due to refinances of portfolio loans that were subsequently sold on the secondary market. Total loans were $161.1 million at December 31, 2003, an 8.1% increase from total loans of $149 million at December 31, 2002. This continues the loan growth trend experienced by FNB over the past five years.

     Total loans grew by 10.1% from December 31, 2003 to June 30, 2004, increasing $16.2 million to $177 million. Year-over-year, total loans at the end of June 2004 increased by $22 million, or 14.4%, from June 30, 2003. Residential real estate loans grew by 16% and commercial real estate loans by 7.9%, with other categories remaining relatively unchanged.

     The following tables summarize FNBBH's loan portfolio as of December 31, 2003, 2002, 2001, 2000 and 1999.

-----------------------------------------------------------------------------------------------------------------
Dollars in thousands
As of December 31,                 2003             2002             2001              2000             1999
-----------------------------------------------------------------------------------------------------------------
Commercial loans
   Real estate            $ 75,531   46.9%  $ 66,557   44.7%  $ 65,187   46.4%  $ 55,693   48.6%  $ 50,415  49.1%
   Other                    17,616   10.9%    16,469   11.0%    15,204   10.8%    12,763   11.2%     9,302   9.1%
Residential real estate loans
   Construction              9,272    5.7%     5,655    3.8%     5,308    3.8%     2,421    2.1%     1,730   1.7%
   Term                     39,640   24.6%    46,469   31.2%    43,816   31.2%    35,014   30.6%    33,932  33.0%
Consumer loans               7,865    4.9%     7,610    5.1%     6,103    4.4%     5,510    4.8%     4,952   4.8%
Municipal                   11,203    7.0%     6,246    4.2%     4,824    3.4%     3,118    2.7%     2,367   2.3%
                           -------  ------   -------  ------   -------  ------   -------  ------   ------- ------
Total                     $161,127  100.0%  $149,006  100.0%  $140,442  100.0%  $114,519  100.0%  $102,698 100.0%
                           =======  ======   =======  ======   =======  ======   =======  ======   ======= ======
-----------------------------------------------------------------------------------------------------------------

     The following table sets forth certain information regarding the contractual maturities of FNBBH's loan portfolio as of December 31, 2003.

-----------------------------------------------------------------------
Dollars in thousands       < 1 Year 1-5 Years   > 5 years       Total
-----------------------------------------------------------------------
Commercial real estate     $  7,447    26,317      39,471      73,235
Commercial other              6,014    10,601         993      17,608
Residential real estate       5,115     8,481      28,783      42,379
Residential construction      8,824        --           4       8,828
Consumer                      2,059     1,947       3,868       7,874
Municipal                     5,003     1,904       4,296      11,203
-----------------------------------------------------------------------
 Totals                    $ 34,462    49,250      77,415     161,127
=======================================================================




Page 95


     The following table provides a listing of loans by category, excluding loans held for sale, between variable and fixed rates as of December 31, 2003.

-------------------------------------------------------------------------------
Dollars in thousands                                Amount         % of total
-------------------------------------------------------------------------------
Variable-rate loans
   Commercial loans                               $83,652             51.9%
   Consumer loans                                   2,888              1.8%
   Equity loans                                     6,473              4.0%
   Residential adjustable-rate mortgages           18,717             11.6%
-------------------------------------------------------------------------------
Total variable-rate loans                         111,730             69.3%
Fixed-rate loans                                   49,397             30.7%
-------------------------------------------------------------------------------
Total loans                                      $161,127            100.0%
===============================================================================

FNB Loan Concentrations

     FNBBH has a significant amount of loans related to the tourist industry. As of December 31, 2003 FNBBH had $12.3 million in lodging loans and $6.9 million in restaurant loans, representing 7.6% and 4.3%, respectively, of its total loan portfolio.

     Loan concentrations as of June 30, 2004, remained very similar to the concentrations at December 31, 2003.

FNB Loans Held for Sale

     In 2003, FNBBH sold a large volume of residential mortgages into the secondary market in order to take advantage of increased mortgage underwriting opportunities resulting from lower interest rates. The sale of these loans in 2003 resulted in a higher level of non-interest income. Loans held for sale are carried at the lower of cost or market value, which was $1.06 million at December 31, 2003 compared to $1.23 million at December 31, 2002.

    Loans held for sale decreased to $.168 million at June 30, 2004, from $1.06 million at December 31, 2003 as mortgage rates began to rise.

FNB Allowance for Loan Losses and Loan Loss Experience

     The allowance for loan losses represents the amount available for credit losses inherent in FNB's loan portfolio. Loans are charged off when they are deemed uncollectible, after giving consideration to factors such as the customer's financial condition, underlying collateral and guarantees, as well as general and industry economic conditions.

     In general, FNB determines the appropriate overall reserve for loan losses based upon periodic, systematic reviews of its portfolio to identify inherent losses based on management's judgment about various qualitative factors. These reviews result in the identification and quantification of loss factors, which are used in determining the amount of the allowance for loan losses. FNB periodically evaluates prevailing economic and business conditions, industry concentrations, changes in the size and characteristics of the portfolio and other pertinent factors. Portions of the allowance for loan losses are quantified to cover the estimated losses inherent in each loan category based on the results of this detailed review process.

Page 96
     Commercial loans are individually reviewed and assigned a credit risk rating from "1" (low risk of loss) to "7" (high risk of loss). For non-impaired loans with a credit risk rating of "1" to "6", estimated loss factors based on historical loss experience (ranging from two to five years) are used to calculate a loan loss reserve for each credit risk rating classification. Qualitative adjustments are also made based upon FNB management's assessment of prevailing economic conditions, trends in volumes and terms of loans, levels and trends in delinquencies and non-accruals, and the effect of changes in lending policies. A specific allocation is made for impaired loans, or loans no longer accruing interest as a result of the deemed uncollectibility of interest due, which are measured at the net present value of future cash flows, discounted at the loan's effective interest rate, or at fair market value of collateral if the loan is collateral dependent. The combination of these analyses provides the basis for the determination of the commercial loan portion of the allowance for loan losses.

      Consumer loans, which include residential mortgages, home equity loans/lines, and direct/indirect loans, are generally evaluated as a group based on product type. The determination of the consumer loan portion of the allowance for loan losses is based on a three-year average of annual historical losses, adjusted for the qualitative factors noted above.

     The results of all analyses are reviewed and discussed by the Risk Management Committee of FNB's Board of Directors. An integral component of FNB's risk management process is to ensure the proper quantification of the reserve for loan losses based upon an analysis of risk characteristics, demonstrated losses, loan segmentations, and other factors. The reserve methodology is reviewed on a periodic basis and modified as appropriate. Based on this analysis, including the aforementioned assumptions, FNB believes that the allowance for loan losses is adequate as of December 31, 2003. Although management utilizes its best judgment in providing for possible losses, there can be no assurance FNBBH will not have to increase its provision for possible losses in the future due to increases in non-performing assets or otherwise, which would adversely affect the results of operations.

     The following table reflects FNBBH's allowance for loan losses by category of loan as of December 31, 2003, 2002, 2001, 2000 and 1999.

-------------------------------------------------------------------------------
Dollars in thousands
As of December 31,   2003        2002         2001         2000         1999
-------------------------------------------------------------------------------
Real estate    $  485   30%    420   35%    313   35%    380   33%    306   35%
Commercial      1,169   65%  1,035   60%  1,201   61%    879   62%    694   60%
Consumer          335    5%    245    5%    141    4%    204    5%    135    5%
-------------------------------------------------------------------------------
Total          $1,989  100%  1,700  100%  1,655  100%  1,463  100%  1,135  100%
===============================================================================

     The percentage is the amount of loans in each category as a percent of total loans for the stated year.

     FNB's reserve for loan losses as a percent of loans as of June 30, 2004 was 1.14%. The commercial category includes commercial real estate loans. As of June 30, 2004 the allocation remained relatively unchanged from December 31, 2003.



Page 97
     Net loans charged off by FNB in 2003 were $0.071 million, or 0.05%, of average loans outstanding for the year, which is significantly lower than the level of net charge-offs in the past five years. This compares to net loan charge-offs of $0.677 million, or 0.46%, in 2002 and $0.408 million, or 0.32%, in 2001. The following table summarizes the activity with respect to loan losses for the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

-------------------------------------------------------------------------------
Dollars in thousands
As of December 31,                    2003     2002     2001     2000     1999
-------------------------------------------------------------------------------
Balance at beginning of period      $1,700    1,655    1,463    1,135      847
Loans charged off:
Commercial 1                           45       858      383      131      242
Real estate mortgage                    2        19        2       30       72
Consumer                               60        68       67       29       43
-------------------------------------------------------------------------------
Total                                 107       945      452      190      357
-------------------------------------------------------------------------------
Recoveries on loans previously
  charged off:
Commercial 1                           19       220       34       92       57
Real estate mortgage                   --        10       --       11        3
Consumer                               17        38       10        5       20
-------------------------------------------------------------------------------
Total                                  36       268       44      108       80
-------------------------------------------------------------------------------
Net loans charged off                  71       677      408       82      277
Provision for loan losses             360       722      600      410      565
-------------------------------------------------------------------------------
Balance at end of period           $1,989     1,700    1,655    1,463    1,135
===============================================================================
Ratio of net loans charged off to
   average loans outstanding         0.05%     0.46%    0.32%    0.08%    0.28%
===============================================================================
1 Includes commercial real estate loans

     During 2003, a provision for loan losses of $0.360 million was made to the allowance for loan losses, compared to a provision of $0.722 million in 2002, and $0.600 million in 2001. In FNB management's opinion, this decreased level of provision for loan losses in 2003 was appropriate given the amount of growth in the loan portfolio and the overall credit quality of the portfolio. At December 31, 2003, the allowance for loan losses stood at $1.989 million, or 1.23%, of total loans outstanding. This compares to $1.7 million, or 1.14%, of total loans outstanding at December 31, 2002, and $1.655 million, or 1.18%, of total loans outstanding at December 31, 2001. In FNB management's opinion, past levels of provision to the allowance for loan losses have been adequate, as demonstrated by net loans charged off shown in the table above.

     During the first six months of 2004, charge-offs amounted to $90,000, recoveries amounted to $32,000, and additional provision for loan losses amounted to $120,000; resulting in an allowance for loan losses of $2.051 million, or 1.15%, of total loans as of June 30, 2004.






Page 98
FNB Non-Performing Assets

     FNBBH's loan delinquency ratio decreased in 2003 and was 0.65% on December 31, 2003, versus 0.73% on December 31, 2002. The aggregate dollar amount of loans more than 90 days past-due or on non-accrual status decreased during 2003 by $.056 million. In FNB management's opinion, there has been significant improvement in the levels of non-performing assets over the past two years in part due to the increased efforts of management. These efforts include more timely follow up on delinquent loans and creation of a troubled debt committee which is active in establishing action plans to address delinquent and non-performing loans. The following table sets forth a summary of delinquent loans (more than ninety days past due) by category and total loans carried on a non-accrual basis as of December 31, 2003, 2002, 2001, 2000 and 1999.

-------------------------------------------------------------------------------
Dollars in thousands
As of December 31,                        2003    2002    2001    2000    1999
-------------------------------------------------------------------------------
Commercial real estate & business       $  519     804   3,748   1,922     616
Residential real estate                    253     173     649     325     981
Consumer                                   257     108     145     116     107
-------------------------------------------------------------------------------
Total                                    1,029   1,085   4,542   2,363   1,704
===============================================================================
Non-accrual loans included
   in above total                       $  705     704   4,211   2,095   1,388
===============================================================================

     FNBBH places a loan on non-accrual status only after a careful review of the loan circumstances and a determination that payment in full of principal and/or interest is not expected. For the year ended December 31, 2003, gross interest income that would have been reported for non-accrual loans if the loans had been current in accordance with their original terms amounted to $31,070 and the amount of interest income on those loans that was included in net income amounted to $5,236.

     FNBBH's other real estate owned remained at zero, as it has been at December 31, each of the last five years. Other real estate owned and repossessed assets are comprised of properties or other assets acquired through a foreclosure proceeding, or acceptance of a deed or title in lieu of foreclosure. These categories may also include properties which secure loans where FNBBH obtains possession of the underlying collateral from the borrower or other assets repossessed in connection with non-real estate loans.

     As of June 30, 2004 delinquent loans amounted to $.22 million and non-accrual loans amounted to $.842 million.













Page 99
FNB Funding, Liquidity and Capital Resources
-------------------------------------------------------------------------------

     FNBBH's principal sources of funding are deposits and borrowed funds from the Federal Home Loan Bank. FNBBH has a comprehensive liquidity management program in place. It maintains adequate funding for its assets by monitoring anticipated sources and uses of funding. In addition to acquiring deposits in its local market, FNBBH also has the ability to quickly obtain funding through wholesale brokers. FNB had funding through wholesale brokers of $7 million at June 30, 2004 and $5 million at December 31, 2003. FNBBH's liquidity position is further supplemented with a $5.0 million credit line with a correspondent bank.

     FNBBH maintains an available for sale portfolio of securities to enhance its overall liquidity position, although it has not found it necessary to liquidate securities to meet short-term liquidity needs. Instead, FNBBH uses less costly Federal Home Loan Bank advances for this purpose. FHLB borrowings amounted to $8.5 million at June 30, 2004; $2.5 million at December 31, 2003; and $3.66 million at June 30, 2003. FNBBH had a higher level of borrowings at June 30, 2004 than at year-end 2003 to fund the strong loan growth that occurred in the first six months of 2004. At December 31, 2003, FNB had a net unrealized gain of $.254 million (net of $.131 million in deferred income taxes) on available for sale securities. This unrealized gain is in line with FNB management's expectations given the drop in interest rates experienced in 2003.

     FNB's deposit balances generally increase during the summer and autumn months of each year due to increased seasonal business activity. In 2003, the maximum amount of deposits at any month end was $191.1 million on October 31. Because of uncertainty about future interest rates, in recent years investors have shown a preference for short-term deposits which could reprice quickly should rates rise.

     As of December 31, 2003, FNB had primary sources of liquidity of $32.5 million, or 14.8% of its assets. It is FNB management's opinion that this is adequate. FNBBH has established guidelines for liquidity management, with policies and procedures prescribed in its funds management policy. FNB management has not seen any recent significant deposit trends which would have a material effect on FNBBH's liquidity position.

     As of June 30, 2004, FNB had primary sources of liquidity of $18.9 million, or 8.3%, of its assets. The decrease in sources of liquidity from December 31, 2003 is a typical seasonal fluctuation caused by the seasonal decrease in deposits.

FNB Deposits

     FNBBH realized an increase in deposits of 14.6% in 2003, compared to a 17.5% increase in 2002 and a 10.0% increase in 2001. Much of the growth in 2003 was seen in core deposits, which are typically added at favorable cost relative to borrowed funds. FNBBH added many new relationships with municipalities in 2003 which helped increase deposits.







Page 100
     FNBBH's average cost of deposits (including non-interest-bearing accounts) was 1.38% for the year ended December 31, 2003, compared to 1.91% for the year ended December 31, 2002 and 3.01% for the year ended December 31, 2001. This reduction in average cost of deposits over the past two years is consistent with the policy for lower interest rates set by the Open Market Committee of the Federal Reserve Board. The following table sets forth the average daily balance for FNBBH's principal deposit categories for each period.

-------------------------------------------------------------------------------
Dollars in thousands                                                   %growth
Years ended December 31,         2003         2002         2001   2003 vs.2002
-------------------------------------------------------------------------------
Demand deposits                $ 27,378       24,507       22,280        11.7%
NOW accounts                     38,573       30,503       20,052        26.5%
Money market accounts            14,560        9,363        5,764        55.5%
Savings                          42,824       41,346       39,094         3.6%
Certificates of deposit          49,656       48,258       45,379         2.9%
-------------------------------------------------------------------------------
Total deposits                 $172,991      153,977      132,569        12.3%
===============================================================================

     The following table sets forth the average cost of each category of interest-bearing deposits for the periods indicated.

-------------------------------------------------------------------------------
Years ended December 31,                      2003          2002          2001
-------------------------------------------------------------------------------
NOW accounts                                 0.84%         1.12%         1.74%
Money market accounts                        1.20%         2.21%         3.28%
Savings accounts                             0.98%         1.60%         3.02%
Certificates of deposit                      2.98%         3.54%         5.10%
-------------------------------------------------------------------------------
Total interest-bearing deposits              1.40%         1.92%         3.04%
===============================================================================

     Of all certificates of deposit, $31.4 million, or 63.7%, will mature by December 31, 2004. As of December 31, 2003, FNBBH held a total of $13.7 million in certificate of deposit accounts with balances in excess of $100,000. The following table summarizes the time remaining to maturity for these certificates of deposit:

-------------------------------------------------------------------------------
Dollars in thousands
-------------------------------------------------------------------------------
Within 3 months                                                        $   718
3 months through 6 months                                                3,793
6 months through 12 months                                               1,735
Over 12 months                                                           7,491
-------------------------------------------------------------------------------
Total                                                                  $13,737
===============================================================================

     Total deposits amounted to $185.8 million at June 30, 2004, an increase of 7.5% from December 31, 2003 and an increase of 9.7% from June 30, 2003. The average cost remained at 1.4% for the first six months of 2004 and the allocation by category remains similar.



Page 101
FNB Borrowed Funds

     FNB' borrowed funds consists mainly of repurchase agreements and advances from the Federal Home Loan Bank (FHLB) which are secured by FHLB stock, selected commercial real estate loans, and qualifying first mortgage loans. At FHLB, FNBBH has a credit line of $5.0 million for overnight borrowings, plus short-term and long-term advance capacity of $19.0 million.

     FNBBH participates in the Note Option Depository which is offered by the U.S. Treasury Department. Under this program, FNBBH accumulates tax deposits made by its customers and is eligible to receive additional Treasury Direct investments up to an established maximum balance of $30 million. The balances invested by the Treasury are increased and decreased at the discretion of the Treasury. The deposits are generally made at interest rates that are favorable in comparison to other borrowings. The balances on the Treasury Tax & Loan note at December 31, 2003, 2002 and 2001 were $.05 million, $2.5 million and $1.0 million, respectively.

     The following table sets forth certain information regarding FNB's short-term borrowings.

-------------------------------------------------------------------------------
Dollars in thousands                          2003           2002          2001
-------------------------------------------------------------------------------
Securities sold under agreements to
repurchase
   Amount outstanding at year-end          $14,057         12,267       19,282
   Weighted average interest rate
      at year-end                             1.08%          1.41%        1.90%
   Maximum amount outstanding at
      any month-end during the year        $14,057         16,304       19,407
   Average amounts outstanding during
      the year                               9,392         12,362       15,402
   Weighted average interest rate
      for the year                            1.20%          1.76%        2.12%
-------------------------------------------------------------------------------
FHLB short-term advances
   Amount outstanding at year-end               --            355        9,722
   Weighted average interest rate
      at year-end                               --           5.75%        4.68%
   Maximum amount outstanding at
      any month-end during the year          8,292         16,192       16,926
   Average amounts outstanding during
      the year                               3,199          8,663        9,086
   Weighted average interest rate
      for the year                            1.48%          3.80%        4.83%
-------------------------------------------------------------------------------

     As of June 30, 2004 borrowed funds totaled $20.1 million, consisting of FHLB advances amounting to $8.5 million, repurchase agreements amounting to $9.3 million, and Treasury Tax & Loan advances of $2.3 million. Borrowings for the first six months of 2004 averaged $18.9 million with an average cost of 1.64%.






Page 102
FNB Capital Resources

     FNB's Capital at December 31, 2003 was sufficient to meet the requirements of regulatory authorities. For the year, average equity to average assets was 7.11% in 2003, versus 6.72% in 2002. Leverage capital of FNB, or total shareholders' equity divided by average total assets for the current quarter less goodwill and any net unrealized gain or loss on securities available for sale, stood at 6.80% on December 31, 2003, versus 6.77% in 2002.

     At December 31, 2003, FNB had tier-one risk-based capital of 9.25% and tier-two risk-based capital of 10.50%, versus 9.57% and 10.82%, respectively, in 2002. The declines are due to asset growth exceeding capital growth. To be rated "well-capitalized", regulatory requirements call for minimum tier-one and tier-two risk-based capital ratios of 6.00% and 10.00%, respectively. FNB's actual levels of capitalization were above the standards to be rated "well-capitalized" by regulatory authorities. During 2003, FNB declared semi-annual cash dividends of $0.183 and $0.283 per share, adjusted to reflect the 2004 stock dividend. FNB's dividend payout ratio was 24.14% of earnings in 2003, 26.19% in 2002, and 24.46% in 2001.

     In determining future dividend payout levels, FNB's Board of Directors carefully analyzes capital requirements and earnings retention, as set forth in FNB's Dividend Policy. The ability of FNB to pay cash dividends to its shareholders depends on receipt of dividends from its subsidiary, FNBBH. FNBBH may pay dividends to the extent FNBBH's directors deem appropriate, subject to the limitation that the total of all dividends declared by FNBBH in any calendar year may not exceed the total of its net profits of that year combined with its retained net profits of the preceding two years. The amount available for dividends in 2004 will be that year's net income plus $2.6 million. A total of $.49 million in dividends was declared in 2003.

     FBB management knows of no present trends, events or uncertainties that will have, or are reasonably likely to have, a material effect on capital resources, liquidity, or results of operations.

     Capital ratios for both FNB and FNBBH remained above levels required in order to be "well capitalized" as of June 30, 2004.






















Page 103
FNB Contractual Obligations and Off-Balance Sheet Activities

The following table sets forth the contractual obligations and commitments to extend credit of FNB as of December 31, 2003:

-------------------------------------------------------------------------------
                                          Less than     1-3      4-5  More than
Dollars in thousands               Total    1 Year    Years    Years   5 Years
-------------------------------------------------------------------------------
Borrowed funds                   $ 16,607    14,107      500       --    2,000
Operating leases                      781       133      233      237      178
Certificates of deposit            49,308    31,405   11,958    5,945       --
-------------------------------------------------------------------------------
Total contractual obligations    $ 66,696    45,645   12,691    6,182    2,178
===============================================================================
Unused lines, collateralized
   by residential real estate    $ 17,075    17,075       --      --        --
Other unused commitments            5,259     5,259      --      --        --
Standby letters of credit           1,230     1,230       --      --        --
Commitments to extend credit       17,486    17,486       --      --        --
-------------------------------------------------------------------------------
Total loan commitments and
   unused lines of credit        $ 41,050    41,050       --      --        --
===============================================================================

     FNB is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These include commitments to originate loans, commitments for unused lines of credit, and standby letters of credit. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. Commitments for unused lines are agreements to lend to a customer provided there is no violation of any condition established in the contract and generally have fixed expiration dates. Standby letters of credit are conditional commitments issued by FNBBH to guarantee a customer's performance to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. As of December 31, 2003, FNB's off-balance-sheet activities consisted entirely of commitments to extend credit.

FNB Capital Purchases

In 2003, FNB made capital purchases totaling $318,000. This cost will be amortized over an average of twelve years, adding approximately $27,000 to pre-tax operating costs per year. The capital purchases include equipment related to technology.

     During the first six months of 2004, $890,000 was capitalized by FNB as part of the construction of the new branch in Blue Hill which opened in early August. There were no other significant capital purchases during the first six months of 2004.

Effect of Future Interest Rates on Post-retirement Benefit Liabilities

In evaluating FNB's post-retirement benefit liabilities, FNB management believes changes in discount rates will not have a significant impact on future operating results or financial condition.



Page 104
FNB Risk Management
-------------------------------------------------------------------------------

     Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to changes in interest rates, and FNBBH's market risk is composed primarily of interest rate risk. FNBBH's Asset/Liability Committee ("ALCO") is responsible for reviewing the interest rate sensitivity position of FNB and establishing policies to monitor and limit exposure to interest rate risk. All guidelines and policies established by ALCO have been approved by FNB's Board of Directors.

FNB Asset/Liability Management

     The primary goal of asset/liability management is to maximize net interest income within the interest rate risk limits set by ALCO. Interest rate risk is monitored through the use of two complementary measures: static gap analysis and earnings simulation modeling. While each measurement has limitations, taken together they present a reasonably comprehensive view of the magnitude of interest rate risk in FNB, the level of risk through time, and the amount of exposure to changes in certain interest rate relationships.

     Static gap analysis measures the amount of repricing risk embedded in the balance sheet at a point in time. It does so by comparing the differences in the repricing characteristics of assets and liabilities. A gap is defined as the difference between the principal amount of assets and liabilities which reprice within a specified time period. The cumulative one-year gap, at year-end 2003, was -10.8% of total assets. Core deposits with non-contractual maturities are presented as repricing in the first months time frame of the analysis.

     The gap repricing distributions include principal cash flows from residential mortgage loans and mortgage-backed securities in the time frames in which they are expected to be received. Mortgage prepayments are estimated by applying industry median projections of prepayment speeds to portfolio segments based on coupon range and loan age.
























Page 105
     FNB's summarized static gap, as of December 31, 2003, is presented in the following table:

------------------------------------------------------------------------------
                                    0-90      91-365          1-5           5+
Dollars in thousands                days        days        years        years
------------------------------------------------------------------------------
 Investment securities at
    amortized cost              $ 13,499       6,521       13,485        7,167
 Loans held for sale               1,061           -            -            -
 Loans                            72,066      45,997       30,709       10,392
 Other interest-earning assets       386           -            -            -
 Non-rate-sensitive assets             -           -            -       18,351
------------------------------------------------------------------------------
 Total assets                   $ 87,012      52,518       44,194       35,910
==============================================================================
 Interest-bearing deposits      $114,226      22,589       17,791       31,233
 Borrowed funds                   14,107           -          500        2,000
 Non-rate-sensitive liabilities
   and equity                          -           -            -       17,188
------------------------------------------------------------------------------
 Total liabilities and equity   $128,333      22,589       18,291       50,421
==============================================================================
 Period gap                     $(41,321)     29,929       25,903      (14,511)
 Percent of total assets         (18.81%)      13.63%       11.79%      (6.61%)
==============================================================================
 Cumulative gap (current)       $(41,321)    (11,392)      14,511            -
 Percent of total assets         (18.81%)     (5.19%)        6.61%        0.00%
==============================================================================

     The earnings simulation model forecasts one- and two-year net interest income under a variety of scenarios that incorporate changes in the absolute level of interest rates as well as basis risk, as represented by changes in the shape of the yield curve and changes in interest rate relationships. FNB management evaluates the effects on income of alternative interest rate scenarios against earnings in a stable interest rate environment. This analysis is also most useful in determining the short-run earnings exposures to changes in customer behavior involving loan payments and deposit additions and withdrawals.

     The June 30, 2004 simulation model projects 2004 net interest income would increase by approximately 0.58% of stable-rate net interest income if rates fall gradually by one percentage point over the next four months, and decrease by approximately 0.70% if rates rise gradually by one percentage point. Both scenarios are well within ALCO's policy limits. FNB management believes this reflects a reasonable interest rate risk position. Within an eighteen month horizon and assuming no additional movement in rates, the model forecasts that net interest income would be lower than that earned in a stable rate environment by 4.07% in a falling rate scenario and increase by 1.94% in a rising rate scenario.









Page 106
     This dynamic simulation model includes assumptions about how the balance sheet is likely to evolve through time and in different interest rate environments. Loans and deposits are projected to maintain stable balances. All maturities, calls and prepayments in the securities portfolio are assumed to be reinvested in similar assets. Mortgage loan prepayment assumptions are developed from industry median estimates of prepayment speeds for portfolios with similar coupon ranges and seasoning. Non-contractual deposit volatility and pricing are assumed to follow historical patterns. The sensitivities of key assumptions are analyzed quarterly and reviewed by ALCO.

     A summary of FNB's interest rate risk simulation modeling, as of December 31, 2003 and 2002 is presented in the following table:

------------------------------------------------------------------------------
Changes in Net Interest Income                           2003             2002
------------------------------------------------------------------------------
Year 1
Projected change if rates decrease by 1.0%              +0.73%           -0.58%
Projected change if rates increase by 2.0%              -3.44%           -1.12%
------------------------------------------------------------------------------
Year 2
Projected change if rates decrease by 1.0%              -5.57%           -7.04%
Projected change if rates increase by 2.0%              +9.02%          -12.11%
------------------------------------------------------------------------------

     A variety of financial instruments can be used to manage interest rate sensitivity. These may include the securities in the investment portfolio, interest rate swaps, and interest rate caps and floors. Frequently called interest rate derivatives, interest rate swaps, caps and floors have characteristics similar to securities but possess the advantages of customization of the risk-reward profile of the instrument, minimization of balance sheet leverage and improvement of liquidity. As of December 31, 2003, FNB was not using any derivative instruments for interest rate risk management.


























Page 107
FNB Other Information
-------------------------------------------------------------------------------

Impact of Recently Issued Accounting Standards on FNB

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. SFAS No. 149 does not affect FNB's consolidated financial condition and results of operations.

     In May 2003, FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. This Statement does not impact the Company's consolidated financial statements as FNB does not have financial instruments with characteristics of both liabilities and equity.

     FASB's Emerging Issues Task Force, in its Issue No. 03-1, has issued new disclosure requirements with respect to investment securities with unrealized losses that have not been classified as other-than-temporary. Companies are required to disclose separately investments that have had continual unrealized losses for twelve months or more, and those that have had continual unrealized losses for less than twelve months. For investments in the former category, a narrative disclosure is required that would allow financial statement users to understand the positive and negative information management considered in reaching the conclusion that the impairments are not other-than-temporary. The new disclosure requirements, which are effective for years ending after December 15, 2003, did not have a material impact on FNB's consolidated financial statements.












Page 108
     In December 2003, the President signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) into law. The Act includes the following two new features to Medicare (Medicare Part D) that could affect the measurement of the accumulated postretirement benefit obligation (APBO) and net periodic postretirement benefit cost for the Plan: a subsidy to plan sponsors that is based on 28% of an individual beneficiary's annual prescription drug costs between $250 and $5,000 and the opportunity for a retiree to obtain a prescription drug benefit under Medicare. The effects of the Act on the APBO or net periodic postretirement benefit cost are not reflected in the financial statements or accompanying notes. Pending specific authoritative guidance on the accounting for the federal subsidy could require FNB to change previously reported information when the guidance is issued.

     In December 2003, FASB issued a revised version of SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The Statement retains all of the previous requirements and introduces additional disclosure requirements and interim reporting requirements. SFAS 132 (revised 2003) is effective for years ending after December 15, 2003.

     In May 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. 106-2. The FSP supersedes FSP No. 106-1, which was issued to address the accounting impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act). The Act includes a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.

     FSP No. 106-2 applies only to sponsors of single-employer plans for which
(1) the employer concludes that prescription drug benefits under the plan are actuarially equivalent to Medicare Part D and thus qualify for the subsidy, and
(2) the expected amount of the subsidy will offset or reduce the employer-sponsor's share of the plan's prescription drug coverage. The FSP provides accounting guidance and required disclosures. For public companies, the FSP is effective for the first interim or annual period beginning after June 15, 2004. Management has not determined the effect of FSP 106-2 on FNB's Consolidated Financial Statements.























Page 109
FNB Quarterly Financial Information

-------------------------------------------------------------------------------
Dollars in thousands                     2003 Q1   2003 Q2   2003 Q3   2003 Q4
-------------------------------------------------------------------------------
Balance Sheets
Cash                                    $  7,615    16,162    27,198    15,211
Investments                               29,697    24,744    27,771    35,356
Net loans                                154,474   153,638   158,073   160,199
Other assets                               5,308     5,612     6,017     8,868
-------------------------------------------------------------------------------
   Total assets                         $197,094   200,156   219,059   219,634
===============================================================================
Deposits                                $161,215   169,254   189,677   185,712
Borrowed funds                            19,392    14,305    12,372    16,607
Other liabilities                          2,034     1,638     1,839     1,992
Shareholders' equity                      14,453    14,959    15,171    15,323
-------------------------------------------------------------------------------
   Total liabilities & equity           $197,094   200,156   219,059   219,634
===============================================================================

Income Statements
Interest income                         $  2,635     2,685     2,619     2,585
Interest expense                             718       679       639       657
-------------------------------------------------------------------------------
   Net interest income                     1,917     2,006     1,980     1,928
   Provision for loan losses                  90        90        90       140
-------------------------------------------------------------------------------
Net interest income after provision        1,827     1,916     1,890     1,788
Non-interest income                          663       770     1,229       985
Non-interest expense                       1,837     1,995     2,367     2,122
-------------------------------------------------------------------------------
   Income before taxes                       653       691       752       651
Income taxes                                 170       185       220       153
-------------------------------------------------------------------------------
   Net income                           $    483       506       532       498
===============================================================================
Basic earnings per share                $   .46      .48      .50      .48
Diluted earnings per share              $   .44      .47      .49      .46
-------------------------------------------------------------------------------



















Page 110
-------------------------------------------------------------------------------
Dollars in thousands                     2002 Q1   2002 Q2   2002 Q3   2002 Q4
-------------------------------------------------------------------------------
Balance Sheets
Cash                                    $  9,484    11,637    16,855     9,564
Investments                               32,556    27,779    34,553    32,635
Net loans                                144,143   148,276   146,509   148,533
Other assets                               6,127     6,447     5,854     4,682
-------------------------------------------------------------------------------
   Total assets                         $192,310   194,139   203,771   195,414
===============================================================================
Deposits                                $141,526   151,505   172,822   162,088
Borrowed funds                            36,437    27,691    15,146    17,622
Other liabilities                          1,902     1,826     1,967     1,729
Shareholders' equity                      12,445    13,117    13,836    13,975
-------------------------------------------------------------------------------
   Total liabilities & equity           $192,310   194,139   203,771   195,414
===============================================================================

Income Statements
Interest income                         $  2,817     2,930     2,893     2,861
Interest expense                             961       957       898       836
-------------------------------------------------------------------------------
   Net interest income                     1,856     1,973     1,995     2,025
   Provision for loan losses                 338       150       150       184
-------------------------------------------------------------------------------
Net interest income after provision        1,518     1,823     1,845     1,841
Non-interest income                          609       564     1,016       838
Non-interest expense                       1,769     1,963     2,316     2,034
-------------------------------------------------------------------------------
   Income before taxes                       358       424       545       645
Income taxes                                  75        95       137       188
-------------------------------------------------------------------------------
   Net income                           $    283       329       408       457
===============================================================================
Basic earnings per share                $   0.27      0.31      0.39      0.43
Diluted earnings per share              $   0.26      0.31      0.38      0.42
-------------------------------------------------------------------------------





















Page 111
FNB Directors, Management and Additional Information

Pursuant to the Merger Agreement, Messrs. Rosborough and McKim will become directors of FNLC following the merger, and Messrs. McKim, Wrobel, Dalrymple and Lay will become executive officers of FNLC. See "Interests of Certain Persons in the Merger" on page __.

    Mark N. Rosborough (56) has served as a Director of FNB and FNBBH since 1989. Mr. Rosborough is currently the Chairman of the Board of Directors of FNB. He is the owner of J.T. Rosborough Insurance Agency in Ellsworth, Maine.

     Tony C. McKim (37), President and Chief Executive Officer of FNB, has over 16 years of experience in the banking industry. He joined FNB in 1992 as an internal auditor and prior to becoming President and Chief Executive Officer in 2000, spent 8 years in numerous positions within FNBBH including Controller, Vice President and Controller, Senior Vice President, Chief Financial Officer and Chief Operating Officer. Prior to joining FNBBH, Mr. McKim spent four years in Public Accounting with Albin Randall & Bennett in Portland, Maine. Mr. McKim is an active member of the Hancock and Washington County communities, serving as a member of the Board of Directors of many local, regional and state organizations including MDI Hospital, Maine Health Alliance, Coastal Acadia Development Corporation, Maine Bankers Association, Acadian Youth Football League and Trenton Little League. Mr. McKim received his Bachelor of Science degree with distinction from the University of Maine.

     Ronald J. Wrobel (47), Senior Vice President and Chief Financial Officer of FNB, received his undergraduate degree from the University of Maine at Presque Isle and his Masters in Accounting from the Graduate School at Bowling Green University. His professional career began at Agway, Inc., a farmers' cooperative. Subsequently, Mr. Wrobel joined KPMG Peat Marwick in Portland, Maine and spent seven years as a CPA specializing in banking and other industries. In 1992, Mr. Wrobel joined FNBBH, initially as loan review officer, then Vice President of Risk Management, and for the last four years, as Senior Vice President, Chief Financial Officer and Chief Operations Officer. He is an active member of the community and currently serves as Past President and Board Member of the Rotary Club, Treasurer and member of the Board of the YMCA, member of Kebo Valley Country Club, and Town of Bar Harbor Warrant Committee.

     Jeffrey C. Dalrymple (48), Senior Vice President, Customer Relations of FNBBH, has almost 25 years of banking experience. He joined FNBBH as Senior Vice President, Customer Relations in 1998 and currently leads FNBBH's relationship management efforts and initiatives. Prior to joining FNBBH, Mr. Dalrymple spent three years at Key Bank in Bangor, serving as Vice President - Commercial Lending. Previously, Mr. Dalrymple spent 11 years with Maine National Bank fulfilling various roles including Teller, Branch Manager, Manager and Vice President - Commercial Lending. Mr. Dalrymple is a graduate of Colby College with a B.A. degree in Economics and Business.

     Daniel M. Lay, Esq. (43), Senior Vice President and Senior Trust Officer of FNBBH, performed his undergraduate studies at Norwich University and earned his law degree from the New England School of Law in Boston, Massachusetts in 1990. His career in banking began with State Street Bank and Trust in Boston where he worked in both the Legal and Mutual Funds Divisions from 1985-1990. Prior to joining FNBBH in 1993, Mr. Lay was an associate counsel with the firm of Eaton, Peabody, Bradford & Veague, P.A. in Bangor, Maine. In 1999, Mr. Lay was promoted to Senior Vice President and Senior Trust Officer. He is a member of the Maine State Bar Association, serves as President of the Board of Trustees for the S.P.C.A. of Hancock County and is a member of the Trust Committee of the Maine Banker's Association.
Page 112
FNB Executive Compensation

      The table below sets forth the cash compensation and certain other compensation paid to the President & Chief Executive Officer of FNB during 2003, 2002 and 2001. No other Executive Officers of FNB received compensation in excess of $100,000 for the years ended December 31, 2003, 2002 and 2001.

-------------------------------------------------------------------------------
                                   Annual                             Long-Term
                                Compensation                       Compensation
Name                -----------------------------             ------------
And                                                         Other    Securities
Principal                                                  Annual    Underlying
Position              Year     Salary     Bonus(1)   Compensation(2)    Options
-------------------------------------------------------------------------------
Tony C. McKim         2003  $ 137,800     $ 20,200        $ 9,771        9,000
President and CEO     2002  $ 130,000     $ 10,312        $10,006          -0-
                      2001  $ 120,000     $  7,162        $ 9,002       21,750
-------------------------------------------------------------------------------
(1) Bonuses are listed in the year earned and normally accrued. Such bonuses may be paid in the following year.
(2) Amounts shown include contributions paid by FNB to the account of the President and Chief Executive Officer in the 401(k) Plan. In 2003 FNB and FNBBH contributed to FNBBH's 401(k)Plan a matching amount for the salary deferred by Mr. McKim equal to 25.0% of the first 10% of contributions of his earnings and a discretionary profit-sharing component of $4,343 for 2003, $5,032 in 2002 and $5,211 for 2001, of his earnings. These percentages were equivalent to the 401(k) Plan match and profit sharing contributions made for all eligible employees. (b) Also included is the economic value of split dollar life insurance benefits provided to Mr. McKim under the Life Insurance Endorsement Split Dollar Plan agreement for Bank Owned Life Insurance. This value was $493 for 2003 and 2002 and $328 for 2001. The value for contributions made on Mr. McKim's behalf to the FNBBH Employee Stock Ownership Plan was $1,085 in 2003 and $1,016 in 2002.

      Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured to determine awards. While annual compensation covers a calendar year, long-term compensation is provided through the Company's stock option plan, which covers a period of two to ten years. The following table sets forth information with respect to the named executives and all other employees concerning grants of stock options during 2003:

















Page 113
-------------------------------------------------------------------------------
Options/SARs Granted in Last Fiscal Year
-------------------------------------------------------------------------------
                         Individual Grants                   Potential realized
                         -----------------                     value at assumed
                          Percent                               annual rates of
                         of total                            stock appreciation
             Number of   options/                            for option term(1)
            securities       SARs Exercise                  -------------------
            underlying granted to  or base
              options/  employees    price
                  SARs  in fiscal      per   Expiration
               granted       year    share         date         5%        10%
-------------------------------------------------------------------------------
Tony C. McKim    9,000      21.2%   $15.02   11/11/2013   $  220,000 $  351,000
All other
   employees/
   directors    33,450      78.8%   $15.02   11/11/2013   $  819,000 $1,303,000
-------------------------------------------------------------------------------
All             42,450     100.0%   $15.02   11/11/2013   $1,039,000 $1,654,000
-------------------------------------------------------------------------------
1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates compounded over a 10-year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's common stock. The gains reflect a future value based upon growth at these prescribed rates. The values have not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only if the stock price advances beyond the exercise price shown on the table during the effective option period.

      The following table sets forth information with respect to exercisable and unexercisable options held as of August 31, 2004:

-------------------------------------------------------------------------------
Aggregated Option/SAR Exercises in 2003 and 2004 through
August 25, 2004 Option/SAR Values
-------------------------------------------------------------------------------
                                          Number of
                                   securities underlying   Value of unexercised
                                     unexercised options       in-the-money
                       Shares          at period end      options at period end
                     acquired         ------------------  ---------------------
                           on    Value   Exer-  Unexer-       Exer-     Unexer-
                     exercise realized cisable  cisable     cisable     cisable
-------------------------------------------------------------------------------
Tony C. McKim             -0- $    -0-  16,313   14,437  $   506,845  $ 393,779
All other employees
        & directors     7,706 $ 77,470  40,642   54,818  $ 1,302,335 $1,455,255
-------------------------------------------------------------------------------
All optionees           7,706 $ 77,470  56,955   69,255  $ 1,809,180 $1,849,034
-------------------------------------------------------------------------------







Page 114
SUPERVISION AND REGULATION OF FNLC AND FNB

General

     FNLC and FNB, as registered bank holding companies under the Bank Holding Company Act of 1956, as amended, are subject to the supervision of, and examination by, the Federal Reserve Board. We are also subject to Maine law governing Maine financial institution holding companies. FNBD, FNLC's wholly-owned banking subsidiary, and FNBBH, FNB's wholly-owned banking subsidiary, are each national banks subject to regulation, supervision and examination by the Office of the Comptroller of the Currency ("OCC"). The following discussion summarizes certain aspects of those federal banking laws and regulations that affect FNLC, FNB and their subsidiaries.

Activities and Other Limitations

     Bank holding companies are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company generally may acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law). Generally, bank holding companies are required to obtain prior approval of the Federal Reserve Board to engage in any new activity or to acquire more than 5% of any class of voting stock of any company.

     Unless a bank holding company elects to become a financial holding company under amendments to the Bank Holding Company Act effected by the Gramm-Leach-Bliley Act, the activities of a bank holding company and those of companies that it controls or in which it holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or any other activity that the Federal Reserve Board had determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto as of November 11, 1999, the day before the date of enactment of the Gramm-Leach-Bliley Act.

     Effective March 11, 2000, the Gramm-Leach-Bliley Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the prompt corrective action provisions in federal laws and regulations, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. FNLC became a financial holding company under the Bank Holding Company Act effective August 31, 2000, while FNB became a financial holding company under the Bank Holding Company Act effective October 3, 2001.




Page 115
     No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries which own financial subsidiaries engaged in insurance brokerage activities, must continue to be well capitalized and well managed in order for the financial holding company or the national bank to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

Capital and Operational Requirements

     The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. "Tier 1 capital" generally consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. "Tier 2 capital" and "Tier 3 capital" generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

     The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. At June 30, 2004, FNLC's Tier 1 and total risk-based capital ratios under these guidelines were 11.51% and 12.62%, respectively, and FNB's were 8.89% and 10.13%, respectively.

     The "leverage ratio" requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. At June 30, 2004, FNLC's and FNB's leverage ratios were 7.95% and 6.98%, respectively.




Page 116
     Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $ 1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios. Neither FNLC nor FNB is currently subject to this annual capital charge.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total risk-based capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, each of our banking subsidiaries is considered "well capitalized."











Page 117
     The federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

Distributions

     We both derive funds for cash distributions to our respective shareholders primarily from dividends received from our respective banking subsidiaries. Each of our banking subsidiaries is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal and state regulatory authorities are authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, our ability (and that of our respective banking subsidiaries) to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of FNLC and FNB and their respective shareholders and creditors to participate in any distribution of the assets or earnings of our respective subsidiaries is further subject to the prior claims of creditors of such subsidiaries.

"Source of Strength" Policy

     According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or savings institution subsidiary of a bank holding company or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of such bank holding company, if any, may be assessed for the FDIC's loss, subject to certain exceptions.









Page 118
Sarbanes-Oxley Act of 2002

     The Sarbanes-Oxley Act of 2002, which generally establishes a comprehensive framework to modernize and reform the oversight of public company auditing, improve the quality and transparency of financial reporting by those companies and strengthen the independence of auditors. Certain of the new legislation's more significant reforms are noted below.
* The new legislation creates a public company accounting oversight Board which is empowered to set auditing, quality control and ethics standards, to inspect registered public accounting firms, to conduct investigations and to take disciplinary actions, subject to SEC oversight and review. The new Board will be funded by mandatory fees paid by all public companies. The new legislation also improves the Financial Accounting Standards Board, giving it full financial independence from the accounting industry.
* The new legislation strengthens auditor independence from corporate management by, among other things, limiting the scope of consulting services that auditors can offer their public company audit clients.
* The new legislation heightens the responsibility of public company directors and senior managers for the quality of the financial reporting and disclosure made by their companies. Among other things, the new legislation provides for a strong public company audit committee that will be directly responsible for the appointment, compensation and oversight of the work of the public company auditors.
* The new legislation contains a number of provisions to deter wrongdoing. CEOs and CFOs will have to certify that company financial statements fairly present the company's financial condition. If a misleading financial statement later resulted in a restatement, the CEO and CFO must forfeit and return to the company any bonus, stock or stock option compensation received in the twelve months following the misleading financial report. The new legislation also prohibits any company officer or director from attempting to mislead or coerce an auditor. Among other reforms, the new legislation empowers the SEC to bar certain persons from serving as officers or directors of a public company; prohibits insider trades during pension fund "blackout periods"; directs the SEC to adopt rules requiring attorneys to report securities law violations; and requires that civil penalties imposed by the SEC go into a disgorgement fund to benefit harmed investors.
* The new legislation imposes a range of new corporate disclosure requirements. Among other things, the new legislation requires public companies to report all off-balance-sheet transactions and conflicts, as well as to present any pro forma disclosures in a way that is not misleading and in accordance with requirements to be established by the SEC. The new legislation also accelerated the required reporting of insider transactions, which now generally must be reported by the end of the second business day following a covered transaction; requires that annual reports filed with the SEC include a statement by management asserting that it is responsible for creating and maintaining adequate internal controls and assessing the effectiveness of those controls; and requires companies to disclose whether or not they have adopted an ethics code for senior financial officers, and, if not, why not, and whether the audit committee includes at least one "financial expert," a term which is to be defined by the SEC in accordance with specified requirements. The new legislation (and regulations promulgated thereunder) requires the NASD and national securities exchanges to adopt corporate governance measures aimed at, among other things, enhancing Board oversight at listed companies over the audit process and scrutiny of potential conflict of interest transactions. The new legislation also requires the SEC, based on certain enumerated factors, to regularly and systematically review corporate filings.



Page 119
* The new legislation contains provisions which generally seek to limit and expose to public view possible conflicts of interest affecting securities analysts.
* Finally, the new legislation imposes a range of new criminal penalties for fraud and other wrongful acts, as well as extends the period during which certain types of lawsuits can be brought against a company or its insiders.





















































Page 120
DESCRIPTION OF FNLC CAPITAL STOCK

     FNLC is currently authorized to issue up to 18,000,000 shares of FNLC common stock. This is the only class of stock which FNLC is authorized to issue. The capital stock of FNLC does not represent or constitute a deposit account and is not insured by the FDIC.

     The following description of FNLC capital stock does not purport to be complete and is qualified in all respects by reference to FNLC's articles of incorporation, as amended, and bylaws and the Maine Business Corporation Act.

FNLC Common Stock

     General. Each share of FNLC common stock has the same relative rights and is identical in all respects with each other share of FNLC common stock. The FNLC common stock is not subject to call for redemption and, upon receipt by FNLC of the shares of FNB common stock surrendered in exchange for FNLC common stock, each share of FNLC common stock offered hereby will be fully paid and non-assessable.

     Voting Rights. Each holder of FNLC common stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

     Dividends. The holders of the FNLC common stock are entitled to such dividends as may be declared from time to time by the FNLC Board of Directors out of funds legally available therefor.

     Preemptive Rights. Holders of FNLC common stock do not have any preemptive rights with respect to any shares which may be issued by FNLC in the future; thus, FNLC may sell shares of FNLC common stock without first offering them to the then holders of the FNLC common stock.

     Liquidation. In the event of any liquidation, dissolution or winding up of FNLC, the holders of the FNLC common stock would be entitled to receive, after payment of all debts and liabilities of FNLC, all assets of FNLC available for distribution.

Other Provisions

     The articles of incorporation and bylaws of FNLC contain a number of provisions that may have the effect of discouraging or delaying attempts to gain control of FNLC, including provisions:
* classifying the FNLC Board of Directors into three classes to serve for three years with one class being elected annually;
* authorizing the FNLC Board of Directors to fix the size of the FNLC Board of Directors between five and 25 directors;
* authorizing directors to fill vacancies in the FNLC Board of Directors; and
* requiring an increased vote of shareholders to approve specified business combinations with persons beneficially owning 10% or more of the FNLC's common stock (or any person who is, or within the previous two years was, an affiliate or associate of such persons) unless the business combination has been approved by a majority of FNLC's directors who are not affiliated or associated with the interested shareholder and who were FNLC directors prior to the time the interested shareholder acquired such an interest in FNLC shares.




Page 121
     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of FNLC common stock may have an anti-takeover effect by making it more difficult and/or expensive to acquire FNLC.

     Sections 1109 and 1110 of the Maine Business Corporation Act also may have some anti-takeover effect. Section 1109 of the Maine Business Corporation Act generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Securities Exchange Act of 1934, such as FNLC, may not engage in any business combination for five years following an "interested stockholder's" "stock acquisition date" unless the business combination is (1) approved by the corporation's Board of Directors prior to that "interested stockholder's" "stock acquisition date" or
(2) approved, subsequent to that "interested stockholder's" "stock acquisition date," by the Board of Directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that "interested stockholder" or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An "interested stockholder" is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Securities Exchange Act 1934 which is not then reportable on a Schedule 13D under the Securities Exchange Act of 1934, and "stock acquisition date" is defined to mean the date that any person, firm or entity first becomes an "interested stockholder" of that corporation.

     Section 1110 of the Maine Business Corporation Act generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Securities Exchange Act of 1934, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a "controlling person," which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the "controlling person" within 30 days after the "controlling person" provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a "controlling person." Section 1110 could be interpreted to provide that a person or group of persons could become a "controlling person" for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

Transfer Agent

     The transfer agent and registrar for the FNLC common stock is FNBD.














Page 122
COMPARISON OF THE RIGHTS OF SHAREHOLDERS

     Both FNLC and FNB are Maine corporations subject to the provisions of the Maine Business Corporation Act. When the merger is completed, shareholders of FNB who receive shares of FNLC common stock in exchange for their shares of FNB common stock will become shareholders of FNLC and their rights as shareholders of FNLC will be governed by the articles of incorporation and bylaws of FNLC.

     Under the new Maine Business Corporation Act, the validity of any provision of the articles of incorporation or the bylaws of a Maine corporation existing on July 1, 2003 can be determined by reference to the law that was in effect at the time when the provision was adopted or with reference to the new law, whichever supports the validity of such provision. A provision of a corporation's articles of incorporation or bylaws that was valid under the law in existence at the time the provision was adopted remains in effect, notwithstanding a contrary provision of the new law, until repealed or amended by voluntary act of the corporation. As a result, provisions in the articles of incorporation or bylaws of FNB or FNLC which were adopted pursuant to the previous Maine Business Corporation Act continue to be valid even if they could not be adopted pursuant to the current Maine Business Corporation Act.

     The following summary is not intended to be a complete statement of the differences affecting the rights of FNB shareholders who become FNLC shareholders, but rather summarizes the more significant differences affecting the rights of such shareholders; the summary is qualified in its entirety by reference to the articles of incorporation and bylaws of FNB and FNLC and applicable laws and regulations.

Mergers, Consolidations and Sales of Assets

     FNB. The articles of incorporation of FNB contain provisions which prohibit the Corporation from entering into a "business combination," as defined in the articles, without the approval and recommendation to the shareholders by an affirmative vote of not fewer than 80% of FNB's entire Board of Directors, and the affirmative vote of the holders of not less than 67% of FNB's outstanding capital stock entitled to vote thereon (excluding, for purposes of both the number of shares voted in favor and the total number of shares outstanding, shares beneficially owned by a "related party," as defined the articles, proposing such business combination). These special requirements shall not apply if the proposed business combination shall have been approved by a majority of the "continuing directors," also as defined in the articles, and only the affirmative vote, if any, required by law, the articles or the bylaws shall be required. In determining whether to approve a business combination, FNB's directors are required to consider (i) the long-term social and economic impact of the proposed business combination, (ii) the experience and integrity of the acquiring person or entity, and (iii) the financial condition, earnings prospects, and management philosophy of the acquiring person or entity.











Page 123
     FNB's bylaws contain similar provisions that, to the extent they conflict with the above-described articles provisions, are superseded by them. Certain requirements that are not inconsistent with the articles continue to apply. For example, the FNB bylaws contain a provision that, under certain circumstances (such as the merger), requires a greater vote to approve business combinations than the articles. Specifically, while the articles permit shareholder approval -- in the case of a business combination that has been approved by a majority of continuing directors -- by the affirmative vote of the holders of a majority of the outstanding shares of FNB's common stock, the bylaws (whose provisions, drafted under the former Maine corporate law, are grandfathered) retain special, greater voting requirements even in non-related party transactions.

     FNLC. The articles of FNLC contain a provision which prohibits FNLC from engaging in a "business combination" with an "interested stockholder," each as defined in the articles, without the affirmative vote of not less than 80% of the votes entitled to be cast by all the holders of all outstanding shares of stock entitled to vote (notwithstanding that no vote may be necessary, or that a lesser percentage vote may be specified by law or otherwise). Notwithstanding the foregoing, the above requirements shall not apply if the proposed business combination shall have been approved by a majority of the "continuing directors," also as defined in the articles. In addition to the above requirements, FNLC is prohibited from engaging in a "control transaction," as defined in the articles, without the approval of a majority of the directors of the corporation and the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote (again, notwithstanding that no vote may be necessary, or that a lesser percentage vote may be specified by law or otherwise).

Authorized Capital Stock

     FNB. FNB's articles authorize the issuance of up to 2,000,000 shares of FNB common stock, $0.80 par value per share, of which _________ shares were outstanding as of the record date for the FNB special meeting, and up to 100,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding.

     FNLC. FNLC's articles authorize the issuance of up to 18,000,000 shares of FNLC common stock, $0.01 par value per share, of which _________ shares were outstanding as of the record date for the FNLC special meeting.

Classification and Size of Board of Directors

     FNB. FNB's articles provide that the FNB Board of Directors may increase or decrease the number of directors of FNB by resolution, provided that the Board may not increase the number of directors by more than 2 persons between successive annual meetings of the shareholders, and that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director, and provided further in each case that the minimum number of directors shall be 5 and the maximum number of directors shall be 25. Currently, the number of directors of FNB is 10, and such directors are divided into three classes.








Page 124
     FNLC. The bylaws of FNLC provide that the number of directors of FNLC shall be fixed within the minimum and maximum provided in FNLC's articles of incorporation by resolution duly adopted from time to time by the Board of Directors of FNLC, provided that the Board may not increase the number of directors by more than 2 persons between annual meetings. The articles provide that the minimum number of directors shall be 5 and the maximum number of directors shall be 25. Currently, the number of directors of FNLC is 10, and such directors are divided into three classes. Pursuant to the merger agreement, at least two additional directors are intended to be added to the Board by FNLC. See "Board of Directors of FNLC Following Merger" on page __.

Director Qualifications

     FNB. FNB's bylaws provide that no person shall be eligible to serve as a director unless he or she is the actual and beneficial owner of shares of FNB common stock with an aggregate fair market value of not less than $7,500.

     FNLC. FNLC's bylaws provide that no person shall be eligible to serve as a director unless he or she is the actual and beneficial owner of shares of FNLC common stock with an aggregate fair market value of at least $15,000.

Director Nominations and Shareholder Proposals

     FNB. FNB's bylaws generally provide that nominations by shareholders of candidates for election as directors (and other shareholder proposals) must be made in writing and delivered to or received by the clerk of FNB 90 days or more before the date of an annual shareholders' meeting, and no later than 10 days following the date on which notice of a special meeting of shareholders is given, if the nomination or proposal is to be submitted at a special meeting. Each such notice shall set forth information concerning the nominee, the nominating shareholder and other information specified in FNB's bylaws.

     FNLC. FNLC's bylaws provide that a shareholder wishing to nominate a director or bring other business before the annual meeting must be a record shareholder and have given timely notice in writing to the Clerk of FNLC containing specific information required by FNLC's bylaws. Any such nominations or proposals should be mailed to: Clerk, First National Lincoln Corporation, 223 Main Street, P.O. Box 940, Damariscotta, Maine 04543-0940 and must be received by FNLC between 90 and 135 days before the anniversary date of the prior year's annual meeting, unless the annual meeting is to be held on a date more than thirty days before or after such anniversary date, in which case the notice must be received not later than 10 days after FNLC announces publicly the intended date of the annual meeting.

Special Meetings of Shareholders

     FNB. Pursuant to the bylaws of FNB, special meetings of the shareholders of FNB may be called by FNB's President, by its Chairman of the Board of Directors, by a majority of the Board of Directors or of the executive committee, or by the holders of not less than 25% of the shares entitled to vote at the meeting.

     FNLC. Pursuant to the bylaws of FNLC, special meetings of the shareholders of FNLC may be called by FNLC's President, by its Chairman of the Board of Directors, by a majority of the Board of Directors or of the executive committee, or by the holders of not less than 10% of the shares entitled to vote at the meeting


Page 125
Notice of Meetings; Record Dates

     FNB. FNB's bylaws require that written notice of the annual and any special meeting be delivered to each shareholder of record not less than 10 and no more than 60 days prior to the meeting date. Similarly, upon proper request by a person entitled to call a special meeting of shareholders, the President is required deliver notice of such meeting to the shareholders not less than 10 and no more than 60 days after receipt of such request. For purposes of determining shareholders entitled to notice of or to vote at any shareholders' meeting, the Board shall fix a record date not more than 60 days or less than 10 days prior to the date designated for the particular action.

     FNLC. FNLC's bylaws purport to require that written notice of the annual and any special meeting be delivered to each shareholder of record not less than 10 and no more than 60 days prior to the meeting date. Similarly, the FNLC bylaws state that, upon proper request by a person entitled to call a special meeting of shareholders, the President is required deliver notice of such meeting to the shareholders not less than 10 and no more than 60 days after receipt of such request. For purposes of determining shareholders entitled to notice of or to vote at any shareholders' meeting, the bylaws also provide that the Board fix a record date not more than 70 days or less than 10 days prior to the date designated for the particular action.

Certain Amendments to Articles of Incorporation

     FNB. With certain exceptions, amendments to the provisions of FNB's articles concerning business combinations, require the affirmative vote of not less than 80% of the entire Board of Directors and not less than 67% of FNB's outstanding capital stock.

     FNLC. With certain exceptions, amendments to the provisions of FNLC's articles concerning business combinations, require the affirmative vote of not less than 80% of the entire Board of Directors and not less than 66 2/3% of FNLC's outstanding capital stock.

Indemnification of Directors and Officers

     FNB. FNB's bylaws provide generally that FNB shall indemnify directors and certain executive officers of FNB, and may indemnify other officers, employees and agents of FNB, against all liabilities incurred by such persons in connection with any brought or threatened proceeding in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or serving at the request of the corporation in a comparable capacity on behalf of another legal entity, provided that no indemnification shall be provided to any indemnified person to the extent that such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interest of FNB, or, with respect to a criminal proceeding, to have had reasonable cause to believe that his or her conduct was unlawful.









Page 126
     FNLC. FNLC's bylaws provide that FNLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of FNLC, or serving at the request of the corporation in a comparable capacity on behalf of another legal entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, provided that no indemnification shall be provided to any indemnified person to the extent that such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interest of FNLC, or, with respect to a criminal proceeding, to have had reasonable cause to believe that his or her conduct was unlawful.

Regular Meetings of Directors

     FNB. FNB's bylaws require its Board to hold regular meetings at least monthly.

     FNLC. FNLC's bylaws require its Board to hold regular meetings at least quarterly.

Inspection of Corporate Records

     FNB. FNB's bylaws do not contain a provision governing the inspection of corporate records by shareholders.

     FNLC. As expressly permitted by the Maine Business Corporation Act, FNLC's bylaws require a shareholder who wishes to inspect corporate records to first notify FNLC in writing, specifying the records he or she wishes to inspect and his or her purpose in seeking the inspection. FNLC may condition inspection on receipt of undertakings intended to preserve the confidentiality of any nonpublic financial information or other competitively sensitive information about FNLC or its business, to pay FNLC's reasonable costs in making any of the requested records available and, in the event of a breach by the shareholder, to indemnify FNLC against its reasonable costs of enforcing any restrictions on use of the requested records. FNLC may also, as a condition to the disclosure of any nonpublic information or other competitively sensitive information, and as a condition to the disclosure of personal information about shareholders, directors, officers or employees of FNLC, require the shareholder to execute a confidentiality agreement.


















Page 127
CERTAIN BENEFICIAL OWNERS OF FNB COMMON STOCK

      The following table sets forth the number of shares of common stock of FNB beneficially owned as of September 17, 2004 by (i) each person known by FNB to own beneficially more than five percent of FNB's common stock, (ii) each current director of FNB (iii) the named executive officer, and (iv) all executive officers and directors of FNB as a group. Except as otherwise indicated below, each of the directors and executive officers has sole voting and investment power with respect to all shares of stock beneficially owned as set forth opposite his name.

Directors & Executive Officers
-------------------------------------------------------------------------------
                                                                Shares  Percent
Name                     Position                               Owned(2)  Owned
-------------------------------------------------------------------------------
Loren H. Clarke          Director of FNBBH and FNB               12,225   1.17%
William C. Fernald       Director of FNBBH and FNB               20,444   1.95%
David J. Fletcher        Director of FNBBH and FNB                7,875       *
Milton Albert Harmon Jr  Director of FNBBH and FNB                8,373       *
Carroll E. Harper        Director of FNBBH and FNB                2,558       *
Steven K. Parady         Director of FNBBH and FNB               31,943   3.05%
Gregory R. Grant         Director of FNBBH and FNB                6,496       *
William K. McFarland     Director of FNBBH and FNB                9,079       *
Tony C. McKim            President, Chief Executive Officer      41,678   3.98%
                         and Director of FNBBH and FNB
Mark N. Rosborough       Director of FNBBH and FNB               46,931   4.49%
-------------------------------------------------------------------------------
Total Ownership of all Directors and
Executive Officers as a group                                   237,570  22.70%
-------------------------------------------------------------------------------
Owners of 5% or More     None
-------------------------------------------------------------------------------
* Less than one percent of total outstanding shares

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. In general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or to direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. The figure set forth includes director's qualifying shares owned by each person.
(2) Includes exercisable stock options.















Page 128
LEGAL OPINION

The validity of the FNLC common stock to be issued in the merger will be passed upon for FNLC by Verrill Dana, LLP of Portland, Maine.

EXPERTS

The consolidated financial statements of FNLC as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference herein from FNLC's annual report on Form 10-K for the year ended December 31, 2003 in reliance on the report of Berry, Dunn, McNeil and Parker LLC, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of FNB as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003 have been included in this document and the annexes hereto in reliance on the report of Berry, Dunn, McNeil and Parker LLC, independent certified public accountants, included in Annex IV hereto, and upon the authority of said firm as experts in accounting and auditing.

PROPOSALS FOR THE 2005 FNLC ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by FNLC in connection with the next annual meeting of shareholders of FNLC, is November 20, 2004. In addition, FNLC's bylaws provide that anyone wishing to nominate a director or bring other business before the annual meeting must be a record shareholder and must give notice in writing to the Clerk of FNLC containing specific information required by FNLC's bylaws that is received between December 13, 2004 and January 27, 2005, provided that if the annual meeting is held on a date more than 30 days before or after April 27, 2005, the shareholder notice shall be timely if received not later than 10 days after FNLC announces publicly the intended date of the annual meeting, through a press release, SEC filing or otherwise. Any such nominations or proposals should be mailed to: Clerk, First National Lincoln Corporation, 223 Main Street, P.O. Box 940, Damariscotta, Maine 04543-0940.




















Page 129
WHERE YOU CAN FIND MORE INFORMATION

     FNLC files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by FNLC at the Commission's public reference room in Washington, D.C., which is located at the following address: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms. FNLC's Commission filings are also available to the public from document retrieval services and at the Commission's internet website (http://www.sec.gov).

     FNLC has filed with the Commission a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder. This document is a part of that registration statement. As permitted by the Commission's rules, this document does not contain all of the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

     The Commission allows FNLC to "incorporate by reference" into this document, which means that FNLC can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this document. FNLC incorporates by reference the documents filed by it with the Commission listed below and any future filings made by it with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the later of the date of the FNB Special Meeting, or the date on which the offering of FNLC common shares under this document terminated.


FNLC SEC Filings (File No. 0-26589)               Period/Date
Annual Report on Form 10-K               Year ended December 31, 2003
Quarterly Report on Form 10-Q          Three Months Ended March 31, 2004
                                                and June 30, 2004
Current Reports on Form 8-K        Filed on  January 22, 2004,  March 15, 2004,
                                 April 22, 2004, April 27, 2004, June 17, 2004,
                                 July 22, 2004, July 29, 2004, August 26, 2004,
                                     August 27, 2004, September 16, 2004 and
                                                 October 7, 2004.

     You may request a copy of documents incorporated by reference in this document but not otherwise accompanying this document, at no cost, by writing or telephoning FNLC at the following address:

FIRST NATIONAL LINCOLN CORPORATION
223 Main Street
P.O. Box 940
Damariscotta, Maine 04543-0940
Attention: Carrie A. Warren
(207) 563-3195



Page 130
     To obtain timely delivery, you should request desired information no later than five business days prior to the date of your special meeting.

     You should rely only on the information contained or incorporated by reference in this document. Neither FNLC nor FNB has authorized anyone else to provide you with information that is different from that which is contained in this document. Neither FNLC nor FNB is making an offer to sell or soliciting an offer to buy any securities other than the FNLC common stock to be issued by FNLC in the merger, and neither FNLC nor FNB is making an offer of such securities in any state where the offer is not permitted. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.















































Page 131
ANNEX I

-------------------------------------------------------------------------------



















                         AGREEMENT AND PLAN OF MERGER
                         DATED AS OF  AUGUST 25, 2004
                                    BETWEEN
                      FIRST NATIONAL LINCOLN CORPORATION
                                      AND
                                 FNB BANKSHARES































------------------------------------------------------------------------------
AGREEMENT AND PLAN OF MERGER, dated as of August 25, 2004 (this "Agreement"), between FIRST NATIONAL LINCOLN CORPORATION ("Parent") and FNB BANKSHARES (the "Company").

RECITALS
     A.   The Company.    The Company is a Maine corporation, having its
principal place of business in Bar Harbor, Maine
     B.    Parent.    Parent is a Maine corporation, having its principal place
of business in Damariscotta, Maine.
     C.    Intention of the Parties.    It is the intention of the parties to
this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
     D.    Board Action.    The respective Boards of Directors of each of
Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.
     E. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with, the execution of this Agreement, each director who is also an officer of the Company, namely Messrs. McKim, Rosborough and Parady, is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which he has agreed, among other things, to vote his shares of Company Stock (as defined herein) in favor of this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:
































Page I - 1
ARTICLE I

CERTAIN DEFINITIONS
     1.01.    Certain Definitions.    The following terms are used in this
Agreement with the meanings set forth below:
     "Acquisition Proposal" has the meaning set forth in Section 6.08. "Acquisition Agreement" has the meaning set forth in Section 8.01(g). "Additional Director" has the meaning set forth in Section 6.15. "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.
     "Articles of Merger" has the meaning set forth in Section 2.02(a). "Average Share Price" has the meaning set forth in Section 3.01(b)(2). "Bank Insurance Fund" means the Bank Insurance Fund maintained by the
FDIC.
     "Bank Merger Agreement" has the meaning set forth in Section 6.13.
     "Bank Merger" has the meaning set forth in Section 6.13.
     "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended. "Benefit Plans" has the meaning set forth in Section 5.03(m)(i).
     "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine are authorized or obligated to close.
     "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.
     "Closing" and "Closing Date" have the meanings set forth in Section
2.02(b).
     "Code" has the meaning set forth in the recitals to this Agreement. "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.
     "Company" has the meaning set forth in the preamble to this Agreement. "Company Affiliates" has the meaning set forth in Section 6.07.
     "Company Articles" means the Articles of Incorporation of the Company, as amended.
     "Company Bank" means First National Bank of Bar Harbor, a national banking association.
     "Company Board" means the Board of Directors of the Company.
     "Company Bylaws" means the Bylaws of the Company, as amended.
     "Company Common Stock" means the common stock of the Company.
       "Company ESOP" means the Company's Employee Stock Ownership Plan, as amended.
     "Company 401(k) Plan" means the First National Bank of Bar Harbor 401(k) Savings Plan.
     "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).
     "Company Intellectual Property" has the meaning set forth in Section
5.03(u).
     "Company Loan Property" has the meaning set forth in Section 5.03(o)(i). "Company Meeting" has the meaning set forth in Section 6.02.
       "Company Preferred Stock means the Serial Preferred Stock of the
Company.
     "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.
     "Company Options" means the options to acquire Company Common Stock. "Company Regulatory Authorities" has the meaning set forth in Section
5.03(i).


Page I - 2
     "Company Stock Option Plan" means the Company's Stock Option Plan dated July 31, 2001.
     "Derivatives Contract" has the meaning set forth in Section 5.03(r). "Disclosure Schedule" has the meaning set forth in Section 5.01. "Dissenting Shares" has the meaning set forth in Section 3.05.
       "D&O Insurance" has the meaning set forth in Section 6.11 (c).
       "D&O Tail Coverage" has the meaning set forth in Section 6.11(c).
       "ECA Agreements" has the meaning set forth in Section 6.12(b). "Effective Date" has the meaning set forth in Section 2.02(a).
     "Effective Time" has the meaning set forth in Section 2.02(a).
     "Employees" has the meaning set forth in Section 5.03(m).
     "Environmental Laws" has the meaning set forth in Section 5.03(o).
     "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.
     "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.
     "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii). "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     "Exchange Agent" has the meaning set forth in Section 3.02(a).
     "Exchange Ratio" has the meaning set forth in Section 3.01(b)(1), subject to adjustment pursuant to Section 3.06.
     "Fair Housing Act" means the Fair Housing Act, as amended.
     "FDIC" means the Federal Deposit Insurance Corporation.
     "Federal Reserve Act" means the Federal Reserve Act, as amended.
     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.
     "GAAP" means accounting principles generally accepted in the United States of America.
     "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.
     "Hazardous Substance" has the meaning set forth in Section 5.03(o). "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).
     "Insurance Policies" has the meaning set forth in Section 5.03(x).
     "IRS" means the Internal Revenue Service.
     "Leases" has the meaning set forth in Section 5.03(t)
     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.
     "Loans" has the meaning set forth in Section 4.01(r).



Page I - 3
     "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.
     "Material Adverse Effect" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking, corporate or tax laws or regulations of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, (c) changes in interest rates or general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.
     "Material Contracts" has the meaning set forth in Section 5.03(k)(i). "MBCA" means the Maine Business Corporation Act, as amended.
     "Merger" has the meaning set forth in Section 2.01(a).
     "Merger Consideration" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.
     "Nasdaq" means The Nasdaq Stock Market, Inc.'s NASDAQ National Market or such national securities exchange on which the Parent Common Stock may be listed.
     "National Labor Relations Act" means the National Labor Relations Act, as amended.
     "OCC" means the Office of the Comptroller of the Currency.
     "Option Cash-Out Amount" means, for each Company Option a cash amount equal to the difference between (x) the exercise price applicable to such Company Option and (y) $42.00; provided, however, that if the Average Share Price is less than $17.00, "(y)" shall equal the product of the Exchange Ratio and the Average Share Price.
     "OREO" means other real estate owned.
     "Parent" has the meaning set forth in the preamble to this Agreement. "Parent Articles" means the Articles of Incorporation of Parent, as amended.
"Parent Bank" means The First National Bank of Damariscotta and any successor thereto.
     "Parent Benefits Plans" has the meaning set forth in Section 6.12(a). "Parent Board" means the Board of Directors of Parent.
     "Parent Bylaws" means the Bylaws of Parent, as amended.
     "Parent Common Stock" means the common stock of Parent.
     "Parent Regulatory Authorities" has the meaning set forth in Section
5.04(k).
     "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).
     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.




Page I - 4
     "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.
     "Proxy Statement" has the meaning set forth in Section 6.03(a). "Registration Statement" has the meaning set forth in Section 6.03(a). "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
     "Rollover Option" means the Company Options described in Exhibit 3.08 that are to be converted into options for Parent Common Stock pursuant to Section 3.08.
     "SEC" means the Securities and Exchange Commission.
     "SEC Documents" has the meaning set forth in Section 5.04(g).
     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.
     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.
     "Superior Proposal" has the meaning set forth in Section 6.08.
     "Surviving Corporation" has the meaning set forth in Section 2.01(a). "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
     "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.
      "Termination Fee" has the meaning set forth in Section 8.02(b). "Transactions" means the Merger and the Bank Merger and any other transaction contemplated by this Agreement.























Page I - 5
ARTICLE II

THE MERGER
     2.01.    The Merger.
     (a)    The Merger.    Subject to the terms and conditions of this
Agreement, at the Effective Time, the Company shall merge with and into Parent in accordance with the applicable provisions of the MBCA (the "Merger"), and the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCA (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").
     (b)    Name.    The name of the Surviving Corporation shall be "First
National Lincoln Corporation."
     (c)    Articles and Bylaws.    The Articles of Incorporation and Bylaws of
Parent immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.
     (d)    Directors and Officers of the Surviving Corporation.    The
directors and officers of Parent immediately after the Merger shall be the directors and officers of Parent immediately prior to the Merger, and the individuals appointed as directors as provided in Section 6.15, until such time as their successors shall be duly elected and qualified.
     (e)    Authorized Capital Stock.    The authorized capital stock of the
Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.
     (f)    Effect of the Merger.    At the Effective Time, the effect of the
Merger shall be as provided in Section 1106 of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
     (g)    Additional Actions.    If, at any time after the Effective Time,
the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.
     2.02    Effective Date and Effective Time; Closing.
     (a)  Subject to the satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause Articles of Merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Maine pursuant to the MBCA on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the


Page I - 6
first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.
     (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., local time, at the offices of Pierce Atwood LLP in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.














































Page I - 7
ARTICLE III

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES
     3.01.    Conversion of Shares.    At the Effective Time, by virtue of the
Merger and without any action on the part of a holder of shares of Company Common Stock:
     (a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.
     (b) (1) Subject to Sections 3.04, 3.05 and 3.06, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, the number of shares of Parent Common Stock which is equal to the quotient (the "Exchange Ratio") determined by dividing (x) $42.00 by (y) the Average Share Price of the Parent Common Stock ; provided, however, that the Exchange Ratio shall be not more than 2.47 and not less than 1.91.
     (2) For purposes of this Agreement, the "Average Share Price" of the Parent Common Stock shall mean the sum of the average of the high and low sales price of a share of Parent Common Stock, for each trading day for which a high and low sales price is reported on Nasdaq (as reported by an authoritative source), during the 30 day period ending with the fifth Business Day immediately preceding the Effective Date, divided by the number of trading days for which a high and low price is so reported during such period.
     3.02.    Exchange Procedures.
     (a) Parent shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure described in Section 3.01. At the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver to the Exchange Agent one or more certificates evidencing the aggregate number of shares of Parent Common Stock issuable. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.
     (b) Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and cash in respect of any fractional shares as provided in Section 3.04, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock into which such Company Common Stock shall have been converted or the right to receive cash in respect of any fractional shares as provided in Section 3.04. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as


Page I - 8
herein above provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Parent Common Stock under Section
3.01 until such person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.
     (c) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger or cash in respect of any fractional shares as provided in Section 3.04 until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
     (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.02(a) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.02(b) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
     (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in
Section 6.07.
     3.03.    Rights as Shareholders; Stock Transfers.    At the Effective
Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.



Page I - 9
     3.04.    No Fractional Shares.    Notwithstanding any other provision of
this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.
     3.05.    Dissenting Shares.    Notwithstanding Section 3.02 above, each
outstanding share of Company Common Stock the holder of which has perfected his, her or its right to dissent under the MBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCA. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent at or prior to the Effective Time, the Dissenting Shares held by such holder shall be converted into a right to receive Parent Common Stock and cash in respect of any fractional shares as provided in
Section 3.04 in accordance with the applicable provisions of this Agreement.
If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Dissenting Shares held by such holder shall be converted into the right to receive Parent Common Stock and cash in respect of any fractional shares in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.
     3.06.    Anti-Dilution Provisions.    If, between the date hereof and the
Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.
     3.07.    Withholding Rights.    Parent (through the Exchange Agent, if
applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Options such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Options in respect of which such deduction and withholding was made by Parent.
     3.08.    Company Options.
     (a) At the Effective Time, each Company Option (other than a Rollover Option) which is then outstanding, whether or not exercisable, shall become fully vested and exercisable, and shall cease to represent a right to acquire shares of Company Common Stock. All such Company Options (other than Rollover Options) shall, at the Effective Time, be converted automatically into the right to receive the Option Cash-Out Amount. Each Rollover Option shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each such Rollover Option, in accordance with



Page I - 10
the terms of the Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Options Committee of its Board of Directors shall be substituted for the Company and its Board of Directors (which administers the Company Stock Option Plan), (ii) each Rollover Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Rollover Option shall be equal to the number of shares of Company Common Stock subject to such Rollover Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Rollover Option shall be adjusted by dividing the per share exercise price under each such Rollover Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.08(a) and Section 3.07.
     (b) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (a) of this Section 3.08 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.





































Page I - 11
ARTICLE IV

ACTIONS PENDING ACQUISITION
     4.01.    Forbearances of the Company.    From the date hereof until the
Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:
     (a)    Ordinary Course.    Conduct its business other than in the ordinary
and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.
     (b)    Capital Stock.    Issue, sell or otherwise permit to become
outstanding, or authorize the creation of, any additional shares of stock or permit any additional shares of stock to become subject to grants of stock options, other than upon the exercise of Company Options outstanding on the date hereof under the Company Stock Option Plan.
     (c)    Dividends; Etc.    (a) Make, declare, pay or set aside for payment
any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) subject to Section 6.14 hereof, regular semi-annual cash dividends at a rate not in excess of $.33 per share on the Company Common Stock, after taking into account any dividend under clause (B),
(B) to the extent necessary to effect the purposes of Section 6.14 and subject to the provision of prior written notice to, and consultation with, the Parent, quarterly cash dividends, at the same annualized rate as the regular dividends paid by the Company, on the same record date provided by Parent with respect to dividends payable to Parent shareholders, and (C) dividends from wholly-owned Subsidiaries to the Company, or another wholly-owned Subsidiary of the Company, or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. Parent shall give the Company advance notice of the determination of any record date with respect to the payment of any dividend on Parent Common Stock.
     (d)    Compensation; Employment Agreements; Etc.    Enter into or amend or
renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase with respect to any individual employee shall result in an annualized adjustment of more than 4% of such employee's compensation and provided that any such increases to all employees since June 30, 2004 shall not exceed 3.5% in the aggregate, (ii) other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule, (iv) grants or awards to newly-hired employees consistent with past practice, (v) discretionary bonuses in the ordinary course of business and consistent with past practice to employees of the Company or the Company Bank for services rendered during the period from January 1, 2004 to the Effective Time of up to $200,000 in the aggregate for all employees, provided that in the case of any individual recipient any such bonus, either alone or in combination with the payment of other amounts payable to the recipient in the event his or her employment is terminated following the Merger, would not be nondeductible by the Company or the Company Bank (or their successors) under Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, and (vi) any increase in the premium costs of an existing insured employee benefit. Notwithstanding anything to the


Page I - 12
contrary set forth in this Agreement, prior to the Closing Date, the Company and its Subsidiaries shall be permitted to make cash contributions to the Company 401(k) Plan for the 2004 calendar year as long as the total amount of such cash contributions do not exceed the amount derived by application of the calendar 2003 formula based on calendar 2004 compensation levels.
     (e)    Hiring.    Hire any person as an employee of the Company or any of
its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired or promoted to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, and
(iii) any person to be hired or promoted who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of less than $50,000.
     (f)    Benefit Plans.    Enter into, establish, adopt or amend (except (i)
as may be required by applicable law, subject to the provision of prior written notice to, and consultation with, the Parent, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule, or (iii) with respect to the Company's 401(k) Plan, as, and to the extent necessary, to allow the Company to make the contribution to the Company's 401(k) Plan that is contemplated by the last sentence of Section 4.01(d)) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except that the Company shall accelerate the vesting of Company Options in a manner consistent with Section 3.08(a). The Company shall take such action as may be reasonably requested by Parent to terminate one or more of the Benefits Plans effective as of the Effective Time.
     (g)    Dispositions.    Sell, transfer, mortgage, encumber or otherwise
dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.
     (h)    Acquisitions.    Acquire (other than by way of foreclosures or
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.
     (i)    Capital Expenditures.    Make any capital expenditures other than
capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.
     (j)    Governing Documents.    Amend the Company Articles or Company
Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.
     (k)    Accounting Methods.    Implement or adopt any change in its
accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.
     (l)    Contracts.    Except in the ordinary course of business consistent
with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.



Page I - 13
     (m)    Claims.    Enter into any settlement or similar agreement with
respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.
     (n)    Banking Operations.    Enter into any new material line of
business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.
     (o)    Derivatives Contracts.    Enter into any Derivatives Contract,
except in the ordinary course of business consistent with past practice.
     (p)    Indebtedness.    Incur any indebtedness for borrowed money (other
than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Reserve Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.
     (q)    Investment Securities.    Acquire (other than by way of
foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or Equity Investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.
     (r)    Loans.    Make, renew or otherwise modify any loan, loan
commitment, letter of credit or other extension of credit (collectively, "Loans") other than in the ordinary course of business consistent with past practice.
     (s)    Investments in Real Estate.    Make any investment or commitment to
invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
     (t)    Transactions with Affiliates.    Except pursuant to agreements or
arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.
      (u)  Taxes.    Except as may be required by applicable laws or
regulations, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment. For purposes of this subparagraph (u), "material" shall mean affecting or relating to $50,000 or more of Taxes.


Page I - 14
     (u)    Compliance with Agreements.    Knowingly commit any act or omission
which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any Material Contract, lease or other agreement or material license to which any of them is a party or by which any of them or their respective properties is bound.
     (v)    Environmental Assessments.    Foreclose on or take a deed or title
to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.
    (w)   Adverse Actions.    (i) Take any action that would, or is reasonably
likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.
     (x)    Commitments.    Enter into any contract with respect to, or
otherwise agree or commit to do, any of the foregoing.
     4.02.    Forbearances of Parent.    From the date hereof until the
Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:
     (a)    Adverse Actions.    (i) Take any action that would, or is
reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.
     (b)    Commitments.    Enter into any contract with respect to, or
otherwise agree or commit to do, any of the foregoing.
     (c) Suspension of Stock Buy-back Program. Purchase or acquire, for its own account, any shares of Parent Common Stock, except for non-market repurchases of Parent Common Stock from employees of Parent.

















Page I - 15
ARTICLE V

REPRESENTATIONS AND WARRANTIES
     5.01.    Disclosure Schedules.    On or prior to the date hereof, Parent
has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.
     5.02.    Standard.    No representation or warranty of the Company or
Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.
     5.03.    Representations and Warranties of the Company.    Subject to
Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:
     (a)    Organization, Standing and Authority.    The Company is duly
organized, validly existing and in good standing under the laws of the State of Maine. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The Company Articles and Company Bylaws, copies of which have been delivered to Parent, are true, complete and correct copies of such documents as in effect on the date of this Agreement.
     (b)    Company Capital Stock.    The authorized capital stock of the
Company consists solely of 2,000,000 shares of Company Common Stock, of which 1,047,722 shares are outstanding as of the date hereof, and 100,000 shares of Serial Preferred Stock, of which none are outstanding as of the date hereof. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth for each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any



Page I - 16
Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock.
     (c)    Subsidiaries.
     (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries),
(E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and
(F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.
     (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Reserve Bank of Boston and the Federal Home Loan Bank of Boston.
       (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of the Company, copies of which have been delivered to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
      (iv) The Company Bank is the only Subsidiary of the Company that is an insured depository institution. The deposit accounts of the Company Bank are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.
     (d)    Corporate Power; Minute Books.    Each of the Company and its
Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 1999 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).
       (e)    Corporate Authority.    Subject to the approval of this Agreement
by the holders of 67% of the outstanding Company Common Stock, this Agreement and the Transactions have been authorized and adopted by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company Board has directed that this Agreement be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of a 67% of the outstanding shares of Company Common Stock, no other vote of the shareholders of the Company is required by law, the Company


Page I - 17
Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).
     (f)    Regulatory Approvals; No Defaults.
     (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, and the Maine Superintendent, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA,
(D) the approval of this Agreement by the holders of 67% of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).
     (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.
     (g)    Financial Reports; Undisclosed Liabilities.   (i)    The Company
has previously made available to Parent copies of (i) the consolidated balance sheet of the Company and its Subsidiary as of December 31, 2003, December 31, 2002 and December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 2003, 2002 and 2001, in each case accompanied by the audit report of Berry, Dunn, McNeil and Parker LLC, independent accountants with respect to the Company, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiary as of June 30, 2004 and the related unaudited consolidated statements of income, cash flows and changes in shareholders' equity for the three month and six month periods then ended. The December 31, 2003 consolidated balance sheet of the Company (including the related notes and schedules thereto) fairly presents the consolidated financial position of the


Page I - 18
Company and its Subsidiary as of its date, and the other financial statements referred to in this Section 5.03(g) (including any related notes and schedules thereto, where applicable) fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of notes), the results of consolidated operations and consolidated financial position of the Company and its Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including any related notes and schedules thereto, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.
     (ii) Since December 31, 2003, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby).
     (iii) Since December 31, 2003, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this
Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.
     (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular semi-annual cash dividends on the Company Common Stock and a stock dividend of two shares of Company Common Stock per share of Company Common Stock paid April 2, 2004, since December 31, 2003, no cash, stock or other dividend or any other distribution with respect to the stock of the Company or any of its Subsidiaries have been declared, set aside or paid. No shares of the stock of the Company have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since December 31, 2003, and no agreements have been made to do the foregoing.
     (h)    Litigation.    No litigation, claim or other proceeding before any
court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.
     (i)    Regulatory Matters.
     (i) The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company and its Subsidiaries, no Governmental Authority has initiated any proceeding, or to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1999. Each of the Company and the Company Bank is "well capitalized" and "well managed" as those terms are defined in applicable laws and regulations, and the Company Bank has a Community Reinvestment Act rating of "satisfactory" or better.

Page I - 19
(ii) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.
     (iii) Neither the Company nor any of its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     (j)    Compliance With Laws.    Each of the Company and its Subsidiaries:
     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Truth in Lending and Bank Privacy laws, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending laws and other laws relating to discriminatory business practices;
     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and
     (iii) has received, since December 31, 2001, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).
     (k)    Material Contracts; Defaults.
     (i) Neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries (other than indemnity provisions of their respective bylaws), (iii) which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC if the Company or its Subsidiary, as the case may be, were subject to the Exchange Act) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum, or (v) which restricts the conduct of any business by the Company or any of its Subsidiaries (collectively, "Material Contracts"). The Company has Previously Disclosed and made available to Parent true and correct copies of each such document.


Page I - 20
     (ii) Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.
     (l)    No Brokers.    No action has been taken by the Company or any of
its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to RBC Capital Markets Corporation, a member company of RBC Financial Group.
     (m)    Employee Benefit Plans.
     (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent, and where no such documents exist with respect to a Benefit Plan, a written summary of such Benefit Plan has been provided to or made available to Parent.
     (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are, and have been administered, in substantial compliance with ERISA, and, if applicable, the Code, including the filing requirements thereof. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (or with respect to a master or prototype plan, has an opinion letter from the IRS to the effect that such plan so qualifies). The Pension Plans have been administered in accordance with the written terms of the plan documents and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter (or withdrawal of such opinion letter) or the loss of the qualification of such Pension Plan under
Section 401(a) of the Code. There is no pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA .
     (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries is obligated to contribute to any multiemployer plan, and neither has incurred, or expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on


Page I - 21
contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.
     (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company provided to Parent to the extent required by the terms of any such Benefit Plan and to the extent required by GAAP. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
     (v) Neither the Company nor any of its Subsidiaries has any obligations for retiree health or retiree life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Except as Previously Disclosed, the Company or any of its Subsidiaries may amend or terminate any such Benefit Plan under which such obligations for retiree health or retiree life exist at any time without incurring any liability thereunder.
     (vi) Except as provided in Section 3.08(a) with respect to the acceleration of Company Options and except as provided in Section 6.12(f) with respect to the Company ESOP, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans,
(C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
           (vii)    Each of the "group health plans" (as defined in 45 C.F.R.
s. 160.103) sponsored by the Company or any Subsidiary has been timely amended as required to comply with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the rules and regulations promulgated thereunder and all such plans have been administered in conformity with HIPAA and applicable rules and regulations promulgated thereunder. All policies, forms, notices, plan amendments, and agreements adopted or entered into by the Company or such Subsidiary with respect to its group health plans have been Previously Disclosed. Neither the Company nor any Subsidiary is aware of, or has receive notice of, an impermissible use or disclosure of "protected health information" (as defined in 45 C.F.R. s. 164.501) that would require an accounting of such use or disclosure (as required under 45 C.F.R. s. 164.528).
     (n)    Labor Matters.    Neither the Company nor any of its Subsidiaries
is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its


Page I - 22
Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
     (o)    Environmental Matters.
     (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) neither the Company nor any of its Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has Previously Disclosed and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.
     As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.
     (p)    Tax Matters.
     (i)(A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or


Page I - 23
will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete , (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.
     (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed.
     (iii) Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 2004 in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the Company's unaudited financial statements dated as of June 30, 2004 and provided to Parent.
     (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).
     (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any "tax shelter" or "listed transaction" within the meaning provided in the Code and the regulations, rules and procedures promulgated pursuant thereto or any similar transaction.
     (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.
     (vii) As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (viii)(A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.
     (q)    Investment Securities.    The Company has previously disclosed the
book and market value as of June 30, 2004 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates.
     (r)  Risk Management Instruments.    Neither the Company nor any of its
Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage


Page I - 24
derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.
     (s)    Loans; Nonperforming and Classified Assets.
     (i) Each Loan on the books and records of the Company and its Subsidiaries, was made and has been serviced in all respects in accordance with customary lending standards in the ordinary course of business, is
evidenced in all   respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein in accordance with such documentation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.
     (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (A) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 90 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other provision thereof; (B) each Loan which has been classified as "substandard," "doubtful," "loss," "pass watch, " "non-accrual" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC, the OCC or the Maine Superintendent would agree with the loan classifications established by the Company); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.
     (iii)  The loan documents with respect to each Loan were in   compliance
with applicable laws and regulations and the Company's lending policies at the time of origination of such Loans and are complete and correct.
     (iv) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates the Company or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of the Company or its Subsidiary.
     (t)    Properties.    All real and personal property owned by the Company
or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and
marketable title free and clear of all Liens to all of the   properties and


Page I - 25
assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 2003 or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of the
Company as of December 31, 2003. All real and personal property   leased or
licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses ("Leases") which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. There has not occurred any event, and no condition exists that would constitute a termination event or a breach by the Company or any Company Subsidiary of, or default by the Company or any Company Subsidiary in, the performance of any covenant, agreement or condition contained in any Lease, and to the Company's knowledge, no lessor under any such Lease is in
breach or default in the performance of any   covenant, agreement or condition
contained in such Lease. The Company and the Company Subsidiaries have paid all rents and other charges to the extent due under such Leases.
     (u)    Intellectual Property.    The Company and each Subsidiary of the
Company owns or possesses valid and binding licenses and other rights to use
without payment of any   amount all   patents, copyrights, computer programs,
whether in source code or object code form (including all software, data bases and compilations, and the documentation thereto), trade secrets, trade names, service marks and trademarks used in its businesses ("Company Intellectual Property"), all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and
each of its Subsidiaries have performed in all   respects all the obligations
required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not violate, misappropriate or infringe on the intellectual property rights of others. The consummation of the Merger and the Bank Merger will not result in the loss or impairment of the right of the Company or any of its Subsidiaries to own or use any of the Company Intellectual Property, and Parent will have substantially the same rights to own or use the Company Intellectual Property following the consummation of the Merger and the Bank Merger as the Company and its Subsidiaries had prior to the consummation of the Merger and the Bank Merger, subject to the receipt of consents of the applicable counterparties to any licenses to use Company Intellectual Property.
     (v)    Fiduciary Accounts.    The Company and each of its Subsidiaries has
properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
     (w)    Books and Records.    The books and records of the Company and its
Subsidiaries have been fully, properly and accurately maintained in all respects, and there are no inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company and its Subsidiaries.


Page I - 26
     (x)    Insurance.    The Company has Previously Disclosed all of the
insurance policies, binders, or bonds currently maintained or owned by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.
     (y)    Allowance For Loan Losses.    The Company's allowance for loan
losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.
     (z)    Transactions With Affiliates.    All "covered transactions" between
a Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the regulations of the Federal Reserve Bank thereunder.
     (aa)    Required Vote; Antitakeover Provisions.
     (i) The affirmative vote of the holders of 67% of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.
     (ii)  Based on the representation and warranty of Parent contained in
Section 5.04(m), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Transactions.
     (bb)    Fairness Opinion.    The Company Board has received the written
opinion of RBC Capital Markets Corporation, a member company of RBC Financial Group, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.
     (cc)    Transactions in Securities.    Neither the Company nor any
Subsidiary of the Company has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company during any period when the Company was in possession of material nonpublic information.
     (dd)    Disclosure.    The representations and warranties contained in
this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.
     (ee)    Ownership of Parent Common Stock.    None of Company or any of its
Subsidiaries, or to Company's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Parent Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Parent Common Stock.
     5.04.    Representations and Warranties of Parent.    Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:
     (a)    Organization, Standing and Authority.    Parent is duly organized,
validly existing and in good standing under the laws of the State of Maine.


Page I - 27
Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
     (b)    Parent Stock.
     (i) As of the date hereof, the authorized capital stock of Parent consists solely of 18,000,000 shares of Parent Common Stock, of which 7,348,971 shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and (ii) by virtue of this Agreement.
     (ii) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.
     (c)    Subsidiaries.
     (i) As of the date hereof, the only subsidiary of Parent which constitutes a Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the OCC, and its deposits are insured by the Bank Insurance Fund administered by the FDIC in the manner and to the maximum extent provided by law.
     (ii) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.
     (d)    Corporate Power.    Each of Parent and the Parent Bank has the
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of all necessary approvals of Governmental Authorities and the approval of the holders of a majority of the Parent Common Stock of this Agreement.
     (e)    Corporate Authority.    This Agreement and the Transactions have
been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).


Page I - 28
     (f)    Regulatory Approvals; No Defaults.
     (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OCC, the Maine Superintendent, as required, with copies to the Department of Justice and Federal Trade Commission pursuant to the exemption from filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 provided by 15 U.S.C.A. s. 18a(c)(7), (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) application for, and the approval of, the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock, (E) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA, and (F) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).
     (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.
     (g)    Financial Reports and SEC Documents; Material Adverse Effect.
     (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2001 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly


Page I - 29
presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.
     (ii) Since June 30, 2004, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.
     (h)    Litigation.    No litigation, claim or other proceeding before any
court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.
     (i)    No Brokers.    No action has been taken by Parent or its
Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions.
     (j)    Tax Matters.    As of the date hereof, Parent does not have any
reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (k)    Regulatory Matters.
     (i) Neither Parent nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.
     (ii) Neither Parent nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     (l)    Compliance With Laws.    Each of Parent and its Subsidiaries:
     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Truth in Lending and Bank Privacy laws, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending laws and other laws relating to discriminatory business practices;
     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such


Page I - 30
permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and
     (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).
     (m)    Ownership of Company Common Stock.    None of Parent or any of its
Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.
     (n)    Financial Ability.     Each of Parent and Parent Bank is, and
immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.
     (o)    Disclosure.    The representations and warranties contained in this
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

































Page I - 31
ARTICLE VI

COVENANTS
     6.01.    Reasonable Best Efforts.    Subject to the terms and conditions
of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in
Article VII hereof, and shall cooperate fully with the other party hereto to that end.
     6.02.    Shareholder Approval.    The Company agrees to take, in
accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.
     6.03.    Registration Statement.
     (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.


Page I - 32
     (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.
     (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     6.04.    Regulatory Filings.
     (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.
     (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.
     6.05.    Press Releases.    The Company and Parent shall consult with each
other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be


Page I - 33
unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.
     6.06.    Access; Information.
     (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of the Company and the Company Bank and to such other information relating to the Company or the Company Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of the Company and the Company Bank as Parent may reasonably request. Parent has, prior to the execution and delivery of this Agreement, been given access to and the opportunity to examine certain materials provided by the Company, including the year-end financials, credit files, ALCO packages and minutes, loan loss reserve adequacy reports and loan risk analyses, and an opportunity to ask questions of and to receive answers from officers and representatives of the Company and the Subsidiaries. As of the date of this Agreement, the Parent has, in all material respects, completed its review of the materials so provided by the Company and the Subsidiaries.
     (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.
     (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Transactions.
     (d) No investigation by Parent of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Parent to consummate the Merger.


Page I - 34
     6.07.    Affiliates.    The Company shall use its reasonable best efforts
to identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to Parent.
     6.08.    Acquisition Proposals.    The Company agrees that neither it nor
any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Company in compliance with this Section 6.08 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives as soon as the Company becomes aware of the same.




Page I - 35
     6.09.    Certain Policies.    Prior to the Effective Date, each of the
Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.
     6.10.    Nasdaq Listing.    Parent agrees to use its reasonable best
efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.
     6.11.    Indemnification.
     (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transactions, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.
     (b)  Any Indemnified Party wishing to claim indemnification under this
Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any


Page I - 36
legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.
     (c) The Company shall purchase an extended reporting period endorsement (the "D & O Tail Coverage") under the Company's existing directors' and officers' liability insurance (the "D&O Insurance") which covers persons who are currently covered by the Company's D&O Insurance that shall provide such directors and officers with coverage for a period of six years after the Effective Time on terms no less favorable than those in effect on the date hereof and at the Effective Time shall provide evidence of such D & O Tail Coverage to Parent; provided, however, that the Company may substitute for its existing coverage a policy or policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof if necessary or advisable to obtain such extension of coverage.
     (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.
     6.12    Benefit Plans.
     (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of the Company or its Subsidiaries under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits other than 401(k) benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or in a violation of any applicable non-discrimination rules.




Page I - 37
     (b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed; provided that nothing herein shall limit the ability of Parent, after the Effective Time, to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time; and provided further, that Section II
(a) of the Employment Continuity Agreements of Messrs. McKim, Lay, Wrobel and Dalrymple (collectively, the "ECA Agreements") shall be amended as of the Effective Time (i) to establish the "base amount" as their respective base salaries as of December 31, 2004, (ii) to extend the 30 day period referred to therein to 24 months. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company and (iii) to change the reference in Section IX thereof to "Hancock County, Maine" to "any of Knox, Lincoln, Hancock or Washington counties, Maine."
     (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.
     (d) For the two year period following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment is terminated by Parent or a Parent Subsidiary other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services to a reasonable extent and for a reasonable period of time following such employees' termination of employment, and, shall, to a reasonable extent, assist any such employees in locating new employment and shall notify all such employees who request to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent. For purposes of this
Section 6.12(d) and Section 6.12(e) below, a termination other than for cause shall include, but not be limited to, resignation following a reduction in pay or assignment to a work site located more than 20 miles from the employee's work site as of the Effective Time.
     (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of Parent or a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement, a severance agreement or a special termination agreement, including an ECA Agreement) at least 60 days prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such 60 day notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the


Page I - 38
employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement, including an ECA Agreement) whose employment is involuntarily terminated other than for cause (as defined in Section 6.12(d) above) during the two year period following the Effective Time shall be entitled to receive severance payments equal to one (1) week's compensation for each year of service of such employee with the Company and/or a Company Subsidiary, or such payments to which they may be entitled under any employee severance plan now in effect or hereafter adopted by the Parent or a Parent Subsidiary, whichever is greater.
     (f) As soon as practicable after the date hereof, the Company's Board of Directors shall take such corporate action as is necessary to terminate the First National Bank of Bar Harbor Employee Stock Ownership Plan (the "Company ESOP") and provide that the account of each participant in the Company ESOP shall become fully vested and nonforfeitable, in each case effective as of the Effective Time and subject to the consummation of the Merger. Following the Effective Time, the Parent shall be the sponsor of the Company ESOP and shall take any and all such further actions as may be necessary to terminate the Company ESOP and distribute the assets of the Company ESOP to participants in the Company ESOP as soon as reasonably practicable after the receipt of a favorable determination letter on termination of the Company ESOP from the IRS confirming the qualified status of the Company ESOP upon termination, and Parent shall take the action necessary (including any amendment of Parent's 401(k) plan) to permit the participants who are employees of Parent or its Subsidiaries as of the date of such distribution to roll any eligible rollover distributions over into Parent's 401(k) plan. As soon as practicable after the date hereof, if permitted by the applicable procedures of the Internal Revenue Service, the Company shall apply to the IRS for a favorable determination letter on the tax-qualified status of the Company ESOP on termination of the Company ESOP.
     6.13. Bank Merger. If requested by Parent, Company shall take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into the Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable after consummation of the Merger.
     6.14. Coordination of Dividends. After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single semi-annual period with respect to their shares of Company Common Stock, or for any single calendar quarter with respect to any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.
     6.15.    Board Representation.    Upon consummation of the Transactions,
the Board of Directors of Parent shall increase the number of authorized directors who serve on its Board of Directors and appoint Mr. McKim and one other director of the Company, as mutually determined by the Company and Parent (the "Additional Director") to fill the vacancies created thereby and to serve on the same basis as other Parent directors until the first Annual Meeting of Parent's Shareholders following the Effective Time. With respect to that Annual Meeting, the Board of Directors of Parent shall, subject to compliance


Page I - 39
with the fiduciary duties of the Parent Board and any director qualification provisions of the Parent's bylaws, include Mr. McKim as a nominee (to serve as a director until the 2007 Annual Meeting), and the Additional Director as a nominee (to serve as a director until the 2006 Annual Meeting). The Board of Directors shall consider including an additional resident of the area served by the Company Bank as a nominee to serve as a director following the first Annual Meeting of Parent's Shareholders following the Effective Time.
     6.16.    Notification of Certain Matters.    Each of the Company and
Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article V in order to determine the fulfillment of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Company or Parent, as the case may be, with the respective covenants and agreements of such parties contained herein.
































Page I - 40
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER
     7.01.    Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:
     (a)    Shareholder Approval.    This Agreement shall have been duly
approved by the requisite vote of the holders of outstanding shares of Company Common Stock and Parent Common Stock.
     (b)    Regulatory Approvals.    All regulatory approvals required to
consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.
     (c)    No Injunction.    No Governmental Authority of competent
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restricts or makes illegal the consummation of the Transactions.
     (d)    Registration Statement.    The Registration Statement shall have
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.
     (e)    Listing.    The shares of Parent Common Stock to be issued in the
Merger shall have been approved for listing on the Nasdaq.
     (f)    Tax Opinion.    Each of Parent and the Company shall have received
the written opinion of Verrill & Dana, LLP, in form and substance reasonably satisfactory to both the Company and Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel. In the event that each of Parent and the Company shall not have received such written opinion from Verrill & Dana, LLP, as provided above, then in such case this condition to closing will be deemed satisfied if each of Parent and the Company shall have received the foregoing written opinion from Pierce Atwood LLP subject to the foregoing requirements as to form and substance.
     7.02.    Conditions to Obligation of the Company.    The obligation of the
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:
     (a)    Representations and Warranties.    The representations and
warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms


Page I - 41
speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.
     (b)    Performance of Obligations of Parent.    Parent shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.
      (c) Opinion of Counsel. The Company shall have received an opinion dated the Effective Date of Verrill & Dana, LLP, counsel to Parent, in substantially the form attached as Exhibit 7.02(c), which is attached hereto and made a part hereof.
(d)   Other Actions.    Parent shall have furnished the Company with such
certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.
     7.03.    Conditions to Obligation of Parent.    The obligation of Parent
to consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:
     (a)    Representations and Warranties.    The representations and
warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (b)    Performance of Obligations of Company.    The Company shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (c)    Shareholder Agreements.    Shareholder Agreements, substantially in
the form attached as Annex A hereto, shall have been executed and delivered by each director who is also an officer of the Company in connection with the Company's execution and delivery of this Agreement.
     (d)    Dissenting Shares.    Dissenting Shares shall not represent 10% or
more of the outstanding Company Common Stock.
     (e) Opinion of Counsel. Parent shall have received an opinion dated the Effective Date of Pierce Atwood, counsel to the Company, in substantially the form attached as Exhibit 7.03(e), which is attached hereto and made a part hereof.
(f)   Other Actions.    The Company shall have furnished Parent with such
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request, and as may be reasonably required to assist Parent and its executives in meeting its obligations under the Sarbanes-Oxley Act of 2002 with respect to reporting the Transactions.






Page I - 42
ARTICLE VIII

TERMINATION
     8.01.    Termination.    This Agreement may be terminated, and the
Transactions may be abandoned:
     (a)    Mutual Consent.    At any time prior to the Effective Time, by the
mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.
     (b)    Breach.    At any time prior to the Effective Time, by Parent or
the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.
     (c)    Delay.    At any time prior to the Effective Time, by Parent or the
Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by May 31, 2005, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.
     (d)    No Regulatory Approval.    By the Company or Parent, if its Board
of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
     (e)    No Shareholder Approval.    By either Parent or the Company if any
approval of the shareholders of the Company or Parent contemplated by Section 7.01(a) this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting or Parent Meeting, as the case may be.
     (f)    Failure to Recommend.    At any time prior to the Company Meeting,
by Parent if (i) the Company shall have breached Section 6.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent, or (iii) the Company shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with
Section 6.02.
     (g)    Superior Proposal.    At any time prior to the Company Meeting, by
the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with Section 6.08 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 8.01(g)


Page I - 43
only after the fifth Business Day following the Company's provision of written notice to Parent advising Parent that the Company Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, if Parent so elects in its sole discretion, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent and the Company to proceed with the Transactions on such adjusted terms.
     8.02.    Effect of Termination and Abandonment.
     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.
     (b) The Company shall pay Parent the sum of $1,500,000 (the "Termination Fee") if this Agreement is terminated as follows:
     (i) if this Agreement is terminated by Parent pursuant to Section 8.01(f) or by the Company pursuant to Section 8.01(g), in either of which case payment shall be made to Parent concurrently with the termination of this Agreement; or
     (ii)  if (x) this Agreement is terminated by (A) Parent pursuant to
Section 8.01(b) or (B) by either Parent or the Company pursuant to Section 8.01(e) as a result of the failure to obtain the required vote at the Company Meeting contemplated by Section 7.01(a) this Agreement and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the Company Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (B), or the date of termination, in the case of clause (A), and
(y) within 18 months after such termination the Company or a Subsidiary of the Company enters into an agreement with respect to an Acquisition Proposal or consummates a transaction which is the subject of an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee on the date of execution of such agreement or consummation of a transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of this Agreement, the Termination Fee shall be payable by the Company to Parent only upon consummation of a transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 18 months after termination of this Agreement.
Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.
     (c) The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with


Page I - 44
interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, as it may vary, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.























































Page I - 45
ARTICLE IX

MISCELLANEOUS
     9.01.    Survival.    No representations, warranties, agreements and
covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.
     9.02.    Waiver; Amendment.    Prior to the Effective Time, any provision
of this Agreement may be (i) waived by the party benefited by the provision or
(ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.
     9.03.    Counterparts.    This Agreement may be executed in one or more
counterparts, each of which shall be deemed to constitute an original.
     9.04.    Governing Law.    This Agreement shall be governed by, and
interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.
     9.05    Expenses.    Each party hereto will bear all expenses incurred by
it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.
     9.06.    Notices.    All notices, requests and other communications
hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company to:                  If to Parent to:
FNB Bankshares                         First National Lincoln Corporation
102 Main Street                        223 Main Street, PO Box 940
Bar Harbor, Maine 04609                Damariscotta, ME 04543-0760
Attention: Tony C. McKim               Attention: Daniel R. Daigneault,
                                                  President and CEO
Fax: (207) 288-2469                    Fax: (207) 563-5085

With a copy to:                        With a copy to:
Pierce Atwood LLP                      Verrill & Dana, LLP
One Monument Square                    One Portland Square, PO Box 586
Portland, Maine 04101                  Portland, ME 04112-0586
Attention: James B. Zimpritch, Esq.    Attention: Keith C. Jones
Fax: (207) 791-1350                    Fax: (207) 774-7499


Page I - 46
       9.07.    Entire Understanding; No Third Party Beneficiaries.    This
Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     9.08.    Severability.    Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.
     9.09.    Enforcement of the Agreement.    The parties hereto agree that
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     9.10.    Interpretation.    When a reference is made in this Agreement to
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written (August 25 , 2004).
     9.11.    Assignment.    No party may assign either this Agreement or any
of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     9.12.    Alternative Structure.    Notwithstanding any provision of this
Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.




Page I - 47
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

      FIRST NATIONAL LINCOLN CORPORATION


By:
 /s/ Daniel R. Daigneault
___________________________________________
 Name:      Daniel R. Daigneault
 Title:     President & CEO


FNB BANKSHARES


By:
  /s/ Tony C. McKim
________________________________________
 Name:      Tony C. McKim
 Title:     President & CEO





































Page I - 48
ANNEX A

SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement"), dated as of______________, 2004 by and between _________________, a shareholder ("Shareholder") of FNB BANKSHARES, a Maine corporation (the "Company"), and FIRST NATIONAL LINCOLN CORPORATION , a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).
     WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and
     WHEREAS, Shareholder holds of record the shares of Company Common Stock identified on Annex I hereto (such shares being referred to as the "Shares"); and
     WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1.    Agreement to Vote Shares.    Shareholder agrees that at any meeting
of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Shareholder shall:
     (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
     (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all _______ Shares, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.
     2.    No Transfers    Prior to the Company Meeting (as defined in the
Merger Agreement), Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to the Company Meeting. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
     3.    Representations and Warranties of Shareholder.    Shareholder
represents and warrants to and agrees with Parent as follows:
     A.    Capacity.    Shareholder has all requisite capacity and authority to
enter into and perform his, her or its obligations under this Agreement.



Page I - 49
     B.    Binding Agreement.    This Agreement constitutes the valid and
legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     C.    Non-Contravention.    The execution and delivery of this Agreement
by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
     D.    Ownership of Shares.    Shareholder has good title to all of the
Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.
     4.    Specific Performance and Remedies.    Shareholder acknowledges that
it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.
     5.    Term of Agreement; Termination.
     A.    The term of this Agreement shall commence on the date hereof.
     B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.
     C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.
     6.    Entire Agreement.    This Agreement supersedes all prior agreements,
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an



Page I - 50
instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
     7.    Notices.    All notices, requests, claims, demands or other
communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent:

First National Lincoln Corporation
223 Main Street
PO Box 940
Damariscotta, ME 04543-0760

Attention: Daniel R. Daigneault, President and CEO
Fax: (207) 563-5085

With a copy to:
Verrill & Dana, LLP
One Portland Square
PO Box 586
Portland, ME 04112-0586

Attention: Keith C. Jones
Fax: (207) 774-7499

If to Shareholder:

________________________________________

________________________________________

________________________________________

     8.    Miscellaneous.
     A.    Severability.    If any provision of this Agreement or the
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.
     B.    Capacity.    The covenants contained herein shall apply to
Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.
     C.    Counterparts.    This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


Page I - 51
     D.    Headings.    All Section headings herein are for convenience of
reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     E.    Choice of Law.    This Agreement shall be deemed a contract made
under, and for all purposes shall be construed in accordance with, the laws of the State of Maine, without reference to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FIRST NATIONAL LINCOLN CORP.


By:________________________________________
Name:
Title:


[SHAREHOLDER]

________________________________________(Signature)



ANNEX I

Shareholder Agreement

           Shares of Company
Common Stock
 Owned
of Record
________________________________________

























Page I - 52
Exhibit 3.08

Rollover Options

-----------------------------------------------------------------------------
                                                                    Number of
                                                                       Shares
                                                                   Subject to
Name                         Exercise Price    Expiration Date         Option
-----------------------------------------------------------------------------
Steven K. Parady                      $8.93          7/30/2011          3,675

Mark N. Rosborough                    $8.93          7/30/2011          2,250

Tony C. McKim                         $8.93          7/30/2011         14,205

Ronald J. Wrobel                      $8.93          7/30/2011          6,500

Jeffrey C. Dalrymple                  $8.93          7/30/2011          5,000

Daniel M. Lay                         $8.93          7/30/2011          9,000
-----------------------------------------------------------------------------
     TOTAL                                                             40,630
=============================================================================



































Page I - 53
Exhibit 7.02(c)

[Form of Verrill & Dana, LLP Opinion]

______________, 200__

FNB Bankshares
102 Main Street
Bar Harbor, Maine  04609
Attention  Tony C. McKim

Re:     Agreement and Plan of Merger dated as of August __, 2004

Ladies and Gentlemen:

We have represented First National Lincoln Corporation, a Maine corporation ("FNLC"), in connection with the execution and delivery of an Agreement and Plan of Merger by and between FNB Bankshares, a Maine corporation ("FNB"), and FNLC dated as of August ___, 2004 with respect to the merger of FNB with and into FNLC (the "Agreement"). This opinion is provided to you at the request of FNLC pursuant to Section 7.02(c) of the Agreement.

We have reviewed the Agreement and examined originals or copies of such records of FNLC, certificates of officers of FNLC and public officials, and other documents that we have deemed relevant and necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals of such documents.

As to questions of fact material to this opinion, we have relied without independent verification upon representations contained in certificates of officers of FNLC and public officials. For purposes of this opinion, we have also assumed the accuracy and completeness of all representations of FNB set forth in the Agreement or in certificates or other instruments delivered to FNLC at the closing of the transactions contemplated in the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. FNLC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine.

2. The authorized capital stock of FNLC consists of 18,000,000 shares of Common Stock, $0.01 par value per share. We are advised by FNLC's transfer agent that _____ shares of the Common Stock of FNLC were issued and outstanding at the close of business on ___________, 200__.

3. The Agreement has been duly authorized, executed, and delivered on behalf of FNLC.

4. The Agreement constitutes the legal, valid, and binding obligation of FNLC, enforceable against FNLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting the rights and remedies of creditors generally, and general principles of equity, whether applied by a court of law or equity


Page I - 54
6. The merger of FNB with and into FNLC will become effective, in accordance with the terms of the Articles of Merger executed by FNLC and FNB, as of ______ p.m. on the date upon which the Articles of Merger are filed with the Maine Secretary of State.

7. Neither the execution and delivery by FNLC of, nor the performance by FNLC of its obligations under, the Agreement will constitute a violation by FNLC of, or any breach or default by FNLC under, its Articles of Incorporation or bylaws, the Articles of Organization and bylaws of FNLC's subsidiary, The First National Bank of Damariscotta (the "Bank") or any judgment, writ, order or decree, specific to FNLC or the Bank, of any court or other governmental authority of which we have knowledge.

We express no opinion herein concerning any matter involving choices or conflicts of law; or concerning the enforceability of any waiver of rights; exculpatory clause, indemnification against misconduct by an indemnitee or related person, or any provision purporting to supersede equitable principles of contract construction; or any matters involving tax or securities laws.

We are members of the Bar of the State of Maine and we are not expressing an opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Maine.

As used herein, the term "knowledge" means the actual knowledge of those attorneys of this firm who have been principally involved in representing FNLC in connection with the transactions contemplated in the Agreement.

This opinion is intended for use by you in connection with the transactions contemplated in the Agreement and, except as set forth below, is not to be relied upon by any other person or in any other context. The contents of this opinion are not to be quoted or otherwise disclosed to third parties, in whole or in part, without our prior written consent. Subject to such limitations, you may furnish a copy of this opinion to your counsel, Pierce Atwood.

Very truly yours,



VERRILL & DANA, LLP




















Page I - 55
Exhibit 7.03(e)

[Form of Pierce Atwood LLP Opinion]

______________, 200__

First National Lincoln Corporation
[Address]

Re:     Agreement and Plan of Merger dated as of August __, 2004

Ladies and Gentlemen:

We have represented FNB Bankshares, a Maine corporation ("FNB"), in connection with the execution and delivery of an Agreement and Plan of Merger by and between First National Lincoln Corporation, a Maine corporation ("FNLC"), and FNB dated as of August ___, 2004with respect to the merger of FNB with and into FNLC (the "Agreement"). This opinion is provided to you at the request of FNB pursuant to Section 7.03(E) of the Agreement.

We have reviewed the Agreement and examined originals or copies of such records of FNB, certificates of officers of FNB and public officials, and other documents that we have deemed relevant and necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals of such documents.

As to questions of fact material to this opinion, we have relied without independent verification upon representations contained in certificates of officers of FNB and public officials. For purposes of this opinion, we have also assumed the accuracy and completeness of all representations of FNB set forth in the Agreement or in certificates or other instruments delivered to FNB at the closing of the transactions contemplated in the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. FNB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine.

2. The authorized capital stock of FNB consists of 2,000,000 shares of Common Stock. We are advised by FNB's transfer agent that _____ shares of the Common Stock of FNB were issued and outstanding at the close of business on ___________, 200__.

3. The Agreement has been duly authorized, executed, and delivered on behalf of FNB.

4. The Agreement constitutes the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting the rights and remedies of creditors generally, and general principles of equity, whether applied by a court of law or equity




Page I - 56
6. The merger of FNB with and into FNLC will become effective, in accordance with the terms of the Articles of Merger executed by FNB and FNLC, as of ______ p.m. on the date upon which the Articles of Merger are filed with the Maine Secretary of State.

7. Neither the execution and delivery by FNB of, nor the performance by FNB of its obligations under, the Agreement will constitute a violation by FNB of, or any breach or default by FNB under, its Articles of Incorporation or bylaws, the Articles of Organization and bylaws of FNB's subsidiary, The First National Bank of Bar Harbor (the "Bank") or any judgment, writ, order or decree, specific to FNB or the Bank, of any court or other governmental authority of which we have knowledge.

We express no opinion herein concerning any matter involving choices or conflicts of law; or concerning the enforceability of any waiver of rights; exculpatory clause, indemnification against misconduct by an indemnitee or related person, or any provision purporting to supersede equitable principles of contract construction; or any matters involving tax or securities laws.

We are members of the Bar of the State of Maine and we are not expressing an opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Maine.

As used herein, the term "knowledge" means the actual knowledge of those attorneys of this firm who have been principally involved in representing FNB in connection with the transactions contemplated in the Agreement.

This opinion is intended for use by you in connection with the transactions contemplated in the Agreement and, except as set forth below, is not to be relied upon by any other person or in any other context. The contents of this opinion are not to be quoted or otherwise disclosed to third parties, in whole or in part, without our prior written consent. Subject to such limitations, you may furnish a copy of this opinion to your counsel, Pierce Atwood.

Very truly yours,



PIERCE ATWOOD LLP




















Page I - 57
Annex II

Opinion of RBC Capital Markets Corporation

August 25, 2004

CONFIDENTIAL
The Board of Directors
FNB Bankshares
102 Main Street
Bar Habor, ME  04609

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of FNB Bankshares (the "Company"), of the Per Share Merger Consideration (as defined below) to be paid pursuant to the terms of the proposed Agreement and Plan of Merger dated as of August 25, 2004 (the "Agreement"), by and between the Company and First National Lincoln Corporation (the "Buyer"). Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.

     Pursuant to the Agreement, the Company will merge (the "Merger") with and into the Buyer. The Buyer will pay the Merger Consideration of $42.00 per share to the Company's shareholders consisting of 100% Buyer stock, plus up to a maximum $3.0 million in cash to retire the Company's options, with any remaining options to be converted into options of the Buyer. The Merger Consideration shall be paid to the holders of Company common stock, and holders of Company common stock options shall be paid pursuant to the terms specified in the Agreement. The transaction is intended, and we have assumed it will qualify, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are set forth more fully in the Agreement.

     RBC Capital Markets Corporation ("RBC"), a member company of RBC Financial Group, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are acting as financial advisor to the Company in connection with the Merger, and we will receive a fee for our services. This fee (the "Transaction Fee") is contingent upon the consummation of the Merger or a similar transaction involving the Company. We will also receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, RBC and/or its affiliates act as a market maker and broker in the publicly traded securities of the Company and receives customary compensation in connection therewith, and also actively trades securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In its capacity as a broker of publicly traded securities, RBC and/or its affiliates may, for its own account or for the accounts of its customers, hold a long or short position in the securities of the Buyer.

     In connection with our review of the Merger, and in arriving at our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) reviewed and

Page II - 1
analyzed the financial terms in the draft Agreement dated August 25, 2004; (ii) reviewed and analyzed certain publicly available financial and other data with respect to the Company and the Buyer and certain other historical operating data relating to the Company and the Buyer made available to us from published sources and from the internal records of the Company and the Buyer; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company independently and as combined; (iv) conducted discussions with members of the senior management of the Buyer with respect to the business prospects and financial outlook of the Buyer independently and as combined; (v) received and reviewed financial forecasts prepared by the Company's management on the potential future performance of the Company as a stand-alone entity; (vi) reviewed publicly available materials and reports with respect to the business and financial outlook of the Buyer; (vii) reviewed the publicly reported prices and trading activity for the Buyer common stock and the Company common stock;
(viii) compared the financial performance of the Buyer and the Company and the prices of the Buyer common stock and the Company common stock with that of certain other publicly traded companies and their securities that we have deemed comparable; (ix) reviewed the financial terms, to the extent publicly available, of certain merger transactions that we have deemed comparable; and
(x) compared the relative contribution to certain balance sheet and income statement items of each company with their pro-forma ownership in the combined company. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

     With respect to the data and discussions relating to the business prospects and financial outlook of the Buyer and the Company, upon advice of the Company, we have assumed that such data have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Buyer and the Company as to the future financial performance of the Buyer and the Company, and that the Buyer and the Company will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and the Buyer (including, without limitation, the financial statements and related notes thereto of the Company and the Buyer, as well as other publicly available information with respect to the Company and the Buyer), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities, contingent or other, of the Company or the Buyer, and we have not been furnished with any such valuations or appraisals. We express no opinion regarding the liquidation value of any entity. In addition, we have (i) not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Buyer, (ii) not made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer, and
(iii) not reviewed the individual credit files relating to the Company or the Buyer. We have assumed with your consent, that the respective allowances for loan losses will be adequate on a pro forma basis for the combined entity. Additionally, we have not been asked to consider and did not consider the possible effects of any litigation or other legal claims. With respect to all legal matters relating to the Company and the Buyer, we have relied on the advice of legal counsel to the Company.

Page II - 2
     We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Merger will be consummated pursuant to the terms of the Agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder. We have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

     Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. We are not expressing any opinion herein as to the prices at which the Buyer common stock has traded or will trade following the announcement or consummation of the Merger.

     This opinion is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion shall not be otherwise relied upon, published or otherwise used, nor shall any public references to us be made without our prior written approval, except as set forth in our engagement letter with you dated March 23, 2004.

     Our opinion addresses solely the fairness of the Merger Consideration to be paid in the Merger, from a financial point of view, to the shareholders of the Company. We have not reviewed, nor does our opinion in any way address, other Merger terms or arrangements, including without limitation the financial or other terms of any employment or non-competition agreement with Company management or any break-up or termination fee. Further, our opinion does not address, nor should it be construed to address, the relative merits of the underlying decision by the Board of Directors of the Company to authorize the Company to engage in the Merger compared to any alternative business strategies or transaction in which the Company might engage. Our opinion does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Merger or otherwise.

     Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be paid in the Merger is fair, from a financial point of view, to the shareholders of the Company.


Very truly yours,


/s/ RBC Capital Markets Corporation

RBC CAPITAL MARKETS CORPORATION

Page II - 3
Annex III

APPRAISAL RIGHTS
SUBCHAPTER I
APPRAISAL RIGHTS AND PAYMENT FOR SHARES

s.1301. Definitions

     As used in this chapter, unless the context otherwise indicates, the following terms have the following meanings.

     1. Affiliate. "Affiliate" means:

A. A person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another person; or
B. A senior executive of a person described in paragraph A.

For purposes of section 1303, subsection 3, paragraphs B and C, a person is deemed to be an affiliate of its senior executives.

     2. Beneficial shareholder. "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

     3. Corporation. "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 1323 to 1332, includes the surviving entity in a merger.

     4. Fair value. "Fair value" means the value of a corporation's shares determined:

A. Immediately before the effectuation of the corporate action to which a shareholder objects;
B. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and
C. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the corporation's articles of incorporation pursuant to section 1302, subsection 5.

     5. Interest. "Interest" means interest from the effective date of a corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.

     6. Preferred shares. "Preferred shares" means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

     7. Record shareholder. "Record shareholder" means a person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

     8. Senior executive. "Senior executive" means a chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

     9. Shareholder. "Shareholder" means both a record shareholder and a beneficial shareholder.
Page III - 1
s.1302. Appraisal rights

     A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares in the event of any of the following corporate actions:

     1. Merger to which corporation is party. Consummation of a merger to which a corporation is a party if:

A. Shareholder approval is required for the merger by section 1104 and the shareholder is entitled to vote on the merger, except that appraisal rights are not available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or
B. The corporation is a subsidiary and the merger is governed by section 1105;

     2. Share exchange to which corporation is party. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that are not exchanged;

     3. Disposition of assets. Consummation of a disposition of assets pursuant to section 1202 if a shareholder is entitled to vote on the disposition;

     4. Fractional shares. An amendment of the corporation's articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

     5. Other amendment. Any other amendment to the corporation's articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the corporation's board of directors;

     6. Domestication. Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the domestication;

     7. Conversion to nonprofit status. Consummation of a conversion of the corporation to nonprofit status pursuant to chapter 9, subchapter 2; or

     8. Conversion to unincorporated entity. Consummation of a conversion of the corporation to an unincorporated entity pursuant to chapter 9, subchapter 4.

s.1303. Limitations on appraisal rights

     Notwithstanding section 1302, the availability of appraisal rights under section 1302, subsections 1 to 4, 6 and 8 is limited in accordance with this section.

     1. National listing; specific market value. Appraisal rights are not available for the holders of shares of any class or series of shares that:
Page III - 2
A. Is listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers; or
B. Has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20,000,000 exclusive of the value of such shares held by a corporation's subsidiaries, senior executives, directors and beneficial shareholders owning more than 10% of such shares.

     2. Date of determination. The applicability of subsection 1 is determined as of:

A. The record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon a corporate action requiring appraisal rights pursuant to section 1302 to 1305; or
B. The day before the effective date of a corporate action that requires appraisal rights if there is no meeting of shareholders.

     3. Exception. Notwithstanding subsection 1, appraisal rights are available pursuant to section 1302 to 1305 for the holders of any class or series of shares:

A. Who are required by the terms of a corporate action requiring appraisal rights pursuant to sections 1302 to 1305 to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective;
B. When any of the shares or assets of a corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to a corporate action pursuant to sections 1302 to 1305 by a person, or by an affiliate of a person, who:

(1) Is, or at any time in the one-year period immediately preceding approval by the corporation's board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
(2) Directly or indirectly has, or at any time in the one-year period immediately preceding approval by the corporation's board of directors of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the corporation's board of directors; or

C. When any of the shares or assets of a corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to a corporate action by a person, or by an affiliate of a person, who is, or at any time in the one-year period immediately preceding approval by the corporation's board of directors of the corporate action requiring appraisal rights pursuant to section 1302 was, a senior executive or director of the corporation or a senior executive of any affiliate of the corporation, and that senior executive or director, as a result of the corporate action, receives a financial benefit not generally available to other shareholders as such, other than:




Page III - 3
(1) Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action;
(2) Employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 873; or
(3) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

For the purposes of this subsection, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement or understanding, other than a revocable proxy, has or shares the power to vote or to direct the voting of shares, except that a member of a national securities exchange may not be considered to be a beneficial owner of securities held directly or indirectly by the member on behalf of another person solely because that member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When 2 or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed by that agreement is considered to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

s.1304. Limitation or elimination of appraisal rights in articles of incorporation

     Notwithstanding section 1302 or 1303, the articles of incorporation of a corporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of those shares that are outstanding immediately prior to the effective date of that amendment or that the corporation is or may be required to issue or sell after the effective date of the amendment pursuant to any conversion, exchange or other right existing immediately before the effective date of that amendment does not apply to any corporate action that becomes effective within one year of that date if that action would otherwise afford appraisal rights.

s.1305. Challenge by shareholder

     A shareholder entitled to appraisal rights under this subchapter may not challenge a completed corporate action described in section 1302, other than those described in section 1303, subsection 3, unless the corporate action:

     1. Not authorized. Was not effectuated in accordance with the applicable provisions of chapter 9, 10, 11 or 12 or the corporation's articles of incorporation, bylaws or board of directors' resolution authorizing the corporate action; or

     2. Fraud; misrepresentation. Was procured as a result of fraud or material misrepresentation.



Page III - 4
s.1306. Assertion of appraisal rights

     1. Record shareholder assert appraisal rights. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection must be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

     2. Beneficial shareholder; appraisal rights. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

A. Submits to the corporation the record shareholder's written consent to the assertion of the rights no later than the date referred to in section 1322, subsection 2, paragraph B, subparagraph (2); and
B. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SUBCHAPTER II
PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

s.1321. Notice of appraisal rights

     1. Meeting notice. If a proposed corporate action described in section 1302 is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

     2. Notice of corporate action. In a merger pursuant to section 1105, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that a corporate action became effective. The notice must be sent within 10 days after the corporate action became effective and include the materials described in section 1323.

s.1322. Notice of intent to demand payment

     If a proposed corporate action requiring appraisal rights under sections 1302 to 1305 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

     1. Written notice. Shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

     2. Not vote shares. May not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

     A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment under this chapter.
Page III - 5
s.1323. Appraisal notice and form

     1. Written appraisal notice; form. If a proposed corporate action requiring appraisal rights under section 1302 becomes effective, a corporation must deliver a written appraisal notice and form required by subsection 2, paragraph A to all shareholders who satisfied the requirements of section 1322. In the case of a merger under section 1105, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

     2. Appraisal notice. The appraisal notice required by subsection 1 must be sent no earlier than the date a corporate action became effective and no later than 10 days after that date and must:

A. Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify:

(1) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and
(2) That the shareholder did not vote for the transaction;

B. Include the following information:

(1) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph (2);
(2) A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent, and a statement that the shareholder has waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;
(3) A corporation's estimate of the fair value of the shares;
(4) That, if requested in writing, a corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by those shareholders; and
(5) The date by which the notice to withdraw under section 1324 must be received, which date must be within 20 days after the date specified in subparagraph (2); and

C. Be accompanied by a copy of this chapter.

s.1324. Perfection of rights; right to withdraw

     1. Perfection of rights. A shareholder who receives notice pursuant to section 1323 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 1323, subsection 2, paragraph A. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 1326. A shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 1323, subsection 2, paragraph B, subparagraph
(2). Once a shareholder deposits that shareholder's certificates or, in the

Page III - 6
case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

     2. Withdraw from appraisal process. A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 1323, subsection 2, paragraph B, subparagraph (5). A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

     3. Failure to execute and return form; nonpayment. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in section 1323, subsection 2, is not entitled to payment under this chapter.

s.1325. Payment

     1. Fair value. Except as provided in section 1326, within 30 days after the form required by section 1323, subsection 2, paragraph B, subparagraph (2) is due, a corporation shall pay in cash to those shareholders who complied with section 1324, subsection 1 the amount the corporation estimates to be the fair value of their shares, plus interest.

     2. Additional information. The payment to each shareholder pursuant to subsection 1 must be accompanied by:

A. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
B. A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to section 1323, subsection 2, paragraph B, subparagraph (3); and
C. A statement that shareholders described in subsection 1 have the right to demand further payment under section 1327 and that if any such shareholder does not do so within the time period specified in section 1327, that shareholder is deemed to have accepted the payment in full satisfaction of the corporation's obligations under this chapter.

s.1326. After-acquired shares

     1. Withhold payment. A corporation may elect to withhold payment required by section 1325 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 1323, subsection 2, paragraph A.

     2. Notify shareholders. If a corporation elected to withhold payment under subsection 1, the corporation shall, within 30 days after the date by which the corporation must receive the form is given as required by section 1323, subsection 2, paragraph B, subparagraph (2) is due, notify all shareholders who are described in subsection 1:



Page III - 7
A. Of the information required by section 1325, subsection 2, paragraph A;
B. Of the corporation's estimate of fair value pursuant to section 1325, subsection 2, paragraph B;
C. That the shareholders may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 1327;
D. That those shareholders who wish to accept the offer pursuant to paragraph B must notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer pursuant to paragraph B; and
E. That those shareholders who do not satisfy the requirements for demanding appraisal under section 1327 are deemed to have accepted the corporation's offer pursuant to paragraph B.

     3. Shareholders who accept offer. Within 10 days after receiving the shareholder's acceptance pursuant to subsection 2, a corporation must pay in cash the amount it offered under subsection 2, paragraph B to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

     4. Shareholders deemed to accept offer; payment. Within 40 days after sending the notice described in subsection 2, a corporation shall pay in cash the amount the corporation offered to pay under subsection 2, paragraph B to each shareholder described in subsection 2, paragraph E.


s.1327. Procedure if shareholder dissatisfied with payment or offer

     1. Notification; demand. A shareholder paid pursuant to section 1325 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest less any payment under section 1325. A shareholder offered payment under section 1326 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

     2. Failure to notify corporation in writing. A shareholder who fails to notify a corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection 1 within 30 days after receiving the corporation's payment or offer of payment under section 1325 or 1326 waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those sections.

SUBCHAPTER III
JUDICIAL APPRAISAL OF SHARES

s.1331. Court action

     1. Commence proceeding. If a shareholder makes demand for payment under section 1327 that remains unsettled, a corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 1327 plus interest.




Page III - 8
     2. Appropriate court. A corporation shall commence the proceeding under subsection 1 in the appropriate court of the county where the corporation's principal office or, if there is no principal office, its registered office in this State is located. If the corporation is a foreign corporation without a registered office in this State, the corporation shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

     3. Shareholders party to proceeding. A corporation shall make all shareholders whether or not residents of this State whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. Jurisdiction; appraisers. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights under this chapter are entitled to the same discovery rights as parties in other civil proceedings. Shareholders demanding appraisal rights under this chapter do not have a right to a jury trial.

     5. Shareholder entitled to judgment. Each shareholder made a party to the proceeding under subsection 1 is entitled to judgment for the:

A. Amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by a corporation to the shareholder for the shares; or
B. Fair value, plus interest, of the shareholder's shares for which a corporation elected to withhold payment under section 1326.

s.1332. Court costs and counsel fees

     1. Court costs. The court in an appraisal proceeding commenced under section 1331 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against a corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

     2. Counsel; expect fees. The court in an appraisal proceeding under section 1331 may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

A. Against a corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 1321, 1323, 1325 or 1326; or
B. Against either a corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.



Page III - 9
     3. Fees awarded from settlement. If the court in an appraisal proceeding under section 1331 finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated and that the fees for those services should not be assessed against a corporation, the court may award to the counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

     4. Corporation fails to make payment. To the extent a corporation fails to make a required payment pursuant to section 1325, 1326 or 1327, a shareholder may sue directly for the amount owed and, to the extent successful, is entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.















































Page III - 10
Annex IV

FNB Financial Statements

Report of Management



     The Management of FNB Bankshares is responsible for the preparation, content, and integrity of the financial statements and other statistical data presented in this report. The financial statements have been prepared in conformity with U.S. generally accepted accounting principles and necessarily include amounts based on Management's best estimates and judgment. Management also prepared the other information in this report and is responsible for its accuracy and consistency with the financial statements.

     FNB Bankshares maintains internal control systems designed to produce reliable financial statements. Management recognizes that although controls established for these systems are applied in a prudent manner, errors and irregularities may occur. However, Management believes that its internal accounting and reporting systems provide reasonable assurance that material errors or irregularities are prevented or would be detected and corrected on a timely basis.

     The Company's internal auditor continually reviews, evaluates, and monitors internal control systems and recommends programs to Management to further safeguard assets. The Board of Directors discharges its responsibility for financial statements through its Risk Management Committee. The Risk Management Committee regularly meets with the independent auditors, the internal auditor, and representatives of management to assure that each is meeting its responsibility. The Committee also reviews the independent and internal auditors' reports and findings as they are submitted throughout the year. Both the independent auditors and the internal auditor have direct access to the Risk Management Committee to discuss the scope and results of their work, the adequacy of internal controls, and the quality of financial reporting.



/s/ TONY C. MCKIM                            /s/ RONALD J. WROBEL

Tony C. McKim                                Ronald J. Wrobel
President & Chief Executive Officer          Treasurer & Chief Financial
Officer















Page IV - 1
Report of Independent Auditors
Berry, Dunn, McNeil & Parker


The Board of Directors
FNB Bankshares and Subsidiary

     We have audited the consolidated balance sheets of FNB Bankshares and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FNB Bankshares and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ BERRY, DUNN, McNEIL & PARKER

Berry, Dunn, McNeil & Parker
Bangor, Maine
February 6, 2004
(except for Note 18, as to which date is August 25, 2004)




















Page IV - 2
Consolidated Balance Sheets
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
As of December 31,                                      2003               2002
-------------------------------------------------------------------------------
Assets
Cash and due from banks                         $  9,511,000     $    7,339,000
Federal funds sold                                 5,700,000          2,225,000
-------------------------------------------------------------------------------
Cash and cash equivalents                         15,211,000          9,564,000
Securities available for sale                     32,940,000         30,154,000
Securities to be held to maturity (1)                480,000            545,000
Other investment securities                        1,936,000          1,936,000
Loans held for sale                                1,061,000          1,227,000
Loans receivable,                                161,127,000        149,006,000
Less allowance for loan losses                     1,989,000          1,700,000
-------------------------------------------------------------------------------
Net loans                                        159,138,000        147,306,000
Accrued interest receivable                        1,252,000          1,196,000
Premises and equipment                             3,396,000          2,975,000
Other assets                                       4,220,000            511,000
-------------------------------------------------------------------------------
Total assets                                   $ 219,634,000      $ 195,414,000
===============================================================================
(1) Market value of $483,000 at December 31, 2003 and $548,000 at December 31, 2002.
































Page IV - 3
Consolidated Balance Sheets, Concluded
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
As of December 31,                                       2003              2002
-------------------------------------------------------------------------------
Liabilities
Demand deposits                                 $  30,243,000     $  25,139,000
Savings and NOW deposits                          106,161,000        87,506,000
Other time deposits                                49,308,000        49,443,000
-------------------------------------------------------------------------------
Total deposits                                    185,712,000       162,088,000
Securities sold under agreement to repurchase      14,057,000        12,267,000
Other borrowed funds                                2,550,000         5,355,000
Accrued expenses and other liabilities              1,992,000         1,729,000
-------------------------------------------------------------------------------
Total liabilities                                 204,311,000       181,439,000
Commitments (notes 2, 6, 13, 14 and 16)
-------------------------------------------------------------------------------
Shareholders' equity
Common stock, par value $0.80; authorized
  2,000,000 shares, issued 1,125,000 shares           900,000           900,000
Additional paid-in capital                            357,000            55,000
Surplus                                               456,227           456,227
Retained earnings                                  14,513,773        12,984,773
Accumulated other comprehensive income
   Net unrealized gain on securities
    available for sale, net of deferred income
taxes of $131,000 in 2003 and $139,000 in 2002        254,000           270,000
                                                   16,481,000        14,666,000
Less cost of treasury stock (79,728 and 69,834
shares in 2003 and 2002, respectively               1,158,000           691,000
-------------------------------------------------------------------------------
Total shareholders' equity                         15,323,000        13,975,000
-------------------------------------------------------------------------------
Total liabilities and shareholders' equity      $ 219,634,000     $ 195,414,000
===============================================================================
Common stock
Number of shares authorized                         2,000,000         2,000,000
Number of shares issued                             1,125,000         1,125,000
Number of shares outstanding                        1,045,272         1,055,166
-------------------------------------------------------------------------------
The accompanying footnotes are an integral part of these consolidated financial statements















Page IV - 4
Consolidated Statements of Income
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
Years ended December 31,                         2003         2002         2001
-------------------------------------------------------------------------------
Interest and dividend income
Loans receivable                          $ 9,393,000  $ 9,938,000  $10,594,000
Securities available for sale                 999,000    1,401,000    2,144,000
Securities to be held to maturity              18,000       23,000       39,000
Federal funds sold                             53,000       73,000       95,000
Other investment securities                    61,000       66,000      125,000
-------------------------------------------------------------------------------
Total interest and dividend income         10,524,000   11,501,000   12,997,000
-------------------------------------------------------------------------------
Interest expense
Deposits                                    2,380,000    2,935,000    3,993,000
Securities sold under agreements to
repurchase                                    113,000      226,000      562,000
Other borrowed funds                          200,000      491,000      853,000
-------------------------------------------------------------------------------
Total interest expense                      2,693,000    3,652,000    5,408,000
-------------------------------------------------------------------------------
Net interest income                         7,831,000    7,849,000    7,589,000
Provision for loan losses                     360,000      722,000      600,000
Provision for losses on loan commitments       50,000      100,000           --
-------------------------------------------------------------------------------
Net interest income after provision
   for loan losses                          7,421,000    7,027,000    6,989,000
-------------------------------------------------------------------------------
Noninterest income
Income from fiduciary activities              556,000      484,000      473,000
Service charges on deposit accounts           561,000      539,000      487,000
Other service charges and fees              1,853,000    1,596,000    1,392,000
Realized gains on securities
   available for sale                              --       40,000      307,000
Net gain on sale of bank assets                    --       13,000        4,000
Other                                         677,000      355,000      247,000
-------------------------------------------------------------------------------
Total noninterest income                    3,647,000    3,027,000    2,910,000
-------------------------------------------------------------------------------
Noninterest expenses
Salaries and employee benefits              4,180,000    4,207,000    4,143,000
Occupancy and equipment expense             1,151,000    1,124,000    1,072,000
Deposit insurance premium                      23,000       24,000       61,000
Realized losses on securities available
for sale                                        1,000       38,000      306,000
Other                                       2,966,000    2,689,000    2,511,000
-------------------------------------------------------------------------------
Total noninterest expenses                  8,321,000    8,082,000    8,093,000
-------------------------------------------------------------------------------
Income before income taxes                  2,747,000    1,972,000    1,806,000
Income tax expense                            728,000      495,000      516,000
-------------------------------------------------------------------------------
Net income                                $ 2,019,000  $ 1,477,000  $ 1,290,000
===============================================================================



Page IV - 5
Consolidated Statements of Income, Concluded
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
Years ended December 31,                         2003         2002         2001
-------------------------------------------------------------------------------
Basic earnings per share                  $      1.92  $      1.40  $      1.21
Diluted earnings per share                $      1.86  $      1.37  $      1.19
Cash dividends declared per share         $      0.47  $      0.37  $      0.30
Weighted average number of shares
   outstanding                              1,050,145    1,052,618    1,067,127
-------------------------------------------------------------------------------
The accompanying footnotes are an integral part of these consolidated financial statements













































Page IV - 6
Consolidated Statements of Changes in Shareholders' Equity
FNB Bankshares and Subsidiary

------------------------------------------------------------------------------------------------------
Years ended December 31, 2003, 2002, and 2001
------------------------------------------------------------------------------------------------------
                                                               Net
                                                               unrealized
                                                               gain (loss)                 Total
                              Additional                       on securities               share-
                 Common       paid-in               Retained   available      Treasury     holders'
                 Stock        capital   Surplus     earnings   for sale       Stock        Equity
------------------------------------------------------------------------------------------------------
Balance at
   December 31,
   2000            900,000      55,000    456,227    10,921,773      44,000     (323,000)   12,054,000
======================================================================================================

Net income               -           -          -     1,290,000           -             -    1,290,000
Change in net
  unrealized
  gain on
  securities
  available for
  sale, net of
  deferred taxes
  and
  reclassification
  adjustments            -           -          -             -    (156,000)            -     (156,000)
------------------------------------------------------------------------------------------------------
Total Comprehensive
  income                 -           -          -     1,290,000    (156,000)            -    1,134,000
Cash dividends
  declared               -           -          -      (318,000)          -             -     (318,000)
Repurchase of
  37,572 shares
  of treasury
  stock                  -           -          -             -           -      (388,000)    (388,000)
Sale of 353
  shares of
  treasury stock         -           -          -             -           -         4,000        4,000
------------------------------------------------------------------------------------------------------
Balance at
  December 31,
  2001             900,000      55,000    456,227    11,893,773    (112,000)     (707,000)  12,486,000
======================================================================================================











Page IV - 7


------------------------------------------------------------------------------------------------------
                                                               Net
                                                               unrealized
                                                               gain (loss)                 Total
                              Additional                       on securities               share-
                 Common       paid-in               Retained   available      Treasury     holders'
                 Stock        capital   Surplus     earnings   for sale       Stock        Equity
------------------------------------------------------------------------------------------------------
Net income               -           -           -    1,477,000           -             -    1,477,000
Change in net
  unrealized
  gain on
  securities
  available for
  sale, net of
  deferred taxes
  and
  reclassification
  adjustments            -           -           -            -     382,000             -      382,000
------------------------------------------------------------------------------------------------------
Total Comprehensive
  income                 -           -           -    1,477,000     382,000             -    1,859,000
Cash dividends
  declared               -           -           -     (386,000)          -             -     (386,000)
Repurchase of
  999 shares
  of treasury
  stocks                 -           -           -            -           -        (12,000)    (12,000)
Sale of 3,186
  shares of
  treasury stock         -           -           -            -           -         28,000      28,000
------------------------------------------------------------------------------------------------------
Balance at
  December 31,
  2002             900,000      55,000    456,227    12,984,773     270,000    (691,000)    13,975,000
======================================================================================================























Page IV - 8


------------------------------------------------------------------------------------------------------
                                                               Net
                                                               unrealized
                                                               gain (loss)                 Total
                              Additional                       on securities               share-
                 Common       paid-in               Retained   available      Treasury     holders'
                 Stock        capital   Surplus     earnings   for sale       Stock        Equity
------------------------------------------------------------------------------------------------------
Net income               -           -           -    2,019,000           -             -    2,019,000
Change in net
  unrealized
  gain on
  securities
  available for
  sale, net of
  deferred taxes
  and
  reclassification
  adjustments            -          -            -           -      (16,000)             -     (16,000)
------------------------------------------------------------------------------------------------------
     Total
     comprehensive
     income              -          -            -    2,019,000     (16,000)             -   2,003,000
Cash dividends
  declared               -          -            -     (490,000)          -              -    (490,000)
Repurchase of
  54,000 shares
  of treasury
  stock                  -          -            -            -           -       (881,000)   (881,000)
Sale of 44,106
  shares of
  treasury stock         -    302,000            -            -           -        414,000     716,000

------------------------------------------------------------------------------------------------------
Balance at
  December 31,
  2003             900,000    357,000      456,227   14,513,773     254,000     (1,158,000) 15,323,000
======================================================================================================

The accompanying footnotes are an integral part of these consolidated financial statements


















Page IV - 9


Consolidated Statements of Cash Flows
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
Years ended December 31,                      2003          2002          2001
-------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                          $  2,019,000  $  1,477,000  $  1,290,000
Adjustments to reconcile net income
  to net cash provided by operating activities:
  Depreciation                             378,000       428,000       436,000
  Deferred income taxes                         --       104,000      (143,000)
  Provision for loan losses                360,000       722,000       600,000
  Net change in loans held for sale        166,000      (326,000)      835,000
  Net realized (gains) losses
  on securities available for sale           1,000        (2,000)       (1,000)
  Net loss on sale of other real
  estate owned                                  --         2,000            --
  Net gain on sale of assets                    --       (13,000)       (4,000)
Amortization of premiums and
  accretion of discounts on investments    201,000       353,000       (11,000)
  Decrease (increase) in accrued
  interest receivable                      (56,000)      230,000        66,000
  Decrease (increase) in other assets     (703,000)      230,000        71,000
  Increase in accrued expenses and
  other liabilities                        263,000        13,000       236,000
-------------------------------------------------------------------------------
Net cash provided by operating
  activities                             2,629,000     3,218,000     3,375,000
-------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of securities available for
    sale                               (55,162,000) (24,459,000)   (28,085,000)
  Proceeds from sales and maturities
  available for sale                    52,151,000    22,902,000    37,817,000
  Proceeds from maturities of
  securities to be held to maturity         65,000        60,000        60,000
  Net increase in loans                (12,191,000)   (9,401,000)  (26,331,000)
  Proceeds from sale of other real
  estate owned                                  --       158,000            --
  Purchase of life insurance policies   (3,000,000)           --            --
  Purchase of premises and equipment      (799,000)     (113,000)      (99,000)
-------------------------------------------------------------------------------
Net cash used in investing activities  (18,936,000)  (10,853,000)  (16,638,000)
-------------------------------------------------------------------------------













Page IV - 10
Consolidated Statements of Cash Flows, Concluded
FNB Bankshares and Subsidiary

-------------------------------------------------------------------------------
Years ended December 31,                      2003          2002          2001
-------------------------------------------------------------------------------

Cash flows from financing activities:
  Net increase in demand savings,
  and NOW deposit accounts              23,759,000     21,469,000    4,464,000
  Net increase (decrease) in
    other time deposits                   (135,000)     2,696,000    8,046,000
  Net decrease in short-term
  borrowings and securities sold
  under agreement to repurchase           (660,000)    (5,515,000)  (8,974,000)
  Proceeds from long-term borrowings     8,000,000      5,000,000    7,000,000
  Repayment of long-term debt           (8,355,000)   (14,367,000)  (1,846,000)
  Purchase of treasury stock              (881,000)       (12,000)    (388,000)
  Proceeds from sale of treasury stock     716,000         28,000        4,000
  Dividends paid                          (490,000)      (386,000)    (318,000)
-------------------------------------------------------------------------------
Net cash provided by
  financing activities                  21,954,000     8,913,000     7,988,000
-------------------------------------------------------------------------------
Net (decrease) increase in
  cash and cash equivalents              5,647,000     1,278,000    (5,275,000)
Cash and cash equivalents at
  beginning of year                      9,564,000     8,286,000    13,561,000
-------------------------------------------------------------------------------
Cash and cash equivalents at
  end of year                         $ 15,211,000  $  9,564,000  $  8,286,000
===============================================================================
Interest paid                         $  2,734,000  $  3,707,000  $  5,503,000
Income taxes paid                          858,000       463,000       632,000
Loans transferred to
    other real estate owned                     --       160,000            --
-------------------------------------------------------------------------------
The accompanying footnotes are an integral part of these consolidated financial statements




















Page IV - 11
Nature of Business

     The Company provides a full range of banking services to individual and business customers in Down East Maine. The Company is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

NOTE 1.     Summary of Significant Accounting Policies

     The accounting and reporting policies of FNB Bankshares and Subsidiary conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the significant policies.

Principles of Consolidation

     The consolidated financial statements include the accounts of FNB Bankshares (Company) and its wholly-owned subsidiary, First National Bank of Bar Harbor (Bank). All significant intercompany balances have been eliminated in consolidation.

     Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires a company to disclose certain income statement and balance sheet information by operating segment. Since the Company's operations include only its banking and financing activities, no additional disclosures are required by the Statement.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the carrying value of real estate owned, management obtains independent appraisals for significant properties.

Investment Securities

     The Company's accounting policies for investment securities are as follows:

Securities Available for Sale

     Securities available for sale consist of debt securities that the Company anticipates could be available for sale in response to changes in market interest rates, liquidity needs, changes in funding sources and other similar factors. These assets are specifically identified and are carried at fair value. Unrealized holding gains and losses for these assets are reported as a net amount in a separate component of stockholders' equity, net of deferred income taxes. When a decline in fair value is considered other than temporary, the loss is recognized in the consolidated statements of operations, resulting in the establishment of a new cost basis for the security.
Page IV - 12
     The components of unrealized holding gains and losses and related tax effects are as follows:

-------------------------------------------------------------------------------
                                              2003         2002          2001
-------------------------------------------------------------------------------
Unrealized holding gains(losses) on
available for sale securities            $ (24,000)     580,000      (237,000)
Reclassification adjustment for (gains)
losses realized in income                $   1,000       (2,000)           --
-------------------------------------------------------------------------------
Net unrealized gains (losses)            $ (23,000)     578,000      (237,000)
Tax effect                                   7,000     (196,000)       81,000
-------------------------------------------------------------------------------
Net-of-tax amount                        $ (16,000)     382,000      (156,000)
===============================================================================

     Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Securities to be Held to Maturity

     Securities to be held to maturity consist of debt securities that the Company has the positive intent and ability to hold until maturity. These securities are carried at amortized cost. When a decline in fair value is considered other than temporary, the loss is recognized in the consolidated statements of income, resulting in the establishment of a new cost basis for the security.

Other Investment Securities

     Other investment securities consist of Federal Home Loan Bank (FHLB) stock and Federal Reserve Bank stock. These securities are carried at cost.

Premiums and Discounts

     Premiums are amortized and discounts are accreted using methods approximating the interest method.

Loans Held for Sale

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans Receivable

     Loans receivable that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.




Page IV - 13
     Interest on loans is accrued and credited to income based on the principal amount outstanding. Loans 30 days or more past due are considered delinquent. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

     All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management is satisfied the loan is well secured and the accrued interest is collectible. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries. Loans deemed uncollectible are charged to the allowance. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Loan Servicing

     The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on loan type, investor type and interest rate. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value. Mortgage servicing rights are not material to the financial statements.






Page IV - 14
Foreclosed Real Estate

     Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is six months.


Income Taxes

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Premises and Equipment

     Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the estimated useful lives of the assets.

Stock Options

     The Company established a stock option plan in 2001. Under the plan, the Company may grant options to its employees, directors and others for up to 162,924 shares of common stock on a post-split basis. Both incentive stock options and non-qualified stock options may be granted under the plan. The exercise price of each option is determined by the Board of Directors, but shall in no instance be less than the fair market value on the date of grant. An option's maximum term is ten years.

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

-------------------------------------------------------------------------------
                                                   Year ended December 31
                                              2003          2002         2001
-------------------------------------------------------------------------------
Net income, as reported                 $2,019,000     1,477,000     1,290,000
Deduct, Total stock-based employee
compensation expense determined
under fair value based method of all
awards, net of related tax effects         (15,000)      (13,000)
(5,000)
-------------------------------------------------------------------------------
Pro forma net income                    $2,004,000     1,464,000      1,285,000
===============================================================================


Page IV - 15
     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 3%, risk-free interest rates of 5% in 2003 and 2002 and 6% in 2001, and expected lives of 2.5 years.

Off-Balance-Sheet Financial Instruments

     In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Earnings per Share.

     Basic earnings per share data are based on the weighted average number of common shares outstanding during each year. Diluted earnings per share gives effect to the stock options outstanding, determined by the treasury stock method. The Company declared a 3-for-1 split of outstanding common stock in March 2004, effected in the form of a dividend. Earnings and cash dividends per share and information regarding shares outstanding have been retroactively restated to reflect the stock split.

Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Investment securities. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of other investment securities approximate fair values.

Mortgage loans held for sale. Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for other loans receivable are estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.

Accrued interest. The carrying amounts of accrued interest approximate their fair values.

Life insurance contracts. The fair value of life insurance contracts is equal to their contractual cash surrender values.

Mortgage servicing rights. The fair value of mortgage servicing rights is based on market quotes for comparable instruments.








Page IV - 16
Deposit liabilities. The fair values disclosed for demand, savings and NOW deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit
(CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings. The carrying amounts of borrowings under repurchase agreements maturing within 90 days approximate their fair values.

Other borrowed funds. The fair values of other borrowed funds are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Off-balance-sheet instruments. The Company's off-balance-sheet instruments consist of loan commitments. Fair values for loan commitments have not been presented as the future revenue derived from such financial instruments is not significant.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year's presentation.

NOTE 2.    Cash and Due from Banks

     The Federal Reserve Board requires the Company to maintain a target reserve balance. The amount of this reserve balance as of December 31, 2003 was $100,000. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk with respect to these accounts.

NOTE 3.    Investment in Debt Securities

     Debt securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amounts of securities and their approximate fair values at December 31 were as follows:

-------------------------------------------------------------------------------
                                                   Gross      Gross Approximate
                                    Amortized Unrealized Unrealized        Fair
December 31, 2003                        Cost      Gains     Losses       Value
-------------------------------------------------------------------------------
Securities available for sale
U.S. Treasury and government
agency securities                 $12,517,000     15,000    12,000   12,520,000
Collateralized mortgage
obligations and other
mortgage-backed securities         13,080,000    141,000    47,000   13,174,000
Obligations of states and
political subdivisions              6,958,000    305,000    17,000    7,246,000
-------------------------------------------------------------------------------
                                  $32,555,000    461,000    76,000   32,940,000
===============================================================================


Page IV - 17
-------------------------------------------------------------------------------
                                                   Gross      Gross Approximate
                                    Amortized Unrealized Unrealized        Fair
December 31, 2002                        Cost      Gains     Losses       Value
-------------------------------------------------------------------------------
Securities available for sale
U.S. Treasury and government
agency securities                 $ 8,769,000     47,000        --    8,726,000
Collateralized mortgage
obligations and other
mortgage-backed securities         14,683,000    265,000    47,000   14,901,000
Obligations of states and
political subdivisions              6,383,000    148,000     4,000    6,527,000
-------------------------------------------------------------------------------
                                  $29,745,000    460,000    51,000   30,154,000
===============================================================================

-------------------------------------------------------------------------------
                                                   Gross      Gross Approximate
                                    Amortized Unrealized Unrealized        Fair
                                         Cost      Gains     Losses       Value
-------------------------------------------------------------------------------
Securities to be held to maturity

December 31, 2003
Obligations of states and
political subdivisions               $480,000      3,000        --      483,000
===============================================================================

December 31, 2002
Obligations of states and
political subdivisions                $545,000      3,000        --
548,000
===============================================================================

     The scheduled maturities of debt securities at December 31, 2003 were as follows:

-------------------------------------------------------------------------------
                                   Securities                 Securities
                             available for sale:        to be held to maturity:
                           Amortized          Fair     Amortized           Fair
                                Cost         Value          Cost          Value
-------------------------------------------------------------------------------
Due in 1 to 5 years        $1,501,000     1,501,000        90,000        91,000
Due in 5 to 10 years        9,536,000     9,539,000       390,000       392,000
Due in more than 10 years   8,438,000     8,726,000            --            --
Collateralized mortgage
obligations and other
mortgage-backed
securities                 13,080,000    13,174,000            --            --
-------------------------------------------------------------------------------
                          $32,555,000    32,940,000       480,000       483,000
===============================================================================

     Some securities have provisions whereby they may be called prior to their scheduled maturity dates.


Page IV - 18
     Unrealized losses relate to available for sale securities and are all considered to be temporary. Classification of securities with unrealized losses based on the length of time they have been in a continual loss position as of December 31, 2003 is as follows:

-------------------------------------------------------------------------------
                  Less Than 12 Months  12 Months or Longer                Total
                  -------------------  -------------------                -----
                      Fair Unrealized      Fair Unrealized      Fair Unrealized
                     Value     Losses     Value     Losses     Value     Losses
-------------------------------------------------------------------------------
U.S. Treasury
and government
agency
securities      $ 2,031,000   12,000         --       --    2,031,000    12,000
Collateralized
mortgage
obligations and
other mortgage-
backed
securities        4,898,000   29,000     882,000   18,000   5,780,000    47,000
Obligations of
states and
political
subdivisions        573,000   17,000         --       --      573,000    17,000
-------------------------------------------------------------------------------
                $ 7,502,000   58,000     882,000   18,000   8,384,000    76,000
===============================================================================

     Securities carried at approximately $20,255,000 and $22,773,000 at December 31, 2003 and 2002, respectively, were pledged to secure public funds, trust deposits and securities sold under agreements to repurchase, and for other purposes required or permitted by law.

NOTE 4.    Loans Receivable

     The components of loans in the consolidated statements of financial condition were as follows:

-------------------------------------------------------------------------------
                                                      2003                2002
-------------------------------------------------------------------------------
Commercial                                    $ 28,819,000          22,715,000
Real estate construction                         9,272,000           5,655,000
Commercial real estate                          75,531,000          66,557,000
Residential real estate                         39,578,000          46,437,000
Consumer loans                                   7,865,000           7,610,000
-------------------------------------------------------------------------------
Subtotal                                       161,065,000         148,974,000
Net deferred loan costs                             62,000              32,000
Allowance for loan losses                       (1,989,000)         (1,700,000)
-------------------------------------------------------------------------------

                                              $159,138,000         147,306,000
===============================================================================




Page IV - 19
     An analysis of the change in the allowance for loan losses follows:

-------------------------------------------------------------------------------
                                        2003             2002             2001
-------------------------------------------------------------------------------
Balance at beginning of year     $ 1,700,000        1,655,000        1,463,000
Loans charged off                   (107,000)        (945,000)        (452,000)
Recoveries on loans                   36,000          268,000           44,000
-------------------------------------------------------------------------------
Net loans charged off                (71,000)        (677,000)        (408,000)
Provision for loan losses            360,000          722,000          600,000
-------------------------------------------------------------------------------
Balance at end of year           $ 1,989,000        1,700,000        1,655,000
===============================================================================

     The following is a summary of information pertaining to impaired loans:

-------------------------------------------------------------------------------
                                       2003              2002              2001
-------------------------------------------------------------------------------
Impaired loans without
a valuation allowance             $ 705,000           704,000         3,054,000
Impaired loans with
a valuation allowance               142,000           431,000         1,675,000
-------------------------------------------------------------------------------
Total impaired loans              $ 847,000         1,135,000         4,729,000
===============================================================================
Valuation allowance related
to impaired loans                 $  29,000            60,000           686,000
===============================================================================
Average investment in
impaired loans                    $ 801,000         2,385,000         3,387,000
===============================================================================
Interest income recognized on
impaired loans                    $   7,000            31,000            95,000
===============================================================================
Interest income recognized
on a cash basis on impaired
loans                             $   2,000            14,000            61,000
===============================================================================

     No additional funds are committed to be advanced in connection with impaired loans.
















Page IV - 20
     At December 31, loans 90 days or more past due and still accruing, and loans on nonaccrual status, were as follows:

-------------------------------------------------------------------------------
                                        2003                      2002
-------------------------------------------------------------------------------
                             Past due 90               Past due 90
                            days or more              days or more
                               and still                 and still
                                accruing   Nonaccrual     accruing   Nonaccrual
-------------------------------------------------------------------------------
Real estate -
All other loans secured
by 1-4 family residential
properties                     $  38,000       215,000     39,000       134,000
Installment                           --            --         --         4,000
Student                          257,000            --    104,000            --
Commercial (time and
demand) and all other
loans                             29,000       490,000    238,000       566,000
-------------------------------------------------------------------------------
                               $ 324,000       705,000    381,000       704,000
===============================================================================

     The Company's lending activities are conducted primarily in northeastern coastal Maine. The Company grants single family and multi-family residential loans, commercial real estate loans, commercial loans, and a variety of consumer loans. In addition, the Company grants loans for the construction of residential homes, multi-family properties and commercial real estate properties. Most loans granted by the Company are either collateralized by real estate or guaranteed by federal and local governmental authorities. The ability and willingness of the single family residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers' geographical areas and real estate values. The ability and willingness of commercial real estate, commercial and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector of the borrowers' geographical areas and general economy.

     A substantial portion of the Company's loan portfolio is comprised of loans made to borrowers in tourist-related industries. Thus, the ultimate collectibility of these loans could be dependent on the state of the industry. Loans outstanding to borrowers in tourist-related industries amounted to approximately $24,437,000 and $23,992,000 at December 31, 2003 and 2002,
respectively.

NOTE 5.    Loan Servicing

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of mortgage loans serviced for others was $58,200,000, $35,250,000, and $24,724,000 at December 31, 2003, 2002 and 2001, respectively.

     Net gains on sales of loans were $413,000 for 2003, $157,000 for 2002, and $51,000 for 2001.




Page IV - 21
NOTE 6.    Premises and Equipment

     Components of properties and equipment included in the consolidated statements of financial condition at December 31, 2003 and 2002 were as follows:

-------------------------------------------------------------------------------
                                                         2003              2002
-------------------------------------------------------------------------------
Cost
Land                                              $   250,000           250,000
Bank premises                                       3,323,000         3,256,000
Construction in progress                              568,000            86,000
Furniture and equipment                             3,864,000         3,645,000
Leasehold improvements                                128,000           127,000
-------------------------------------------------------------------------------
Total cost                                          8,133,000         7,364,000
Less accumulated depreciation                       4,737,000         4,389,000
-------------------------------------------------------------------------------
                                                  $ 3,396,000         2,975,000
===============================================================================

     At December 31, 2003, the Bank had entered into a contract for construction of a branch in Blue Hill. Estimated costs to complete the project are $1,500,000. Certain Bank facilities and equipment are leased under various operating leases. Rental expense was $140,000 in 2003, $138,000 in 2002 and $135,000 in 2001.

     Future minimum rental commitments under non-cancelable leases are:

-------------------------------------------------------------------------------
2004                                                                   $133,000
2005                                                                    115,000
2006                                                                    118,000
2007                                                                    120,000
2008                                                                    117,000
Thereafter                                                              178,000
-------------------------------------------------------------------------------
                                                                      $ 781,000
===============================================================================

NOTE 7.    Deposits

     The aggregate amount of certificates of deposit, each with a minimum denomination of $100,000, was $13,737,000 and $15,066,000 in 2003 and 2002,
respectively. At December 31, 2003, the scheduled maturities of certificates of deposit (in thousands) are as follows:

-------------------------------------------------------------------------------
2004                                                               $ 31,405,000
2005                                                                  8,122,000
2006                                                                  3,836,000
2007                                                                  4,251,000
2008                                                                  1,694,000
-------------------------------------------------------------------------------
Total                                                              $ 49,308,000
===============================================================================


Page IV - 22
NOTE 8.    Borrowed Funds

     Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. All repurchase agreements are fully collateralized by government-backed securities. Other borrowed funds consist of Federal Home Loan Bank (FHLB) advances and treasury, tax and loan deposits. Treasury, tax and loan deposits, which total $50,000 at December 31, 2003 and $2,500,000 at December 31, 2002, generally are repaid upon notification by the U.S. Treasury.

     Information concerning securities sold under agreements to repurchase is summarized as follows.

-------------------------------------------------------------------------------
                                                   2003                    2002
-------------------------------------------------------------------------------
Average balance during the year             $ 9,392,000              12,362,000
Average interest rate during the year             1.20%                   1.76%
Maximum month-end balance during the year    14,057,000              16,304,000
-------------------------------------------------------------------------------

     At December 31, 2003 and 2002, the Bank had credit lines available of $5,000,000 and $2,000,000 from FHLB and Key Bank, respectively.

     The Company is required to own stock of the FHLB in order to borrow from the FHLB. FHLB advances are collateralized by a pledge of certain mortgage and other loans with a carrying value of $38,614,000 at December 31, 2003 and a lien on the Company's FHLB stock of $1,896,000 at December 31, 2003, which is included in other investment securities in the consolidated statement of financial condition.

     A summary of borrowings from the FHLB at December 31, 2003 and 2002 is as follows:

-------------------------------------------------------------------------------
                                          Interest Rate                  Amount
-------------------------------------------------------------------------------
December 31, 2003 Fixed advances           4.98% - 6.54%             $2,500,000
===============================================================================

December 31, 2002 Fixed advances           4.98% - 6.54%             $2,855,000
===============================================================================

Maturities are as follows:
-------------------------------------------------------------------------------
2005                                                                 $  500,000
2009                                                                  2,000,000
-------------------------------------------------------------------------------











Page IV - 23
NOTE 9.    Noninterest Expense

     Amounts included in other noninterest expense that individually exceed 1% of total interest and noninterest income are as follows:

-------------------------------------------------------------------------------
                                                   2003        2002        2001
-------------------------------------------------------------------------------
Credit card interchange and other expenses   $1,102,000     949,000     825,000
Item processing fees                            266,000     269,000     261,000
Publicity and advertising                       216,000     131,000     129,000
-------------------------------------------------------------------------------


NOTE 10.    Income Taxes

     The provision for income taxes consisted of the following for the years ended December 31:

-------------------------------------------------------------------------------
                                                  2003        2002        2001
-------------------------------------------------------------------------------
Current tax provision
Federal                                     $  688,000     360,000     630,000
State                                           40,000      31,000      29,000
-------------------------------------------------------------------------------
                                               728,000     391,000     659,000
Deferred federal                                    --     104,000    (143,000)
-------------------------------------------------------------------------------
                                            $  728,000     495,000     516,000
===============================================================================

     The actual tax expense differs from the expected tax expense (computed by applying the applicable U.S. Federal corporate income tax rate to income before income taxes) as follows:

-------------------------------------------------------------------------------
                                       2003              2002             2001
-------------------------------------------------------------------------------
Expected tax expense            $   934,000           671,000          614,000
Non-taxable income                 (231,000)         (223,000)        (136,000)
State income taxes, net              25,000            20,000           18,000
Other                                    --            27,000           20,000
-------------------------------------------------------------------------------
                                $   728,000           495,000          516,000
===============================================================================

     Management expects the Company will realize all deferred income tax benefits to offset the income tax liabilities arising from the reversal of taxable temporary differences and taxable income generated in future years. Accordingly, the Company has not established a valuation allowance for deferred income tax benefits.

     Deferred tax assets and liabilities included in other assets at December 31 consist of the following:




Page IV - 24
     Items that give rise to the deferred income tax assets and liabilities and the tax effect of each at December 31, 2003 and 2002 are as follows:

-------------------------------------------------------------------------------
                                                         2003             2002
-------------------------------------------------------------------------------
Allowance for loan losses                         $   571,000          456,000
Deferred loan fees                                    (51,000)         (51,000)
Post-retirement benefits                              387,000          379,000
Accelerated tax depreciation                         (183,000)        (191,000)
Unrealized gain on securities available for sale     (131,000)        (139,000)
Accrued interest on nonperforming loans                15,000           14,000
Other assets                                            4,000           13,000
Other liabilities                                    (203,000)         (79,000)
-------------------------------------------------------------------------------
Net deferred income tax asset                      $  409,000          402,000
===============================================================================

     These amounts are included in other assets on the balance sheets, except for the deferred tax liability on unrealized gains on securities available for sale which is included in other liabilities. The deferred income tax asset and liability at December 31, 2003 and 2002 are as follows:

-------------------------------------------------------------------------------
                                                         2003              2002
-------------------------------------------------------------------------------
Asset                                             $   977,000           862,000
===============================================================================
Liability                                         $   568,000           460,000
===============================================================================
     No valuation allowance is deemed necessary for the deferred tax asset.

NOTE 11.    Pension and Other Postretirement Benefits

     The Company has a defined contribution pension plan for its employees. Contributions under the Plan totaled $155,000 and $149,000 for 2003 and 2002, respectively. In addition to providing pension benefits, the Company provides certain life insurance and health insurance benefits on an unfunded basis for retired employees.

    Components of the net periodic benefit cost of this plan were as follows:

-------------------------------------------------------------------------------
                                               2003         2002          2001
-------------------------------------------------------------------------------
Service cost                               $  9,000        8,000        39,000
Interest cost                                90,000       85,000       103,000
Net amortization                             17,000       (6,000)       24,000
Special termination benefit                      --           --       179,000
-------------------------------------------------------------------------------
Net periodic benefit cost                  $116,000       87,000       345,000
===============================================================================
Other information regarding this plan is as follows:
Employer contribution                      $106,000       83,000        78,000
Weighted average assumptions
   as of December 31:
Discount rate                                 6.75%        7.25%         7.25%
-------------------------------------------------------------------------------

Page IV - 25
     The following tables set forth the accumulated post-retirement benefit obligation, funded status, and net periodic pension cost:

-------------------------------------------------------------------------------
At December 31,                                          2003             2002
-------------------------------------------------------------------------------
Change in benefit obligation
Benefit obligation at beginning of year:           $1,380,000        1,690,000
   Service cost                                         9,000            8,000
   Interest cost                                       90,000           85,000
   Benefits paid                                     (106,000)         (83,000)
   Actuarial loss                                      13,000          160,000
   Curtailment gain                                        --         (480,000)
-------------------------------------------------------------------------------
Accumulated benefit obligation, end of year        $1,386,000        1,380,000
Unrecognized net loss                               $(249,000)        (265,000)
-------------------------------------------------------------------------------
Accrued postretirement benefit cost                $1,137,000        1,115,000
===============================================================================

     The health care cost trend rate for the 2003 valuation decreased gradually from 7.5% for 2004 to 4.5% by the year 2013.

     A one-percentage-point change (increase and decrease) in assumed health care cost trend rates would have the following effects:
-------------------------------------------------------------------------------
                                                      Increase       Decrease
-------------------------------------------------------------------------------
Effect on total of service and interest cost
   components                                         $  7,000      $ (6,000)
Effect on postretirement benefit obligation            101,000       (88,000)
-------------------------------------------------------------------------------

      In 2002, the Plan was substantially curtailed. Eligibility was limited to participants who were retired as of July 1, 1996 and active employees age 50 and over in 1996.

       During 2002, the Company established an employee stock ownership plan for the benefit of substantially all employees. Contributions to the plan are at the discretion of the Board of Directors. The Company accrued $20,000 of expense in 2003 related to the plan. No expense related to the plan was recorded in 2002. Expense under the plan is measured based on the quoted market prices of shares committed to be contributed to the plan. Under the plan, the Company is obligated to repurchase shares allocated to employees at fair value. At December 31, 2003, 1,350 shares had been contributed to the Plan, and the fair value of the Company's shares was $18.33 per share on a post-split basis. No shares had been contributed to the plan at December 31, 2002.

      In December 2003, the President signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) into law. The Act includes the following two new features to Medicare (Medicare Part D) that could affect the measurement of the accumulated postretirement benefit obligation (APBO) and net periodic postretirement benefit cost for the Plan:

      A subsidy to plan sponsors that is based on 28% of an individual beneficiary's annual prescription drug costs between $250 and $5,000



Page IV - 26
      The opportunity for a retiree to obtain a prescription drug benefit under Medicare

      The effects of the Act on the APBO or net periodic postretirement benefit cost are not reflected in the financial statements or accompanying notes. Pending specific authoritative guidance on the accounting for the federal subsidy could require the Company to change previously reported information when the guidance is issued.

NOTE 12.    Related Parties

     The Company has granted loans to its officers and directors and related borrowers in the normal course of business. Such loans aggregated $5,557,000 and $4,862,000 at December 31, 2003 and 2002, respectively. Included in the 2003 total are loans amounting to $3,080,000 to two of the Company's officers, directors, and related entities which exceed 5% of total stockholders' equity. Included in the 2002 total are loans amounting to $2,059,000 to two of the Company's officers, directors and related entities which exceed 5% of total stockholders' equity. Deposits from officers and directors and related entities were $1,454,000 and $967,000 at December 31, 2003 and 2002, respectively.

     A summary of loans to directors and executive officers, which in the aggregate exceed $60,000, is as follows:

-----------------------------------------------------------------------
Balance at January 1, 2003                                  $3,895,000
New loans                                                    2,219,000
Repayments                                                  (1,947,000)
=======================================================================
Balance at December 31, 2003                                 4,167,000
=======================================================================

NOTE 13.    Financial Instruments

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial institution for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.








Page IV - 27
     The estimated fair values of financial instruments were as follows:

-------------------------------------------------------------------------------
                                December 31, 2003             December 31, 2002
                                Carrying    Estimated     Carrying   Estimated
                                  amount   fair value       amount   fair value
-------------------------------------------------------------------------------
Financial assets
Cash and cash equivalents   $ 15,211,000   15,211,000    9,564,000    9,564,000
Securities available
  for sale                    32,940,000   32,940,000   30,154,000   30,154,000
Securities to be
  held to maturity               480,000      483,000      545,000      548,000
Other investment securities    1,936,000    1,936,000    1,936,000    1,936,000
Loans held for sale            1,061,000    1,072,000    1,227,000    1,238,000
Loans receivable, net        159,138,000  158,241,000  147,306,000  146,806,000
Accrued interest receivable    1,252,000    1,252,000    1,196,000    1,196,000
Life insurance contracts       3,014,000    3,014,000           --           --
Mortgage servicing rights        454,000      614,000      238,000      275,000
-------------------------------------------------------------------------------
Financial liabilities
Deposits                  $(185,712,000)(186,566,000)(162,088,000)(162,980,000)
Securities sold under
agreements to repurchase    (14,057,000) (14,057,000) (12,267,000) (12,267,000)
Other borrowed funds         (2,550,000)  (3,027,000)  (5,355,000)  (5,878,000)
Accrued interest payable       (128,000)    (128,000)    (169,000)    (169,000)
-------------------------------------------------------------------------------

     A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk follows:

-------------------------------------------------------------------------------
                                                         2003             2002
-------------------------------------------------------------------------------
Commitments to extend credit                      $17,486,000       17,558,000
Unadvanced portions of construction loans          10,528,000        4,576,000
Unadvanced commitments on lines of credit           9,764,000       10,933,000
Standby letters of credit                           1,230,000        1,154,000
Overdraft protection accounts                       2,042,000        1,848,000
-------------------------------------------------------------------------------

     Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


Page IV - 28
NOTE 14.    Stock Compensation Plan

     The following table sets forth the status of the plan as of December 31, 2003, 2002 and 2001, and changes during the years then ended:

-------------------------------------------------------------------------------
                                                               Weighted Average
                                             Number of Shares    Exercise Price
-------------------------------------------------------------------------------
Balance at December 31, 2000                               --            $  --
     Granted during the year                           95,250             8.93
-------------------------------------------------------------------------------
Balance at December 31, 2001                           95,250             8.93
     Granted during the year                            3,750            10.25
     Exercised during the year                         (3,036)            8.93
-------------------------------------------------------------------------------
Balance at December 31, 2002                           95,964             8.98
     Granted during the year                           42,450            15.02
     Exercised during the year                         (5,256)            8.97
     Forfeited during the year                         (4,500)            8.93
-------------------------------------------------------------------------------
Balance at December 31, 2003                          128,658          $ 10.97
===============================================================================

     The number and weighted average exercise price of exercisable options was 40,272 and $8.95 at December 31, 2003, and 20,778 and $8.93 at December 31,
2002. There were no exercisable options at December 31, 2001.

     The following information applies to options outstanding at December 31, 2003:

-------------------------------------------------------------------------------
                                             Weighted Average            Number
                                     Number         Remaining         of shares
                                Outstanding  Contractual Life       Exercisable
-------------------------------------------------------------------------------
Options outstanding
$8.93                                82,647               7.5           39,522
$10.25                                3,561               8.8              750
$15.02                               42,450               9.8               --
-------------------------------------------------------------------------------
                                     128,658                            40,272
===============================================================================
















Page IV - 29
NOTE 15. Earnings Per Share

     The following tables provide detail for basic earnings per share and diluted earnings per share for the years ended December 31, 2003, 2002 and 2001:

-------------------------------------------------------------------------------
                                            Income        Shares      Per-Share
For the Year Ended December 31, 2003    (Numerator) (Denominator)        Amount
-------------------------------------------------------------------------------
Net income as reported                 $ 2,019,000
-------------------------------------------------------------------------------
Basic EPS: Income available
  to common shareholders               $ 2,019,000      1,050,145        $ 1.92
Effect of dilutive securities:
  incentive stock options                                 35,965
-------------------------------------------------------------------------------
Diluted EPS: Income available
  to common shareholders
  plus assumed conversions             $ 2,019,000      1,086,110        $ 1.86
===============================================================================

-------------------------------------------------------------------------------
                                            Income        Shares      Per-Share
For the Year Ended December 31, 2002    (Numerator) (Denominator)        Amount
-------------------------------------------------------------------------------
Net income as reported                 $ 1,477,000
-------------------------------------------------------------------------------
Basic EPS: Income available
  to common shareholders               $ 1,477,000      1,052,618        $ 1.40
Effect of dilutive securities:
  incentive stock options                                  22,762
-------------------------------------------------------------------------------
Diluted EPS: Income available
  to common shareholders
  plus assumed conversions             $ 1,477,000      1,075,380        $ 1.37
===============================================================================

-------------------------------------------------------------------------------
                                            Income        Shares      Per-Share
For the Year Ended December 31, 2001    (Numerator) (Denominator)        Amount
-------------------------------------------------------------------------------
Net income as reported                 $ 1,290,000
-------------------------------------------------------------------------------
Basic EPS: Income available
  to common shareholders               $ 1,290,000      1,067,127        $ 1.21
Effect of dilutive securities:
  incentive stock options                                 12,940
-------------------------------------------------------------------------------
Diluted EPS: Income available
  to common shareholders
  plus assumed conversions             $ 1,290,000      1,080,067        $ 1.19
===============================================================================

     All earnings per share calculations have been made using the weighted average number of shares outstanding for each year. All dilutive securities are incentive stock options granted to certain key members of Management. The dilutive number of shares has been calculated using the treasury method, assuming that all granted options were exercisable at each year end.
Page IV - 30
NOTE 16.    Regulatory Matters

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material adverse effect on the consolidated financial statements and the Bank's business. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes as of December 31, 2003 that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2003, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the table. No deduction was made from capital for interest-rate risk in 2003 or 2002. The Company's capital amounts and ratios do not differ materially from those of the Bank.

-------------------------------------------------------------------------------
                                                                 Minimum to be
                                                     Minimum  well-capitalized
                                                 for capital      under prompt
                                                    adequacy corrective action
                                    Actual          purposes        provisions
-------------------------------------------------------------------------------
As of December 31, 2003
Tier 2 capital to             $ 16,910,000        12,881,000        16,101,000
   risk-weighted assets               10.5%              8.0%             10.0%
Tier 1 capital to               14,896,000         6,440,000         9,661,000
   risk-weighted assets                9.3%              4.0%              6.0%
Tier 1 capital to               14,896,000         8,760,000        10,950,000
    average assets                     6.8%              4.0%              5.0%
-------------------------------------------------------------------------------
As of December 31, 2002
Tier 2 capital to             $ 15,376,000        11,370,000        14,213,000
   risk-weighted assets               10.8%              8.0%             10.0%
Tier 1 capital to               13,599,000         5,685,000         8,528,000
   risk-weighted assets                9.6%              4.0%              6.0%
Tier 1 capital to               13,599,000         8,032,000        10,040,000
    average assets                     6.8%              4.0%              5.0%
-------------------------------------------------------------------------------

Page IV - 31
NOTE 17.    Parent Company Financial Information

     The following is summarized statement of financial condition information for FNB Bankshares as of December 31, 2003 and 2002.

-------------------------------------------------------------------------------
December 31,                                             2003             2002
-------------------------------------------------------------------------------
Assets
Cash and cash equivalents                        $    128,000           81,000
Investment in First National Bank of Bar Harbor    15,195,000       13,894,000
-------------------------------------------------------------------------------
                                                 $ 15,323,000       13,975,000
===============================================================================
Stockholders' equity
Common stock                                     $    900,000          900,000
Additional paid-in capital                            357,000           55,000
Surplus                                               456,227          456,227
Retained earnings                                  14,513,773       12,984,773
Net unrealized gain on securities available
  for sale                                            254,000          270,000
Less treasury stock                                (1,158,000)        (691,000)
-------------------------------------------------------------------------------
                                                 $ 15,323,000       13,975,000
===============================================================================

     FNB Bankshares had no material income or cash flow activity during 2003, 2002 or 2001 other than the income from investment in First National Bank of Bar Harbor and the capital transactions described in the consolidated statements of changes in stockholders' equity.

     First National Bank of Bar Harbor paid dividends to FNB Bankshares amounting to $489,704 in 2003, $386,439 in 2002, and $318,239 in 2001.


NOTE 18. Subsequent Event

     On August 25, 2004, the Company entered into an agreement to merge into First National Lincoln Corporation (FNLC). Each share of the Company is expected to be converted into FNLC stock valued at $42.00. The merger is expected to be completed during the first quarter of 2005.


















Page IV - 32
INDEPENDENT ACCOUNTANTS' REVIEW REPORT


The Board of Directors and Shareholders
FNB Bankshares


     We have reviewed the accompanying interim consolidated financial information of FNB Bankshares and Subsidiary as of June 30, 2004 and 2003, and for the three-month and six-month periods then ended. These financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is to express an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.


Berry, Dunn, McNeil & Parker

Bangor, Maine
September 17, 2004



























Page IV - 33
FNB BANKSHARES AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Unaudited)


------------------------------------------------------------------------------
(000 OMITTED except per share data          June 30,     June 30, December 31,
and number of shares)                          2004         2003         2003
------------------------------------------------------------------------------
Assets
Cash and due from banks                   $  10,657    $   8,737    $   9,511
Overnight funds sold                              -        7,425        5,700
                                            -------      -------      -------
     Cash and cash equivalents               10,657       16,162       15,211
                                            -------      -------      -------

Investments:
  Available for sale at market value         29,829       24,199       34,876
  Held to maturity at cost
     (market values $480 at 6/30/04,
     $548 at 6/30/03 and
     $483 at 12/31/03)                          480          545          480
Loans held for sale
  (fair value approximates cost)                168          267        1,061
Loans                                       177,261      155,248      161,127
Less: allowance for loan losses               2,051        1,877        1,989
                                            -------      -------      -------
     Net loans                              175,210      153,371      159,138
                                            -------      -------      -------
Accrued interest receivable                   1,639        1,588        1,252
Premises and equipment at cost,
  net of accumulated depreciation             4,458        3,182        3,396

Other assets                                  5,080          842        4,220
                                            -------      -------      -------
        Total Assets                      $ 227,521    $ 200,156    $ 219,634
                                            =======      =======      =======























Page IV - 34
CONSOLIDATED BALANCE SHEETS, CONTINUED

-------------------------------------------------------------------------------
                                            June 30,     June 30,  December 31,
                                               2004         2003          2003
-------------------------------------------------------------------------------
Liabilities
Demand deposits                           $  30,827      $ 24,520    $  30,243
NOW deposits                                 37,644        36,055       43,608
Money market deposits                        20,101        17,075       18,388
Savings deposits                             46,392        42,026       44,165
Certificates of deposit                      39,858        39,428       39,171
Certificates $100,000 and over               10,971        10,150       10,137
                                            -------       -------      -------
     Total deposits                         185,793       169,254      185,712
                                            -------       -------      -------
Borrowed funds                               24,296        14,305       16,607
Other liabilities                             1,672         1,638        1,992
                                            -------       -------      -------
     Total Liabilities                      211,761       185,197      204,311
                                            -------       -------      -------

Shareholders' Equity
Common stock                                    837           900          900
Additional paid-in capital                        -            55          357
Surplus                                         456           456          456
Retained earnings                            14,583        13,779       14,514
Net unrealized gain (loss) on
  securities available for sale                (116)          455          254
Treasury stock                                    -          (686)      (1,158)
                                            -------       -------      -------
    Total Shareholders' Equity               15,760        14,959       15,323
                                            -------       -------      -------
       Total Liabilities
       & Shareholders' Equity             $ 227,521     $ 200,156    $ 219,634
                                            =======       =======      =======
-------------------------------------------------------------------------------
Number of shares authorized               6,000,000     6,000,000    6,000,000
Number of shares issued                   1,125,000     1,125,000    1,125,000
Number of shares outstanding              1,046,597     1,055,691    1,045,272
Book value per share                         $15.06        $14.17       $14.66
-------------------------------------------------------------------------------
Share and per share data have been adjusted to reflect the three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22, 2004.
-------------------------------------------------------------------------------

See Independent Accountants' Review Report. The accompanying notes are an integral part of these consolidated financial statements.










Page IV - 35
FNB BANKSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

------------------------------------------------------------------------------
(000 OMITTED except per share data           For the six months ended June 30,
and number of shares)                                       2004         2003
------------------------------------------------------------------------------
Interest and dividend income
     Interest and fees on loans                         $  4,679     $  4,776
     Interest on Federal Funds Sold                            2            3

     Interest and dividends on investments                   611          541
                                                        --------     --------
     Total interest and dividend income                    5,292        5,320
                                                        --------     --------
Interest expense
     Interest on deposits                                  1,092        1,210
     Interest on borrowed funds                              155          187
                                                        --------     --------
     Total interest expense                                1,247        1,397
                                                        --------     --------
Net interest income                                        4,045        3,923
Provision for loan losses                                    120          180
                                                        --------     --------
    Net interest income after provision for loan losses    3,925        3,743
                                                        --------     --------
Non-interest income:
     Fiduciary income                                        323          229
     Service charges on deposit accounts                     501          269
     Mortgage origination and servicing income               134          144
     Other operating income                                  819          791
                                                        --------     --------
     Total other operating income                          1,777        1,433
                                                        --------     --------
Non-interest expense:
     Salaries and employee benefits                        2,059        1,946
     Expenses of premises & fixed assets                     539          540
     Losses on sales of securities available for sale          -            1
     Other                                                 1,615        1,345
                                                        --------     --------
     Total other operating expenses                        4,213        3,832
                                                        --------     --------
Income before income taxes                                 1,489        1,344
Applicable income taxes                                      377          355
                                                        --------     --------
NET INCOME                                              $  1,112     $    989
                                                        ========     ========
-----------------------------------------------------------------------------
Earnings per common share
     Basic earnings per share                              $1.06        $0.94
     Diluted earnings per share                            $1.00        $0.91
Cash dividends declared per share                          $0.30        $0.18
Weighted average number of shares outstanding          1,046,029    1,055,691
Incremental shares                                        63,412       30,230
Share and per share data have been adjusted to reflect the three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22, 2004.
-----------------------------------------------------------------------------
See Independent Accountants' Review Report. The accompanying notes are an integral part of these consolidated financial statements.
FNB BANKSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

------------------------------------------------------------------------------
(000 OMITTED except per share data             For the quarters ended June 30,
and number of shares)                                       2004         2003
------------------------------------------------------------------------------
Interest and dividend income
     Interest and fees on loans                         $  2,392     $  2,420
     Interest on Federal Funds Sold                            1            2

     Interest and dividends on investments                   291          263
                                                        --------     --------
     Total interest and dividend income                    2,684        2,685
                                                        --------     --------
Interest expense
     Interest on deposits                                    553          588
     Interest on borrowed funds                               89           91
                                                        --------     --------
     Total interest expense                                  642          679
                                                        --------     --------
Net interest income                                        2,042        2,006
Provision for loan losses                                     60           90
                                                        --------     --------
    Net interest income after provision for loan losses    1,982        1,916
                                                        --------     --------
Non-interest income:
     Fiduciary income                                        170          126
     Service charges on deposit accounts                     205          138
     Mortgage origination and servicing income                68           70
     Other operating income                                  428          436
                                                        --------     --------
     Total other operating income                            871          770
                                                        --------     --------
Non-interest expense:
     Salaries and employee benefits                        1,016          947
     Expenses of premises & fixed assets                     261          255
     Other                                                   863          793
                                                        --------     --------
     Total other operating expenses                        2,140        1,995
                                                        --------     --------
Income before income taxes                                   713          691
Applicable income taxes                                      181          185
                                                        --------     --------
NET INCOME                                              $    532     $    506
                                                        ========     ========
-----------------------------------------------------------------------------
Earnings per common share
     Basic earnings per share                              $0.51        $0.48
     Diluted earnings per share                            $0.48        $0.47
Cash dividends declared per share                          $0.30        $0.14
Weighted average number of shares outstanding          1,046,355    1,055,691
Incremental shares                                        67,941       31,061
Share and per share data have been adjusted to reflect the three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22, 2004.
-----------------------------------------------------------------------------
See Independent Accountants' Review Report. The accompanying notes are an integral part of these consolidated financial statements.
Page IV - 37
FNB BANKSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)

----------------------------------------------------------------------------------------------
For the six months ended June 30, 2004
----------------------------------------------------------------------------------------------
(000 omitted except for share data)                        Net
                                                           unrealized
                                                           gain                       Total
                 Number of  Common   Additional            on securities              share-
                 common     stock &  paid-in   Retained    available      Treasury    holders'
                 shares     surplus  capital   earnings    for sale       stock       equity
----------------------------------------------------------------------------------------------
Balance at
 December 31,
 2003            1,045,272  $1,356      $357    $14,514       $254         $(1,158)    $15,323
                 ---------  ------      ----    -------      -----         -------     -------
Net income               -       -         -      1,112          -               -       1,112
Net unrealized
  gain (loss) on
  securities
  available for
  sale                   -       -         -          -       (370)              -        (370)
                 ---------  ------      ----    -------      -----         -------     -------
Comprehensive
  income                 -       -         -      1,112       (370)              -         742
Cash dividends
  declared               -       -         -       (314)         -               -        (314)

Treasury stock
  sales              1,325       -        (1)         -          -              11          10
Retirement of
  treasury
   stock                 -     (63)     (355)    (1,084)         -           1,147           -
                 ---------  ------      ----    -------      -----         -------     -------
Balance
  at June 30,
  2004           1,046,597  $1,293     $   -    $14,583      $(116)        $     -     $15,760
                 =========  ======      ====    =======      =====         =======     =======
----------------------------------------------------------------------------------------------

















Page IV - 38


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY, CONTINUED


---------------------------------------------------------------------------------------------
For the six months ended June 30, 2003
----------------------------------------------------------------------------------------------
(000 omitted except for share data)                        Net
                                                           unrealized
                                                           gain                       Total
                 Number of  Common   Additional            on securities              share-
                 common     stock &  paid-in   Retained    available      Treasury    holders'
                 shares     surplus  capital   earnings    for sale       stock       equity
----------------------------------------------------------------------------------------------
Balance at
 December 31,
 2002            1,055,166  $1,356       $55    $12,984       $270           $(691)    $13,975
                 ---------  ------      ----    -------      -----         -------     -------
Net income               -       -         -        989          -               -         989
Net unrealized
  gain on
  securities
  available for
  sale                   -       -         -          -        185               -         185
                 ---------  ------      ----    -------      -----         -------     -------
Comprehensive
  income                 -       -         -        989        185               -       1,174
Cash dividends
  declared               -       -         -       (194)         -               -        (194)

Treasury stock
  sales                525       -         -          -          -               5           5
                 ---------  ------      ----    -------      -----         -------     -------
Balance
  at June 30,
  2003           1,055,691  $1,356       $55    $13,779       $455           $(686)    $14,959
                 =========  ======      ====    =======      =====         =======     =======
----------------------------------------------------------------------------------------------

Share and per share data have been adjusted to reflect the three-for-one stock split, in the form of a 200% stock dividend, payable April 2, 2004, to shareholders of record on March 22, 2004.

See Independent Accountants' Review Report. The accompanying notes are an integral part of these consolidated financial statements.















Page IV - 39


FNB BANKSHARES AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

-------------------------------------------------------------------------------
                                            For the six months ended June 30,
(000 omitted)                                             2004            2003
-------------------------------------------------------------------------------
Cash flows from operating activities
  Net income                                           $ 1,112           $ 989
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation                                         191             193
      Provision for loan losses                            120             180
      Net change in loans held for sale                    893             960

      Net increase in other assets and accrued interest (1,048)           (818)
      Net increase in other liabilities                   (320)            (91)
      Net amortization of
        premiums on investments                            130              79
                                                        ------          ------
        Net cash provided by operating activities        1,078           1,492
                                                        ------          ------
Cash flows from investing activities
     Proceeds from maturities, payments and calls of
       securities available for sale                     6,328          14,624


     Purchases of securities available for sale         (1,973)         (6,532)

     Net increase in loans                             (16,192)         (6,245)
     Capital expenditures                               (1,253)           (399)
                                                        ------          ------
          Net cash (used) provided by
             investing activities                      (13,090)          1,448
                                                        ------          ------
Cash flows from financing activities
     Net increase/(decrease) in demand deposits,
         savings, money market and club accounts        (1,440)          7,031
     Net increase in
         certificates of deposit                         1,521             135

     Repayment on long-term borrowings                       -            (192)
     Net increase (decrease) in short-term borrowings    7,689          (3,125)
     Payment to repurchase common stock                      -              (2)
     Proceeds from sale of treasury stock                    2               5
     Dividends paid                                       (314)           (194)
                                                        ------          ------
          Net cash provided by financing activities      7,458           3,658
                                                        ------          ------










Page IV - 40
CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED

-------------------------------------------------------------------------------
                                            For the six months ended June 30,
                                                          2004          2003
-------------------------------------------------------------------------------

Net increase/(decrease) in cash and cash equivalents    (4,554)          6,598
Cash and cash equivalents at beginning of period        15,211           9,564
                                                        ------          ------
 Cash and cash equivalents at end of period            $10,657         $16,162
                                                        ======          ======
-------------------------------------------------------------------------------
Interest paid                                          $ 1,242         $ 1,431
Income taxes paid                                          320             435

-------------------------------------------------------------------------------
See Independent Accountants' Review Report. The accompanying notes are an integral part of these consolidated financial statements.








































Page IV - 41
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

     FNB Bankshares (the "Company") is a financial holding company that owns all of the common stock of The First National Bank of Bar Harbor (the
"Bank"). The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. All significant intercompany transactions and balances are eliminated in consolidation. The income reported for the 2004 period is not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report for the year ended December 31, 2003.

     Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires a company to disclose certain income statement and balance sheet information by operating segment. Since the Company's operations include only its banking and financing activities, no additional disclosures are required by the Statement.

NOTE 2 - COMMON STOCK

     On March 16, 2004, the Company's Board of Directors declared a three-for-one split of the Company's common stock payable in the form of a 200% stock dividend to shareholders of record on March 22, 2004, with a payment date of April 2, 2004. All share and per share data included in the consolidated financial statements and elsewhere in this report have been restated to reflect the stock split.
     A summary of the status of the Company's Stock Option Plan as of June 30, 2004, and changes during the six months then ended, is presented below.

-------------------------------------------------------------------------------
                                            Number of          Weighted Average
                                               Shares            Exercise Price
-------------------------------------------------------------------------------
Balance at December 31, 2003                  128,658                    $10.97
     Granted during the period                      0                         0
     Exercised during the period               (1,326)                     8.93
                                              -------                    ------
Balance at June 30, 2004                      127,332                    $10.99
                                              =======                    ======
-------------------------------------------------------------------------------











Page IV - 42
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

NOTE 3 - EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share for the six months ended June 30, 2004 and 2003:

-----------------------------------------------------------------------------
For the six months ended June 30, 2004
-----------------------------------------------------------------------------
                                        Income         Shares       Per-Share
                                    (Numerator)  (Denominator)         Amount
-----------------------------------------------------------------------------
Net income as reported            $ 1,112,000
                                    ---------
Basic EPS: Income available
 to common shareholders           $ 1,112,000       1,046,029         $ 1.06
Effect of dilutive securities:
 incentive stock options                               63,412
                                    ---------       ---------         ------
Diluted EPS: Income available
 to common shareholders plus
 assumed conversions              $ 1,112,000       1,109,441         $ 1.00
                                    =========       =========         ======
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
For the six months ended June 30, 2003
-----------------------------------------------------------------------------
                                        Income         Shares       Per-Share
                                    (Numerator)  (Denominator)         Amount
-----------------------------------------------------------------------------
Net income as reported              $ 989,000
                                      -------
Basic EPS: Income available
 to common shareholders             $ 989,000       1,055,691         $ 0.94
Effect of dilutive securities:
 incentive stock options                               30,230
                                      -------       ---------         ------
Diluted EPS: Income available
 to common shareholders plus
 assumed conversions                $ 989,000       1,085,921         $ 0.91
                                      =======       =========         ======
-----------------------------------------------------------------------------

     All earnings per share calculations have been made using the weighted average number of shares outstanding during the period. All of the dilutive securities are incentive stock options granted to certain key members of Management. The dilutive number of shares has been calculated using the treasury method, assuming that all granted options were exercisable at the end of each period.








Page IV - 43
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     The following table sets forth the computation of basic and diluted earnings per share for the three months ended June 30, 2004 and 2003:

-----------------------------------------------------------------------------
For the three months ended June 30, 2004
-----------------------------------------------------------------------------
                                        Income         Shares       Per-Share
                                    (Numerator)  (Denominator)         Amount
-----------------------------------------------------------------------------
Net income as reported              $ 532,000
                                      -------
Basic EPS: Income available
 to common shareholders             $ 532,000       1,046,355         $ 0.51
Effect of dilutive securities:
 incentive stock options                               67,941
                                      -------       ---------         ------
Diluted EPS: Income available
 to common shareholders plus
 assumed conversions                $ 532,000       1,114,296         $ 0.48
                                      =======       =========         ======
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
For the three months ended June 30, 2003
-----------------------------------------------------------------------------
                                        Income         Shares       Per-Share
                                    (Numerator)  (Denominator)         Amount
-----------------------------------------------------------------------------
Net income as reported              $ 506,000
                                      -------
Basic EPS: Income available
 to common shareholders             $ 506,000       1,055,691         $ 0.48
Effect of dilutive securities:
 incentive stock options                               31,061
                                      -------       ---------         ------
Diluted EPS: Income available
 to common shareholders plus
 assumed conversions                $ 506,000       1,086,752         $ 0.47
                                      =======       =========         ======
-----------------------------------------------------------------------------

     All earnings per share calculations have been made using the weighted average number of shares outstanding during the period. All of the dilutive securities are incentive stock options granted to certain key members of Management. The dilutive number of shares has been calculated using the treasury method, assuming that all granted options were exercisable at the end of each period.









Page IV - 44
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


NOTE 4 - TREASURY STOCK

     A revision to the Maine Business Corporation Act provides that stock reacquired by a corporation be classified as "authorized but unissued", which eliminates the concept of treasury stock.
     In order to recognize the effect of the revision, the Company retired its treasury stock as of June 30, 2004 in accordance with the new statute. The 78,403 shares so retired are available for reissuance as authorized, but unissued, shares.

NOTE 5 - POST RETIREMENT BENEFIT PLANS

     The Company provides certain life insurance and health insurance benefits on an unfunded basis for retired employees. In 2002, the Plan was substantially curtailed. Eligibility was limited to participants who were retired as of July 1, 1996 and active employees age 50 and over in 1996.

     In December 2003, the President signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) into law. The Act includes the following two new features to Medicare (Medicare Part D) that could affect the measurement of the accumulated postretirement benefit obligation (APBO) and net periodic postretirement benefit cost for the Plan: a subsidy to plan sponsors that is based on 28% of an individual beneficiary's annual prescription drug costs between $250 and $5,000 and the opportunity for a retiree to obtain a prescription drug benefit under Medicare. The effects of the Act on the APBO or net periodic postretirement benefit cost are not reflected in the financial statements or accompanying notes. Pending specific authoritative guidance on the accounting for the federal subsidy could require the Company to change previously reported information when the guidance is issued. The following tables set forth the net periodic pension cost:

     Components of the net periodic benefit cost of this plan were as follows:

-------------------------------------------------------------------------------
                                       For the six months  For the three months
                                          ended June 30,       ended June 30,
In thousands of dollars                    2004   2003          2004   2003
-------------------------------------------------------------------------------
Components of net periodic benefit cost
   Service cost                             $ 5    $ 5           $ 2    $ 2
   Interest cost                             42     45            21     23
   Net amortization                           8      8             4      4
                                            ---    ---           ---    ---
Net periodic benefit cost                   $55    $58           $27    $29
                                            ===    ===           ===    ===
-------------------------------------------------------------------------------

     A weighted average discount rate of 6.25% and 6.75% was used in 2004 and 2003, respectively, in determining both the accumulated benefit obligation and the net benefit cost. The measurement date for benefit obligations was as of year-end for both years presented. The estimated amount of related benefit expense in 2004 is $105,000.




Page IV - 45
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

     During 2002, the Company established an employee stock ownership plan for the benefit of substantially all employees. Contributions to the plan are at the discretion of the Board of Directors. The Company accrued $20,000 of expense in 2003 related to the plan. No expense related to the plan was recorded in 2002. Expense under the plan is measured based on the quoted market prices of shares committed to be contributed to the plan. Under the plan, the Company is obligated to repurchase shares allocated to employees at fair value. At December 31, 2003, 1,350 shares had been contributed to the Plan, and the fair value of the Company's shares was $18.33 per share on a post-split basis. No shares had been contributed to the plan at December 31, 2002 and no shares had been contributed to the plan during the first six months of 2004.


NOTE 6 - RECENT ACCOUNTING DEVELOPMENTS

     In May 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. 106-2. The FSP supersedes FSP No. 106-1, which was issued to address the accounting impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act). The Act includes a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.
     FSP No. 106-2 applies only to sponsors of single-employer plans for which
(1) the employer concludes that prescription drug benefits under the plan are actuarially equivalent to Medicare Part D and thus qualify for the subsidy, and
(2) the expected amount of the subsidy will offset or reduce the employer-sponsor's share of the plan's prescription drug coverage. The FSP provides accounting guidance and required disclosures. For public companies, the FSP is effective for the first interim or annual period beginning after June 15, 2004. Management has not determined the effect of FSP 106-2 on the Company's Consolidated Financial Statements.

NOTE 7. Subsequent Event

     On August 25, 2004, the Company entered into an agreement to merge into First National Lincoln Corporation (FNLC). Each share of the Company is expected to be converted into FNLC stock valued at $42.00. The merger is expected to be completed during the first quarter of 2005.



















Page IV - 46
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     Under Sections 857 et. seq. of the Maine Business Corporation Act, and except to the extent broader indemnification is authorized by a corporation's articles of incorporation, a corporation generally may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if the individual's conduct was in good faith and the individual reasonably believed (i) in the case of conduct in the individual's capacity as director, that the individual's conduct was in the best interests of the corporation (or participants in an employee benefit plan of the corporation with respect to service thereto); (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Unless ordered by a court to do so, however, a corporation may not indemnify one of its directors (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity. Under the Maine Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the Maine Business Corporation Act, a corporation generally may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation to the same extent as a director and, in the case of an officer who is not a director, to such further extent as may be provided the corporation's articles of incorporation, bylaws, a resolution of the corporation's Board of Directors or a contract, except no indemnification may be made to such a person for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled;
(ii) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law.














Page 132
     FNLC's bylaws provide that FNLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of FNLC, or is or was serving at the request of FNLC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided that no indemnification shall be provided for any person with respect to any matter as to which he or she shall have been finally adjudicated in any action, suit or proceeding not to have acted in the reasonable belief that his or her action was in the best interests of FNLC or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     FNLC's bylaws provide that FNLC shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon (1) authorization by the Board of Directors in the manner provided in the bylaws, and (2) receipt by FNLC of a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to be entitled to indemnification under the bylaws.

     In addition, FNLC carries a liability insurance policy for its directors and officers.



































Page 133
Item 21. Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)     List of Exhibits:

-------------------------------------------------------------------------------
Exhibit	            Exhibit	                                   Location
No.
-------------------------------------------------------------------------------
2.1   Agreement and Plan of Merger, dated as of August 25,                  (1)
      2004 between FNLC and FNB
2.2   Form of Shareholder Agreement, dated as of August 25,                 (1)
      2004 between FNLC and certain directors of FNB
3.1   Conformed Articles of Incorporation of FNLC                           (2)
3.2   Conformed Bylaws of FNLC                                              (2)
4.1   Specimen Common Stock certificate                        (filed herewith)
5     Opinion of Verrill Dana, LLP regarding legality of
      securities being registered                              (filed herewith)
8     Opinion of Verrill Dana, LLP regarding certain
      federal income tax consequences                          (filed herewith)
23.1  Consent of Verrill Dana, LLP                           (contained in the
                                                             opinions included
                                                           as Exhibits 5 and 8)
23.2  Consent of Berry, Dunn, McNeil & Parker, LLC,
      independent certified public accountants for FNLC        (filed herewith)
23.3  Consent of Berry, Dunn, McNeil & Parker, LLC,
      independent certified public accountants for FNB         (filed herewith)
24    Powers of Attorney                                      (included in the
                                                        signature page to this
                                                        Registration Statement)
99.1  Form of proxy for the FNLC special meeting               (filed herewith)
99.2  Form of proxy for the FNB special meeting                (filed herewith)
99.3  Solicitation materials to be provided to
      certain participants in FNB's ESOP                       (filed herewith)
99.4  Consent of Tony C. McKim                                 (filed herewith)
99.5  Consent of Mark N. Rosborough                            (filed herewith)
-------------------------------------------------------------------------------

(1) Exhibit is included in Annex I to the Prospectus/Proxy Statement included herein.
(2) Incorporated by reference to Current Report of Form 8-K filed by FNLC with the SEC on October 7, 2004.
(b)   Financial Statement Schedules.

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.










Page 134
Item 22. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.




Page 135
(d) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




















Page 136
                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on this 15th day of October 2004.



FIRST NATIONAL LINCOLN CORPORATION

/s/ Daniel R. Daigneault
________________________________________
By: Daniel R. Daigneault
    President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Daniel R. Daigneault and F. Stephen Ward, and each of them severally, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Malcolm E. Blanchard
_________________________________                       Date: October 15, 2004
Malcolm E. Blanchard
Director

/s/ Katherine M. Boyd
_________________________________                       Date: October 15, 2004
Katherine M. Boyd
Director

/s/ Daniel R. Daigneault
_________________________________                       Date: October 15, 2004
Daniel R. Daigneault
Director, President & Chief Executive Officer
(principal executive officer)

/s/ Dana L. Dow
_________________________________                       Date: October 15, 2004
Dana L. Dow
Director

/s/ Robert B. Gregory
_________________________________                       Date: October 15, 2004
Robert B. Gregory
Director





Page 136


/s/ Randy A. Nelson
_________________________________                       Date: October 15, 2004
Randy A. Nelson
Director

/s/ Carl S. Poole, Jr.

_________________________________                    Date: October 15, 2004
Carl S. Poole, Jr.
Director

/s/ Stuart G. Smith
_________________________________                    Date: October 15, 2004
Stuart G. Smith
Director

/s/ David B. Soule, Jr.
_________________________________                    Date: October 15, 2004
David B. Soule, Jr.
Director

/s/ Bruce B. Tindal
_________________________________                    Date: October 15, 2004
Bruce B. Tindal
Director

/s/ F. Stephen Ward
_________________________________                    Date: October 15, 2004
F. Stephen Ward
Treasurer & Chief Financial Officer
(principal financial and accounting officer)


























Page 138
Exhibit Index

-------------------------------------------------------------------------------
Exhibit Exhibit                                                      Location
No.
-------------------------------------------------------------------------------
2.1     Agreement and Plan of Merger, dated as of August 25, 2004          (1)
        between FNLC and FNB
2.2     Form of Shareholder Agreement, dated as of August 25, 2004         (1)
        between FNLC and certain directors of FNB
3.1     Conformed Articles of Incorporation of FNLC                        (2)
3.2     Conformed Bylaws of FNLC                                           (2)
4.1     Specimen Common Stock certificate                                  (3)
5       Opinion of Verrill Dana, LLP regarding legality of                 (3)
        securities being registered
8       Opinion of Verrill Dana, LLP regarding certain                     (3)
        federal income tax consequences
23.1    Consent of Verrill Dana, LLP                                       (4)
23.2    Consent of Berry, Dunn, McNeil & Parker, LLC,                      (3)
        independent certified public accountants for FNLC
23.3    Consent of Berry, Dunn, McNeil & Parker, LLC,                      (3)
        independent certified public accountants for FNB
24      Powers of Attorney                                                 (5)
99.1    Form of proxy for the FNLC special meeting                         (3)
99.2    Form of proxy for the FNB special meeting                          (3)
99.3    Solicitation materials to be provided to certain                   (3)
        participants in FNB's ESOP
99.4    Consent of Tony C. McKim                                           (3)
99.5    Consent of Mark N. Rosborough                                      (3)
-------------------------------------------------------------------------------

(1) Included in Annex I to the Prospectus/Proxy statement and incorporated herein by reference

(2) Incorporated by reference to Current Report on Form 8-K filed by FNLC with the SEC on October 7, 2004.

(3)  Filed herewith.

(4)  Contained in the opinions included as Exhibits 5 and 8.

(5)  Included in the signature page to this Registration Statement.

















Page 139




FNLC DRAFT Revision 10 October 14, 2004